UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Hampton Roads Bankshares, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

i

HAMPTON ROADS BANKSHARES, INC.

999 Waterside Dr., Suite 200

Norfolk, Virginia 23510

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be Held December 10, 2009

To Our Shareholders:

NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of Hampton Roads Bankshares, Inc. (the “Company”) will be held at the offices of Williams Mullen, P.C., Dominion Tower, 999 Waterside Drive, Suite 1700, Norfolk, VA 23510 on December 10, 2009, at 10:00 am (the “Special Meeting”). The meeting is limited to the following special purposes:

1. To grant shareholder approval, in accordance with NASDAQ rules, to potential transactions that would allow holders of our Series A preferred stock and Series B preferred stock to exchange their shares for newly issued shares of our common stock; and

2. To consider an increase in the Company’s authorized common stock from 70,000,000 to 100,000,000 shares.

Shareholders of record at the close of business on October 30, 2009, will be entitled to notice of and to vote at the Special Meeting and any adjournments thereof.

The Board of Directors recommends that you vote “FOR” each of the proposals described above.

By Order of the Board of Directors,

/s/ Tiffany K. Glenn
Tiffany K. Glenn
Secretary of the Board

November 12, 2009

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE PROMPTLY OR, YOU MAY VOTE YOUR SHARES ONLINE AT HTTPS://WWW.PROXYVOTENOW.COM/HMPR OR BY CALLING 1-866-855-9702. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY OR VOTED ONLINE OR BY TELEPHONE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON DECEMBER 10, 2009: This Proxy Statement, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and Quarterly Reports for the fiscal quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 are available at http://www.bankofhamptonroads.com/pages/ir_stockholder_info.html.

ii

HAMPTON ROADS BANKSHARES, INC.

999 Waterside Dr., Suite 200

Norfolk, Virginia 23510

PROXY STATEMENT

This Proxy Statement is being furnished to the shareholders of Hampton Roads Bankshares, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors on behalf of the Company for use at a special meeting of Shareholders to be held on December 10, 2009 (the “Special Meeting”), at the time and place set forth in the accompanying Notice of a Special Meeting and at any adjournment thereof. This Proxy Statement and the enclosed proxy card are being mailed to the shareholders of the Company on or about November 13, 2009.

The holders of Company common stock, par value $0.625 per share (“Common Stock”), as of the close of business on October 30, 2009 will be entitled to be present and to vote at the meeting. Each share of our Common Stock is entitled to one vote on each matter to be voted at the meeting. There are no other classes of our stock entitled to vote at the meeting. On October 30, 2009, there were 21,868,924 shares of our Common Stock outstanding and entitled to vote. The Board of Directors requests that you execute and return the proxy promptly, whether or not you plan to attend the meeting. Instead of returning signed proxy cards, shareholders of record may vote their shares over the Internet, or by calling a specially designated telephone number. These Internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to give their voting instructions and confirm that shareholders’ instructions have been recorded properly. Specific instructions for shareholders of record that wish to use the Internet or telephone voting procedures are included on the proxy card, and this Proxy Statement and the proxy card are available at https://www.proxyvotenow.com/hmpr. Shareholders who vote via the Internet or by telephone do not need to mail their proxy cards. Any vote by proxy, Internet or telephone may be revoked by the person giving it at any time before the meeting by giving written notice of such revocation to the Corporate Secretary, by executing another proxy or using the Internet or telephone voting procedures as of a date subsequent to the prior proxy or Internet or telephone vote, or, if you are a shareholder of record or have a legal proxy from a shareholder of record, by voting in person at the Special Meeting.

The shares represented by properly executed proxies (including those properly voted by telephone or Internet) will be voted in accordance with the instructions provided therein and where no instructions are given, will be voted in favor of each of the proposals described in this proxy statement. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Special Meeting. “Broker non-votes” result when shareholders hold their shares in street name and do not provide voting instructions to their broker or other nominee. Those shares will not be voted on any proposal on which the broker or other nominee does not have discretionary authority to vote under applicable rules.

We will bear the cost of soliciting proxies, which will be solicited primarily by mail. We have retained Georgeson, Inc., specialist in proxy solicitation, to solicit proxies from brokers, bank nominees, and other institutional holders of our Common Stock at an anticipated cost of $10,000 plus certain out-of-pocket expenses. Proxies may also be solicited by our directors and employees personally, and by telephone, facsimile, or other means. No additional compensation will be paid to these individuals for proxy solicitation nor is it expected to result in more than a minimal cost to us. We may make arrangements directly with banks, brokerage houses, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of our Common Stock held of record by them and to obtain authorization for the execution of proxies. We expect to reimburse these institutional holders for their reasonable expenses in connection with these activities.

The Company’s accountants are not expected to attend the Special Meeting.

The persons named in the proxy to represent shareholders who are present by proxy at the meeting are John A.B. Davies, Jr., President and Chief Executive Officer and Emil A. Viola, Chairman of the Board of Directors.

The Company and its subsidiaries

On June 1, 2008, pursuant to the terms of the Agreement and Plan of Merger, dated as of January 8, 2008, by and between the Company and Shore Financial Corporation, the Company acquired all of the outstanding shares of Shore Financial Corporation (“Shore”) by merger. Shore Bank and its subsidiary, Shore Investments Inc., formerly wholly-owned subsidiaries of Shore, became wholly-owned subsidiaries of the Company.

On December 31, 2008, pursuant to the terms of the Agreement and Plan of Merger, dated as of September 23, 2008, by and between the Company and Gateway Financial Holdings, Inc. (“Gateway”), the Company acquired all of the outstanding shares of Gateway by merger. Gateway Bank & Trust Co. (“Gateway Bank”) and its subsidiaries, Gateway Insurance Services, Inc., Gateway Investment Services, Inc., Gateway Bank Mortgage, Inc. and Gateway Title Agency, Inc., formerly wholly-owned subsidiaries of Gateway, became wholly-owned subsidiaries of the Company.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

AND THIS PROXY STATEMENT

When is the Special Meeting?

Thursday, December 10, 2009 at 10:00 a.m., Eastern Time.

Where will the Special Meeting be held?

The offices of Williams Mullen, P.C., Dominion Tower, 999 Waterside Drive, Suite 1700, Norfolk, VA 23510.

What items will be voted upon at the Special Meeting?

You are voting on only the following two proposals and no other matters:

•

a proposal (“Preferred Exchange Proposal”) to grant shareholder approval, if required under NASDAQ rules, to allow holders of our Series A and Series B preferred stock to exchange their shares for newly issued shares of our Common Stock; and

•

a proposal (“Share Increase Proposal”) to amend the Company’s Amended and Restated Articles of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 70,000,000 to 100,000,000.

How do I vote by proxy?

We offer three alternative methods of voting your proxy:

•	TELEPHONE VOTING: Available until 5:00 p.m. Eastern Daylight Time on December 9, 2009.

•	On a touch-tone telephone, call TOLL FREE 1-866-855-9702, 24 hours a day, 7 days a week;

2

•	In order to vote via telephone, have the voting form in hand, call the number above and follow the instructions; and

•	Your vote will be confirmed and cast as you directed.

•	INTERNET VOTING: Available until 5:00 p.m. Eastern Daylight Time on December 9, 2009.

•	Visit the Internet voting website at https://www.proxyvotenow.com/hmpr;

•	In order to vote online, have the voting form in hand, go to the website listed above and follow the instructions;

•	Your vote will be confirmed and cast as you directed; and

•	You will only incur your usual Internet charges.

•	VOTING BY MAIL: Using the attached proxy card and postage-paid envelope.

•	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope; and

•	If you are voting by telephone or through the Internet, please do not return your proxy card.

If you sign, date and return your proxy card before the Special Meeting, your shares will be voted as you direct. You may vote “for” or “against” or you may abstain from voting on each proposal identified herein. If you return your signed proxy card but do not specify how you want to vote your shares, your shares will be voted “FOR” each action to be voted on at the Special Meeting.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost-effective and convenient methods of voting, 24 hours a day, 7 days a week.

How many votes are required?

The Preferred Exchange Proposal (and actions other than the Share Increase Proposal) will be approved if the votes cast (in person or by proxy by the shares of Common Stock entitled to vote at the meeting) favoring the action exceed the votes cast (in person or by proxy by the shares of Common Stock entitled to vote at the meeting) opposing the action. Accordingly, abstentions and broker non-votes will have no effect on this outcome.

The affirmative vote of a majority of the holders of outstanding shares of Common Stock is required to approve the Share Increase Proposal. As a result, abstentions, broker non-votes or the failure to submit a proxy or vote in person at the Special Meeting will have the same effect as a vote against the Share Increase Proposal.

What constitutes a “quorum” for the Special Meeting?

We require the presence, whether in person or through the prior submission of a proxy, of the holders of Common Stock representing a majority of the shares outstanding and entitled to vote on the record date. A quorum is necessary to conduct business at the Special Meeting. Because there were 21,868,924 shares of Common Stock issued and outstanding as of October 30, 2009, at least 10,934,463 shares must be present or represented by proxy for a quorum to exist.

3

Why does the Company need to hold this vote?

Preferred Exchange Proposal

Like many financial institutions across the United States, we have been affected by deteriorating economic conditions. The recession has prompted us to pursue initiatives for increasing capital and strengthening our balance sheet. Among the initiatives being pursued are to give the holders of our Series A Preferred and Series B Preferred the right to exchange their preferred shares for our common stock (together, the “Exchange Offers”). Exchanging Series A and Series B preferred stock for Common Stock would have the effect of increasing the Company’s tangible common equity and strengthening our balance sheet.

Depending on the numbers of preferred holders who elect to exchange their shares and the market price of our Common Stock, the shares of Common Stock needed for this initiative may equal or exceed 20% of our currently outstanding shares of Common Stock. Because this 20% threshold may be satisfied and the market value of our shares of Common Stock could be less than the book value of such shares at the time of the Exchange Offers, NASDAQ rules require us to seek shareholder approval. More details concerning the potential Exchange Offers can be found “Proposal 1: To Approve the Issuance of Common Stock in Exchange Offer Transactions — Reason for Seeking Shareholder Approval” on page 6.

Share Increase Proposal

The Share Increase Proposal would provide the Company with enough shares to conduct the Exchange Offers while pursuing its other initiatives to strengthen its capital position. As of the date of this Proxy Statement, our Articles of Incorporation authorize the issuance of 70,000,000 shares of Common Stock and 1,000,000 shares of preferred stock. As of October 30, 2009, there were 21,868,924 outstanding shares of Common Stock, 23,266 outstanding shares of Series A Preferred, 37,550 outstanding shares of Series B Preferred and 80,347 outstanding shares of Fixed Rate Cumulative Series C preferred stock (which was held by the U.S. Department of Treasury) (“Series C Preferred”). Also, as of that date 5,484,681 shares of Common Stock were reserved for issuance consisting of the following: 1,522,631 shares issuable upon exercise of options that were granted under our stock option plans with a weighted-average exercise price of $12.82, 836,535 shares registered for issuance under our employee benefit plans, 1,799,657 shares reserved for issuance under our Dividend Reinvestment and Optional Cash Purchase Plan and 1,325,858 shares issuable upon the exercise of a warrant held by the U.S. Department of the Treasury.

Various other initiatives to increase our capital and strengthen our balance sheet are also being considered, as described under “Proposal 2: Amendment of the Company’s Articles to Authorize the Issuance of Up to 100,000,000 Shares of Common Stock — Why We Are Seeking Shareholder Approval” on page 17. If pursued, a number of these initiatives could also involve the issuance of Common Stock or securities convertible into Common Stock.

Who can vote?

You are entitled to vote your Common Stock if our records show that you held your shares as of the close of business on October 30, 2009, the record date for the Special Meeting. On that date, we had 70,000,000 authorized shares of Common Stock, of which there were 21,868,924 shares outstanding and entitled to vote. The Common Stock is our only class of outstanding voting securities for purposes of the Special Meeting.

4

How many votes do I have?

Each shareholder is entitled to one vote for each share of Common Stock held on October 30, 2009.

Who pays for the solicitation of proxies?

This Proxy Statement is being furnished in connection with the solicitation of proxies by our Board of Directors. We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to being solicited through the mails, proxies may be solicited personally or by telephone, facsimile or email by our officers, directors or employees who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons. Such brokerage houses and other custodians, nominees and fiduciaries will be reimbursed for their reasonable expenses incurred in such connection. We have engaged Georgeson, Inc. to aid in the solicitation of proxies of registered shareholders for the Special Meeting. The fees and expenses related to Georgeson’s engagement are estimated to be around $10,000, plus expenses.

Are there any dissenters’ rights or appraisal rights?

Pursuant to the Virginia Stock Corporation Act, the shareholders are not entitled to dissenters’ rights with respect to any of the proposals.

What is the voting recommendation of the board?

The Board of Directors recommends a vote “FOR” the Preferred Exchange Proposal and the Share Increase Proposal.

Where can I find the voting results?

We will publish the voting results in our Annual on Report on Form 10-K for the fiscal year ended December 31, 2009. You will be able to find such Form 10-K at the Investor Relations section of our website at http://www.bankofhamptonroads.com/pages/ir_stockholder_info.html.

Whom should I contact if I have any questions?

If you have any questions before you vote, please contact John A.B. Davies, Jr., President and Chief Executive Officer, 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510 at (757) 217-1000.

5

PROPOSAL 1: TO APPROVE THE ISSUANCE OF COMMON STOCK IN EXCHANGE

OFFER TRANSACTIONS IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635

The following description of the terms of the potential Exchange Offers and the reasons for contemplating the Exchange Offers are included for informational purposes to our common shareholders in connection with this proxy solicitation and do not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company.

Reason For Seeking Shareholder Approval

The Company is considering granting the right to its Series A and Series B preferred stockholders to exchange their shares for newly issued shares of the Company’s Common Stock. As contemplated, these Exchange Offers would be made at a fixed discount to the face value of the Series A and Series B preferred stock, while the value of the Common Stock would be determined from its market trading value. Depending on that market value of our Common Stock at the time of the exchange and the number of preferred stockholders who elect to participate, the number of shares of Common Stock issued in the Exchange Offers could exceed twenty percent of our currently outstanding common shares and their exchange value of our Common Stock could be less than book value per share. Under such circumstances, NASDAQ Marketplace Rule 5635 requires us to seek shareholder approval for the transactions. If the Exchange Offers described below are approved by the shareholders, the Company may undertake the Exchange Offers within 90 days without further shareholder approval.

The Proposed Exchange Offers

Each share of Series A and Series B Preferred Stock has a face value and liquidation preference of $1,000 per share (“Liquidation Value”). If the Company proceeds with the Exchange Offers, it will issue a certain number of shares of Common Stock having a value of $600 for each share of Series A Preferred, and $800 for each share of Series B Preferred, that may be tendered for exchange. This discount to face value was determined by a valuation approved by the Board of Directors. The Series A preferred stock was discounted more heavily than the Series B Preferred stock because it has a lower dividend rate. The number of shares of Common Stock issued for each preferred share is known as the “Exchange Ratio.” These valuations equal 60% and 80%, respectively, of each share’s Liquidation Value.

The maximum number of shares of Common Stock that would be approved for issuance in both potential Exchange Offers is 50,000,000 shares (the “Maximum Amount”). The dollar value per share of Common Stock used in determining the Exchange Ratio will be the volume-weighted average price of one share of Common Stock for the five days ending on the second business day prior to the expiration of each of the Exchange Offers (the “VWAP”).

As of October 30, 2009, there were 21,868,924 outstanding shares of Common Stock, and the following shares of Common Stock were reserved for issuance: 1,522,631 shares issuable upon exercise of options that were granted under our stock option plans with a weighted-average exercise price of $12.82, 836,535 shares registered for issuance under our employee benefit plans, 1,799,657 shares reserved for issuance under our Dividend Reinvestment and Optional Cash Purchase Plan and 1,325,858 shares issuable upon the exercise of a warrant held by the U.S. Department of the Treasury.

Set forth below is a table showing the approximate aggregate amount of Common Stock that may be issued in the Exchange Offers assuming the tender of all outstanding shares of Series A and Series B Preferred Stock. The table presents a range of hypothetical VWAP values for the Common Stock and the corresponding Exchange Ratios. Also shown are the Exchange Ratios based on the closing market price of the Company’s Common Stock on November 6, 2009. This table is for illustrative purposes only and the actual VWAP value may differ, resulting in other Exchange Ratios.

6

Hypothetical 5-day Volume-Weighted Average Price (“VWAP”)	Type of Preferred Security	Aggregate Preferred Shares Outstanding	Liquidation Value	Exchange Factor	Shares of Common Offered Per Preferred Share (“Exchange Ratio”)	Common Shares to be Issued	Aggregate Number of Common Shares Issued

1.00	Series A	23,266	$1,000	60%	600	13,959,600
	Series B	37,550	$1,000	80%	800	30,040,000	43,999,600

1.50	Series A	23,266	$1,000	60%	400	9,306,400
	Series B	37,550	$1,000	80%	533.33	20,026,542	29,332,942

2.00	Series A	23,266	$1,000	60%	300	6,979,800
	Series B	37,550	$1,000	80%	400	15,020,000	21,999,800

2.50	Series A	23,266	$1,000	60%	240	5,583,840
	Series B	37,550	$1,000	80%	320	12,016,000	17,599,840

2.52*	Series A	23,266	$1,000	60%	238	5,539,524
	Series B	37,550	$1,000	80%	317	11,920,635	17,460,159

3.00	Series A	23,266	$1,000	60%	200	4,653,200
	Series B	37,550	$1,000	80%	266.66	10,013,083	14,666,283

*	Based on the current market price as of November 6, 2009.

NASDAQ Marketplace Rule 5635(d) requires stockholder approval of the issuance or potential issuance of common stock equal to 20% or more of the common stock outstanding before the issuance, when the common stock is issued for less than the greater of book or market value of such stock. Because of the uncertainty in the amount of Preferred Stock to be tendered for exchange, the current market value of the Common Stock in comparison to its book value per share and the number of shares of Common Stock to be exchanged, the exchange of securities in the Exchange Offers may result in the issuance of 20% or more of the outstanding Common Stock of the Company or 20% or more of the voting power of the Company’s outstanding Common Stock in exchange for Preferred Stock having a value that is less than the greater of the book value or market value of the shares. Therefore, to comply with NASDAQ Marketplace Rule 5635(d), the Company is seeking shareholder approval for issuance of shares of Common Stock in the Exchange Offers so that the Company will have the flexibility to enter into and close such transactions on a timely basis. The Company has the right, subject to applicable law, to modify the terms of the Exchange Offers at any time prior to the expiration date and may modify such terms if deemed to be in the Company’s best interests.

In addition, under Marketplace Rule 5635(b), companies are required to obtain stockholder approval prior to the issuance of securities when the issuance or potential issuance would result in a “change of control” as defined by NASDAQ. NASDAQ generally characterizes a transaction whereby an investor or group of investors acquires, or obtains the right to acquire, 20% of more of the voting power of an issuer on a post-transaction basis as a “change of control” for purposes of Rule 5635(b). Although we do not believe that the issuance of Common Stock in the Exchange Offers would result in a change of control, in the event that it does, shareholder approval of this proposal will also constitute approval of any change in control or potential change in control for purposes of NASDAQ Marketplace Rule 5635(b) and no additional approval will be solicited.

Generally, under published NASDAQ interpretative guidance, blanket authorizations by the shareholders for purposes of NASDAQ Marketplace Rule 5635 will be effective only if limited to transactions which are completed within three months of the approval. The three month requirement only applies to the initial issuance of the shares of Common Stock or other securities exercisable for or convertible into Common Stock. NASDAQ interpretative guidance also requires us to include a maximum potential discount in shareholder proposals such as this one. As described above, the Exchange Ratio, offering price range contemplated was determined, and any modified price, if any,

7

subject to the maximum discount, would be determined, by a committee of the Board of Directors and would likely depend upon discussions with holders of Preferred Stock and prevailing market conditions. However, for purposes of shareholder approval for the Preferred Exchange Proposals, the Board has set the Maximum Amount for common stock issuances in the Exchange Offers at 50,000,000 shares.

As of the date of this Proxy Statement, except as otherwise disclosed herein, the Company does not have any commitments, which alone or when aggregated with subsequent transactions, would contemplate or require the Company to issue shares of its Common Stock or other securities exercisable for or convertible into Common Stock in excess of 20% of its outstanding Common Stock or voting power and at a price that would be less than the book or market value of the Company’s Common Stock as of such date or that would result in a change in control of the Company. If any material plans, arrangements or contracts regarding securities issuances subject to this proposal arise after the date of this Proxy Statement and prior to the actual vote on this proposal, the Company will notify its shareholders and make revised proxy solicitation materials publicly available in accordance with SEC rules. These materials will include a new proxy card, if necessary.

Principal Effects on Outstanding Common Shares

The issuance of common shares in the Exchange Offers will have no effect on the current rights of shareholders of the Company’s common shares under Virginia law, including without limitation, voting rights, rights to dividend payments and rights upon liquidation. Holders of our Common Stock are not entitled to preemptive rights with respect to any share that may be issued in Exchange Offers.

Reasons for the Exchange Offers

As part of its exploration of a number of strategic alternatives, the Company is contemplating the potential Exchange Offers to help strengthen its balance sheet by increasing its tangible common equity. This measure of financial health is becoming more important to financial institution investors in the current economic environment. Participation by holders of Series A and Series B preferred stock in the Exchange Offers will have the effect of increasing tangible common equity, which we believe will positively influence the long-term market value of our Common Stock.

Additionally, the Series A and Series B preferred stock carry non-cumulative dividend obligations and a liquidation preference that is senior in priority to the Common Stock. While the Company has indefinitely suspended dividend payments on its stock to conserve capital, at any future point when dividend payments resume, the preferred shares would be entitled to dividends of $6.4 million annually, before dividends could be declared on common shares. Each share of preferred stock that is exchanged for common reduces the preferences in dividend and liquidation payments ahead of the common stock.

The Board of Directors and management believe that it is advisable and in the best interests of the Company to take proactive steps to put the Company in the position to increase available capital though rapid commencement of the Exchange Offers. If our shareholders do not approve the Preferred Exchange Proposal, the Company would be unable to propose Exchange Offers for all outstanding Series A and Series B preferred shares. The limitations imposed under NASDAQ rules would prevent exchange transactions at a level that would be meaningful to the Company, which could materially and adversely affect the Company’s business, financial results, and prospects.

Another reason for conducting the Exchange Offers is to better align the interests of all Company stockholders. We believe the interests of holders of Preferred Stock who tender their shares in the Exchange Offers will become better aligned with the interests of current holders of Common Stock if and when such transactions are consummated. Nevertheless, there can be no guarantee how many holders of Preferred Stock will tender their shares in the Exchange Offers.

8

Reasons against the Exchange Offers

Depending on the level of participation by preferred holders in the Exchange Offers and the market value of the Common Stock at the time of the exchange, the issuance of Common Stock could result in substantial dilution to existing Common shareholders before the exchange, and current Common shareholders before the exchange would own a smaller percentage of the outstanding Common Stock. The issuance of these additional shares of Common Stock could cause a significant reduction in the percentage interests of Common shareholders before the exchange in the voting power and in its future earnings per Common share. This effect could be offset in whole or in part by the fact that the holders of Series A and Series B preferred stock would be converting their holdings to Common Stock at Exchange Ratios significantly below the face value of the Preferred Stock and eliminating their dividend and liquidation preference. The shares of Common Stock exchanged for the Preferred Stock will also be freely tradable for holders that are not affiliates of the Company, and tradable in accordance with SEC Rule 144 for those who are. The sale or resale of these securities could cause the market price of the Common Stock to decline.

Because the number of holders of Preferred Stock who will tender their shares in, and the final terms of, the potential Exchange Offers are not yet known, the specific level of dilution cannot be determined at this time. For illustrative purposes, however, the table below presents the pro forma increase or decrease in tangible book value per share (which was $3.92 as of September 30, 2009) based on the closing market price of the Company’s Common Stock on November 6, 2009 and several different hypothetical exchange scenarios.

Pro Forma Increase (Decrease) in Tangible Book Value Per Common Share

Price per Share of Common Stock Issued

(Exchange Ratio for Preferred Stock Series)

Exchange Offer Participation Rate*	1.00 (A = 600) (B = 800)	1.50 (A = 400) (B = 533.33)	2.00 (A = 300) (B = 400)	2.50 (A = 240) (B = 320)	2.52** (A = 238) (B = 317)	3.00 (A = 200) (B = 266.66)

25%	$(0.86)	(0.47)	(0.24)	(0.09)	(0.08)	0.02

50%	$(1.29)	(0.76)	(0.41)	(0.15)	(0.14)	0.04

75%	$(1.54)	(0.95)	(0.52)	(0.20)	(0.19)	0.05

100%	$(1.71)	(1.08)	(0.61)	(0.24)	(0.23)	0.06

*	Assumes each series participate at the same rate.
**	Closing market price on November 6, 2009.

9

The table below quantifies the percentages of the Company’s Common Stock that will be owned by the holders of the Preferred Stock subject to the Exchange Offers and the existing holders of the company’s Common Stock following the consummation of such offers.

Pro Forma Ownership Percentages

Price per Share of Common Stock Issued

(Exchange Ratio for Preferred Stock Series)

Exchange Offer Participation Rate*	Pro Forma Measurement**	1.00 (A = 600) (B = 800)	1.50 (A = 400) (B = 333.33)	2.00 (A = 300) (B = 400)	2.50 (A = 240) (B = 320)	2.52*** (A = 238) (B = 317)	3.00 (A = 200) (B = 266.66)

25%	Current Series A and B Preferred Holders’ Post-offer Common Share Ownership Percentages	44.7%	38.2%	34.2%	31.6%	31.5%	29.8%

	Existing Common Stockholders’ Post-offer Common Share Ownership Percentages	55.3%	61.8%	65.8%	68.4%	68.5%	70.2%

50%	Current Series A and B Preferred Holders’ Post-offer Common Share Ownership Percentages	58.1%	50.1%	44.7%	41.0%	40.8%	38.2%

	Existing Common Stockholders’ Post-offer Common Share Ownership Percentages	41.9%	49.9%	55.3%	59.0%	59.2%	61.8%

75%	Current Series A and B Preferred Holders’ Post-offer Common Share Ownership Percentages	66.3%	58.1%	52.4%	48.1%	47.9%	44.7%

	Existing Common Stockholders’ Post-offer Common Share Ownership Percentages	33.7%	41.9%	47.6%	51.9%	52.1%	55.3%

100%	Current Series A and B Preferred Holders’ Post-offer Common Share Ownership Percentages	71.8%	64.0%	58.1%	53.6%	53.5%	50.1%

	Existing Common Stockholders’ Post-offer Common Share Ownership Percentages	28.2%	36.0%	41.9%	46.4%	46.5%	49.9%

10

*	Assumes each series participate at the same rate.
**	The current owners of the Series A and B preferred already own approximately 18.8% of the common stock now (before the Exchange Offers, and assuming exercise of all options).
***	Closing market price on November 6, 2009.

The Exchange Offers may also increase the voting power of the Company’s insiders. If all of the holders of Preferred Stock who are officers and directors tender their shares, their holdings of Common Stock could significantly increase. As disclosed on page 33, as of October 2, 2009, the Company’s officers and directors beneficially owned approximately 16% of the issued and outstanding shares of the Company’s Common Stock. If the Maximum Amount of common shares were to be issued in the Exchange Offers, the Company’s officers and directors could beneficially own up to approximately 23% of the Company’s Common Stock after completion of such transactions, assuming a 100% level of participation by all preferred holders.

In addition, because the Preferred Stock redemption provisions do not apply to the Company’s Common Stock, the Company will lose the right to redeem the interests of holders of Preferred Stock who tender their shares in the Exchange Offers.

The increase in the number of issued shares of Common Stock in connection with potential financings may have an incidental anti-takeover effect in that additional shares may dilute the stock ownership of one or more parties seeking to obtain control of the Company. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership.

The Company may also sell shares of authorized but unissued Common Stock at fair market value at any time without shareholder approval. The Company may also sell authorized but unissued shares of Common Stock (or warrants to purchase shares of Common Stock) at a discount to fair market value, provided that the issuance is less than 19.99% of the outstanding shares of Common Stock, without shareholder approval. In order to raise capital, the Company may sell Common Stock or warrants as described above, which may be dilutive. However, the Company would only do so if it believed that it was in the best interest of the shareholders.

Based on information currently available, the Board of Directors considered the possible negative impact that the Exchange Offers could have on the existing shareholders and concluded that any such impact would be outweighed by the positive effect on the shareholders resulting from potential increases in tangible common equity and earnings as a result of no longer having to pay dividends on the shares of Preferred Stock tendered and exchanged.

Effects of Failure to Approve the Preferred Exchange Proposal

If our shareholders do not approve this proposal, the Company would be able to conduct preferred exchange transactions provided the outstanding shares of common stock are not increased by 20% or more. This limited exchange may not be as helpful. If the Company is unable to generate additional capital or restructure its capital, it could have a material adverse impact on our financial condition and could adversely affect the price of our Common Stock.

11

The foregoing description of the terms of the potential Exchange Offers and the reasons for contemplating the Exchange Offers are included for informational purposes to shareholders in connection with this proxy solicitation and do not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. The Company cannot guarantee that any exchange transaction will be completed (or, if so, what the terms or timing may be) and, accordingly, cannot be certain that it will reacquire and cancel any shares of Preferred Stock.

Even if our shareholders approve this proposal, we may only issue shares of Common Stock authorized for issuance under our Articles of Incorporation. If the Preferred Exchange Proposal is adopted by our shareholders and the Exchange Offers are commenced, the Company could exchange up to a total of 50,000,000 shares of its Common Stock. As of the date of this Proxy Statement, our Articles of Incorporation provide for 70,000,000 shares of authorized Common Stock, of which, at October 30, 2009, 21,868,924 shares were issued and outstanding and 5,484,681 shares of Common Stock were reserved for issuance consisting of the following: 1,522,631 shares issuable upon exercise of options that were granted under our stock option plans with a weighted-average exercise price of $12.82, 836,535 shares registered for issuance under our employee benefit plans, 1,799,657 shares reserved for issuance under our Dividend Reinvestment and Optional Cash Purchase Plan and 1,325,858 shares issuable upon the exercise of a warrant held by the U.S. Department of the Treasury.

Differences between the Common Stock and Preferred Stock

The material differences between the rights of holders of Preferred Stock and the rights of holders of shares of Common Stock that are expected to be issued, if the Preferred Exchange Proposal is adopted and the Exchange Offers are completed, are described below. This section does not include a complete description of all differences between the rights of the holders of these respective securities, nor does it include a complete description of their specific rights.

Dividend Rights
Preferred Stock	Common Stock

Holders of shares of Series A Preferred and Series B Preferred are entitled to receive cash dividends at an annual rate of 8.75%, and 12.00%, respectively, subject to declaration by the board of directors, at its sole discretion, from funds legally available for the payment of dividends. Dividends on the Preferred Stock are not cumulative on a year-to-year basis.	Holders of shares of Common Stock are entitled to receive dividends only if declared by the Board of Directors, out of funds legally available therefor. No dividend will be declared or paid during any calendar year on the Common Stock unless and until there has been paid in full (or set apart for purposes of such payment) to the holders of the Series A Preferred, Series B Preferred and Series C Preferred or any other series of preferred stock, at least a pro rata portion of the stated annual dividend on such shares of preferred stock for that calendar year, at their respective rates, through the date on which the Company proposes to pay the cash dividend on the Common Stock.

12

Conversion Rights
Preferred Stock	Common Stock

None.	None.

Sinking Fund Provisions
Preferred Stock	Common Stock

None.	None.

Redemption Provision
Preferred Stock	Common Stock

The Company has the right and option to redeem all or a portion of the outstanding shares of the Preferred Stock at the rate of $1,000.00 for each such share.	All of issued and outstanding shares of Common Stock are non-assessable and non-callable.

Ranking/Liquidation Preference
Preferred Stock	Common Stock

In the event of liquidation, dissolution or winding up of the Company, the holders of Preferred Stock are entitled to be paid first, out of the assets of the Company available for distribution to holders of capital stock of all classes (whether such assets are capital, surplus or earnings), an amount equal to $1,000.00 per share, plus the amount of any dividend on such share which has been declared by the board of directors:

•     before any distribution or payment is made to any common shareholders or holders of any other class or series of capital stock of the Company designated to be junior to the Preferred Stock;

•     The liquidation rights of holders of each series of preferred stock are subject to the liquidation rights of each other series, which rank pari passu; and

•     subject to the liquidation rights and preferences of any class or series of preferred stock designated in the future to be senior to, or on parity with, the Preferred Stock.

In the event of liquidation, dissolution or winding up of the Company, the holders of shares of Common Stock are entitled to receive, in cash or in kind, our assets available for distribution remaining after payment or provision for payment of our debts and liabilities, including the payments on the Company’s Series A Preferred, Series B Preferred and Series C Preferred.

13

After payment in full of the liquidation preference to the holders of each series, holders of Preferred Stock will have no right or claim to any of the remaining available assets.

Voting Rights
Preferred Stock	Common Stock

Shares of Preferred Stock are non-voting shares, and such holders have no right to vote on matters submitted to a vote of the Company’s shareholders except to the extent such voting rights are required by applicable law.	Each holder of shares of Common Stock is entitled to one vote per share held on any matter submitted to a vote of shareholders. There are no cumulative voting rights in the election of directors.

Liability for Further Calls or Assessment
Preferred Stock	Common Stock

Each share of Preferred Stock is fully paid and non-assessable and has no liability to us for further calls or assessments.	Each share of Common Stock is fully paid and non-assessable and has no liability to us for further calls or assessments.

Transfer Restrictions
Preferred Stock	Common Stock

None.	None.

14

Pro Forma Financial Information

The following table sets forth the Company’s cash and cash equivalents and its capitalization as of, and for the three months ended, September 30, 2009:

•	on an actual basis; and

•

on a pro forma, as adjusted, basis to give effect to the Exchange Offers assuming the tender and acceptance of all outstanding shares of Preferred Stock at 300 shares of Common Stock and 400 shares of Common Stock for each share of Series A Preferred tendered and Series B Preferred, respectively, tendered and accepted.(1)

The table should be read together with our consolidated historical financial statements and Management’s Discussion and Analysis, which appeared in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, the applicable portions of which are contained in Annexes B-E, which are attached hereto.

Pro Forma Balance Sheet

	As of September 30, 2009
	Actual	As Adjusted
	(Dollars in thousands, except per share data)

Asset Amounts:
Total Assets:	$2,938,994	$2,938,994
Total Tangible Assets	2,872,961	2,872,961
Total Average Assets	3,074,075	3,074,075
Total Risk-Weighted Assets	2,501,188	2,501,188

Long-Term Indebtedness:

Long-term debt(2)	$254,072	$254,072
Junior subordinated debentures(3)	27,972	27,972
Reverse purchase agreements	21,132	21,132

Total indebtedness	$303,176	$303,176

Shareholders’ Equity:(4)

Common stock, $0.625 par value, 70,000,000(5) shares authorized: 21,868,956 shares issued and outstanding	$13,668	$27,418
Preferred stock – 1,000,000 shares authorized:
Series A non-convertible, non-cumulative, perpetual preferred stock, $1,000 liquidation value, 23,266 shares issued and outstanding	19,512	0
Series B non-convertible, non-cumulative, perpetual preferred stock, $1,000 liquidation value, 37,550 shares issued and outstanding	40,036	0
Series C fixed rate, cumulative preferred stock, $1,000 liquidation value, 80,347 shares issued and outstanding	75,057	75,057
Additional paid-in capital	172,345	202,595
Retained earnings	(34,868)	(19,320)
Accumulated other comprehensive loss	559	559

Total shareholders’ equity	$286,309	$286,309

Book value per common share	6.94	4.82
Tangible book value per common share	3.92	3.31

15

(1)	The following table illustrates the assumptions used to calculate the pro forma, as adjusted, amounts:

Title of Security	Aggregate Shares Outstanding	Liquidation Value	Exchange Factor	Shares of Common Offered Per Preferred Share*	Common Shares to be Issued

Series A Preferred	23,266	$1,000	60%	300	6,979,800
Series B Preferred	37,550	$1,000	80%	400	15,020,000

					21,999,800

*	The number of shares of Common Stock offered per preferred share in this example is calculated by multiplying (a) the Liquidation Value by (b) the exchange factor, and dividing that amount by a VWAP of $2.00. The Company decided to assume a VWAP of $2.00 because it closely approximated the average of the closing price of the Company’s common stock in the week preceding the filing of the preliminary proxy statement. This amount also falls directly in the middle of the range of hypothetical VWAPs disclosed elsewhere in this proxy statement.
(2)	Represents Federal Home Loan Bank advances.
(3)	Subordinated debt associated with outstanding trust preferred securities.
(4)	As of September 30, 2009, there were 1,522,631 common shares issuable upon exercise of options as of September 30, 2009, that were granted under our stock option plans with a weighted average exercise price of $12.82, 836,535 shares of common stock registered for issuance under our employee benefit plans, 1,799,657 shares of common stock reserved for issuance under our Dividend Reinvestment and Optional Cash Purchase Plan and 1,325,858 shares of common stock issuable upon the exercise of a warrant held by the U.S. Department of the Treasury.

Pro Forma Income Statement

	For the Nine Months Ended September 30, 2009(3)
	(in thousands except per share data)
	Actual	As Adjusted

Net interest income	$78,450	$78,450
Provision for loan losses	68,557	68,557

Net interest income after provision for loan losses	9,893	9,893
Noninterest income	19,327	19,327
Noninterest expense	91,884	91,884

Income (loss) before provision for income taxes	(62,664)	(62,664)
Provision for income taxes (benefit)	(13,425)	(13,425)

Net income (loss)	(49,239)	(49,239)
Preferred stock dividend and accretion of discount (1)	7,319	3,745

Net income (loss) available to common shareholders	(56,558)	(52,984)

Per Share:
Basic earnings (loss)	(2.60)	(1.21)
Diluted earnings (loss)	(2.60)	(1.21)

Weighted average shares outstanding - basic and diluted (2)	21,775	43,775

(1)    Adjustments were made to eliminate the dividends and net discount accretion on Series A and B Preferred Stock that would not have been recorded had the exchange occurred at the beginning of the period. The adjustments are summarized as follows:

Net amortization of purchase accounting valuation of Series A and Series B Preferred Stock		$303
Series A Preferred Stock dividends recorded during the period		1,018
Seris B Preferred Stock dividends recorded during the period		2,253
Total adjustments		3,574

(2)    Weighted average shares outstanding were adjusted to reflect the aggregate amount of Common Stock that may be issued in the Exchange Offers assuming the tender of all outstanding shares of Series A and Series B preferred stock and assuming a VWAP of $2.00 per share of Common Stock. The aggregate amount of Common Stock that may be issued using these assumptions is estimated to be 22.000 shares (in thousands).

(3)    No pro forma income statement for the fiscal year ended December 31, 2008 has been presented because the outstanding shares of Series A Preferred Stock and Series B Preferred Stock were not issued until the last day of the year. As a result, the Exchange Offers would have had no pro forma effect had they occurred in that period.

16

Dissenters’ Rights

Pursuant to the Virginia Stock Corporation Act, shareholders are not entitled to dissenters’ rights with respect to the Preferred Exchange Proposal.

Required Vote

The Preferred Exchange Proposal will be approved if the votes cast (in person or by proxy by the shares of Common Stock entitled to vote at the meeting) favoring the action exceed the votes cast (in person or by proxy by the shares of Common Stock entitled to vote at the meeting) opposing the action. Abstentions and broker non-votes will have no effect on the outcome of these proposals. Abstentions and broker non-votes will not impact the vote on the Preferred Exchange Proposal.

The Board of Directors recommends that shareholders vote “FOR” the Preferred Exchange Proposal to authorize the Company to issue shares of Common Stock in the Exchange Offers for shares of Preferred Stock upon such terms as the Board of Directors shall deem to be in the best interests of the Company, provided that (i) not more than 50,000,000 shares of Common Stock may be issued in the Exchange Offers, (ii) the maximum aggregate dollar amount of the Exchange Offers shall be no more than $43,999,600 on a combined basis, (iii) the Company will issue Common Stock having a dollar value per each tendered share of Series A Preferred and Series B Preferred equal to $600 and $800, respectively, (iv) the dollar value per share of Common Stock used in determining the Exchange Ratio will be the average volume weighted average price of one share of Common Stock for the 5 days ending on the second business day prior to the expiration of each of the Exchange Offers, and (v) the issuance of shares of Common Stock pursuant to such Exchange Offers shall occur not later than the date three months after the date of the approval of the Preferred Exchange Proposal by the shareholders of the Company.

PROPOSAL 2: AMENDMENT OF THE COMPANY’S ARTICLES TO INCREASE THE

AUTHORIZED SHARES OF COMMON STOCK FROM 70,000,000 TO 100,000,000

Introduction

On October 27, 2009, our Board of Directors authorized and approved amending our Articles of Incorporation to increase the number of shares of Common Stock that we are authorized to issue from 70,000,000 to 100,000,000 (the “Amendment”). The Amendment is subject to approval by our shareholders. Our Board of Directors has recommended that our shareholders approve the Amendment and, therefore, we are asking shareholders to approve this Share Increase Proposal at the Special Meeting.

The complete text of the Amendment is attached hereto as Annex A. If the Share Increase Proposal is approved by the shareholders, the Amendment will become effective upon filing with the Virginia State Corporation Commission, which we expect to occur promptly after the Special Meeting or any adjournment thereof. The text of the Amendment may vary, however, for such changes that are consistent with this proposal that we may deem necessary or appropriate.

Why We are Seeking Shareholder Approval

Pursuant to the laws of our jurisdiction of incorporation, Virginia, our Board of Directors must approve any amendment to our Articles of Incorporation and submit such amendment to shareholders for their approval. The affirmative vote of a majority of the outstanding shares of our Common Stock is required to approve the Share Increase Proposal under our Amended and Restated Articles of Incorporation, as amended.

In light of the continuing financial pressures, the Board of Directors believes the Company needs additional flexibility to raise and restructure capital, which the Share Increase Proposal would provide.

17

We, therefore, believe it is necessary and in the best interests of our shareholders to take steps now to authorize a sufficient number of additional shares, primarily for issuance in the Exchange Offers, the amount of which will depend on the final VWAP, with any additional remaining shares available for use in additional capital raising transactions or other corporate purposes.

We are considering various initiatives to increase our capital and strengthen our balance sheet through a variety of means, some of which could involve the issuance or potential issuance of Common Stock, including the following:

•

The potential Exchange Offers with holders of Series A Preferred and Series B Preferred to exchange shares of our Common Stock for such Preferred Stock. See “Proposal 1: To Approve The Issuance of Common Stock in exchange offer Transactions in Accordance with NASDAQ Marketplace Rule 5635,”

•

One or more potential public securities offerings for cash, including possible offerings at the market, in directed registrations, through the exercise of warrants to purchase shares of Common Stock, or through rights offering to existing shareholders,

•	Possible private placements of Common Stock, convertible preferred stock and subordinated debentures or other securities, and

•	Other possible future transactions, including mergers, acquisitions, divestitures, exchange offers, and other stock or asset transactions.

The additional authorized shares of Common Stock may also be available from time to time for other corporate purposes, including stock dividends, stock splits and other distributions, and in connection with equity-based benefit plans.

As of the date of this Proxy Statement, other than as disclosed herein, we do not have any commitments to issue additional shares of Common Stock, other than upon the exercise of outstanding stock options and future issuances under our compensation plans to the extent deemed appropriate by the Compensation Committee of our Board of Directors.

Authorized but unissued shares of our Common Stock may be issued from time to time upon the authorization by our Board of Directors, at such times, to such persons and for such consideration as the Board of Directors may determine in its discretion and generally without further approval by shareholders, except as may be required for a particular transaction by applicable law, regulation or stock exchange rule. When and if such shares are issued, they would have the same voting and other rights and privileges as the currently issued and outstanding shares of Common Stock.

Capital Stock of the Company

Currently, our Amended and Restated Articles of Incorporation, as amended, authorize the issuance of up to 70,000,000 shares of our Common Stock and 1,000,000 shares of preferred stock. In accordance with Virginia law, the Company’s Articles of Incorporation, bylaws and the NASDAQ Global Select Market rules, we have fixed October 30, 2009 as the record date for determining the shareholders entitled to notice of and to vote at the Special Meeting. Accordingly, you are only entitled to notice of, and to vote at, the Special Meeting if you were a record holder of Common Stock at the close of business on the record date. At that time, 21,868,924 shares of Common Stock were outstanding, held by 4,943 holders of record.

If this proposal is approved by our shareholders, we will be authorized to issue up to 100,000,000 shares of Common Stock. The additional authorized shares of Common Stock, if and when issued, would be part of the existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock presently outstanding. There are no preemption rights related to the Common Stock.

18

Description of Outstanding Securities

The following description is a summary of the material provisions of our outstanding securities derived from our Articles of Incorporation, as amended, and Bylaws, as amended. Copies of the Articles of Incorporation, as amended, and Bylaws, as amended, have been filed with the Securities and Exchange Commission.

General

Our authorized capital stock currently consists of 70,000,000 shares of Common Stock, $0.625 par value per share, and 1,000,000 shares of undesignated preferred stock, no par value per share. As of October 30, 2009, there were 21,868,924 shares of Common Stock outstanding, 23,266 shares of Series A Preferred Stock, which is non-convertible, non-cumulative and perpetual, 37,550 shares of Series B Preferred Stock, which is non-convertible, non-cumulative and perpetual, outstanding and 80,347 shares of Series C Preferred outstanding.

Common Stock

Voting Rights

Each holder of shares of Common Stock is entitled to one vote per share held on any matter submitted to a vote of shareholders. There are no cumulative voting rights in the election of directors.

Dividends

Holders of shares of Common Stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor. We are a corporation separate and distinct from The Bank of Hampton Roads and Shore Bank and the other subsidiaries. On July 30, 2009, our Board of Directors suspended cash dividends on our common shares indefinitely. In addition, on October 30, 2009, the Company announced that quarterly dividend payments on the Series A Preferred Stock and Series B Preferred Stock had been suspended until further notice. Our ability to distribute cash dividends in the future may be limited by regulatory restrictions and the need to maintain sufficient consolidated capital.

We pay quarterly dividends out of assets legally available for distribution. No dividend will be declared or paid during any calendar year on the Common Stock unless and until there has been paid in full (or set apart for purposes of such payment) to the holders of the Company’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred or any other series of preferred stock, at least a pro rata portion of the stated annual dividend on such shares of preferred stock for that calendar year, at their respective rates, through the date on which the Company proposes to pay the cash dividend on the Common Stock. See “Preferred Stock” below.

No Preemptive or Conversion Rights

Holders of shares of our Common Stock do not have preemptive rights to purchase additional shares of our Common Stock, and have no conversion or redemption rights.

19

Calls and Assessments

All of the issued and outstanding shares of our Common Stock are non-assessable and non-callable.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, the holders of shares of our Common Stock shall be entitled to receive, in cash or in kind, our assets available for distribution remaining after payment or provision for payment of our debts and liabilities, including the payments on the Company’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred and any other outstanding series of preferred stock described below.

Preferred Stock

Summarized below are the material terms of our outstanding preferred stock, including the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred.

Series A Preferred Stock

Designation

In connection with our merger with Gateway, the Company established the Series A Preferred Stock. There are currently 23,266 shares of the Company’s Series A Preferred Stock outstanding.

Dividends

The holders of shares of the Company’s Series A Preferred Stock are entitled to receive cash dividends at an annual rate of 8.75%, subject to declaration by the board of directors, at its sole discretion, from funds legally available for the payment of dividends. Dividends on the Series A Preferred Stock are not cumulative on a year-to-year basis. Dividends are payable as they are declared by the Company’s board of directors at such time or times as it elects, and no holder of Series A Preferred Stock has any right to receive any dividend unless and until that dividend has been declared by the board of directors.

Liquidation

In the event of liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock are entitled to be paid first out of the assets of the Company available for distribution to holders of capital stock of all classes (whether such assets are capital, surplus or earnings), an amount equal to $1,000.00 per share of Series A Preferred Stock, plus the amount of any dividend on such share which has been declared by the board of directors:

•	before any distribution or payment is made to any common shareholders or holders of any other class or series of capital stock of the Company designated to be junior to the Series A Preferred Stock;

•

subject to the liquidation rights of the Company’s Series B Preferred Stock and Series C Preferred, which are designated on a parity with the Series A Preferred Stock with respect to liquidation preferences; and

20

•

subject to the liquidation rights and preferences of any class or series of preferred stock designated in the future to be senior to, or on parity with, the Series A Preferred Stock with respect to liquidation preferences.

After payment in full of the liquidation preference to the holders of Series A Preferred Stock, holders of the Series A Preferred Stock will have no right or claim to any of the remaining available assets.

Voting

Shares of Series A Preferred Stock are non-voting shares, and holders of Series A Preferred Stock have no right to vote on matters submitted to a vote of the Company’s shareholders except to the extent such voting rights are required by applicable law.

Redemption

The Company has the right and option to redeem all or a portion of the outstanding shares of Series A Preferred Stock at the rate of $1,000.00 for each share of Series A Preferred Stock.

Series B Preferred Stock

Designation

In connection with our merger with Gateway, the Company established the Series B Preferred Stock. There are currently 37,550 shares of the Company’s Series B Preferred Stock outstanding.

Dividends

The holders of shares of the Company’s Series B Preferred Stock are entitled to receive cash dividends at an annual rate of 12.0%, subject to declaration by the Board of Directors, at its sole discretion, from funds legally available for the payment of dividends. Dividends on the Series B Preferred Stock are not cumulative on a year-to-year basis. Dividends are payable as they are declared by the Company’s board of directors at such time or times as it elects, and no holder of Series B Preferred Stock has any right to receive any dividend unless and until that dividend has been declared by the board of directors.

Liquidation

In the event of liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock are entitled to be paid first out of the assets of the Company available for distribution to holders of capital stock of all classes (whether such assets are capital, surplus or earnings), an amount equal to $1,000.00 per share of Series B Preferred Stock, plus the amount of any dividend on such share which has been declared by the board of directors:

•	before any distribution or payment is made to any common shareholders or holders of any other class or series of capital stock of the Company designated to be junior to the Series B Preferred Stock;

•

subject to the liquidation rights of the Company’s Series A Preferred Stock and Series C Preferred, which will be designated on a parity with the Series B Preferred Stock, with respect to liquidation preferences; and

21

•

subject to the liquidation rights and preferences of any class or series of preferred stock designated in the future to be senior to, or on parity with, the Series B Preferred Stock with respect to liquidation preferences.

After payment in full of the liquidation preference to the holders of Series B Preferred Stock, holders of the Series B Preferred Stock will have no right or claim to any of the remaining available assets.

Voting

Shares of Series B Preferred Stock are non-voting shares, and holders of Series B Preferred Stock have no right to vote on matters submitted to a vote of the Company’s shareholders except to the extent such voting rights are required by applicable law.

Redemption

The Company has the right and option to redeem all or a portion of the outstanding shares of Series B Preferred Stock at the rate of $1,000.00 for each share of Series B Preferred Stock.

Series C Preferred

Designation

In connection with the Letter Agreement dated December 31, 2008, and the related Securities Purchase Agreement — Standard Terms with the United States Department of the Treasury, the Company established the Series C Preferred. There are currently 80,347 shares Company’s Series C Preferred outstanding.

Dividends

Holders of shares of Series C Preferred are entitled to receive if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000.00 per share of Series C Preferred with respect to each dividend period from December 31, 2008 to, but excluding, February 15, 2014. From and after February 15, 2014, holders of shares of Series C Preferred are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000.00 per share of Series C Preferred with respect to each dividend period thereafter.

Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, each a dividend payment date, starting with February 15, 2009. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series C Preferred are payable to holders of record of shares of Series C Preferred on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

22

If we determine not to pay any dividend or a full dividend with respect to the Series C Preferred, we must provide written notice to the holders of shares of Series C Preferred prior to the applicable dividend payment date.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Board of Governors of the Federal Reserve System, or the Federal Reserve Board, is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof.

Priority of Dividends and Payments Upon Liquidation

With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series C Preferred will rank:

•	senior to our common stock and all other new issuances of equity securities designated as ranking junior to the Series C Preferred; and

•

at least equally with all other equity securities designated as ranking on a parity with the Series C Preferred, or parity stock, including shares of our Series A Preferred Stock and Series B Preferred Stock, with respect to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding-up.

So long as any shares of Series C Preferred remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, we may not pay or declare any dividends on our Common Stock or other junior stock, other than a dividend payable solely in Common Stock. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of our Common Stock or other junior stock unless we have paid in full all accrued dividends on the Series C Preferred for all prior dividend periods, other than:

•

purchases, redemptions or other acquisitions of our Common Stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business pursuant to a publicly announced repurchase plan up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

•

purchases or other acquisitions by any of our broker-dealer subsidiaries, of which we currently have none, solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of its business;

•

purchases or other acquisitions by any of our broker-dealer subsidiaries, of which we currently have none, for resale pursuant to an offering by us of our stock that is underwritten by the related broker-dealer subsidiary;

•	any dividends or distributions of rights or junior stock in connection with any shareholders’ rights plan or repurchases of rights pursuant to any shareholders’ rights plan;

•	acquisition of record ownership of junior stock or parity stock for the beneficial ownership of any other person who is not us or a subsidiary of us, including as trustee or custodian; and

•	the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is

23

required pursuant to binding contractual agreements entered into before December 31, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock.

On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefore, on the Series C Preferred and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the Series C Preferred), with respect to the Series C Preferred and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the foregoing, holders of Series C Preferred shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Series C Preferred.

Redemption

The Series C Preferred may be redeemed with approval of the Federal Reserve Board, in whole or in part, subject to notice as described below. In any redemption, the redemption price is an amount equal to the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption.

The Series C Preferred will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series C Preferred have no right to require the redemption or repurchase of the Series C Preferred.

If we seek to redeem fewer than all of the outstanding shares of Series C Preferred, we will select the shares we will redeem either pro rata from the holders of record of shares of Series C Preferred in proportion to the number of shares held by those holders or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.

We will mail notice of any redemption of Series C Preferred by first class mail, postage prepaid, addressed to the holders of record of the shares of Series C Preferred to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of Series C Preferred designated for redemption will not affect the redemption of any other Series C Preferred. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place of redemption and the number of shares of Series C Preferred we will redeem (and, if less than all shares of Series C Preferred held by the applicable holder, the number of shares we will redeem from the holder).

Shares of Series C Preferred that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of our preferred stock.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series C Preferred will be entitled to receive an amount per share, referred to as the total liquidation

24

amount, equal to the fixed liquidation preference of $1,000.00 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series C Preferred will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our Common Stock or any other shares ranking, as to that distribution, junior to the Series C Preferred.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series C Preferred and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series C Preferred and other shares of parity stock including our Series A Preferred Stock and Series B Preferred Stock, will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series C Preferred has been paid in full to all holders of Series C Preferred and other shares of parity stock, the holders of our Common Stock or any other shares ranking, as to such distribution, junior to the Series C Preferred will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

Except as indicated below or otherwise required by law, the holders of Series C Preferred will not have any voting rights.

Election of Two Directors upon Non-Payment of Dividends. If the dividends on the Series C Preferred have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of Series C Preferred, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the NASDAQ Global Select Market (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

Upon the termination of the right of the holders of Series C Preferred and voting parity stock to vote for preferred stock directors, the preferred stock directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of authorized directors of the Company will be reduced by the number of preferred stock directors that the holders of Series C Preferred and voting parity stock had been entitled to elect. The holders of a majority of shares of Series C Preferred and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares Series C Preferred and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

Other Voting Rights. So long as any shares of Series C Preferred are outstanding, in addition to any other vote or consent of shareholders required by law or by our articles of organization, the vote or

25

consent of the holders of at least 66 2/3% of the shares of Series C Preferred at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•

any amendment or alteration of our articles of incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series C Preferred with respect to payment of dividends and/or distribution of assets upon our liquidation, dissolution or winding up;

•

any amendment, alteration or repeal of any provision of the certificate of designations for the Series C Preferred so as to adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred; or

•

any consummation of a binding share exchange or reclassification involving the Series C Preferred or of a merger or consolidation of us with another entity, unless the shares of Series C Preferred remain outstanding following any such transaction or, if we are not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Series C Preferred or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series C Preferred, taken as a whole.

To the extent of the voting rights of the Series C Preferred, each holder of Series C Preferred will have one vote for each $1,000.00 of liquidation preference to which such holder’s shares of Series C Preferred are entitled.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series C Preferred have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series C Preferred to effect the redemption.

Certain Provisions of the Articles of Incorporation, Bylaws and Virginia Law

General

Our articles of incorporation and bylaws contain provisions that could make more difficult an acquisition of us by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage specific types of coercive takeover practices and inadequate takeover bids as well as to encourage persons seeking to acquire control to first negotiate with us. Although these provisions may have the effect of delaying, deferring or preventing a change in control, we believe that the benefits of increased protection through the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the company outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

26

Classified Board of Directors

Our articles and bylaws divide the board of directors into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the board of directors will be elected at each annual meeting of shareholders. The classification of directors, together with the provisions in the articles and bylaws described below that limit the ability of shareholders to remove directors and that permit the remaining directors to fill any vacancies on the board of directors, will have the effect of making it more difficult for shareholders to change the composition of the board of directors. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the directors, whether or not a change in the board of directors would be beneficial and whether or not a majority of shareholders believe that such a change would be desirable.

Increasing the Number of Directors

Under Virginia law, the articles of incorporation or bylaws may establish a variable range for the size of the board of directors by fixing a minimum and maximum number of directors. If a variable range is established, the number of directors may be fixed or changed from time to time, within the minimum and maximum, by the shareholders or by the board of directors. Pursuant to our articles of incorporation, our board of directors shall consist of not less than eight nor more than 24 persons.

Action of Shareholders by Written Consent

Under Virginia law, the articles of incorporation may provide that any action required to be adopted or taken at a shareholders’ meeting may be adopted or taken without a meeting, and without prior notice, if consents in writing setting forth the action so adopted or taken are signed, by the holders of outstanding shares having not less than the minimum number of votes that would be required to adopt or take the action at a meeting. Our articles of incorporation do not provide for such action and our bylaws specifically provide that any action which may be taken at a meeting of the shareholders may only be taken without a meeting if one or more consents, in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Therefore, any action of the shareholders by written consent requires the action of all shareholders entitled to vote.

Inability of Shareholders to Call Special Meetings

Pursuant to our bylaws, special meetings of shareholders may be called only by our president, the chairman of our board of directors or the board of directors. As a result, shareholders are not able to act on matters other than at annual shareholders meetings unless they are able to persuade the president, the chairman or a majority of the board of directors to call a special meeting.

Advance Notification Requirements

Our bylaws also require a shareholder who desires to nominate a candidate for election to the board of directors at an annual shareholders meeting to provide us advance notice of at least 45 days before the date the proxy statement for the last annual meeting was first mailed.

27

Affiliated Transactions

The Virginia Stock Corporation Act contains provisions governing “Affiliated Transactions.” Affiliated Transactions include certain mergers and share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder (as defined below), or reclassifications, including reverse stock splits, recapitalizations or mergers of the corporation with its subsidiaries which have the effect of increasing the percentage of voting shares beneficially owned by an Interested Shareholder by more than 5%. For purposes of the Virginia Stock Corporation Act, an “Interested Shareholder” is defined as any beneficial owner of more than 10% of any class of the voting securities of a Virginia corporation.

Subject to certain exceptions discussed below, the provisions governing Affiliated Transactions require that, for three years following the date upon which any shareholder becomes an Interested Shareholder, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Shareholder unless approved by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than the shares beneficially owned by the Interested Shareholder, and by a majority (but not less than two) of the “Disinterested Directors.” A Disinterested Director means, with respect to a particular Interested Shareholder, a member of a corporation’s board of directors who (i) was a member before the later of January 1, 1988 and the date on which an Interested Shareholder became an Interested Shareholder and (ii) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the board. At the expiration of the three-year period, these provisions require approval of Affiliated Transactions by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than those beneficially owned by the Interested Shareholder.

The principal exceptions to the special voting requirement apply to Affiliated Transactions occurring after the three-year period has expired and require either that the transaction be approved by a majority of the Disinterested Directors or that the transaction satisfy certain fair price requirements of the statute. In general, the fair price requirements provide that the shareholders must receive the highest per share price for their shares as was paid by the Interested Shareholder for his shares or the fair market value of their shares, whichever is higher. They also require that, during the three years preceding the announcement of the proposed Affiliated Transaction, all required dividends have been paid and no special financial accommodations have been accorded the Interested Shareholder unless approved by a majority of the Disinterested Directors.

None of the foregoing limitations and special voting requirements apply to an Affiliated Transaction with an Interested Shareholder whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the corporation’s Disinterested Directors.

These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation may adopt, by meeting certain voting requirements, an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. Hampton Roads Bankshares has not adopted such an amendment.

Control Share Acquisitions

The Virginia Stock Corporation Act also contains provisions regulating certain “control share acquisitions,” which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless: (i) the voting rights are granted by a majority

28

vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or (ii) the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. These provisions were designed to deter certain takeovers of Virginia public corporations. However, the bylaws of the Company contain a provision that makes these provisions inapplicable to acquisitions of our Common Stock.

TARP Warrant

The following is a brief description of the warrant that was issued to the U.S. Department of Treasury through its TARP Capital Purchase Program investment (“TARP Warrant”). This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the TARP Warrant, a copy of which has been filed with the SEC and is also available upon request from us.

Shares of Common Stock Subject to the TARP Warrant

The TARP Warrant is initially exercisable for 1,325,858 shares of our Common Stock. If we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds of not less than $80.347 million, which is equal to 100% of the aggregate liquidation preference of the Series C Preferred, the number of shares of Common Stock underlying the TARP Warrant then held by the selling security holders will be reduced by 50% to 662,929 shares. The number of shares subject to the TARP Warrant are subject to the further adjustments described below under the heading “—Adjustments to the TARP Warrant.”

Exercise of the TARP Warrant

The initial exercise price applicable to the TARP Warrant is $9.09 per share of Common Stock for which the TARP Warrant may be exercised. The TARP Warrant may be exercised at any time on or before December 31, 2018 by surrender of the TARP Warrant and a completed notice of exercise attached as an annex to the TARP Warrant and the payment of the exercise price for the shares of Common Stock for which the TARP Warrant is being exercised. The exercise price may be paid either by the withholding by the Company of such number of shares of Common Stock issuable upon exercise of the TARP Warrant equal to the value of the aggregate exercise price of the TARP Warrant determined by reference to the market price of our Common Stock on the trading day on which the TARP Warrant is exercised or, if agreed to by us and the TARP Warrant holder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the TARP Warrant is subject to the further adjustments described below under the heading “—Adjustments to the TARP Warrant.”

Upon exercise of the TARP Warrant, certificates for the shares of Common Stock issuable upon exercise will be issued to the TARP Warrant holder. We will not issue fractional shares upon any exercise of the TARP Warrant. Instead, the TARP Warrant holder will be entitled to a cash payment equal to the market price of our Common Stock on the last day preceding the exercise of the TARP Warrant (less the pro-rated exercise price of the TARP Warrant) for any fractional shares that would have otherwise been issuable upon exercise of the TARP Warrant. We will at all times reserve the aggregate number of shares of our Common Stock for which the TARP Warrant may be exercised. We have listed the shares of Common Stock issuable upon exercise of the TARP Warrant with the NASDAQ Global Select Market.

29

Rights as a Shareholder

The TARP Warrant holder shall have no rights or privileges of the holders of our Common Stock, including any voting rights, until (and then only to the extent) the TARP Warrant has been exercised.

Transferability

The initial selling security holder may not transfer a portion of the TARP Warrant with respect to more than 1,325,858 shares of Common Stock until the earlier of the date on which the Company has received aggregate gross proceeds from a qualified equity offering of at least $80.347 million and December 31, 2009. The TARP Warrant, and all rights under the TARP Warrant, are otherwise transferable.

Adjustments to the TARP Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the TARP Warrant may be exercised and the exercise price applicable to the TARP Warrant will be proportionately adjusted in the event we pay stock dividends or make distributions of our Common Stock, subdivide, combine or reclassify outstanding shares of our Common Stock.

Anti-dilution Adjustment. Until the earlier of December 31, 2011 and the date the initial selling security holder no longer holds the TARP Warrant (and other than in certain permitted transactions described below), if we issue any shares of Common Stock (or securities convertible or exercisable into Common Stock) for less than 90% of the market price of the Common Stock on the last trading day prior to pricing such shares, then the number of shares of Common Stock into which the TARP Warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our Board of Directors;

•

in connection with public or broadly marketed offerings and sales of Common Stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions); and

•	in connection with the exercise of preemptive rights on terms existing as of December 31, 2008.

Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the TARP Warrant will be adjusted to reflect such distribution.

Certain Repurchases. If we affect a pro rata repurchase of Common Stock both the number of shares issuable upon exercise of the TARP Warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation or similar transaction involving the Company and requiring shareholder approval, the TARP Warrant holder’s right to receive shares of our Common Stock upon exercise of the TARP Warrant shall be converted into the right to exercise the TARP Warrant for the consideration that would have been payable to the TARP Warrant holder with respect to the shares of Common Stock for which the TARP Warrant may be exercised, as if the TARP Warrant had been exercised prior to such merger, consolidation or similar transaction.

30

Possible Effects on Holders of Common Stock and Board Consideration

Existing shareholders would experience dilution of their ownership interests if additional shares of Common Stock are issued, which may be substantial. The issuance of these securities could cause a significant reduction in the percentage interests of current shareholders, their voting power, the liquidation value, book and market value of their shares and the future earnings per share of the Company. For examples of how consummation of the Exchange Offers may cause dilution, see “Proposal 1: To Approve the Issuance of Common Stock in Exchange Offer Transactions in Accordance with NASDAQ Marketplace Rule 5635 — Reasons Against the Exchange Offers” above. The sale or resale of the additional securities could also cause the market price of the Common Stock to decline.

In addition to the foregoing, the increase in the number of issued shares of Common Stock in connection with potential financings may have an incidental anti-takeover effect in that additional shares may dilute the stock ownership of one or more parties seeking to obtain control of the Company, as more fully discussed below.

The Company may also sell shares of authorized but unissued Common Stock at fair market value at any time without shareholder approval. The Company may also sell authorized but unissued shares of Common Stock (or warrants to purchase shares of Common Stock) at a discount to fair market value, provided that the issuance is less than 19.99% of the outstanding shares of Common Stock, without shareholder approval. In order to raise capital, the Company may sell Common Stock or warrants as described above, which may be dilutive. However, the Company would only do so if it believed that it was in the best interest of the shareholders.

The Board of Directors considered the possible negative impact the increase in the number of authorized shares of Common Stock could have on the existing shareholders and concluded that any such impact would be outweighed by the positive effect on the shareholders resulting from the increase in our available capital, which could put us in a better financial position.

Possible Anti-Takeover Effects

The Share Increase Proposal could adversely affect the ability of third parties to take us over or change our control by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of us with another company that the board determines is not in our best interests or in the best interests of our shareholders. The ability of our Board of Directors to cause us to issue substantial amounts of Common Stock without the need for shareholder approval, except as may be required by law, regulation or stock exchange rules, upon such terms and conditions as our Board of Directors may determine from time to time in the exercise of its business judgment may, among other things, be used to create voting impediments with respect to changes in our control or to dilute the stock ownership of holders of Common Stock seeking to obtain control of us. The issuance of Common Stock, while providing desirable flexibility in connection with potential financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in our control. Our Board of Directors, however, does not intend or view the increase in our authorized Common Stock as an anti-takeover measure.

Dissenters’ Rights

Pursuant to the Virginia Stock Corporation Act, shareholders are not entitled to dissenters’ rights with respect to the Share Increase Proposal.

31

Required Vote

Assuming the presence of a quorum at the Special Meeting, the affirmative vote of a majority of the holders of outstanding shares of Common Stock is required to approve the Share Increase Proposal. Abstentions and broker non-votes will have the same effect as a vote against that proposal.

The Board of Directors recommends that our shareholders vote

“FOR” approval of the Share Increase Proposal.

32

Beneficial Ownership of Directors, Executive Officers and Principal Shareholders of the Company

The following table sets forth for (1) each director and executive officer of the Company, (2) all directors and executive officers as a group, and (3) each beneficial owner of more than 5% of Common Stock: (i) the number of shares of Common Stock beneficially owned on October 2, 2009, and (ii) such person’s or group’s percentage ownership of outstanding shares of Common Stock on such date. The Company is not aware of any shareholder that beneficially owns 5% or more of the outstanding shares of Common Stock. All of the Company’s directors and executive officers receive mail at the Company’s principal executive office at Attn: John A.B. Davies, Jr., President and Chief Executive Officer, 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510

This table is based upon information supplied by officers, directors, and principal shareholders and Schedules 13D and 13G filed with the SEC. Unless indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Name	Number of Shares Beneficially Owned		Percent of Outstanding Shares (1)

Directors:
John A.B. Davies, Jr.	—		—
William Brumsey, III	156,784.00	(2)	*
Patrick E. Corbin	20,393.15	(3)	*
Henry P. Custis	324,000.00	(4)	1.48%
Douglas J. Glenn	108,357.89	(5)	*
Herman A. Hall, III	195,284.70	(6)	*
Richard F. Hall, III	118,082.38	(7)	*
Robert R. Kinser	90,602.48	(8)	*
William A. Paulette	30,181.00	(9)	*
Bobby L. Ralph	48,365.38	(10)	*
Billy Roughton	122,192.00	(11)	*
Jordan E. Slone	126,073.00	(12)	*
Roland Carroll Smith, Sr.	153,099.48	(13)	*
Ollin B. Sykes	131,035.00	(14)	*
Emil A. Viola	506,221.78	(15)	2.31%
Frank T. Williams	305,377.00	(16)	1.40%
W. Lewis Witt	111,920.93	(17)	*
Jerry Womack	506,951.00	(18)	2.33%

Non-Director Executive Officers (not included above):
Julie R. Anderson	82,279.35	(19)	*
Lorelle L. Fritsch	22,934.51	(20)	*
Tiffany K. Glenn	See (5) above
Renee’ R. McKinney	89,721.02	(21)	*
Neal A. Petrovich	5,486.00	(22)	*
David R. Twiddy	98,868.00	(23)	*

All Directors and Executive Officers, as a group (25 persons)	3,462,567.94		15.83%

33

*	Represents less than 1% of outstanding shares.
(1)	Applicable percentages are based on 21,868,924.09 shares outstanding on October 2, 2009. Also includes shares of Common Stock subject to options as of October 2, 2009. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such options, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table.
(2)	Includes 34,898 options to purchase shares, 8,501.00 shares owned jointly by William Brumsey, III and Walton H. Carter (business associate), 7,135.00 shares owned by Madeline F. Brumsey (wife), 206.00 shares held by Madeline F. Brumsey as custodian for John C. Ammons, Jr. (grandson), and 1,586.00 shares held in a deferred compensation plan for William Brumsey, III.
(3)	Includes 204.37 shares owned jointly by Patrick E. Corbin and Brenda C. Corbin (wife), and 188.77 shares owned by Brenda C. Corbin.
(4)	Includes 261,000.00 shares held in a revocable trust for Henry P. Custis and 63,000.00 shares held in a grantor retained annuity trust for Henry P. Custis.
(5)	Includes 32,000 options to purchase shares, 14,831 options to purchase shares by Tiffany K. Glenn (wife), 272.71 shares held in the Company’s 401(k) Profit Sharing Plan and Trust for Douglas J. Glenn, 4,633.92 shares held in the Company’s 401(k) Profit Sharing Plan and Trust for Tiffany K. Glenn, 16,012.92 shares of restricted stock held by the Company for Douglas J. Glenn, 1,764.00 shares of restricted stock held by the Company for Tiffany K. Glenn, 8,735.52 shares held in a Rabbi Trust for Douglas J. Glenn, 7,559.07 shares held in a Rabbi Trust for Tiffany K. Glenn, 12,217.23 shares owned jointly by Douglas J. Glenn and Tiffany K. Glenn, 444.59 shares held by Tiffany K. Glenn as custodian for Grayson Glenn (son) and 444.77 shares held by Tiffany K. Glenn as custodian for Bayler Glenn (daughter).
(6)	Includes 40,759 options to purchase shares, 672.48 shares of restricted stock held by the Company for Herman A. Hall, III, 10,290.45 shares held in a Rabbi Trust for Herman A. Hall, III, and 61,344.88 shares held in an IRA for Herman A. Hall, III.
(7)	Includes 116,235.62 shares held in a revocable trust for Richard F. Hall, III.
(8)	Includes 12,000 options to purchase shares, 260.90 shares owned jointly by Robert R. Kinser and Karen W. Kinser (wife), 379.85 shares owned by Karen W. Kinser, 9,923.26 shares owned jointly by Robert R. Kinser and Luke E. Kinser (son), 9,835.02 shares held by Robert R. Kinser as custodian for Sarah Kinser (daughter) and 388.26 shares held by Robert R. Kinser as custodian for James T. Kinser (brother).
(9)	Includes 29,846.00 shares owned jointly by William A. Paulette and Carolyn E. Paulette (wife).
(10)	Includes 27,259 options to purchase shares, 5,505.55 shares held in a Rabbi Trust for Bobby L. Ralph, and 672.48 shares of restricted stock held by the Company for Bobby L. Ralph.
(11)	Includes 19,765 options to purchase shares, 96,291.00 shares owned jointly by Billy Roughton and Mildred H. Roughton (wife), 5,493.00 shares held in a simplified employee pension individual retirement account for Billy Roughton, and 643.00 shares held in a simplified employee pension individual retirement account for Mildred H. Roughton.

34

(12)	Includes 12,000 options to purchase shares, 1,720.00 shares held by the 2003 Irrevocable Slone Children’s Trust, 30,850.00 shares held by Garden Capital Acquisitions, LLC, a company operated by Jordan E. Slone, and 37,379.00 shares held by Slone Investments.
(13)	Includes 10,000 options to purchase shares, 532.18 shares owned jointly by Roland Carroll Smith, Sr. and Jacqueline M. Smith (wife), 517.30 shares owned by Jacqueline M. Smith, 5,468.34 shares held in a Rabbi Trust for Roland Carroll Smith, Sr., 81,513.33 shares held in a Revocable Trust for Roland Carroll Smith, Sr., 5,377.82 shares held by Roland Carroll Smith, Sr. as custodian for Harrison D. Smith (grandson), 10,638.08 shares held by Roland Carroll Smith, Sr. as custodian for Erinn M. Smith (granddaughter), and 36,993.37 shares owned by Hearndon Construction Corporation, Inc., a company owned by Roland Carroll Smith, Sr.
(14)	Includes 21,239 options to purchase shares, 212.00 shares held in an IRA for Ollin B. Sykes, 110.00 shares held in a SEP for Ollin B. Sykes, 5,199.00 shares held in a 401(k) plan for Ollin B. Sykes, 244.00 shares owned by Sykesco Investment Partnership, an investment entity partially owned by Ollin B. Sykes, and 87,281.00 shares held by Sykes & Company P. A. Profit Sharing Plan and Trust, Ollin B Sykes, trustee.
(15)	Includes 2000 options to purchase shares, 672.48 shares of restricted stock held by the Company for Emil A. Viola, 83,788.12 shares held in an IRA for Emil A. Viola, 10,184.21 shares held in a Rabbi Trust for Emil A. Viola, 25,026.80 shares held in the Viola Foundation and 58,082.51 shares held in the Michael C. Viola Children’s Trust.
(16)	Includes 34,898 options to purchase shares.
(17)	Includes 22,404 options to purchase shares, 672.48 shares of restricted stock held by the Company for W. Lewis Witt, 17,610.08 shares owned jointly by W. Lewis Witt and Judith W. Witt (wife), 1,926.98 shares held in an IRA for W. Lewis Witt, 6,941.36 shares held in an IRA for Judith W. Witt, 6,177.19 shares owned by Inner-View, Ltd., a company owned by W. Lewis Witt and 46,160.64 shares held by Inner-View, Ltd. in a profit sharing plan for W. Lewis Witt.
(18)	Includes 34,898 options to purchase shares, 251,255.00 shares owned jointly by Jerry Womack and Alice Womack (wife), 65,582.00 shares owned by Alice Womack, 3,165.00 shares held in an IRA for Jerry Womack, and 1,586.00 shares held in a deferred compensation plan for Jerry Womack.
(19)	Includes 31,516 options to purchase shares, 9,709.11 shares of restricted stock held by the Company for Julie R. Anderson, 10,723.69 shares held in the Company’s 401(k) Profit Sharing Plan and Trust, 1,300.00 shares held in an IRA for Julie R. Anderson, 10,586.76 shares held in a Rabbi Trust for Julie R. Anderson and 18,443.80 shares owned jointly by Julie R. Anderson and Douglas A. Anderson (husband).
(20)	Includes 11,827 options to purchase shares, 1,695.20 shares owned jointly with David E. Fritsch (husband), 4,799.55 shares held in the Company’s 401(k) Profit Sharing Plan and Trust, 1,965.77 shares held in a Rabbi Trust for Lorelle L. Fritsch, and 2,647.00 shares of restricted stock held by the Company for Lorelle L. Fritsch.
(21)	Includes 34,025 options to purchase shares, 8,367.26 shares of restricted stock held by the Company for Renee’ R. McKinney, 19,036.29 shares held in the Company’s 401(k) Profit

35

Sharing Plan and Trust, 530.29 shares held by Renee’ R. McKinney as custodian for Jamie N. McKinney (daughter), 192.31 shares held in an IRA for Jamie N. McKinney, and 6,874.79 shares held in a Rabbi Trust for Renee’ R. McKinney.

(22)	Includes 5,000.00 shares of restricted stock held by the Company for Neal A. Petrovich.
(23)	Includes 47,510 options to purchase stock and 13,356 shares held in a 401(k) plan for David R. Twiddy.

36

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

Certain statements contained in this Proxy Statement constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. The words “believes,” “expects,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends,” or other similar words or terms are intended to identify forward-looking statements. These forward-looking statements are subject to significant uncertainties because they are based upon or are affected by risk factors described in the “Risk Factors” section of our Quarterly Report on Form 10-Q for the fiscal quarters ended June 30, 2009 and September 30, 2009, including:

•	The goodwill resulting from our acquisition of Gateway may become impaired in the fourth quarter;

•	We may continue to incur significant losses in the future and we can make no assurances as to when we will be profitable;

•	Our estimate for losses in our loan portfolio may be inadequate;

•	We have had and may continue to have difficulties managing our problem loans and our loan administration;

•

We did not undergo a “stress test” under the Federal Reserve’s Supervisory Capital Assessment Program; our self-administered stress test differed from the Supervisory Capital Assessment Program and the results of our test may be inaccurate;

•	We have recently had a significant turnover in our senior management team;

•	Governmental regulation and regulatory actions against us may impair our operations or restrict our growth;

•	If the value of real estate in our core market areas were to decline materially, a significant portion of our loan portfolio could become under-collateralized;

•	Our construction and land development, commercial real estate, and equity line lending may expose us to a greater risk of loss and hurt our earnings and profitability;

•	Our lending on vacant land may expose us to a greater risk of loss and may have an adverse effect on operations;

•	Difficult market conditions have adversely affected our industry;

•	A significant part of Gateway’s loan portfolio is unseasoned;

•

Our ability to maintain adequate sources of funding may be negatively impacted by the current economic environment which may, among other things, impact our ability to pay dividends or satisfy our obligations;

•

Our ability to maintain adequate sources of liquidity may be negatively impacted by the current economic environment which may, among other things, impact our ability to pay dividends or satisfy our obligations;

•

Our ability to maintain required capital levels may be negatively impacted by the current economic environment which may, among other things, impact our ability to pay dividends or satisfy our obligations;

•	We may incur additional losses if we are unable to successfully manage interest rate risk;

•	Certain built-in losses could be limited if we experience an ownership change as defined in the Internal Revenue Code;

•	We may not be able to successfully maintain our capital;

•	We may fail to realize the potential benefits of the mergers with Shore and Gateway;

37

•	The decline in the fair market value of various investment securities available-for-sale could result in future impairment losses;

•	A substantial decline in the value of our equity investments including Federal Home Loan Bank common stock may result in an other than temporary impairment charge;

•	Our future success is dependent on our ability to compete effectively in the highly competitive banking industry;

•	Our operations and customers might be affected by the occurrence of a natural disaster or other catastrophic event in our market area;

•	We face a variety of threats from technology based frauds and scams;

•

Virginia law and the provisions of our articles of incorporation and bylaws could deter or prevent takeover attempts by a potential purchaser of our Common Stock that would be willing to pay you a premium for your shares of our Common Stock; and

•	Our directors and officers have significant voting power.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. We undertake no obligation to update publicly any of these statements in light of future events.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and file with the Securities and Exchange Commission (the “SEC”) proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov or our website at http://www.bankofhamptonroads.com/pages/ir_stockholder_info.html. Written requests for copies of the documents we file with the SEC should be directed to Hampton Roads Bankshares, Inc., John A.B. Davies, Jr., President and Chief Executive Officer, Hampton Roads Bankshares, Inc., 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510.

CERTAIN ITEMS

Certain items required by Regulation S-K are derived from the Company’s Annual Report on Form 10-K, as amended, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, the requisite portions of which are attached hereto as Annexes B-E. Namely, financial statements meeting the requirements of Regulation S-K (other than the pro forma information which appears under “PROPOSAL 1: TO APPROVE THE ISSUANCE OF COMMON STOCK IN EXCHANGE OFFER TRANSACTIONS IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635 – Pro Forma Financial Information”) are contained in Annexes B-E, Item 302 supplementary financial information is contained in Annex B, Item 303 management’s discussion and analysis of financial condition and results of operations is contained in Annexes B-E, Item 304 changes in and disagreements with accountants on accounting and financial disclosure is contained in Annex B and Item 305 quantitative and qualitative disclosures about market risk is contained in Annexes B-E. These annexes are specifically deemed to be part of this Proxy Statement.

38

You should rely only upon the information provided in this document, or attached hereto. We have not authorized anyone to provide you with different information. You should not assume that the information in this document, including any information contained in the attached annexes, is accurate as of any date other than the date indicated on the front cover or the date given in the applicable document.

OTHER MATTERS

No other matters may come before the Special Meeting. Currently, in accordance with our bylaws, the only matters to be acted on at the Special Meeting are those described in this Proxy Statement, along with any necessary procedural matters related to the Special Meeting. As to procedural matters, or any other matters that are determined to be properly brought before the Special Meeting calling for a vote of the shareholders, it is the intention of the persons named in the accompanying proxy, unless otherwise directed in that proxy, to vote on those matters in accordance with their best judgment.

The next Annual Meeting of Shareholders will be held by the Company on or about April 26, 2010. Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in the Company’s proxy statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than November 25, 2009. All such proposals and notifications should be sent to John A.B. Davies, Jr., President and Chief Executive Officer at Hampton Roads Bankshares, Inc., 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510.

The Company’s Bylaws also prescribe the procedure that a shareholder must follow to nominate directors for election. Such nominations require that written notice be delivered to the Secretary of the Company at our principal executive office not later than (i) 45 days before the date on which we first mailed proxy materials for the prior year’s annual meeting of shareholders or, (ii) in the case of special meetings, at the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. The written notice must provide certain information and representations regarding both the nominee and the shareholder making the nomination and a written consent of the nominee to be named in a proxy statement as a nominee and to serve as a director if elected. Any shareholder may obtain a copy of the Bylaws, without charge, upon written request to the Secretary of the Company. Based upon the mailing date of our definitive proxy statement related to our 2009 Annual Meeting of Shareholders, June 2, 2009, the Company must receive proper notice of any such shareholder nomination no later than April 18, 2010.

BY ORDER OF THE BOARD OF DIRECTORS OF THE COMPANY

/s/ Tiffany K. Glenn
Tiffany K. Glenn, Secretary

Norfolk, Virginia
November 12, 2009

39

ANNEX A

ARTICLES OF AMENDMENT

TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED,

OF HAMPTON ROADS BANKSHARES, INC.

Pursuant to §13.1-710 of the Code of Virginia of 1950, as amended, the following is provided:

1.	The name of the corporation is: Hampton Roads Bankshares, Inc (the “Corporation”).

2.	Article III(a) shall deleted in its entirety from the Articles of Incorporation and a new Article III(a) shall be substituted in its place as follows:

(a) The Corporation shall have the authority to issue 100,000,000 shares of Common Stock, par value $0.625 per share (the “Common Stock”), and 1,000,000 shares of Preferred Stock, no par value.

3.	Pursuant to Section 13.1-710 of the Code of Virginia of 1950, as amended, the Board of Directors of the Corporation submitted this amendment to the shareholders at a special meeting of the shareholders on December 10, 2009.

4.

Pursuant to Article VIII of the Corporation’s Amended and Restated Articles of Incorporation, as amended, this amendment has been approved and recommended by at least two-thirds ( 2/3) of the Board of Directors of the Corporation.

5.	Pursuant to Section 13.1-655 of the Code of Virginia of 1950, as amended, the shareholders of the Corporation adopted this amendment at a special meeting of the shareholders. Holders of shares of common stock were eligible to vote on the adoption of the amendment. At the close of business on October 30, 2009, the date fixed by the Board of Directors as the record date for the meeting of the shareholders, [ — ] shares of common stock were outstanding. Of those shares, [ — ] were voted for the amendment, [ — ] were voted against the amendment and [ — ] abstained. The number of shares of common stock voted for the amendment was sufficient to approve the amendment.

Dated the      day of             , 2009.

Hampton Roads Bankshares, Inc.

By:
John A.B. Davies, Jr.
President and Chief Executive Officer

ANNEX B

EXCERPTS FROM HAMPTON ROADS BANKSHARES, INC. FORM 10-K

for the fiscal year ended December 31, 2008

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

We announced an open ended program on August 13, 2003 by which we were authorized to repurchase an unlimited number of our own shares of common stock in open market and privately negotiated transactions. During 2008, we repurchased a total of 131,406 shares of our common stock. We did not repurchase any shares of common stock other than through this publicly announced plan. Details for the transactions conducted during the last quarter of 2008 appear below.

Period	Total Number of Shares Purchased	Average Price Paid per Share	Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs	Maximum Number of Shares that May Yet Be Purchased Under the Plans or Programs
October 1, 2008-October 31, 2008	4	$9.86	4	—
November 1, 2008-November 30, 2008	—	—	—	—
December 1, 2008-December 31, 2008	58,714	9.51	58,714	—

Total	58,718	$9.51	58,718	—

ITEM 6 - SELECTED FINANCIAL DATA

The Selected Financial Data on page 2 in the excerpts from the Annual Report for the year ended December 31, 2008 is incorporated herein by reference.

ITEM 7 - MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis of Financial Condition and Results of Operations on pages 3 through 27 in the excerpts from the Annual Report for the year ended December  31, 2008 is incorporated herein by reference.

ITEM 7A - QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The information on the Quantitative and Qualitative Disclosures About Market Risk included in the Interest Rate Sensitivity section on pages 20 through 22 in the excerpts from the Annual Report for the year ended December 31, 2008 is incorporated herein by reference.

We had no derivative financial instruments, foreign currency exposure, or trading portfolio as of December 31, 2008, other than freestanding derivatives associated with interest rate lock commitments on mortgage loans which the Company intends to sell in the secondary market.

ITEM 8 - FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The following consolidated financial statements of the Company and the Report of Independent Registered Public Accounting Firm set forth on pages 28 through 67 in the excerpts from the Annual Report for the year ended December 31, 2008 are incorporated herein by reference or as noted and included as part of this Form 10-K:

29

All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

ITEM 9 - CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There were no changes in or disagreements with accountants on accounting and financial disclosure during 2008.

As discussed in our current report on Form 8-K filed on March 20, 2007, we engaged Yount, Hyde & Barbour, P.C. as our independent auditors for the fiscal year ended December 31, 2007, and chose not to renew the engagement of KPMG LLP (“KPMG”), which served as the Company’s independent auditors for the fiscal year ended December 31, 2006.

We have agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on our past financial statements incorporated by reference in this Annual Report on Form 10-K.

ITEM 9A - CONTROLS AND PROCEDURES

As of December 31, 2008, we carried out an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures are effective in timely alerting them to material information relating to our Company (including its consolidated subsidiaries) required to be included in our Exchange Act filings pursuant to the Securities Exchange Act of 1934. In addition, no change in our internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) occurred during the fourth quarter of our fiscal year ended December 31, 2008 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

30

Selected Financial Data

The financial information presented below has been derived from our audited consolidated financial statements. This information is only a summary and should be read together with our consolidated historical financial statements and management’s discussion and analysis appearing elsewhere in this annual report.

(Dollars in thousands except per share data)	2008	2007	2006	2005	2004
Operating Results:
Interest income	$45,177	$38,203	$30,021	$24,558	$18,068
Interest expense	17,917	14,016	9,123	5,869	3,911

Net interest income	27,260	24,187	20,898	18,689	14,157
Provision for loan losses	1,418	1,232	180	486	926
Noninterest income	5,980	3,440	3,398	3,214	3,791
Noninterest expense	20,987	15,994	14,946	13,040	10,794
Income taxes	3,660	3,590	3,134	2,870	2,140

Income before cumulative effect of change in accounting principle	7,175	6,811	6,036	5,507	4,088
Cumulative effect of change in accounting principle, net	—	—	—	—	46

Net income	$7,175	$6,811	$6,036	$5,507	$4,134

Per Share Data:
Basic earnings	$0.60	$0.67	$0.66	$0.68	$0.52
Diluted earnings	0.59	0.65	0.65	0.66	0.50
Book value per common share	9.70	7.14	6.84	5.96	5.41
Tangible book value per common share	5.18	7.14	6.84	5.96	5.41
Basic weighted average shares outstanding	11,960,604	10,228,638	9,092,980	8,137,244	7,973,844
Diluted weighted average shares outstanding	12,074,725	10,431,554	9,275,788	8,407,821	8,236,169
Shares outstanding at year-end	21,777,937	10,314,899	10,251,336	8,242,822	8,059,528

Year-End Balances:
Assets	$3,085,711	$563,828	$476,299	$409,517	$344,969
Loans	2,604,590	477,149	375,044	285,330	275,190
Investment securities	177,432	47,081	59,545	73,826	38,995
Deposits	2,296,146	431,457	363,261	327,447	275,115
Borrowings	429,588	53,000	38,000	30,500	23,000
Shareholders’ equity	344,809	73,660	70,163	49,131	43,626

Average Balances:
Assets	$759,264	$519,175	$432,716	$382,821	$324,485
Loans	646,211	428,874	325,506	287,979	236,082
Investment securities	41,711	53,946	67,130	52,706	57,455
Deposits	562,390	389,055	333,242	302,167	260,110
Borrowings	94,101	51,336	36,968	30,944	18,734
Shareholders’ equity	94,030	71,545	57,640	44,855	41,960

Ratios:
Return on average assets	0.95%	1.31%	1.39%	1.44%	1.27%
Return on average equity	7.63	9.52	10.47	12.28	9.85
Average equity to average assets	12.38	13.78	13.32	11.72	12.93
Allowance for loan losses to year-end loans	1.97	1.06	1.04	1.26	1.12
Net interest margin	3.89	4.95	5.20	5.26	4.71
Dividend payout ratio	73.33	64.18	75.76	52.94	63.46
Efficiency ratio	63.14	57.89	61.52	59.54	60.14

Management’s Discussion and Analysis

of Financial Condition and Results of Operations

Introduction

Hampton Roads Bankshares, Inc. (the “Company”) is headquartered in Norfolk, Virginia and conducts its primary operations through its wholly-owned subsidiaries, Bank of Hampton Roads, Gateway Bank & Trust, and Shore Bank, collectively referred to as the “Banks.” Unless the context otherwise requires, the term the “Company” is also used to refer to Hampton Roads Bankshares, Inc. and its consolidated subsidiaries on a combined basis.

The Company is a financial services holding company with $3.09 billion in total assets providing a variety of community banking services in the Southeastern portion of Virginia known as South Hampton Roads, the Northeastern, Southeastern and Research Triangle regions of North Carolina, Richmond, Virginia, and the Eastern Shore of Virginia and Maryland. Through the Banks, the Company owns Shore Investments Inc., Gateway Investment Services, Inc., Gateway Insurance Services, Inc., Gateway Bank Mortgage, Inc., and Gateway Title Agency, Inc. The Company also owns Hampton Roads Investments, Inc. (“HRI”). These non-bank subsidiaries provide clients with a variety of non-deposit investment, insurance and mortgage products.

The Company acquired Shore Financial Corporation and Subsidiaries (“SFC”) on June 1, 2008 and, therefore, the financial information discussed throughout the Management Discussion and Analysis includes the operations of Shore Bank and its subsidiary, Shore Investments Inc., for the seven months ended December 31, 2008. The Company’s acquisition of Gateway Financial Holdings, Inc. and Subsidiaries (“GFH”) occurred on December 31, 2008, so the Company’s 2008 consolidated financial statements only include ending balance information thus excluding GFH’s results from operations during the year. Accordingly, the following discussion and analysis does not reflect the impact a full year of operations by the acquired companies will have on the Company.

The following commentary provides information about the major components of our results of operations and financial condition, liquidity, and capital resources. This discussion and analysis should be read in conjunction with the Consolidated Financial Statements and Notes to Consolidated Financial Statements presented elsewhere in this Annual Report. It should also be read in conjunction with the “Caution About Forward Looking Statements” section at the end of this discussion.

Executive Overview

The year 2008 was not a normal year in the banking industry. It showed the falling domino impact of loan instruments that are used to collateralize investment instruments and then sold to various institutions. Although we did not deal in subprime loans as a matter of direct business, we still were impacted. The year began with the financial industry, not just banks, continuing to deal with the subprime fallout. The Federal Reserve continued to lower interest rates throughout the year which put a squeeze on margins, the largest contributor to our net income, as variable rate loans and investments re-priced quickly while fixed rate deposits and borrowings re-priced over a longer period of time. Finally in late summer, the impact of the decreased value of asset backed securities, the high rate of defaulted mortgagesm and a liquidity crunch blended to cause massive write-downs of securities, the takeover by the U.S. Government of its mortgage agencies FNMA and FHLMC, and the buy out or failure of many financial institutions. This brought in the U.S. Treasury to assist the Federal Reserve and other government supervisory agencies in stabilizing the economy. As we enter 2009, the financial industry is working hard to right itself.

The Company is not immune to these impacts as loan volume in nonaccrual status and subject to foreclosure risks has increased due to the GFH acquisition. However, the Company has maintained a conservative strategy; risks within its markets are diversified; net income increased over the previous year; and, most importantly, the Company and its subsidiary banks are well capitalized with enough liquidity to meet most turns in the economic market.

The Company’s primary source of revenue is net interest income earned by the Banks. Net interest income represents interest and fees earned from lending and investment activities, less the interest paid to fund these activities. In addition to net interest income, noninterest income is another important source of revenue for the Company. Noninterest income is derived primarily from service charges on deposits and fees earned from bank services, but with the addition of SFC and GFH, fees earned from investment, mortgage, and insurance activities will represent a more significant component of noninterest income in future periods. Other factors that impact net income are the provision for loan losses, noninterest expense, and the provision for income taxes.

The Company’s net income during the year ended December 31, 2008 was $7.18 million, representing a 5.43% increase over 2007’s net income of $6.81 million. This increase was achieved with the help of our acquisition of SFH. Shore Bank contributed $2.06 million in net income during 2008. Diluted earnings per share were $0.59 compared to $0.65 per share during 2007. Earnings per share were impacted by the increase in average shares outstanding resulting from the issuance of 2,713,425 shares in conjunction with the SFC acquisition during 2008. The Company’s tangible book value per common share at December 31, 2008 was $5.18 compared to $7.14 for 2007 with the decrease primarily resulting from goodwill and preferred stock acquired in the SFC and GFH mergers. Net income for 2006 was $6.04 million with diluted earnings per share of $0.65 and tangible book value per share of $6.84. In the third quarter of 2006, the Company raised $19.05 million in capital through a rights offering to existing shareholders and a public offering, resulting in the issuance of 1,849,200 new shares of common stock.

The increase in equity from the SFC merger transaction also explains the decrease in return on average equity experienced during 2008 to 7.63% from 9.52% in 2007 and 10.47% in 2006. Return on average assets was 0.95%, 1.31% and 1.39% for 2008, 2007, and 2006, respectively.

The Company’s 2008 results were also impacted by a decrease in its net interest margin to 3.89% from 4.95% in 2007 and 5.20% in 2006. Since September 2007, the Federal Open Market Committee has reduced the target federal funds rate by 500—525 basis points. Due to the asset sensitive nature of the Company’s balance sheet during this time, with assets such as variable rate loans repricing more quickly than liabilities such as certificates of deposit, a decreasing interest rate environment tends to cause a decline in net interest margin. While Shore Bank’s more risk neutral balance sheet mitigates the effect of interest rate swings on the Company, it contains a larger percentage of mortgage loans that historically produce lower margins. The Company manages interest rate risk associated with assets and liabilities repricing in several ways including using floors and caps on variable interest rate loans and keeping the terms on both assets and liabilities short with most maturing or repricing within five years.

Despite the continued decline in its net interest margin, the Company’s net interest income grew during 2008 to $27.26 million, representing a 12.71% increase over 2007. Net interest income benefited from the acquisition of Shore Bank and fairly strong loan growth experienced during the year.

During 2008, the Company experienced a significant increase in its balance sheet including loans and deposits, primarily resulting from the SFC and GFH acquisitions. Total assets were $3.09 billion at December 31, 2008, compared to $563.83 million at year-end 2007. At year-end 2008, Shore Bank accounted for approximately $318 million of total assets, while Gateway Bank & Trust and its related entities represented $2.20 billion of the Company’s assets on hand. Total loans increased to $2.60 billion at December 31, 2008 from $477.15 million at year-end 2007 with Shore Bank and Gateway Bank& Trust accounting for approximately $252 million and $1.82 billion, respectively, in loan balances at year-end. Deposit balances also benefited from the Company’s acquisitions during 2008 with an increase in total deposits to $2.30 billion at December 31, 2008, compared to total deposits of $431.46 million at year-end 2007. Shore Bank and Gateway Bank & Trust contributed $195 million and $1.68 billion, respectively, to year-end deposit balances.

Liquidity demands from merger related activities, organic growth within the Company, and the instability of the financial markets created an environment where liquidity management was crucial during 2008. The Company further expanded its sources of funding to include the Federal Reserve Discount Window and continued to use the brokered and national certificates of deposit markets.

Aggressive retail deposit pricing by our competitors continued during 2008 with certificate of deposit rates often exceeding those offered in the brokered and national markets. With the wholesale funding markets becoming more cost effective, the Company became more reliant on this funding mechanism during 2008 as an alternative to paying up for local deposits. The Company monitors its wholesale funding portfolios and policy limits exist concerning the types and amounts of this funding it may incur.

The Company’s earnings were impacted by an increase in noninterest expense and the provision for loan losses during the period. Noninterest expense was $20.99 million for the year ended December 31, 2008, compared to $15.99 million for 2007. The increase primarily related to the inclusion of Shore Bank’s operations for the seven months ended December 31, 2008, as well as integration expenses associated with the SFC and GFH acquisitions. The provision for loan losses increased to $1.42 million in 2008 compared to $1.23 million in 2007 and $180 thousand in 2006. The increase in the loan loss provision reflected the growth in the loan portfolio during 2008 and the nature of the economic environment. Nonperforming assets to total assets were 1.34% at year-end 2008 compared to 0.47% at year-end 2007. Allowance for loan losses to nonperforming assets was 124.33% at year-end 2008 compared to 190.67% at year-end 2007.

The acquisitions of Shore Bank and Gateway Bank & Trust significantly increased the Company’s loan portfolio at December 31, 2008. The Company’s long-range objective continues to be profitable growth in the loan portfolio, while its short-term focus will be on absorbing the acquired companies’ loan portfolios and managing the entire loan portfolio through the challenging economic conditions. Until the economy reverses direction, growth may be limited. Additionally, in light of current economic conditions, management remains committed to strengthening the Company through community involvement, relationships with existing customers, enhancement of the Company’s image as a community asset and management’s strengthened efforts to offer competitively-priced products, while offering high quality, personalized service.

Results of Operations

Net Interest Income

Net interest income is the difference between interest income and interest expense. The following influences may significantly impact net interest income and net interest margin:

•	Variations in the volume and mix of interest earning assets and interest bearing liabilities;

•	Changes in the yields earned and rates paid; and

•	The level of noninterest bearing liabilities available to support earning assets.

Table 1 presents the average interest earning assets and average interest bearing liabilities, the average yields earned on such assets and rates paid on such liabilities, and the net interest margin for the indicated periods. The variance in interest income and expense caused by differences in average balances and rates is shown in Table 2.

2008 Compared to 2007

Net interest income was $27.26 million during the year ended December 31, 2008, representing an increase of $3.07 million or 12.71% as compared with 2007. The 2008 increase in net interest income resulted from growth in interest earning assets during the period, primarily due to the Shore Bank merger. Additionally, the Company benefited from an 83 basis point decrease in the average rate paid on interest bearing liabilities from 4.11% in 2007 to 3.28% in 2008. Net interest income was negatively affected by a decline in the average yield on interest earning assets from 7.82% in 2007 to 6.45% in 2008. These changes in average yield and rate produced a net interest spread which compressed from 3.71% in 2007 to 3.17% in 2008.

The net interest margin, which is calculated by expressing net interest income as a percentage of average interest earning assets, is an indicator of effectiveness in generating income from earning assets. The Company’s net interest margin was 3.89% in 2008, compared to 4.95% in 2007, and 5.20% in 2006. The Federal Open Market Committee’s 500—525 basis point reduction in the target federal funds rate since September 2007 put continued downward pressure on interest rates which negatively impacted the Company’s asset sensitive balance sheet, resulting in the net interest margin decline.

The Company’s interest earning assets consist primarily of loans, investment securities, interest-bearing deposits in other banks, and overnight funds sold. Interest income on loans, including fees, increased $7.60 million to $43.20 million for the year ended December 31, 2008, compared to the same time period during 2007. This increase resulted from a $217.34 million increase in average loans and was partially offset by a 161 basis point decline in the average yield on loans. The merger valuation adjustment of Shore Bank’s loan portfolio, which is being amortized over approximately thirty-eight months beginning in June 2008, reduced interest income on loans by $221 thousand in 2008. Interest income on investment securities decreased $639 thousand to $1.68 million for the year ended December 31, 2008 compared to the same time period during 2007. The Company experienced a $12.24 million decline in average investment securities, primarily resulting from maturing investments used to fund other liquidity needs and the existence of a relatively unfavorable investment security market during the year. Interest income on interest-bearing deposits in other banks and overnight funds sold had a nominal impact on the Company’s interest income during 2008 and 2007.

The Company’s interest bearing liabilities consist of deposit accounts and borrowings. Interest expense from deposits increased $2.44 million to $14.09 million for the year ended December 31, 2008 compared to the same time period during 2007. This increase resulted from the $161.98 million increase in average interest bearing deposits offset by a 90 basis point decrease in the average interest rate on deposit liabilities. The merger valuation adjustment of certain Shore Bank deposits, being amortized over eleven months beginning June 2008, decreased interest expense on deposits by $341 thousand in 2008. Interest expense from borrowings, which consists of FHLB borrowings, other borrowings and overnight funds purchased increased $1.47 million to $3.83 million for the year ended December 31, 2008 compared to the same time period during 2007. The $42.77 million increase in average borrowings netted against the 54 basis point decrease in the average interest rate on borrowings produced this result. The merger valuation adjustment of Shore Bank’s borrowings, being amortized over fourteen months beginning in June 2008, decreased interest expense on borrowings by $173 thousand in 2008.

2007 Compared to 2006

Net interest income increased 15.74% in 2007 to $24.19 million, or $3.29 million over the 2006 total. The increase in net interest income during 2007 was attained by strong increases in the average balance of interest earning assets, most notably in average loans. Interest rates also were a factor in net interest income and the net interest margin in 2007. The average yield on interest earning assets increased from 7.47% in 2006 to 7.82% in 2007 and the average rate paid on interest bearing liabilities increased from 3.37% in 2006 to 4.11% in 2007. These changes in average yield and rate produced a net interest spread which compressed from 4.10% in 2006 to 3.71% in 2007.

The Company’s net interest margin was 4.95% in 2007, as compared to 5.20% in 2006. The net interest margin decreased in 2007 as a result of a declining rate environment. Interest income from loans, including loan fees, rose to $35.60 million for the year 2007, an increase of $8.78 million over 2006. During 2007, average loans increased $103.37 million, or 31.76%, while the average interest yield increased 6 basis points. New loan production was strong throughout 2007. At December 31, 2007, approximately 54.43% of the loan portfolio consisted of variable rate loans, compared with 49.73% at December 31, 2006.

Interest income from investment securities decreased $405 thousand from 2006 to 2007. This decrease is related to a decrease in average investment securities of $13.18 million partially offset by an increase in the average interest yield of 24 basis points. As investments matured during 2007, the proceeds were used to fund loan growth.

A shift in the mix of funding sources was a factor in the Company’s net interest margin in 2007. Average noninterest bearing demand deposits made up only 25.53% of the average deposit portfolio in 2007 compared to 29.97% in 2006. Time deposits, a higher cost funding source, made up 43.41% of the average deposit portfolio in 2007 compared to 35.09% in 2006. Savings deposits, including the premium savings account product, made up 20.56% of the average deposit portfolio in 2007 compared to 21.10% in 2006. The Company also increased rates on deposit accounts in order to attract deposits to fund loan growth. Interest expense on deposits increased $4.03 million from 2006 to 2007 as average interest bearing deposits increased $56.38 million or 24.06% and the average rate paid on interest bearing deposits increased 75 basis points. Interest on borrowings increased $865 thousand from 2006 to 2007 resulting from an increase in average borrowings of $14.37 million and a 56 basis point increase in the average rate paid on borrowings.

Table 1: Average Balance Sheet and Net Interest Margin Analysis

	2008			2007			2006
(In thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets:
Interest earning assets
Loans	$646,211	$43,201	6.69%	$428,874	$35,604	8.30%	$325,506	$26,827	8.24%
Investment securities	41,711	1,677	4.02	53,946	2,316	4.29	67,130	2,721	4.05
Interest-bearing deposits in other banks	9,632	246	2.55	4,870	248	5.09	4,761	244	5.12
Overnight funds sold	3,030	53	1.75	691	35	5.07	4,558	229	5.02

Total interest earning assets	700,584	45,177	6.45	488,381	38,203	7.82	401,955	30,021	7.47
Noninterest earning assets
Cash and due from banks	17,218			15,907			16,194
Premises and equipment	19,398			11,961			11,808
Other assets	29,356			7,354			6,527
Less: Allowance for loan losses	(7,292)			(4,428)			(3,768)

Total assets	$759,264			$519,175			$432,716

Liabilities and Shareholders’ Equity:
Interest bearing liabilities
Interest bearing demand	$81,014	$1,030	1.27%	$40,863	$678	1.66%	$46,132	$522	1.13%
Savings deposits	88,559	1,741	1.97	79,994	2,866	3.58	70,315	2,180	3.10
Time deposits	282,150	11,321	4.01	168,886	8,113	4.80	116,918	4,927	4.21
Borrowings	94,101	3,825	4.06	51,336	2,359	4.60	36,968	1,494	4.04

Total interest bearing liabilities	545,824	17,917	3.28	341,079	14,016	4.11	270,333	9,123	3.37

Noninterest bearing liabilities
Demand deposits	110,667			99,312			99,877
Other liabilities	8,743			7,239			4,866
Shareholders’ equity	94,030			71,545			57,640

Total liabilities and shareholders’ equity	$759,264			$519,175			$432,716

Net interest income		$27,260			$24,187			$20,898

Net interest spread			3.17%			3.71%			4.10%

Net interest margin			3.89%			4.95%			5.20%

Note: Interest income from loans included fees of $816,736 in 2008, $1,414,086 in 2007, and $1,359,262 in 2006. Average nonaccrual loans are not material and are included in average loans above.

Table 2: Effect of Changes in Rate and Volume on Net Interest Income

	2008 Compared to 2007			2007 Compared to 2006			2006 Compared to 2005
(In thousands)	Interest Income/ Expense Variance	Variance Attributable to		Interest Income/ Expense Variance	Variance Attributable to		Interest Income/ Expense Variance	Variance Attributable to
		Rate	Volume		Rate	Volume		Rate	Volume
Interest Earning Assets:
Loans	$7,597	$(4,741)	$12,338	$8,777	$197	$8,580	$4,485	$1,451	$3,034
Investment securities	(639)	(140)	(499)	(405)	175	(580)	1,001	470	531
Interest-bearing deposits in other banks	(2)	1	(3)	4	(2)	6	(2)	4	(6)
Overnight funds sold	18	(4)	22	(194)	4	(198)	(21)	102	(123)

Total interest earning assets	$6,974	$(4,884)	$11,858	$8,182	$374	$7,808	$5,463	$2,027	$3,436

Interest Bearing Liabilities:
Deposits	$2,435	$(1,636)	$4,071	$4,028	$1,967	$2,061	$2,763	$1,708	$1,055
Borrowings	1,466	(236)	1,702	865	226	639	491	275	216

Total interest bearing liabilities	3,901	(1,872)	5,773	4,893	2,193	2,700	3,254	1,983	1,271

Net interest income	$3,073	$(3,012)	$6,085	$3,289	$(1,819)	$5,108	$2,209	$44	$2,165

Note: The change in interest due to both rate and volume has been allocated to variance attributable to rate and variance attributable to volume in proportion to the relationship for the absolute amounts of the change in each.

Noninterest Income

2008 Compared to 2007

As shown in Table 3, the Company reported an increase in total noninterest income of $2.54 million, or 73.84%, in 2008 over 2007. Noninterest income comprised 11.69% of total revenue in 2008, 8.26% in 2007 and 10.17% in 2006.

The Company’s primary source of noninterest income is service charges on deposit accounts which increased $1.38 million, or 69.29%, to $3.38 million for the year ended December 31, 2008 compared to the same period in 2007. During the first and third quarters of 2008, the Company sold investment securities available-for-sale and recorded a gain of $457 thousand. Gain on sale of premises and equipment primarily consists of a gain recorded on the sale of a piece of property originally intended for expansion prior to moving the corporate headquarters to downtown. During 2008, equity securities originally owned by SFH were deemed to be other-than-temporarily impaired and an impairment loss of $561 thousand was recognized through noninterest income. Other service charges and fees increased $753 thousand, or 52.55%, during 2008 compared 2007. Contributing to this increase was a gain from the sale of the Company’s credit card portfolio as well as the introduction of a non sufficient funds (“NSF”) protection product that generates fees in return for honoring NSF checks up to a predetermined limit. The addition of Shore Bank represented $1.22 million and $937 thousand of the increase to service charges on deposit accounts and other service chares and fees, respectively.

2007 Compared to 2006

The Company’s noninterest income increased $42 thousand, or 1.24%, in 2007 over 2006. Service charges on deposit accounts increased 6.51% from 2006 to 2007. This increase was due to an increase in NSF fees and service charges on commercial checking accounts. Other service charges and fees decreased $91 thousand or 5.97% from 2006 to 2007 due primarily to equity method losses on the Company’s investment in a financial services equity fund and decreases in the commission income earned by the Company’s investment services subsidiary, HRI.

Table 3: Noninterest Income

December 31,				2008 Compared to 2007		2007 Compared to 2006
(In thousands)	2008	2007	2006	Amount	%	Amount	%
Service charges on deposit accounts	$3,379	$1,996	$1,874	$1,383	69.29%	$122	6.51%
Gain on sale of investment securities available-for-sale	457	—	—	457	—	—	—
Gain on sale of premises and equipment	519	11	—	508	4618.18	11	—
Impairment of securities	(561)	—	—	(561)	—	—	—
Other service charges and fees	2,186	1,433	1,524	753	52.55	(91)	(5.97)

Total noninterest income	$5,980	$3,440	$3,398	$2,540	73.84%	$42	1.24%

Noninterest Expense

2008 Compared to 2007

Noninterest expense represents the overhead expenses of the Company. One of the core operating principles of management continues to be the careful monitoring and control of these expenses. The efficiency ratio, calculated by dividing noninterest expense by the sum of net interest income and noninterest income, was 63.14% in 2008 compared to 57.89% in 2007 and 61.52% in 2006. The addition of Shore Bank and related merger integration costs impacted the Company’s efficiency ratio during 2008.

As shown in Table 4, total noninterest expense increased $4.99 million, or 31.22%, during the year ended December 31, 2008 compared to the same period of 2007, primarily resulting from the addition of Shore Bank in June which contributed $5.29 million in noninterest expense during the year. The change in noninterest expense included a 35.55% increase in occupancy expense which resulted from the opening of the Company’s new branch location in the Edinburgh section of Chesapeake, the relocation of Shore Bank’s Cape Charles and Salisbury, Maryland locations, and expenses related to Shore Bank’s operations since the acquisition in June 2008. Salaries and employee benefits increased $1.56 million to $11.52 million during 2008 compared with the same period in 2007, primarily related to the addition of Shore Bank’s employee costs. Data processing expense realized an increase of $577 thousand for the year compared to 2007, resulting from an upgrade to imaged file capture cash letter processing and the addition of Shore Bank for seven months of 2008. All other noninterest expenses posted an increase of 60.11% to $6.02 million for the year ended December 31, 2008 compared to the same period of 2007. The increase in all other noninterest expense categories resulted from an increase in FDIC assessment of $220 thousand and other expenses relating to the addition of Shore Bank during the year.

Table 4: Noninterest Expense

December 31,				2008 Compared to 2007		2007 Compared to 2006
(In thousands)	2008	2007	2006	Amount	%	Amount	%
Salaries and employee benefits	$11,518	$9,954	$9,106	$1,564	15.71%	$848	9.31%
Occupancy	2,261	1,668	1,678	593	35.55	(10)	(0.60)
Data processing	1,189	612	598	577	94.28	14	2.34
Directors’ and regional board fees	443	307	284	136	44.30	23	8.10
Bank franchise tax	621	464	280	157	33.84	184	65.71
Equipment	663	343	304	320	93.29	39	12.83
Professional fees	383	279	367	104	37.28	(88)	(23.98)
Telephone and postage	481	305	294	176	57.70	11	3.74
ATM and VISA Check Card	551	500	423	51	10.20	77	18.20
Advertising and marketing	412	326	481	86	26.38	(155)	(32.22)
FDIC assessment	262	42	39	220	523.81	3	7.69
Other	2,203	1,194	1,092	1,009	84.51	102	9.34

Total noninterest expense	$20,987	$15,994	$14,946	$4,993	31.22%	$1,048	7.01%

2007 Compared to 2006

Noninterest expense increased $1.05 million, or 7.01%, for the year ended December 31, 2007 to $15.99 million, compared to $14.95 million in 2006. Salaries and employee benefits accounted for the largest portion of noninterest expense during each of the years in the three-year period ended December 31, 2007. During 2007, salaries and benefits were $9.95 million, an increase of $848 thousand over 2006. This increase was driven by annual incentive increases and an increase in the number of full-time equivalent employees, including one executive officer.

Occupancy expense decreased $10 thousand for the year ended December 31, 2007 to $1.67 million. This decrease was primarily due to a decrease in building maintenance expense netted against an increase in rent expense.

Data processing expense increased $14 thousand, or 2.34%, to $612 thousand from 2006 to 2007. This increase is due to costs associated with improvements made to the online banking product and implementation of deposit capture in the branches.

All other expenses combined to cause an increase of $196 thousand from 2006 to 2007. The largest change occurred in the bank franchise tax category which increased $184 thousand from 2006 to 2007 as a result of higher Bank equity after the rights and public offerings in 2006.

Provision for Income Taxes

Income tax expense for 2008, 2007, and 2006 was $3.66 million, $3.59 million, and $3.13 million, respectively. The Company’s effective tax rate for the years ended December 31, 2008, 2007, and 2006 was 33.78%, 34.52% and 34.18%, respectively, and differed from the statutory rate of 34.23% in 2008, 34.18% in 2007 and 34.00% in 2006 primarily due to the tax impact of interest and dividends derived from certain investment securities and nondeductible expenses.

Financial Condition

Loans

As a holding company of multiple community banks, the Company has a primary objective of meeting the business and consumer credit needs within its markets where standards of profitability, client relationships and credit quality can be met. As shown in Table 5, the overall loan portfolio grew $2.13 billion, or 445.87%, from year-end 2007 to year-end 2008. The growth primarily resulted from the acquisitions of Shore Bank, with $252.07 million in loans at December 31, 2008, and Gateway Bank and Trust, with $1.84 billion in loans at December 31, 2008.

Table 5: Loans by Classification

December 31,	2008		2007		2006		2005		2004
(In thousands)	Balance	%	Balance	%	Balance	%	Balance	%	Balance	%
Loan Classification:
Commercial	$451,426	17.33%	$109,783	23.01%	$72,133	19.23%	$60,972	21.37%	$58,501	21.26%
Construction	897,288	34.45	165,469	34.68	116,812	31.15	85,205	29.86	73,508	26.71
Real estate - commercial mortgage	673,351	25.85	151,601	31.77	140,260	37.40	104,313	36.56	108,314	39.36
Real estate - residential mortgage	533,824	20.50	38,523	8.07	25,523	6.81	20,011	7.01	17,900	6.50
Installment loans to individuals	50,085	1.92	11,976	2.51	20,599	5.49	15,107	5.30	17,251	6.27
Deferred loan fees and related costs	(1,384)	(0.05)	(203)	(0.04)	(283)	(0.08)	(278)	(0.10)	(284)	(0.10)

Total loans	$2,604,590	100.00%	$477,149	100.00%	$375,044	100.00%	$285,330	100.00%	$275,190	100.00%

Commercial loans consist of loans to businesses which typically are not collateralized by real estate. Generally the purpose of commercial loans is for the financing of accounts receivable, inventory, or equipment and machinery. The commercial loan portfolio increased $341.64 million from the 2007 year-end balance of $109.78 million to the 2008 year-end balance of $451.43 million. Shore Bank and Gateway Bank and Trust represented $19.56 million and $334.58 million, respectively, of this loan category at year-end. The commercial loan category grew 52.20% from year-end 2006 to year-end 2007.

Construction and development loans increased $731.82 million from the year-end 2007 balance of $165.47 million to the year-end 2008 balance of $897.29 million. Shore Bank and Gateway Bank and Trust represented $40.48 million and $693.43 million, respectively, of balances outstanding at year-end. Construction and development loans are made to individuals and businesses for the purpose of construction of single family residential properties, multi-family properties, and commercial projects, as well as the development of residential neighborhoods and commercial office parks. The construction loan category grew 41.65% from year-end 2006 to year-end 2007.

The Company makes real estate-commercial mortgage loans for the purchase and re-financing of owner occupied commercial properties as well as non-owner occupied income producing properties. These loans are secured by various types of commercial real estate including office, retail, warehouse, industrial, storage facilities and other non-residential types of properties. The real estate-commercial mortgage loan portfolio increased $521.75 million from the 2007 year-end balance of $151.60 million to the 2008 year-end balance of $673.35 million. Shore Bank and Gateway Bank and Trust represented $45.34 million and $445.78 million, respectively, of year-end balances in this category. The real estate-commercial mortgage loan category increased 8.09% from year-end 2006 to year-end 2007.

The real estate-residential mortgage portfolio includes first and second mortgage loans, home equity lines of credit, and other term loans secured by first and second mortgages. Mortgage loans held for sale of $5.06 million are included in this category at December 31, 2008. First mortgage loans are generally for the purchase of permanent residences, second homes, or residential investment property. Second mortgages and home equity loans are generally for personal, family, and household purposes such as home improvements, major purchases, education, and other personal needs. The Bank of Hampton Roads and Gateway Bank and Trust refer a substantial portion of their residential real estate business to their mortgage corporation affiliate, Tidewater Home Funding, and their subsidiary, Gateway Bank Mortgage, Inc. Historically, Shore Bank has typically retained its nonconforming residential real estate mortgage products, but does operate a mortgage banking division in which it refers longer-term, fixed rate, conforming mortgages on a pre-sold basis. The real estate-residential mortgage loan portfolio increased $495.30 million from the 2007 year-end balance of $38.52 million to the 2008 year-end balance of $533.82 million. Shore Bank and Gateway Bank and Trust accounted for the majority of this growth with $140.46 million and $335.55 million, respectively, at year-end. The real estate-residential mortgage loan category increased 50.93% from year-end 2006 to year-end 2007.

Installment loans to individuals are made on a regular basis for personal, family, and general household purposes. More specifically, the Company makes automobile loans, home improvement loans, loans for vacations and debt consolidation loans. The installment loan portfolio increased $38.11 million from the 2007 year-end balance of $11.98 million to the 2008 year-end balance of $50.09 million. Shore Bank and Gateway Bank and Trust represented $6.08 million and $19.01 million, respectively, of this increase. The installment loan category decreased 41.86% from year-end 2006 to year-end 2007.

The Company’s specialization in construction and development lending has resulted in a loan concentration, defined as 10.00% of the total loan portfolio, in loans to real estate developers. As of year-end 2008, the Company had $897.29 million, or 34.45% of total loans, in loans outstanding to finance construction and development. These loans are collateralized by the underlying real estate.

The acquisitions of Shore Bank and Gateway Bank and Trust significantly increased the Company’s loan portfolio at December 31, 2008. The Company’s long-range objective continues to be profitable growth in the loan portfolio, while its short-term focus will be on absorbing the acquired companies’ loan portfolios and managing the entire loan portfolio through the current challenging economic conditions. Additionally, management remains committed to strengthening the Company through community involvement, relationships with existing customers, enhancement of the Company’s image as a community asset, and management’s strengthened efforts to offer competitively-priced products, while offering high quality, personalized service. Additionally, the Company’s prudent business practices and internal guidelines and underwriting standards will continue to be followed in making lending decisions in order to manage exposure to loan losses.

Table 6 sets forth the maturity periods of the Company’s loan portfolio as of December 31, 2008. Demand loans are reported as due within one year. Loans are included in the period in which they contractually mature. Variable rate loans with floors are considered fixed rate are considered fixed rate loans for the purpose of this report once the floors have been reached. Since the majority of the Company’s loan portfolio is short-term the Company can re-price its portfolio frequently to adjust the portfolio to current market rates.

Table 6: Loan Maturities Schedule

December 31, 2008
(In thousands)	Commercial	Construction	R/E Commercial	R/E Residential	Installment	Total
Variable Rate:
Within 1 year	$86,758	$310,836	$96,168	$159,431	$8,784	$661,977
1 to 5 years	7,998	12,649	40,077	63,230	815	124,769
After 5 years	1,502	15,157	16,969	101,804	250	135,682

Total variable rate	$96,258	$338,642	$153,214	$324,465	$9,849	$922,428

Fixed Rate:
Within 1 year	$168,433	$437,403	$144,473	$52,209	$8,636	$811,154
1 to 5 years	169,884	105,435	329,835	104,415	30,424	739,993
After 5 years	16,851	15,808	45,829	52,735	1,176	132,399

Total fixed rate	$355,168	$558,646	$520,137	$209,359	$40,236	$1,683,546

Total maturities	$451,426	$897,288	$673,351	$533,824	$50,085	$2,605,974

Non-Performing Assets

Total non-performing assets were $41.20 million, or 1.34% of total assets at year-end 2008, as compared to $2.64 million, or 0.47% of total assets at year-end 2007 and $1.63 million, or 0.34% of total assets at year-end 2006. Management classifies non-performing assets as those loans in nonaccrual status, those loans on which payments have been delinquent 90 days or more, but are still accruing interest, and real estate acquired in settlement of loans. Management closely reviews the composition of non-performing assets and related collateral values.

Loans categorized as 90 days or more past due, but still accruing interest, were $3.22 million and $852 thousand at December 31, 2008 and 2007, respectively. The Company did not have any loans categorized as 90 days or more past due at December 31, 2006.

Nonaccrual loans were $32.89 million at December 31, 2008 compared to $1.79 million and $1.63 million at December 31, 2007 and 2006, respectively. As a general rule, loans are placed in nonaccrual status when principal or interest is 90 days or more past due, or when management deems collection of all principal and interest doubtful. Had income on nonaccrual loans been recorded under original terms, $98,586, $164,006, and $153,128 of additional interest income would have been recorded in 2008, 2007, and 2006, respectively. There were no interest payments recorded in 2008 as interest income for nonaccrual loans.

The Company had $5.09 million of real estate acquired in settlement of loans at December 31, 2008, while it did not have any such real estate at year-end 2007 and 2006.

Allowance for Loan Losses and Provision for Loan Losses

The Company continuously reviews its loan portfolio and maintains an allowance for loan losses sufficient to absorb incurred losses inherent in the portfolio. In addition to the review of credit quality through ongoing credit review processes, the Company constructs a comprehensive allowance analysis for its loan portfolio at least quarterly. This analysis includes two basic elements: specific allowances for individual loans, and general allowances for loan pools which factor in historical loan loss experience for the Company, loan portfolio growth and trends, and economic conditions.

As part of the loan loss reserve methodology, loans are categorized into one of five pools: commercial, construction, commercial real estate, residential real estate, and consumer installment. These categories are further subdivided by assigned asset quality. Loss factors are calculated using the above mentioned qualitative data and then are applied to each of the loan pools to determine a reserve level for each of the five pools of loans. In addition, special allocations may be assigned to nonaccrual or other problem credits.

After considering these factors, the allowance for loan losses was $51.22 million, or 1.97% of outstanding loans at year-end 2008. This compares to an allowance of $5.04 million, or 1.06% of total loans and $3.91 million, or 1.04% of total loans at year-end 2007 and 2006, respectively, as seen in

Table 7. At present, management believes the allowance for loan losses is commensurate with the risk existing in the Company’s loan portfolio. However, the allowance is subject to regulatory examinations and determination as to adequacy, which may take into account such factors as the methodology used to calculate the allowance and the size of the allowance in comparison to peer banks identified by regulatory agencies. Such agencies may require the Company to recognize additions to the allowance for loan losses based on their judgments about information available at the time of their examinations.

The Company’s provision for loan losses in 2008 was $1.42 million compared to $1.23 million in 2007 and $180 thousand in 2006. The increased provision for loan losses during 2007 was attributable to the growth in the loan portfolio and the current economic environment. Additionally, during 2006, recoveries on loans exceeded charge-offs, which resulted in a lower provision for loan losses that year. Management will continue to adjust the allowance for loan losses in 2009 as the portfolio risks dictate. In addition, any new initiatives the U.S. government implements that may offer relief to the Company’s borrowers will be reviewed.

Table 7: Allowance for Loan Losses Analysis

December 31,
(In thousands)	2008	2007	2006	2005	2004
Allowance for Loan Losses:
Balance at beginning of year	$5,043	$3,911	$3,597	$3,071	$2,948
Acquired through Shore Bank merger	2,932	—	—	—	—
Acquired through Gateway Bank & Trust merger	42,060	—	—	—	—
Charge-offs:
Commercial	(37)	—	—	(24)	(845)
Construction	—	(91)	—	—	—
Real estate - commercial mortgage	—	—	—	—	—
Real estate - residential mortgage	(157)	—	—	—	—
Installment loans to individuals	(143)	(18)	(59)	(75)	(95)

Total charge-offs	(337)	(109)	(59)	(99)	(940)
Recoveries:
Commercial	—	—	166	119	110
Construction	4	—	—	—	—
Real estate - commercial mortgage	—	—	—	—	—
Real estate - residential mortgage	—	—	—	—	—
Installment loans to individuals	98	9	27	20	27

Total recoveries	102	9	193	139	137
Net (charge-offs) recoveries	(235)	(100)	134	40	(803)
Provision for loan losses	1,418	1,232	180	486	926

Balance at end of year	$51,218	$5,043	$3,911	$3,597	$3,071

Allowance for loan losses to year-end loans	1.97%	1.06%	1.04%	1.26%	1.12%

Ratio of net (charge-offs) recoveries to average loans	(0.04)%	(0.02)%	0.04%	0.01%	(0.34)%

The Company has allocated the allowance for loan losses to the categories as shown in Table 8. Notwithstanding these allocations, the entire allowance for loan losses is available to absorb charge-offs in any category of loan.

Table 8: Allocation of Allowance for Loan Losses

December 31,
(In thousands)	2008	2007	2006	2005	2004
Commercial	$10,374	$1,447	$1,058	$1,068	$1,040
Construction	18,529	1,522	993	767	588
Real estate - commercial mortgage	10,959	1,395	1,192	978	961
Real estate - residential mortgage	8,009	264	160	130	118
Installment loans to individuals	506	166	290	307	310
Unallocated	2,841	249	218	347	54

Total allowance for loan losses	$51,218	$5,043	$3,911	$3,597	$3,071

Investment Securities and Overnight Funds Sold

The Company’s investment portfolio primarily consists of available-for-sale U.S. Agency securities. At year-end 2008, the estimated market value of available-for-sale investment securities held by the Company was $149.64 million, an increase of 253.11% over the $42.38 million at year-end 2007. This increase resulted primarily from the acquisitions of Shore Bank and Gateway Bank and Trust, accounting for $11.56 million and $115.89 million, respectively, of available for sale securities at December 31, 2008. At year-end 2007, investment securities available-for-sale decreased 23.74% to $42.38 million from $55.57 million at year-end 2006. The 2007 decrease resulted from the maturity of investment securities with proceeds of $15.17 million, netted against the purchase of investment securities with a cost of $1.24 million, the change in unrealized gains and losses and unamortized premiums/unaccreted discounts on the remaining securities. As securities matured during 2007 and 2008, the proceeds were used to fund loan growth and other liquidity needs to the extent that they were not replaced to fulfill pledging requirements.

Table 9 displays the contractual maturities and weighted average yields from investment securities at year-end 2008. Actual maturities may differ from contractual maturities because certain issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

Table 9: Investment Maturities and Yields

December 31, 2008 (In thousands)	Amortized Cost	Market Value	Weighted Average Yield
Maturities:
U.S. agency securities:
Within 1 year	$16,023	$16,256	3.97%
After 1 year, but within 5 years	5,020	5,202	4.62
After 5 years but within 10 years	3,541	3,541	5.44

Total U.S. agency securities	24,584	24,999	4.32

State and municipal securities
Within 1 year	454	453	3.75
After 1 year, but within 5 years	4,185	4,213	4.84
After 5 years but within 10 years	3,398	3,406	5.35
After 10 years	10,149	10,145	5.95

Total state and municipal securities	18,186	18,217	5.53

Mortgage-backed securities
After 1 year, but within 5 years	747	755	4.49
After 5 years, but within 10 years	336	355	4.50
After 10 years	94,119	94,138	5.50

Total mortgage-backed securities	95,202	95,248	5.49

Corporate debt securities
Within 1 year	685	685	3.28
After 1 year, but within 5 years	4,408	4,408	5.44

Total corporate debt securities	5,093	5,093	5.15

Equity securities	6,747	6,080	—

Total investment securities available-for-sale	$149,812	$149,637	5.04%

The Company’s investment portfolio serves as a source of liquidity to fund future loan growth and to meet the necessary collateral requirements of the State Treasury Department, Federal Reserve Bank (“FRB”), and Federal Home Loan Bank (“FHLB”). As part of the Company’s asset/liability management policy, management has invested in high quality securities with varying maturity dates which reduces the impact of changes in interest rates.

The Company does not use derivatives or other off-balance sheet transactions, such as futures contracts, forward obligations, interest rate swaps, or options.

Overnight funds sold are temporary investments used for daily cash management purposes, as well as management of short-term interest rate opportunities and interest rate risk, and as a result, daily balances vary. As of year-end 2008, overnight funds sold were $510 thousand compared to $183 thousand as of year-end 2007, with the increase primarily resulting from the SFC and GFH acquisitions during 2008. Overnight funds are comprised of federal funds sold and high quality money market instruments consisting of short-term debt securities that are U.S. Government issued or guaranteed.

Deposits

Deposits are the most significant source of the Company’s funds for use in lending and general business purposes. The Company’s balance sheet growth is largely determined by the availability of deposits in its markets, the cost of attracting the deposits, and the prospects of profitably utilizing the available deposits by increasing the loan or investment portfolios. In 2008, average deposits increased $173.33 million, or 44.55%, to a new high of $562.39 million, primarily resulting from the addition of Shore Bank and organic growth at the Bank of Hampton Roads. This increase was a continuation of the growth experienced in 2007 of $55.81 million, or 16.75%, to $389.06 million.

See Table 10 for a comparison of year-end deposits by classification for the previous three years. Total deposits at December 31, 2008 increased $1.86 billion, or 432.18%, to $2.30 billion as compared to year-end 2007 total deposits of $431.46 million. Shore Bank and Gateway Bank and Trust accounted for $195.36 million and $1.68 billion, respectively, of the year-end 2008 balances. Year-end 2007 total deposits grew $68.20 million, or 18.77%, to $431.46 million as compared to year-end 2006 total deposits of $363.26 million.

In addition to the affect of acquiring Shore Bank and Gateway Bank & Trust, the Company has experienced a shift in the composition of deposits in recent years resulting from the strong competition for deposit accounts within the local market. During 2008, noninterest bearing demand deposits increased $140.26 million to $240.81 million, interest bearing demand deposits increased $643.71 million to $684.00 million, and savings accounts increased $35.91 million to $118.00 million. Time deposits with balances less than $100,000 increased $743.95 million, or 647.86%, during 2008 over the 2007 balance of $114.83 million, while time deposits with balances of $100,000 or more increased $300.86 million, or 321.16%, during 2008 over the 2007 balance of $93.68 million. The increase in total time deposits resulted from the two acquisitions and the Company’s continued effort to remain competitive in its local markets. During 2007 and 2008, the Company also used the national certificate of deposit market by posting certificate of deposit rates on a rate board viewed on-line by registered depositors nation-wide and acquired funds through the brokered certificate of deposit market. Using these funding mechanisms, the Company can better control the type and amount of deposits generated and the interest rates paid. Due to strong local competition for deposits, the deposits generated via the brokered and national markets are frequently obtained at lower interest rates than local deposits of similar terms. While the Company incurs a broker fee using the brokered market, it communicates directly with the depositors and does not pay a fee to a broker to obtain the national rate board certificates of deposit funds. The Company had $405.57 million and $5.00 million in brokered funds as of December 31, 2008 and 2007, respectively.

Table 10: Deposits by Classification

December 31,	2008		2007		2006
(In thousands)	Balance	%	Balance	%	Balance	%
Deposit Classifications:
Noninterest bearing demand	$240,813	10.49%	$100,553	23.31%	$97,559	26.87%
Interest bearing demand	684,009	29.79	40,299	9.34	42,486	11.70
Savings	118,001	5.14	82,093	19.03	73,831	20.32
Time deposits less than $100,000	858,787	37.40	114,833	26.62	76,757	21.13
Time deposits $100,000 or more	394,536	17.18	93,679	21.71	72,628	19.99

Total deposits	$2,296,146	100.00%	$431,457	100.00%	$363,261	100.00%

The Company will continue funding assets with deposit liability accounts and focus on core deposit growth as its primary source of liquidity and stability. Core deposits typically are non-brokered and consist of noninterest bearing demand accounts, interest checking accounts, money market accounts, savings accounts, and time deposits of less than $100,000. Core deposits totaled $1.50 billion, or 65.15% of total deposits at year-end 2008 compared to $332.78 million, or 77.13% of total deposits at year-end 2007 and $290.63 million, or 80.01% of total deposits at year-end 2006.

Borrowings

Additional sources of funds used by the Company are short-term and long-term borrowings from various sources including the Federal Reserve Bank discount window, Federal Home Loan Bank of Atlanta, purchased funds from correspondent banks, reverse repurchase accounts, and subordinated debentures.

At December 31, 2008 and 2007, the Company had advances from the FHLB totaling $279,064,674 and $53,000,000, respectively. Interest only is payable on a monthly or quarterly basis until maturity. Maturities of FHLB borrowings at December 31, 2008 were as follows:

(in thousands)	Balance
2009	$32,000
2010	11,948
2011	15,000
2012	199,531
2014	350
2017	20,236

$279,065

FHLB borrowings carry a weighted average interest rate of 4.18% and are all at fixed interest rates except for five variable rate or convertible advances that total $48,350,000. The FHLB borrowings were collateralized with 1-4 family residential real estate loans, commercial real estate loans, and investment securities.

The Company acquired two reverse repurchase agreements in the Gateway Merger. Each repurchase agreement is for $10.0 million and is collateralized with mortgage backed securities with a similar fair market value. The first repurchase agreement has a five year term with an interest rate fixed at 4.99% until it is repurchased by the counterparty on August 1, 2011. The second repurchase agreement has a seven year term with a repurchase date of August 1, 2013. The interest rate of this agreement is a variable rate of 9.85%, minus three month LIBOR (1.83% at December 31, 2008), not to exceed 5.85%. The applicable interest rate in effect at December 31, 2008 was 5.85%. Both agreements are callable by the counterparty on a quarterly basis. The estimated fair value of these agreements as of the merger on December 31, 2008 was $22 million.

As part of the Gateway Merger, the Company acquired four placements of trust preferred securities as follows:

	Amount (in thousands)	Interest Rate	Redeemable on or After	Mandatory Redemption
Gateway Capital Statutory Trust I	$8,000	LIBOR + 3.10%	September 17, 2008	September 17, 2033
Gateway Capital Statutory Trust II	7,000	LIBOR + 2.65%	July 17, 2009	June 17, 2034
Gateway Capital Statutory Trust III	15,000	LIBOR + 1.50%	May 30, 2011	May 30, 2036
Gateway Capital Statutory Trust IV	25,000	LIBOR + 1.55%	July 30, 2012	July 30, 2037

LIBOR in the table above refers to 3 month LIBOR. In all four trusts, the trust issuer has invested the total proceeds from the sale of the trust preferred securities in junior subordinated deferrable interest debentures issued by the Company. The trust preferred securities pay cumulative cash distributions quarterly at an annual rate, reset quarterly. The dividends paid to holders of the trust preferred securities, which are recorded as interest expense, are deductible for income tax purposes. The Company has fully and unconditionally guaranteed the trust preferred securities through the combined operation of the debentures and other related documents. The Company’s obligation under the guarantee is unsecured and subordinate to senior and subordinated indebtedness of the Company. The estimated fair value of these debentures as of the merger on December 31, 2008 was $27 million.

The Company has borrowed $28 million from another bank. This borrowing has a variable interest rate of prime minus 1% with a floor of 4% (4% at December 31, 2008) and is payable in full on July 1, 2009.

Capital

Total shareholders’ equity increased $271.15 million, or 368.11%, to $344.81 million at December 31, 2008. This increase primarily resulted from the additional capital generated by the two acquisitions, equity received in conjunction with the Company’s participation in the U.S. Treasury’s Capital Purchase Program (discussed below) and current year net income. Other factors affecting stockholders’ equity included stock option exercises, dividends paid, dividends reinvested, common stock repurchased, change in unrealized gains and losses on securities available-for-sale, and stock issued as a part of the employee benefit plans.

On December 31, 2008, as part of the Capital Purchase Program established by the U.S. Department of the Treasury (the “Treasury”) under the Emergency Economic Stabilization Act of 2008 (“EESA”), the Company entered into a Letter Agreement and Securities Purchase Agreement—Standard Terms (collectively, the “Purchase Agreement”) with the Treasury, pursuant to which the Company sold (i) 80,347 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series C, no par value per share, having a liquidation preference of $1,000 per share (the “Series C Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 1,325,858 shares of the Company’s common stock, $0.625 par value per share (the “Common Stock”), at an initial exercise price of $9.09 per share, subject to certain anti-dilution and other adjustments, for an aggregate purchase price of $80,347,000 in cash.

The Series C Preferred Stock qualifies as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years, and thereafter at a rate of 9% per annum. The Series C Preferred Stock is generally non-voting. Prior to December 31, 2011, unless the Company has redeemed the Series C Preferred Stock or the Treasury has transferred the Series C Preferred Stock to a third party, the consent of the Treasury will be required for the Company to increase its common stock dividend or repurchase the Common Stock or other equity or capital securities, other than certain circumstances specified in the Purchase Agreement.

The Warrant is immediately exercisable. The Warrant provides for the adjustment of the exercise price and the number of shares of Common Stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distribution of securities or other assets to holders of Common Stock, and upon certain issuances of Common Stock at or below a specified price relative to the then-current market price of Common Stock. The Warrant expires ten years from the issuance date. Pursuant to the Purchase Agreement, the Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

Upon the request of the Treasury at any time, the Company has agreed to promptly enter into a deposit arrangement to which the Series C Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series C Preferred Stock, may be issued. The Company has agreed to register the Series C Preferred Stock, the Warrant, the shares of Common Stock underlying the Warrant and Depositary Shares, if any, as soon as practicable after the date of the issuance of the Series C Preferred Stock and the Warrant.

The Company and the Banks are subject to regulatory risk-based capital guidelines that measure capital relative to risk-weighted assets and off-balance sheet financial instruments. Tier I capital is comprised of shareholders’ equity, net of unrealized gains or losses on available-for-sale securities, less intangible assets, while total risk-based capital adds certain debt instruments and qualifying allowances for loan losses.

Management believes that the Company and the Banks were “well-capitalized,” the highest category of capitalization defined by the regulators, as of December 31, 2008. For more information on the Company’s regulatory capital requirements, see Note No. 20 in the accompanying Notes to Consolidated Financial Statements. The Company continually monitors current and projected capital adequacy positions of both the Company and the Banks. Maintaining adequate capital levels is integral to providing stability to the Company, resources to achieve the Company’s growth objectives, and returns to the shareholders in the form of dividends.

During 2008, the Company repurchased 131,406 shares of its common stock in open market and privately negotiated transactions at prices ranging from $9.51 to $13.13. During 2007, the Company repurchased 232,490 shares of its common stock in open market and privately negotiated transactions at prices ranging from $12.14 to $14.62. During 2006, the Company repurchased 380,613 shares of its common stock in open market and privately negotiated transactions at prices ranging from $10.00 to $12.18.

Liquidity

Liquidity represents an institution’s ability to meet present and future financial obligations through either the sale or maturity of existing assets or the acquisition of additional funds through liability management. At December 31, 2008, cash and due from banks, overnight funds sold, interest-bearing deposits in other banks, and investment securities and loans maturing within one year were $1.65 billion, or 53.70% of total assets. As a result of the Company’s management of liquid assets and the ability to generate liquidity through liability funding, management believes the Company maintains overall liquidity sufficient to satisfy its depositors’ requirements and meet its customers’ credit needs.

The Company also possesses additional sources of liquidity through a variety of borrowing arrangements. The Banks maintain federal funds lines with large regional and national banking institutions and through the Federal Reserve Discount Window. These available lines totaled approximately $430.66 million at December 31, 2008, of which $73.30 million was outstanding. Federal funds purchased during 2008 averaged $3.41 million compared to an average of $609 thousand during 2007.

The Banks have credit lines in the amount of $366.35 million at the FHLB. These lines may be utilized for short and/or long term borrowing. The Banks have utilized the credit lines for overnight funding throughout 2008 and 2007 with average balances of $7.89 million and $1.06 million, respectively. At December 31, 2008, the Banks had $34.30 million of these short-term credit lines outstanding, while none were outstanding at year-end 2007. Long-term FHLB borrowings were $279.07 million and $53.00 million at year-end 2008 and 2007, respectively.

Off-Balance Sheet Arrangements

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. For more information on the Company’s off-balance sheet arrangements, see Note No. 12 in the accompanying Notes to Consolidated Financial Statements.

Interest Rate Sensitivity

The Company’s primary market risk is exposure to interest rate volatility. Fluctuations in interest rates will impact both the level of interest income and interest expense and the market value of the Company’s interest earning assets and interest bearing liabilities.

The primary goal of the Company’s asset/liability management strategy is to optimize net interest income while limiting exposure to fluctuations caused by changes in the interest rate environment. The Company’s ability to manage its interest rate risk depends generally on the Company’s ability to match the maturities and re-pricing characteristics of its assets and liabilities while taking into account the separate goals of maintaining asset quality and liquidity and achieving the desired level of net interest income.

The Company’s management, guided by the Asset/Liability Committee (“ALCO”), determines the overall magnitude of interest sensitivity risk and then formulates policies governing asset generation and pricing, funding sources and pricing, and off-balance sheet commitments. These decisions are based on management’s expectations regarding future interest rate movements, the state of the national and regional economy, and other financial and business risk factors.

The primary method that the Company uses to quantify and manage interest rate risk is simulation analysis, which is used to model net interest income from assets and liabilities over a specified time period under various interest rate scenarios and balance sheet structures. This analysis measures the sensitivity of net interest income over a relatively short time horizon. Key assumptions in the simulation analysis relate to the behavior of interest rates and spreads, the changes in product balances and the behavior of loan and deposit customers in different rate environments.

Table 11 illustrates the expected effect on net interest income for the twelve months following each of the two year-ends 2008 and 2007 due to an immediate change in interest rates. Estimated changes set forth below are dependent on material assumptions, such as those previously discussed.

Table 11: Effect on Net Interest Income

December 31, (in thousands)	2008 Change in Net Interest Income		2007 Change in Net Interest Income
	Amount	%	Amount	%
Change in Interest Rates:
+200 basis points	$(4,338)	(4.08)%	$4,494	19.39%
+ 100 basis points	(2,382)	(2.24)	2,249	9.70
- 100 basis points	N/A	N/A	(2,230)	(9.62)
- 200 basis points	N/A	N/A	(4,333)	(18.69)

As indicated in Table 11, the Company’s interest rate sensitivity shifted from asset-sensitive to liability-sensitive during 2008. This shift was caused by the acquisition of Gateway Bank & Trust with its large portfolio of short-term funding sources and a conscious effort by management to take advantage of the low interest rate funding available in the overnight markets. It should be noted, however, that the simulation analysis is based upon equivalent changes in interest rates for all categories of assets and liabilities. In normal operating conditions, interest rate changes rarely occur in such a uniform manner. Many factors affect the timing and magnitude of interest rate changes on financial instruments. In addition, management may deploy strategies that offset some of the impact of changes in interest rates. Consequently, variations should be expected from the projections resulting from the controlled conditions of the simulation analysis.

The interest sensitivity gap is defined as the difference between the amount of interest earning assets anticipated, based upon certain assumptions, to mature or re-price within a specific time period and the amount of interest bearing liabilities anticipated, based upon certain assumptions, to mature or re-price within that time period. At December 31, 2008, the Company’s one year “negative gap” (interest bearing liabilities maturing or re-pricing within a defined period exceed interest earning assets maturing or re-pricing within the same period) was approximately $395.14 million, or 12.62% of total assets. Thus, during periods of rising interest rates, this implies that the Company’s net interest income would be negatively affected because the cost of the Company’s interest bearing liabilities is likely to rise more quickly than the yield of its interest earning assets. In periods of falling interest rates, the opposite effect on net interest income is likely to occur. At December 31, 2007, the Company’s one year “positive gap” was $67.77 million, or 12.02% of total assets.

Table 12 sets forth the amounts of interest earning assets and interest bearing liabilities outstanding at December 31, 2008 that are subject to re-pricing or that mature in each of the future time periods shown. Loans and securities with call or balloon provisions are included in the period in which they balloon or may first be called. Except as stated above, the amount of assets and liabilities shown that re-price or mature during a particular period were determined in accordance with the contractual terms of the asset or liability.

Table 12: Interest Rate Sensitivity

December 31, 2008 (In thousands)	1 - 90 Days	91 Days - 1 Year	1 - 3 Years	3 - 5 Years	Over 5 Years	Total
Interest Earning Assets:
Loans	$931,307	$609,856	$461,453	$464,690	$137,284	$2,604,590
Investments	36,526	20,312	23,989	19,354	77,251	177,432
Interest-bearing deposits in other banks	4,975	—	—	—	—	4,975
Overnight funds sold	510	—	—	—	—	510

Total	$973,318	$630,168	$485,442	$484,044	$214,535	$2,787,507

Cummulative total	$973,318	$1,603,486	$2,088,928	$2,572,972	$2,787,507

Interest Bearing Liabilities:
Interest checking	$215,223	$—	$—	$—	$—	$215,223
Money market	468,786	—	—	—	—	468,786
Savings	118,001	—	—	—	—	118,001
Time deposits	468,094	591,072	157,474	35,680	1,003	1,253,323
Borrowings	110,446	27,000	60,967	210,417	20,758	429,588

Total	$1,380,550	$618,072	$218,441	$246,097	$21,761	$2,484,921

Cumulative total	$1,380,550	$1,998,622	$2,217,063	$2,463,160	$2,484,921

Interest sensitivity gap	$(407,232)	$12,096	$267,001	$237,947	$192,774	$302,586

Cumulative interest sensitivity gap	$(407,232)	$(395,136)	$(128,135)	$109,812	$302,586

Cumulative interest sensitivity gap as a percentage of total assets	(13.02)%	(12.62)%	(3.95)%	3.78%	10.05%

Contractual Obligations

The Company’s contractual obligations consist of time deposits, borrowings, and operating lease obligations. Table 13 shows payment detail for these contractual obligations as of December 31, 2008.

Table 13: Contractual Obligations

December 31, 2008 (In thousands)	Less than 1 Year	1 - 3 Years	3 - 5 Years	Over 5 Years	Total
Time deposits	$1,059,166	$157,474	$35,680	$1,003	$1,253,323
FHLB borrowings	32,000	26,948	199,881	20,236	279,065
Other borrowings	28,000	11,019	11,058	27,146	77,223
Overnight funds purchased	73,300	—	—	—	73,300
Operating lease obligations	2,720	4,880	3,790	13,114	24,504

Total contractual obligations	$1,195,186	$200,321	$250,409	$61,499	$1,707,415

Critical Accounting Policies

U.S. generally accepted accounting principles are complex and require management to apply significant judgment to various accounting, reporting, and disclosure matters. Management must use assumptions, judgments, and estimates when applying these principles where precise measurements are not possible or practical. These policies are critical because they are highly dependent upon subjective or complex judgments, assumptions and estimates. Changes in such judgments, assumptions and estimates may have a significant impact on the consolidated financial statements. Actual results, in fact, could differ from those estimates.

Allowance for Loan Losses

The allowance for loan losses reflects the estimated losses resulting from the inability of our borrowers to make required loan payments. The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely. Subsequent recoveries, if any, are credited to the allowance.

The allowance is an amount that management believes will be adequate to absorb estimated losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio, based on an evaluation of the collectibility of existing loans and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, credit concentrations, trends in historical loss experience, review of specific problem loans, and current economic conditions.

The allowance consists of specific, general, and unallocated components. The specific component relates to loans that are classified as impaired, doubtful, substandard, or special mention. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is impaired when it is probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Impaired loans are measured based on the present value of payments expected to be received, using the historical effective loan rate as the discount rate. Alternatively, measurement also may be based on observable market prices or, for loans that are solely dependent on the collateral for repayment, measurement may be based on the fair value of the collateral. The Company does not aggregate loans for risk classification. Loans that are to be foreclosed are measured based on the fair value of the collateral. If the recorded investment in the impaired loan exceeds the measure of fair value, a valuation allowance is established as a component of the allowance for loan losses. Changes in the allowance for loan losses relating to impaired loans are charged or credited to the provision for loan losses.

Goodwill and Other Intangible Assets

Intangible assets include goodwill and other identifiable assets, such as core deposit premiums, resulting from acquisitions. Core deposit premiums are amortized primarily on a straight-line basis over the estimated life of the deposits. Intangible assets related to insurance agency acquisitions are amortized over the expected life of the book of business acquired. Intangible assets related to employee contracts are amortized over the life of the contracts. Goodwill is not amortized but is tested annually for impairment or at any time an event occurs or circumstances change that may trigger a decline in the value of the reporting unit. Examples of such events or circumstances include adverse changes in legal factors, business climate, unanticipated competition, changes in regulatory environment or loss of key personnel.

The Company tests for impairment in accordance with FASB SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”). Potential impairment of goodwill exists when the carrying amount of a reporting unit exceeds its fair value. The fair value of a reporting unit is computed using one or a combination of the following three methods: income, market value, or cost method. The income method uses a discounted cash flow analysis to determine fair value by considering a reporting unit’s capital structure and applying a risk-adjusted discount rate to forecast earnings based on a capital asset pricing model. The market value method uses recent transaction analysis or publicly traded comparable analysis for similar assets and liabilities to determine fair value. The cost method assumes the net assets of a recent business combination accounted for under the purchase method of accounting will be recorded at fair value if no event or circumstance has occurred triggering a decline in the value. To the extent a reporting unit’s carrying amount exceeds its fair value, an indication exists that the reporting unit’s goodwill may be impaired, and a second step of impairment testing will be performed. In the second step, the implied fair value of the reporting unit’s goodwill is determined by allocating the reporting unit’s fair value to all its assets (recognized and unrecognized) and liabilities as if the reporting unit had been acquired in a business combination at the date of the impairment test. If the implied fair value of reporting unit goodwill is lower than its carrying amount, goodwill is impaired and is written down to its implied fair value. The loss recognized is limited to the carrying amount of goodwill. Once an impairment loss is recognized, future increases in fair value will not result in the reversal of previously recognized losses.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) reached a consensus on Emerging Issues Task Force (“EITF”) Issue 06-4, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements, (“EITF Issue 06-4”). In March 2007, the FASB reached a consensus on EITF Issue 06-10, Accounting for Collateral Assignment Split-Dollar Life Insurance Arrangements, (“EITF Issue 06-10”). Both of these standards require a company to recognize an obligation over an employee’s service period based upon the substantive agreement with the employee such as the promise to maintain a life insurance policy or provide a death benefit postretirement. The Company adopted the provisions of these standards effective January 1, 2008. The adoption of these standards was not material to the consolidated financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements, but rather, provides enhanced guidance to other pronouncements that require or permit assets or liabilities to be measured at fair value. This Statement was effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those years. The FASB has approved a one-year deferral for the implementation of the Statement for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. The Company adopted SFAS 157 effective January 1, 2008. The adoption of SFAS 157 was not material to the consolidated financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”). This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of this Statement is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The fair value option may be applied instrument by instrument and is irrevocable. SFAS 159 was effective as of the beginning of an entity’s first fiscal year that began after November 15, 2007, with early adoption available in certain circumstances. The Company adopted SFAS 159 effective January 1, 2008. The Company decided not to report any existing financial assets or liabilities at fair value that are not already reported, thus the adoption of this statement did not have a material impact on the consolidated financial statements.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141(R), Business Combinations (“SFAS 141(R)”). The Standard will significantly change the financial accounting and reporting of business combination transactions. SFAS 141(R) establishes principles for how an acquirer recognizes and measures the identifiable assets acquired, liabilities assumed, and any noncontrolling interest in the acquiree; recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141(R) is effective for acquisition dates on or after the beginning of an entity’s first year that begins after December 15, 2008. The Company does not expect the implementation of SFAS 141(R) to have a material impact on the consolidated financial statements, at this time.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements an Amendment of ARB No. 51 (“SFAS 160”). The Standard will significantly change the financial accounting and reporting of noncontrolling (or minority) interests in consolidated financial statements. SFAS 160 is effective as of the beginning of an entity’s first fiscal year that begins after December 15, 2008, with early adoption prohibited. The Company does not expect the implementation of SFAS 160 to have a material impact on the consolidated financial statements, at this time.

In November 2007, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 109, Written Loan Commitments Recorded at Fair Value Through Earnings (“SAB 109”). SAB 109 expresses the current view of the staff that the expected net future cash flows related to the associated servicing of the loan should be included in the measurement of all written loan commitments that are accounted for at fair value through earnings. SEC registrants are expected to apply the views in Question 1 of SAB 109 on a prospective basis to derivative loan commitments issued or modified in fiscal quarters beginning after December 15, 2007. Implementation of SAB 109 did not have a material impact on the consolidated financial statements.

In December 2007, the SEC issued Staff Accounting Bulletin No. 110, Use of a Simplified Method in Developing Expected Term of Share Options (“SAB 110”). SAB 110 expresses the current view of the staff that it will accept a company’s election to use the simplified method discussed in SAB 107 for estimating the expected term of “plain vanilla” share options regardless of whether the company has sufficient information to make more refined estimates. The staff noted that it understands that detailed information about employee exercise patterns may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. Implementation of SAB 110 did not have a material impact on the consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – an amendment of SFAS No. 133 (“SFAS No. 161”). SFAS No. 161 requires that an entity provide enhanced disclosures related to derivative and hedging activities. SFAS No. 161 is effective for the Company on January 1, 2009 and is not expected to have a material impact on the consolidated financial statements.

In April 2008, the FASB issued FASB Staff Position (“FSP”) No. 142-3, Determination of the Useful Life of Intangible Assets (“FSP No. 142-3”). FSP No. 142-3 amends the factors an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under SFAS No. 142. The intent of FSP No. 142-3 is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of expected cash flows used to measure the fair value of the assets under SFAS No. 141(R). FSP No. 142-3 is effective for the Company on January 1, 2009, and applies prospectively to intangible assets that are acquired individually or with a group of other assets in business combinations and asset acquisitions. The adoption of FSP No. 142-3 is not expected to have a material impact on the Company’s consolidated financial statements.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS No. 162”). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles. SFAS No. 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. Management does not expect the adoption of the provision of SFAS No. 162 to have any impact on the consolidated financial statements.

In September 2008, the FASB issued FSP FAS 133-1 and FIN 45-4, Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161 (“FSP 133-1 and FIN 45-4”). FSP 133-1 and FIN 45-4 require a seller of credit derivatives to disclose information about its credit derivatives and hybrid instruments that have embedded credit derivatives to enable users of financial statements to assess their potential effect on its financial position, financial performance and cash flows. The disclosures required by FSP 133-1 and FIN 45-4 were effective for the Company on December 31, 2008 and did not have a material impact on the consolidated financial statements.

In October 2008, the FASB issued FSP FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active (“FSP 157-3”). FSP 157-3 clarifies the application of SFAS No. 157 in determining the fair value of a financial asset during periods of inactive markets. FSP 157-3 was effective as of September 30, 2008 and did not have a material impact on the Company’s consolidated financial statements.

In December 2008, the FASB issued FSP No. FAS 140-4 and FIN 46(R)-8, Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities. FSP No. FAS 140-4 and FIN 46(R)-8 requires enhanced disclosures about transfers of financial assets and interests in variable interest entities. The FSP is effective for interim and annual periods ending after December 15, 2008. Since the FSP requires only additional disclosures concerning transfers of financial assets and interest in variable interest entities, adoption of the FSP will not affect the Company’s financial condition, results of operations or cash flows.

In January 2009, the FASB reached a consensus on EITF Issue 99-20-1. This FSP amends the impairment guidance in EITF Issue No. 99-20, Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets, to achieve more consistent determination of whether an other-than-temporary impairment has occurred. The FSP also retains and emphasizes the objective of an other-than-temporary impairment assessment and the related disclosure requirements in FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, and other related guidance. The FSP is effective for interim and annual reporting periods ending after December 15, 2008 and shall be applied prospectively. The FSP was effective as of December 31, 2008 and did not have a material impact on the consolidated financial statements.

Caution About Forward-Looking Statements

Where appropriate, statements in this report may contain the insights of management into known events and trends that have or may be expected to have a material effect on our operations and financial condition. The information presented may also contain certain forward-looking statements regarding future financial performance, which are not historical facts and which involve various risks and uncertainties.

When or if used in any Securities and Exchange Commission filings, or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases: “anticipate”, “would be”, “will allow”, “intends to”, “will likely result”, “are expected to”, “will continue”, “is anticipated”, “is estimated”, “is projected”, or similar expressions are intended to identify “forward-looking statements.”

For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the risk factors summarized below and the more detailed discussions in the “Risk Factors” and “Business” sections in the 2008 Form 10-K. Our risks include, without limitation, the following:

•	Difficult market conditions in our industry;

•	Unprecedented levels of market volatility;

•	Effects of the soundness of other financial institutions;

•	Uncertain outcome of recently enacted legislation to stabilize the U.S. financial institution;

•	Losses that may be incurred if we are unable to manage interest rate risk;

•	Our dependence on key personnel;

•	Potential lack of resources of our smaller target business market;

•	The high level of competition within the banking industry;

•	The adequacy of our estimate for known and inherent losses in our loan portfolio;

•	Our ability to manage our growth;

•	Potential declines in asset quality;

•	Potential affect of an identification of a material weakness or a significant deficiency in our internal control over financial reporting;

•	Potential affect of our liquidity needs on our results of operations and financial condition;

•	Possibility that our recent results may not be indicative of our future results;

•	Potential affect of our dependence on the accuracy and completemess of information about clients and counterparties;

•	Our dependence on construction and land development loans that could be negatively affected by a downturn in the real estate market;

•	We serve a limited market area, and an economic downturn in our market area could adversely affect our business;

•

If the value of real estate in the Company’s core market areas were to decline materially, a significant portion of its loan portfolio could become under-collaterlized, which could have a material adverse effect on it;

•	A significant part of Gateway’s loan portfolio is unseasoned;

•	Our operations and customers might be affected by the occurrences of natural disaster or other catastrophic event in its market area;

•	The decline in the fair market value of various investment securities available for sale could result in future impairment losses;

•	Changes in interest rate;

•	Governmental and regulatory changes that may adversely affect our expenses and cost structure;

•	The threat from technology based frauds and scams;

•	Banking regulators have broad enforcement power, but regulations are meant to protect depositors, and not investors;

•	Trading in our common stock has been sporadic and volume has been light so shareholders may not be able to quickly and easily sell their common stock;

•

Virginia law and the provisions of our articles of incorporation and bylaws could deter or prevent takeover attempts by a potential purchaser of our common stock that would be willing to pay you a premium for your shares of our common stock;

•	Our directors and officers have significant voting power; and

•	We may fail to realize all of the anticipated benefits of the mergers with SFC and GFH.

Our forward-looking statements could be wrong in light of these and other risks, uncertainties and assumptions. The future events, developments or results described in this report could turn out to be materially different. We have no obligation to publicly update or revise our forward-looking statements after the date of this report and you should not expect us to do so.

Management’s Report on Internal Control Over Financial Reporting

Management of Hampton Roads Bankshares, Inc. and its subsidiaries (the “Company”) is responsible for establishing and maintaining adequate internal control over financial reporting. As of the end of the Company’s 2008 fiscal year, management, including the chief executive and chief financial officers, conducted an assessment of the effectiveness of the Company’s internal control over financial reporting based on the framework established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). This assessment did not include internal control over financial reporting related to Gateway Financial Holdings, Inc. because it was acquired by the Company on December 31, 2008 in a purchase business combination. The total assets of Gateway Financial Holdings, Inc. represented $2.2 billion of the Company’s total assets on December 31, 2008. Based on this assessment, management has determined that the Company’s internal control over financial reporting as of December 31, 2008 is effective.

Internal control over financial reporting includes policies and procedures that pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect transactions and dispositions of assets; provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures are being made only in accordance with authorizations of management and the directors of the Company; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the firm’s assets that could have a material effect on the Company’s financial statements.

The effectiveness of the Company’s internal control over financial reporting as of December 31, 2008 has been audited by Yount, Hyde & Barbour, P.C., the independent registered public accounting firm who also audited the Company’s consolidated financial statements included in this Annual Report on Form 10-K. Yount, Hyde & Barbour, P.C.’s attestation report on the Company’s internal control over financial reporting appears herein.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

Hampton Roads Bankshares, Inc.

Norfolk, Virginia

We have audited the accompanying consolidated balance sheets of Hampton Roads Bankshares, Inc. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements of Hampton Roads Bankshares, Inc. for the year ended December 31, 2006, were audited by other auditors whose report, dated March 1, 2007, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 2008 and 2007 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hampton Roads Bankshares, Inc. and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows the years then ended, in conformity with U.S. generally accepted accounting principles.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Hampton Roads Bankshares, Inc. and subsidiaries’ internal control over financial reporting (excluding Gateway Financial Holdings and subsidiaries) as of December 31, 2008, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, and our report dated March 27, 2009 expressed an unqualified opinion on the effectiveness of Hampton Roads Bankshares, Inc.’s internal control over financial reporting.

Winchester, Virginia

March 27, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Hampton Roads Bankshares, Inc.

Norfolk, Virginia

We have audited Hampton Roads Bankshares, Inc. and subsidiaries’ (the “Company”) internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

As described in Management’s Report on Internal Control over Financial Reporting, management has excluded Gateway Financial Holdings, Inc. and subsidiaries from its assessment of internal control over financial reporting as of December 31, 2008, because it was acquired by the Company in a purchase business combination on December 31, 2008. We have also excluded Gateway Financial Holdings, Inc and subsidiaries from our audit of internal control over financial reporting. Gateway Financial Holdings, Inc and subsidiaries are wholly owned subsidiaries whose total assets represent approximately 71% of the related consolidated financial statement amount as of December 31, 2008.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (a) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (b) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (c) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Hampton Roads Bankshares, Inc. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for the years then ended and our report dated March 27, 2009 expressed an unqualified opinion.

Winchester, Virginia

March 27, 2009

Consolidated Balance Sheets

December 31, 2008 and 2007

(in thousands, except share data)	2008	2007
Assets:
Cash and due from banks	$42,827	$19,758
Overnight funds sold	510	183
Interest-bearing deposits in other banks	4,975	5,623
Investment securities available-for-sale, at fair value	149,637	42,377
Restricted equity securities, at cost	27,795	4,704
Loans	2,604,590	477,149
Allowance for loan losses	(51,218)	(5,043)

Net loans	2,553,372	472,106
Premises and equipment, net	101,335	11,967
Interest receivable	12,272	2,431
Other real estate owned	5,092	—
Deferred tax assets, net	32,616	2,658
Intangible assets	98,367	—
Bank owned life insurance	46,603	773
Other assets	10,310	1,248

Total assets	$3,085,711	$563,828

Liabilities and Shareholders’ Equity:
Deposits:
Noninterest bearing demand	$240,813	$100,553
Interest bearing:
Demand	684,009	40,299
Savings	118,001	82,093
Time deposits:
Less than $100	858,787	114,833
$100 or more	394,536	93,679

Total deposits	2,296,146	431,457
Federal Home Loan Bank borrowings	279,065	53,000
Other borrowings	77,223	—
Overnight funds purchased	73,300	—
Interest payable	5,814	1,636
Other liabilities	9,354	4,075

Total liabilities	2,740,902	490,168
Commitments and contingencies	—	—
Shareholders’ equity:
Preferred stock—1,000,000 shares authorized:
Series A non-convertible non-cumulative perpetual preferred stock, $1,000 liquidation value, 23,266 shares issued and outstanding at December 31, 2008	18,292	—
Series B non-convertible non-cumulative perpetual preferred stock, $1,000 liquidation value, 37,550 shares issued and outstanding at December 31, 2008	40,953	—
Series C fixed rate cumulative preferred stock, $1,000 liquidation value, 80,347 shares issued and outstanding at December 31, 2008	74,297	—
Common stock, $0.625 par value. Authorized 40,000,000 shares; issued and outstanding 21,777,937 shares in 2008 and 10,314,899 shares in 2007	13,611	6,447
Capital surplus	171,284	42,677
Retained earnings	26,482	24,486
Accumulated other comprehensive income (loss), net of tax	(110)	50

Total shareholders’ equity	344,809	73,660

Total liabilities and shareholders’ equity	$3,085,711	$563,828

See accompanying notes to consolidated financial statements.

Consolidated Statements of Income

Years ended December 31, 2008, 2007 and 2006

(in thousands, except share and per share data)	2008	2007	2006
Interest Income:
Loans, including fees	$43,201	$35,604	$26,827
Investment securities	1,677	2,316	2,721
Overnight funds sold	53	35	229
Interest-bearing deposits in other banks	246	248	244

Total interest income	45,177	38,203	30,021

Interest Expense:
Deposits:
Demand	1,030	678	522
Savings	1,741	2,866	2,180
Time deposits:
Less than $100	6,536	4,061	2,619
$100 or more	4,785	4,052	2,308

Interest on deposits	14,092	11,657	7,629
Federal Home Loan Bank borrowings	3,160	2,274	1,377
Other borrowings	609	—	—
Overnight funds purchased	56	85	117

Total interest expense	17,917	14,016	9,123

Net interest income	27,260	24,187	20,898
Provision for loan losses	1,418	1,232	180

Net interest income after provision for loan losses	25,842	22,955	20,718

Noninterest Income:
Service charges on deposit accounts	3,379	1,996	1,874
Gain on sale of investment securities available-for-sale	457	—	—
Gain on sale of premises and equipment	519	11	—
Impairment of securities	(561)	—	—
Other service charges and fees	2,186	1,433	1,524

Total noninterest income	5,980	3,440	3,398

Noninterest Expense:
Salaries and employee benefits	11,518	9,954	9,106
Occupancy	2,261	1,668	1,678
Data processing	1,189	612	598
Other	6,019	3,760	3,564

Total noninterest expense	20,987	15,994	14,946

Income before provision for income taxes	10,835	10,401	9,170
Provision for income taxes	3,660	3,590	3,134

Net Income	$7,175	$6,811	$6,036

Basic earnings per share	$0.60	$0.67	$0.66

Diluted earnings per share	$0.59	$0.65	$0.65

Basic weighted average shares outstanding	11,960,604	10,228,638	9,092,980
Effect of dilutive stock options and non-vested stock	114,121	202,916	182,808

Diluted weighted average shares outstanding	12,074,725	10,431,554	9,275,788

See accompanying notes to consolidated financial statements.

Consolidated Statements of Changes in Shareholders’ Equity

Years ended December 31, 2008, 2007 and 2006

	Preferred Stock		Common Stock		Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
(in thousands, except share data)	Shares	Amount	Shares	Amount
Balance at December 31, 2005	—	$—	8,242,822	$5,152	$23,852	$20,770	$(644)	$49,130
Comprehensive income:
Net income	—	—	—	—	—	6,036	—	6,036
Change in unrealized gain (loss)on securities available-for-sale, net of taxes of $104	—	—	—	—	—	—	203	203

Total comprehensive income								6,239
Shares issued related to:
401(k) plan	—	—	11,333	7	115	—	—	122
Regional board fees	—	—	2,332	1	24	—	—	25
Exercise of stock options	—	—	277,041	173	1,433	—	—	1,606
Dividend reinvestment	—	—	229,090	143	2,513	—	—	2,656
Stock-based compensation	—	—	20,131	13	167	—	—	180
Stock offering, net of issuance costs of $1,110	—	—	1,849,200	1,156	17,891	—	—	19,047
Common stock repurchased	—	—	(380,613)	(238)	(4,036)	—	—	(4,274)
Tax benefit of stock option exercises	—	—	—	—	147	—	—	147
Cash dividends ($0.50 per share)	—	—	—	—	—	(4,715)	—	(4,715)

Balance at December 31, 2006	—	—	10,251,336	6,407	42,106	22,091	(441)	70,163
Comprehensive income:
Net income	—	—	—	—	—	6,811	—	6,811
Change in unrealized gain (loss)on securities available-for-sale, net of taxes of $253	—	—	—	—	—	—	491	491

Total comprehensive income								7,302
Shares issued related to:
401(k) plan	—	—	11,020	7	130	—	—	137
Executive savings plan	—	—	11,686	7	138	—	—	145
Regional board fees	—	—	1,893	1	23	—	—	24
Exercise of stock options	—	—	93,599	59	648	—	—	707
Dividend reinvestment	—	—	165,991	104	2,146	—	—	2,250
Stock-based compensation	—	—	11,864	7	330	—	—	337
Common stock repurchased	—	—	(232,490)	(145)	(2,962)	—	—	(3,107)
Tax benefit of stock option exercises	—	—	—	—	118	—	—	118
Cash dividends ($0.43 per share)	—	—	—	—	—	(4,416)	—	(4,416)

Balance at December 31, 2007	—	—	10,314,899	6,447	42,677	24,486	50	73,660
Comprehensive income:
Net income	—	—	—	—	—	7,175	—	7,175
Change in unrealized gain (loss) on securities available-for-sale, net of taxes of ($118)	—	—	—	—	—	—	(229)	(229)
Reclassification adjustment for securities gains included in net income, net of taxes of $35	—	—	—	—	—	—	69	69

Total comprehensive income								7,015
Shares issued related to:
Executive savings plan	—	—	11,582	7	114	—	—	121
Regional board fees	—	—	8,510	5	105	—	—	110
Exercise of stock options	—	—	112,964	71	509	—	—	580
Dividend reinvestment	—	—	201,460	126	2,117	—	—	2,243
Stock-based compensation	—	—	32,908	20	129	—	—	149
Acquisition of Shore Financial Corporation	—	—	2,713,425	1,696	29,509	—	—	31,205
Acquisition of Gateway Financial Holdings	—	—	8,513,595	5,321	88,839	—	—	94,160
Series A non-cumulative perpetual preferred stock	23,266	18,292	—	—	—	—	—	18,292
Series B non-cumulative perpetual preferred stock	37,550	40,953	—	—	—	—	—	40,953
Series C fixed rate cumulative preferred stock and warrant	80,347	74,297	—	—	6,050	—	—	80,347
Common stock repurchased	—	—	(131,406)	(82)	(1,372)	—	—	(1,454)
Options acquired in mergers	—	—	—	—	2,587	—	—	2,587
Tax benefit of stock option exercises	—	—	—	—	20	—	—	20
Cash dividends ($0.44 per share)	—	—	—	—	—	(5,179)	—	(5,179)

Balance at December 31, 2008	141,163	$133,542	21,777,937	$13,611	$171,284	$26,482	$(110)	$344,809

See accompanying notes to consolidated financial statements.

Consolidated Statements of Cash Flows

Years ended December 31, 2008, 2007 and 2006

(in thousands)	2008	2007	2006
Operating Activities:
Net income	$7,175	$6,811	$6,036
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,407	886	876
Provision for loan losses	1,418	1,232	180
Regional board fees	110	24	25
Stock-based compensation expense	149	337	180
Net amortization of premiums and accretion of discounts on investment securities	(62)	7	32
Gain on sale of investment securities available-for-sale	(457)	—	—
Other than temporary impairment	561	—	—
Amortization of intangible assets	133	—	—
Gain on sale of premises and equipment	(519)	(11)	—
Deferred income tax expense (benefit)	1,215	(702)	(362)
Changes in:
Interest receivable	20	(149)	(520)
Other assets	(1,944)	128	(99)
Interest payable	304	163	983
Other liabilities	787	672	1,452

Net cash provided by operating activities	10,297	9,398	8,783

Investing Activities:
Proceeds from maturities and calls of debt securities available-for-sale	11,215	15,171	18,131
Proceeds from sales of debt securities available-for-sale	18,457	—	—
Purchase of debt securities available-for-sale	(2,000)	(1,242)	(1,839)
Purchase of equity securities available-for-sale	(1,006)	—	(473)
Proceeds from sales of restricted equity securities	5,024	1,040	2,228
Purchase of restricted equity securities	(6,885)	(1,769)	(3,491)
Net increase in total loans	(111,879)	(102,195)	(90,317)
Purchase of premises and equipment	(4,499)	(720)	(868)
Proceeds from sales of other real estate owned	—	15	—
Proceeds from sales of premises and equipment	764	37	—

Net cash used in investing activities	(90,809)	(89,663)	(76,629)

Financing Activities:
Net increase (decrease) in deposits	(37,499)	68,196	35,815
Proceeds from Federal Home Loan Bank borrowings	226,912	23,000	10,000
Repayments of Federal Home Loan Bank borrowings	(218,445)	(8,000)	(2,500)
Proceeds from other borrowings	28,000	—	—
Net increase in overnight funds purchased	16,000	—	—
Stock issuance costs	—	—	(1,110)
Cash acquired in mergers	39,021	—	—
Cash paid in mergers	(27,407)	—	—
Common stock repurchased	(1,446)	(2,877)	(3,424)
Issuance of shares to 401(k) plan	—	137	122
Issuance of shares to executive savings plan	121	146	—
Issuance of shares in rights and public offerings	—	—	20,156
Issuance of series C preferred stock and warrant	80,347	—	—
Proceeds from exercise of stock options	572	476	757
Excess tax benefit realized from stock options exercised	20	118	147
Dividends paid, net	(2,936)	(2,166)	(2,059)

Net cash provided by financing activities	103,260	79,030	57,904

Increase (decrease) in cash and cash equivalents	22,748	(1,235)	(9,942)
Cash and cash equivalents at beginning of year	25,564	26,799	36,741

Cash and cash equivalents at end of year	$48,312	$25,564	$26,799

Supplemental cash flow information:
Cash paid during the year for interest	$17,613	$13,852	$8,141
Cash paid during the year for income taxes	4,600	4,085	3,370
Supplemental non-cash information:
Dividends reinvested	$2,243	$2,250	$2,656
Value of shares exchanged in exercise of stock options	8	231	849
Receipt of land in payment of loan	—	—	736
Transfer between loans and other real estate owned	1,372	50	—
Transfer between premises and equiment and loans	—	25	—
Unrealized gain (loss) on securities	(243)	744	307
Transactions related to acquisition of subsidiaries:
Increase in assets and liabilities:
Loans, net	$1,972,398	$—	$—
Securities	155,507	—	—
Other assets	267,637	—	—
Deposits	1,902,462	—	—
Borrowings	324,293	—	—
Other liabilities	8,366	—	—
Issuance of preferred stock	59,245	—	—
Issuance of common stock and stock options	127,952	—	—

See accompanying notes to consolidated financial statements.

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

(1)	Organization and Operations

Hampton Roads Bankshares, Inc. (the “Company”), is a multi-bank holding company incorporated under the laws of the Commonwealth of Virginia in February 2001. The Company owns Bank of Hampton Roads (Norfolk, Virginia), Shore Bank (Onley, Virginia), Gateway Bank & Trust Co. (Elizabeth City, North Carolina), Hampton Roads Investments, Inc. (Norfolk, Virginia), Gateway Capital Statutory Trust I, Gateway Capital Statutory Trust II, Gateway Capital Statutory Trust III, and Gateway Capital Statutory Trust IV.

Bank of Hampton Roads is a Virginia state-chartered commercial and retail bank with 18 full service offices in the Hampton Roads region of southeastern Virginia, including nine offices in the city of Chesapeake, four offices in each of the cities of Norfolk and Virginia Beach, and one office in the city of Suffolk. Bank of Hampton Roads commenced operations in 1987.

Shore Bank is a Virginia state-chartered commercial and retail bank with eight full service offices and two investment centers located on the Eastern Shore of Virginia and Maryland including the counties of Accomack and Northampton in Virginia and the Pocomoke City/Worcester County and Salisbury/Wicomico County market areas in Maryland. Shore Investments, Inc. (Onley, Virginia) is a wholly owned subsidiary of Shore Bank. Shore Bank commenced operations in 1961.

Gateway Bank & Trust Co. is a North Carolina state-chartered commercial and retail bank with 37 full service offices located in Eastern and Central North Carolina and in the Richmond and Hampton Roads region of southeastern Virginia. Gateway Bank & Trust Co. has four wholly owned subsidiaries: Gateway Investment Services, Inc., whose principal activity is to engage in brokerage services as an agent for non-bank investment products and services; Gateway Insurance Services, Inc., an independent insurance agency with offices in Edenton, Hertford, Elizabeth City, Moyock, Plymouth, and Kitty Hawk, North Carolina and Chesapeake and Newport News, Virginia; Gateway Bank Mortgage, Inc. with offices in Raleigh, Elizabeth City, and Kitty Hawk, North Carolina and Norfolk and Virginia Beach, Virginia whose principal activity is to engage in originating, processing, and sale of mortgage loans; and Gateway Title Agency, Inc., with offices in Newport News, Hampton, and Virginia Beach, Virginia whose principal activity is to engage in title services for real estate transactions. Gateway Bank & Trust Co. commenced operations in 1998.

The Company formed Hampton Roads Investments, Inc., a wholly owned subsidiary, to provide securities, brokerage, and investment advisory services.

In accordance with FASB Interpretation No. (“FIN”) 46, Consolidation of Variable Interest Entities, the Gateway Capital Trusts are not consolidated as part of the Company’s consolidated financial statements. However, the junior subordinated debentures issued by the Company to the trusts are included in long-term borrowings and the Company’s equity interest in the trusts is included in other assets.

(2)	Summary of Significant Accounting Policies

The consolidated financial statements of the Company are prepared in conformity with U.S. generally accepted accounting principles and prevailing practices of the banking industry. The following is a summary of the significant accounting and reporting policies used in preparing the consolidated financial statements.

Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Bank of Hampton Roads, Hampton Roads Investments, Inc., Shore Bank, Shore Investments, Inc., Gateway Bank & Trust, Gateway Investment Services, Inc., Gateway Insurance Services, Inc., Gateway Bank Mortgage, Inc., and Gateway Title Agency, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates. Material estimates that are particularly susceptible to changes in the near term are the allowance for loan losses, the valuation of deferred tax assets, the fair value of stock options, and the estimated fair value of financial instruments.

Restrictions on Cash and Due from Bank Accounts

The Company is required to maintain average reserve balances in cash with the Federal Reserve Bank (“FRB”). The amounts of daily average required reserves for the final weekly reporting period were $4,124,000 and $3,067,000 at December 31, 2008 and 2007, respectively.

Investment Securities

Debt securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity and reported at amortized cost. The Company has no securities in this category.

Securities classified as available-for-sale are those debt and equity securities that management intends to hold for an indefinite period of time, including securities used as part of the Company’s asset/liability strategy, and that may be sold in response to changes in interest rates, liquidity needs, or other similar factors. Securities in this classification are reported at fair value, with unrealized gains and losses excluded from earnings and reported as other comprehensive income, a separate component of shareholders’ equity.

Securities classified as held for trading are those debt and equity securities that are bought and held principally for the purpose of selling them in the near term and are reported at fair value, with unrealized gains and losses included in earnings. The Company has no securities in this category.

Gains and losses on sales of securities are computed based on specific identification of the adjusted cost of each security and included in noninterest income. Amortization of premiums and accretion of discounts are computed by the effective yield method and included in interest income. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other than temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near term prospects for the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Restricted Equity Securities

As a requirement for membership, the Company invests in stock of the Federal Home Loan Bank of Atlanta (“FHLB”), Community Bankers’ Bank (“CBB”), and FRB. These investments are carried at cost due to the redemption provisions of these entities and the restricted nature of the securities.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred over the life of the loan and recognized as an adjustment of the related loan yield using the interest method. Net fees related to standby letters of credit are recognized over the commitment period. In those instances when a loan prepays, the remaining deferred fee is recognized in the income statement. As a general rule, loans are placed in nonaccrual status when principal or interest is 90 days or more past due, or when management deems collection of all principal and interest doubtful after an evaluation of the collateral pledged and the financial strength of the borrower. The delinquency status of the loan is determined by the contractual terms of the loan.

All interest accrued but not collected for loans that are placed on nonaccrual status or charged-off is reversed against interest income. Cash payments received on loans in nonaccrual status are generally applied to reduce the outstanding principal balance. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

A loan is deemed impaired when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impaired loans are measured at the present value of their expected future cash flows by discounting those cash flows at the loan’s effective interest rate, or at the loan’s observable market price or the fair value of collateral if the loan is collateral dependent. The difference between this discounted amount and the loan balance is recorded as an allowance for loan losses. Impairment is measured on a loan by loan basis. Interest on impaired loans is accrued and recorded as income based upon the principal amount outstanding, except for nonaccrual loans, for which interest is not accrued.

Allowance for Loan Losses

The allowance for loan losses is a valuation allowance consisting of the cumulative effect of the provision for loan losses, minus loans charged off, plus any amounts recovered on loans previously charged off. The provision for loan losses is the amount necessary in management’s judgment to maintain the allowance for loan losses at a level it believes sufficient to cover incurred losses in the collection of the Company’s loans. Loans are charged against the allowance when, in management’s opinion, they are deemed uncollectible, although the Company continues to pursue collection.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical loss experience, risk characteristics of the various categories of loans, adverse situations affecting individual loans, loan risk grades, estimated value of any underlying collateral, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general, and unallocated components. The specific component relates to loans that are classified as impaired, doubtful, substandard, or special mention. The general component covers all other loans and is based on historical loss experience and loan risk grades adjusted for qualitative factors such as current economic conditions. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

Loans Held for Sale

The Company originates single family, residential, first lien mortgage loans that have been approved by secondary market investors. The Company classifies loans originated with the intent of selling in the secondary market as held for sale. Loans originated for sale are primarily sold in the secondary market as whole loans. Whole loan sales are executed with the servicing rights being released to the buyer upon the sale, with the gain or loss on the sale equal to the difference between the proceeds received and the carrying value of the loans sold.

Mortgage loans held for sale are carried at the lower of cost or fair value in the aggregate. The fair value of mortgage loans held for sale is determined using current secondary market prices for loans with similar coupons, maturities, and credit quality. The fair value of mortgage loans held for sale is impacted by changes in market interest rates.

The Company enters into commitments to originate or purchase loans whereby the interest rate of the loan was determined prior to funding (“interest rate lock commitments”). Interest rate lock commitments on mortgage loans that the Company intended to sell in the secondary market were considered freestanding derivatives. These derivatives were carried at fair value with changes in fair value reported as a component of gain on sale of the loans in accordance with the Securities and Exchange Commission’s Staff Account Bulletin No. 109, Written Loan Commitments Recorded at Fair Value Through Earnings.

Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation and amortization. Land is carried at cost. Depreciation of buildings and improvements and equipment, furniture, and fixtures is computed by the straight-line method over the estimated useful lives of the assets. Amortization of leasehold improvements is computed using the straight-line method over the estimated useful lives of the improvements or the lease term, whichever is shorter. Useful lives range from 9 to 15 years for leasehold improvements, from 10 to 50 years for buildings and improvements, and from 3 to 15 years for substantially all equipment, furniture, and fixtures.

Long-Lived Assets

The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. During 2007, Bankers Investment Group, LLP (“BI”) agreed to be sold to Infinex Investments, Inc. (“Infinex”). The Company had a 4% ownership in BI which it accounted for as a cost method investment. The sale transaction resulted in a reduction in the value of the asset held by the Company. Therefore, the investment in BI was written down $103,774 during 2007 to the estimated value after the sale. The loss was included as part of other noninterest expense. No long-lived assets were deemed to be impaired during 2008 or 2006.

Other Real Estate Owned

Real estate acquired in settlement of loans is stated at the lower of the recorded loan balance or fair market value less estimated disposal costs. At foreclosure any excess of the loan balance over the fair value of the property is charged to the allowance for loan losses. Such carrying value is periodically reevaluated and written down if there is an indicated decline in fair value. Costs to bring a property to salable condition are capitalized up to the fair value of the property while costs to maintain a property in salable condition are expensed as incurred.

Goodwill and Other Intangibles

The Company adopted SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”), effective January 1, 2002. Accordingly, goodwill is not subject to amortization over its estimated useful life, but is subject to an annual assessment for impairment by applying a fair value based test. Intangible assets with definite useful lives are amortized over their respective estimated useful lives. The Company has identified other intangible assets related to core deposit premiums, employment agreements, and insurance agency books of business.

Credit Related Financial Instruments

In the ordinary course of business, the Company has entered into commitments to extend credit including commitments under home equity lines of credit, overdraft protection arrangements, commercial lines of credit, and standby letters of credit. Such financial instruments are recorded when they are funded.

Income Taxes

Deferred income tax assets and liabilities are determined using the balance sheet method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

The Company adopted the Financial Accounting Standards Board’s Interpretation No. 48 Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN 48”), effective January 1, 2007. FIN 48 clarifies the accounting for uncertainly in income taxes recognized in the financial statement and requires the impact of a tax position to be recognized in the financial statements if that position is more likely than not of being sustained by the taxing authority. The adoption of FIN 48 did not have a material effect on the Company’s consolidated financial position or results of operations. The Company classifies interest and penalties related to income tax assessments, if any, in income tax expense in the consolidated statements of income.

Per Share Data

Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the dilutive effect of stock options and non-vested stock using the treasury stock method. For the year ended December 31, 2008, there were 249,288 options that were anti-dilutive since the exercise price for those options exceeded the average market price of the Company’s common stock. There were no anti-dilutive stock options for the years ended December 31, 2007 and 2006.

Advertising Costs

Advertising costs are expensed as incurred.

Stock-Based Compensation

The Company adopted SFAS No. 123R, Share-Based Payment (“SFAS 123R”), on January 1, 2006, using the modified prospective method which applies SFAS 123R to new awards and to the portion of existing awards that have not completely vested as of January 1, 2006. The Company uses the fair value method to account for stock-based compensation and the fair value of stock options is estimated at the date of grant using a lattice option pricing model. Stock options granted with pro rata vesting schedules are expensed over the vesting period on a straight line basis.

Comprehensive Income (Loss)

Comprehensive income (loss) represents all changes in equity that result from recognized transactions and other economic events of the period. Other comprehensive income (loss) refers to revenues, expenses, gains and losses that under U.S. generally accepted accounting principles are included in comprehensive income but excluded from net income, such as unrealized gains and losses on investment securities available-for-sale.

Cash and Cash Equivalents

For the purpose of presentation in the consolidated statements of cash flows, the Company considers cash and due from banks, overnight funds sold, and interest-bearing deposits in other banks as cash and cash equivalents. Generally, overnight funds sold include federal funds sold and high quality money market instruments, which hold short-term debt securities that are U.S. Government issued or guaranteed.

Concentrations of Credit Risk

Construction and mortgage loans represented 81% and 75% of the total loan portfolio at December 31, 2008 and 2007, respectively. Substantially all such loans are collateralized by real property or other assets. Loans in these categories and their collateral values are continuously monitored by management.

At times the Company may have cash and cash equivalents at a financial institution in excess of insured limits. The Company places its cash and cash equivalents with high credit quality financial institutions whose credit rating is monitored by management to minimize credit risk. The amount on deposit with correspondent institutions at December 31, 2008 exceeded the insurance limits of the Federal Deposit Insurance Corporation by $736,715.

Reclassification

Certain 2007 and 2006 amounts have been reclassified to conform to the 2008 presentation.

(3)	Acquisition of Shore Financial Corporation

On June 1, 2008 pursuant to the terms of the Agreement and Plan of Merger, dated as of January 8, 2008 (the “Shore Merger Agreement”) by and between the Company and Shore Financial Corporation (“SFC”) the Company acquired all of the outstanding shares of SFC (the “Shore Merger”). The shareholders of SFC received, for each share of SFC common stock that they owned immediately prior to the effective time of the merger, either $22 per share in cash or 1.8 shares of common stock of the Company. Pursuant to the terms of the Shore Merger Agreement, shareholders of SFC had the opportunity to elect to receive cash, shares of common stock of the Company, or a combination of both, subject to allocation and proration procedures ensuring that no less than 25% and no more than 45% of the total merger consideration was cash and the remainder was common stock of the Company. In addition, at the effective time of the merger, each outstanding option to purchase shares of SFC’s common stock under any stock plans vested pursuant to its terms and was converted into an option to acquire the number of shares of the Company’s common stock equal to the number of shares of SFC common stock underlying the option multiplied by 1.8. The exercise price of each option was adjusted accordingly. The aggregate purchase price was approximately $55.2 million, including common stock valued at $31.2 million calculated by multiplying the 2,713,425 shares issued, by the Company’s stock price on the day the merger was announced of $11.50, SFC stock held by the Company as an investment of $0.8 million, stock options exchanged valued at $1.2 million, cash of $21.0 million, and direct costs of the merger of $1.0 million.

Net assets acquired are shown in the table below (in thousands).

Securities available for sale	$16,250
Loans, net	220,450
Goodwill	25,081
Core deposit intangible	4,755
Employment agreement intangible	160
Other assets	33,587

Total assets acquired	300,283

Deposits	208,402
Borrowings	34,228
Other liabilities	2,409

Total liabilities assumed	245,039

Net assets acquired	$55,244

The merger transaction was accounted for under the purchase method of accounting and is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code. The merger resulted in the recording of $25.1 million of estimated goodwill and $4.8 million of core deposit intangible assets. The estimated goodwill is subject to possible adjustments during the one year period from the date of the merger. The core deposit intangible asset was adjusted from the initial fair value estimate of $9.1 million to the current fair value of $4.8 million based on the final independent valuation and will be amortized over the estimated life of the core deposits of eight years, based on undiscounted cash flows. In order to finance the merger transaction, the Company borrowed $23 million. The loan has a variable interest rate of prime minus one percent with a four percent floor and matures in July 2009. The loan requires that the Company meet certain covenants.

The Company is in the process of analyzing the effect of canceling certain contracts between Shore Bank and their vendors in order to produce efficiencies from the merger. Costs of canceling the contracts could be material and would change the amount of goodwill associated with the merger.

The Company’s consolidated financial statements include the results of operations of Shore Bank only from the date of acquisition. Pro forma condensed consolidated income statements for the years ended December 31, 2008, 2007, and 2006 are shown as if the merger occurred at the beginning of each year as follows:

(in thousands)	2008	2007	2006
Interest income	$51,682	$54,081	$44,755
Interest expense	20,426	20,637	14,909

Net interest income	31,256	33,444	29,846

Provision for loan losses	1,674	1,159	239
Noninterest income	7,963	6,840	6,790
Noninterest expense	26,084	25,010	23,261

Income before provision for income taxes	11,461	14,115	13,136

Provision for income taxes	3,873	4,654	4,248

Net income	$7,588	$9,461	$8,888

Basic earnings per share	$0.58	$0.73	$0.75

Diluted earnings per share	$0.57	$0.71	$0.74

(4)	Acquisition of Gateway Financial Holdings

On December 31, 2008 pursuant to the terms of the Agreement and Plan of Merger, dated as of September 23, 2008 (the “Gateway Merger Agreement”) by and between the Company and Gateway Financial Holdings, Inc. (“GFH”) the Company acquired all of the outstanding shares of GFH (the “Gateway Merger”). The shareholders of GFH received, for each share of GFH common stock that they owned immediately prior to the effective time of the merger 0.67 shares of common stock of the Company. Each of GFH’s preferred shares outstanding immediately prior to the effective time of the merger converted into new preferred shares of the Company that have substantially identical rights. In addition, at the effective time of the merger, each outstanding option to purchase shares of GFH’s common stock under any stock plans were converted into an option to acquire the number of shares of the Company’s common stock equal to the number of shares of GFH common stock underlying the option multiplied by 0.67. The exercise price of each option was adjusted accordingly. The aggregate purchase price was approximately $160.4 million, including common stock valued at $94.2 million calculated by multiplying the 8,513,595 shares issued, by the Company’s average stock price on the day the merger was announced and the two days prior to and after the day the merger was announced of $11.06, preferred stock valued at $59.3 million, GFH stock held by the Company as an investment of $0.2 million, stock options exchanged valued at $1.4 million, and direct costs of the merger of $5.3 million.

Net assets acquired, based on preliminary fair value adjustments, are shown in the table below (in thousands).

Securities available for sale	$118,026
Loans, net	1,751,948
Goodwill	57,589
Core deposit intangible	3,282
Other intangibles	7,797
Other assets	210,801

Total assets acquired	2,149,443

Deposits	1,694,060
Borrowings	290,065
Other liabilities	4,950

Total liabilities assumed	1,989,075

Net assets acquired	$160,368

The merger transaction was accounted for under the purchase method of accounting and is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code. The merger resulted in the recording of $57.6 million of estimated goodwill and $3.3 million of core deposit intangible assets. The estimated goodwill is subject to possible adjustments during the one year period from the date of the merger. The core deposit intangible assets were based on an independent valuation and will be amortized over the estimated life of the core deposits of 4.5 years, based on undiscounted cash flows.

The Company is in the process of analyzing the effect of canceling certain contracts between Gateway Bank & Trust and their vendors in order to produce efficiencies from the merger. Costs of canceling the contracts could be material and would change the amount of goodwill associated with the merger. Additionally, the Company is still determining the value of the intangible assets and the fair value of assets, liabilities, and preferred stock used to calculate goodwill in the transaction. An estimate of the intangible assets and the fair value of assets, liabilities, and preferred stock has been used in the preparation of these consolidated financial statements, however, those estimates may be revised once the final valuations have been preformed.

The Company’s consolidated financial statements include the results of operations of Gateway Bank & Trust only from the date of acquisition. Pro forma condensed consolidated income statements for the years ended December 31, 2008, 2007, and 2006 are shown as if the merger occurred at the beginning of each year as follows:

(in thousands)	2008	2007	2006
Interest income	$164,791	$147,035	$102,391
Interest expense	74,954	67,951	38,683

Net interest income	89,837	79,084	63,708

Provision for loan losses	49,618	6,132	3,580
Noninterest income	(12,878)	21,205	12,668
Noninterest expense	80,902	61,844	50,829

Income (loss) before provision for income taxes	(53,561)	32,313	21,967

Provision for (benefit from) income taxes	(20,539)	11,296	7,475

Net income (loss)	$(33,022)	$21,017	$14,492

Basic earnings (loss) per share	$(1.77)	$1.12	$0.82

Diluted earnings (loss) per share	$(1.77)	$1.10	$0.81

(5)	Investment Securities

The amortized cost and estimated fair values of investment securities available-for-sale at December 31, 2008 and 2007 were as follows:

	2008
(in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Investment Securities Available-for-Sale:
State and municipal securities	$18,186	$39	$8	$18,217
U.S. agency securities	24,584	415	—	24,999
Mortgage backed securities	95,202	46	—	95,248
Corporate bonds	5,093	—	—	5,093
Equity securities	6,747	19	686	6,080

Total investment securities available-for-sale	$149,812	$519	$694	$149,637

	2007
(in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Investment Securities Available-for-Sale:
State and municipal securities	$244	$6	$—	$250
U.S. agency securities	40,944	356	27	41,273
Mortgage backed securities	642	—	1	641
Equity securities	472	—	259	213

Total investment securities available-for-sale	$42,302	$362	$287	$42,377

Information pertaining to securities with gross unrealized losses at December 31, 2008 and 2007, aggregated by investment category and length of time that the individual securities have been in a continuous loss position is as follows:

	2008
	Less than 12 Months		12 Months or More		Total
(in thousands)	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss
State and municipal securities	$2,713	$8	$—	$—	$2,713	$8
Mortgage backed securities	—	—	5	—	5	—
Equity securities	1,281	360	147	326	1,428	686

	$3,994	$368	$152	$326	$4,146	$694

	2007
	Less than 12 Months		12 Months or More		Total
(in thousands)	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss
U.S. agency securities	$—	$—	$13,461	$27	$13,461	$27
Mortgage backed securuties	—	—	635	1	635	1
Equity securities	—	—	213	259	213	259

	$—	$—	$14,309	$287	$14,309	$287

During 2008, equity securities with an amortized cost of $612,579 were determined to be other than temporarily impaired. An impairment loss of $561,011 was recognized through noninterest income. In evaluating the possible impairment of securities, consideration is given to the length of time and the extent to which the fair value has been less than book value, the financial conditions and near-term prospects of the issuer, and the ability and intent of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Management has evaluated the unrealized losses associated with the remaining equity securities as of December 31, 2008 and, in management’s belief, the unrealized losses are temporary and will recover in a reasonable amount of time.

The unrealized loss positions on debt securities at December 31, 2008 were directly related to interest rate movements as there is minimal credit risk exposure in these investments. Debt securities with unrealized loss positions at 2008 year-end included 1 mortgage backed security and 5 state and municipal securities. Management does not believe that any of these debt securities were other-than-temporarily impaired at December 31, 2008.

Proceeds from sales of investment securities available-for-sale during 2008 were $18,457,399. From those transactions, the Company realized gross gains of $457,399 and no gross losses, resulting in tax expense of $156,568. There were no sales of securities in 2007 or 2006.

The amortized cost and estimated fair value of investment securities available-for-sale at December 31, 2008 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Equity securities do not have contractual maturities.

(in thousands)	Amortized Cost	Estimated Fair Value
Due in one year or less	$17,162	$17,395
Due after one year through five years	14,361	14,578
Due after five years through ten years	7,275	7,302
Due after ten years	104,267	104,282
Equity securities	6,747	6,080

	$149,812	$149,637

Investment securities at estimated fair value that were pledged to secure deposits or outstanding borrowings, or available to secure future borrowings at December 31, 2008 and 2007 were as follows:

(in thousands)	2008	2007
Public deposits	$32,116	$12,157
Treasury, tax and loan deposits	3,605	1,489
Federal Home Loan Bank borrowings	26,528	21,578
Federal Reserve Bank borrowings	7,755	2,019
Repurchase agreements	22,923	—
Housing and Urban Development	413	—

	$93,340	$37,243

(6)	Loans and Allowance for Loan Losses

The Company grants commercial, construction, real estate, and consumer loans to customers throughout its lending areas. A substantial portion of debtors’ abilities to honor their contracts is dependent upon the real estate and general economic environment of the lending area.

Major classifications of loans at December 31, 2008 and 2007, were as follows:

(in thousands)	2008	2007
Commercial	$451,426	$109,783
Construction	897,288	165,469
Real estate - commercial mortgage	673,351	151,601
Real estate - residential mortgage	528,760	38,523
Installment loans to individuals	50,085	11,976
Loans held for sale	5,064	—
Deferred loan fees and related costs	(1,384)	(203)

	$2,604,590	$477,149

Non-performing assets at December 31, 2008 and 2007 were as follows:

(in thousands)	2008	2007
Loans 90 days past due and still accruing interest	$3,219	$852
Nonaccrual loans, including nonaccrual impaired loans	32,885	1,793
Real estate acquired in settlement of loans	5,092	—

	$41,196	$2,645

If interest on nonaccrual loans had been accrued, such income would have amounted to $98,586, $164,006, and $153,128 in 2008, 2007, and 2006, respectively, none of which was recognized in income.

Information on impaired loans at December 31, 2008, 2007, and 2006 is as follows:

(in thousands)	2008	2007	2006
Impaired loans for which an allowance has been provided	$2,161	$1,698	$1,855
Impaired loans for which no allowance has been provided	2,130	—	—

Total impaired loans	$4,291	$1,698	$1,855

Allowance provided for impaired loans, included in the allowance for loan losses	$545	$406	$439

Average balance in impaired loans	$3,883	$1,782	$1,936

Interest income recognized from impaired loans	$131	$20	$1

Excluded from the impaired loan totals above are loans that were acquired in the GFH acquisition, for which there was evidence of deterioration of credit quality since origination and for which it was probable that all contractually required payments would not be made. These loans had an outstanding balance of $130,013,258 and a carrying amount of $112,319,931 at December 31, 2008. Included in this impaired loan balance were $31,301,903 of nonaccrual loans which are included in the nonaccrual loan balance shown above. The carrying amount of these loans is included in the balance sheet amount of loans receivable at December 31, 2008. No such loans were identified as part of the acquisition of SFC on June 1, 2008.

Transactions affecting the allowance for loan losses for the years ended December 31, 2008, 2007, and 2006 were as follows:

(in thousands)	2008	2007	2006
Balance at beginning of year	$5,043	$3,911	$3,597
Provision for loan losses	1,418	1,232	180
Acquired through Shore Merger	2,932	—	—
Acquired through Gateway Merger	42,060	—	—
Loans charged off	(337)	(109)	(59)
Recoveries	102	9	193

Balance at end of year	$51,218	$5,043	$3,911

(7)	Premises, Equipment, and Leases

Premises and equipment at December 31, 2008 and 2007 are summarized as follows:

(in thousands)	2008	2007
Land	$26,357	$4,322
Buildings and improvements	59,731	6,145
Leasehold improvements	3,224	847
Equipment, furniture, and fixtures	15,101	5,619
Construction in progress	2,768	—

	107,181	16,933
Less accumulated depreciation and amortization	(5,846)	(4,966)

	$101,335	$11,967

The Company leases land and buildings upon which certain of its operating facilities and financial center facilities are located. These leases expire at various dates through January 31, 2034. The Company has the option to purchase the land upon which the Gateway Bank & Trust Co. headquarters building is affixed at the end of the twenty-year lease term at a cost of $300,000.

The estimated cost to complete construction in progress at December 31, 2008 is $1,500,000.

Total rent expense was $1,077,612 in 2008, $906,944 in 2007, and $845,744 in 2006.

Future minimum lease payments, by year and in the aggregate, under noncancelable operating leases with initial or remaining terms of one year or more at December 31, 2008 were as follows (in thousands):

2009	$2,720
2010	2,548
2011	2,332
2012	1,952
2013	1,838
Thereafter	13,114

$24,504

In addition to the above lease obligations, the Company has assumed, through Gateway Bank & Trust Co., a full service office lease for approximately 50,000 square feet of shell building at $24.00 per square foot. The lease will commence when the landlord has substantially completed the office space, which is presently estimated to be no later than July 1, 2011. The lease is contingent upon the landlord substantially completing the shell building no later than December 31, 2010; however, due to current economic conditions, the Company and landlord are discussing landlord completion of the interior office space and the possible extension of the delivery and completion dates.

(8)	Deposits

The scheduled maturities of time deposits at December 31, 2008 and 2007 were as follows:

	2008		2007
(In thousands)	Time Deposits Less than $100,000	Time Deposits $100,000 or More	Time Deposits Less than $100,000	Time Deposits $100,000 or More
Maturity of:
3 months or less	$357,126	$110,968	$18,240	$16,208
3 months - 6 months	144,912	91,286	18,809	29,460
6 months - 12 months	237,761	117,113	29,353	17,405
1 year - 2 years	67,170	43,298	12,539	6,777
2 years - 3 years	29,209	17,797	24,359	14,890
3 years - 4 years	13,845	10,546	9,893	7,070
4 years - 5 years	7,761	3,528	1,640	1,869
Over 5 years	1,003	—	—	—

	$858,787	$394,536	$114,833	$93,679

(9)	Borrowings

At December 31, 2008 and 2007, the Company had advances from the FHLB totaling $279,064,674 and $53,000,000, respectively. Interest only is payable on a monthly basis until maturity. Maturities of FHLB borrowings at December 31, 2008 were as follows:

(in thousands)	Balance
2009	$32,000
2010	11,948
2011	15,000
2012	199,531
2014	350
2017	20,236

$279,065

FHLB borrowings carry a weighted average interest rate of 4.18% and are all at fixed interest rates except for five variable rate or convertible advances that total $48,350,000. The FHLB borrowings were collateralized with 1-4 family residential real estate loans, commercial real estate loans, and investment securities.

The Company acquired two reverse repurchase agreements in the Gateway Merger. Each repurchase agreement is for $10.0 million and is collateralized with mortgage backed securities with a similar fair market value. The first repurchase agreement has a five year term with an interest rate fixed at 4.99% until it is repurchased by the counterparty on August 1, 2011. The second repurchase agreement has a seven year term with a repurchase date of August 1, 2013. The interest rate of this agreement is a variable rate of 9.85% minus three month LIBOR (1.83% at December 31, 2008), not to exceed 5.85%. The applicable interest rate in effect at December 31, 2008 was 5.85%. Both agreements are callable by the counterparty on a quarterly basis. The estimated fair value of these agreements as of December 31, 2008 was $22.077 million.

As part of the Gateway Merger, the Company acquired four placements of trust preferred securities as follows:

	Amount	Interest Rate	Redeemable on or After	Mandatory Redemption
	(in thousands)
Gateway Capital Statutory Trust I	$8,000	LIBOR + 3.10%	September 17, 2008	September 17, 2033
Gateway Capital Statutory Trust II	7,000	LIBOR + 2.65%	July 17, 2009	June 17, 2034
Gateway Capital Statutory Trust III	15,000	LIBOR + 1.50%	May 30, 2011	May 30, 2036
Gateway Capital Statutory Trust IV	25,000	LIBOR + 1.55%	July 30, 2012	July 30, 2037

LIBOR in the table above refers to 3 month LIBOR. In all four trusts, the trust issuer has invested the total proceeds from the sale of the trust preferred securities in junior subordinated deferrable interest debentures issued by the Company. The trust preferred securities pay cumulative cash distributions quarterly at an annual rate, reset quarterly. The dividends paid to holders of the trust preferred securities, which are recorded as interest expense, are deductible for income tax purposes. The Company has fully and unconditionally guaranteed the trust preferred securities through the combined operation of the debentures and other related documents. The Company’s obligation under the guarantee is unsecured and subordinate to senior and subordinated indebtedness of the Company. The estimated fair value of these debentures as December 31, 2008 was $27.146 million.

The Company has borrowed $28 million from another bank. This borrowing has a variable interest rate of prime minus 1% with a floor of 4% (4% at December 31, 2008) and is payable in full on July 1, 2009.

(10)	Preferred Stock and Warrant

In conjunction with the acquisition of GFH, the Company issued 23,266 shares of Series A Non-Convertible Non-Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”) and 37,550 shares of Series B Non-Convertible Non-Cumulative Perpetual Preferred Stock (“Series B Preferred Stock”). Both series are non-voting except as may otherwise be required under applicable law.

The Series A Preferred Stock has no par value and a liquidation amount equal to $1,000 per share. Dividends are payable quarterly, if declared, at an annual rate of 8.75%, and are non-cumulative. After January 1, 2009, the Company will have the right and option to redeem all or a portion of the Series A Preferred Stock at the rate of $1,000 per share.

The Series B Preferred Stock has no par value and a liquidation amount equal to $1,000 per share. Dividends are payable quarterly, if declared, at a rate of 12%, and are non-cumulative. After October 1, 2009, the Company will have the right and option to redeem all or a portion of the Series B Preferred Stock at the rate of $1,000 per share.

On December 31, 2008, the Company issued 80,347 shares of Series C Fixed Rate Cumulative Preferred Stock (“Series C Preferred Stock”) to the United States Department of the Treasury (“U.S. Treasury”) for an aggregate price of $80.3 million. The shares were issued in connection with the Company’s participation in the Capital Purchase Program (“CPP”) as authorized under the Emergency Stabilization Act of 2008. The Series C Preferred Stock has no par value and a liquidation amount equal to $1,000 per share. The Series C Preferred Stock pays cumulative dividends at an annual rate of 5% for the first five years and 9% thereafter. This preferred stock is redeemable at par plus accrued and unpaid dividends subject to the approval of the Company’s primary regulators.

In addition, the Company issued to the U.S. Treasury a warrant to purchase 1,325,858 shares of the Company’s common stock at an initial exercise price of $9.09 per share. The warrant is immediately exercisable and provides for the adjustment of the exercise price and the number of shares of common stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of common stock, and upon certain issuances of common stock at or below a specified price relative to the then-current market price of common stock. The warrant expires ten years from the issuance date. If, on or prior to December 31, 2009, the Company receives aggregate gross cash proceeds of not less than the purchase price of the Series C Preferred Stock from one or more “qualified equity offerings” announced after October 31, 2009, the number of shares of common stock issuable pursuant to the U.S. Treasury’s exercise of the warrant will be reduced by one-half of the original number of shares, taking into account all adjustments, underlying the warrant. The U.S. Treasury has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the warrant.

Shares of the Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock have priority over the Company’s common stock with regard to the payment of dividends. As such, the Company may not pay dividends on, or repurchase, redeem, or otherwise acquire for consideration shares of its common stock unless dividends for these classes of preferred stock are current.

(11)	Income Taxes

The Company files income tax returns in the U.S. federal jurisdiction and the states of Virginia, Maryland, and North Carolina. With few exceptions, the Company is no longer subject to U.S. federal and state income tax examinations by tax authorities for years prior to 2005. The current and deferred components of income tax expense for the years ended December 31, 2008, 2007, and 2006 were as follows:

(in thousands)	2008	2007	2006
Current	$4,496	$4,158	$3,496
Deferred	(836)	(568)	(362)

Provision for income taxes	$3,660	$3,590	$3,134

The provisions for income taxes for the years ended December 31, 2008, 2007, and 2006 differ from the amount computed by applying the statutory federal income tax rate to income before taxes due to the following:

(in thousands)	2008	2007	2006
Income taxes at statutory rates	$3,709	$3,555	$3,118
Increase (decrease) resulting from:
Nondeductible expenses	31	30	8
Dividends and tax exempt interest	(77)	—	—
Officers’ life insurance	(24)	11	10
Other	21	(6)	(2)

Provision for income taxes	$3,660	$3,590	$3,134

Significant components of the Company’s deferred tax assets and liabilities as of December 31, 2008 and 2007 were as follows:

(in thousands)	2008	2007
Deferred tax assets:
Allowance for loan losses	$22,804	$1,438
Impairment of securities	14,567	—
Unrealized loss on securities available-for-sale	—	108
Nonaccrual loan interest	183	154
Accrued expenses	501	185
Nonqualified deferred compensation	2,925	1,601
Other	15	—

Total deferred tax assets	40,995	3,486

Deferred tax liabilities:
Prepaid expenses	328	—
Deferred loan costs	1,027	—
Fair value adjustment to net assets acquired in business combinations	1,794	—
Unrealized gain on securities available-for-sale	335	—
Unrealized fair value gains on trust preferred securities	2,463	—
Depreciation	2,087	766
Other	345	62

Total deferred tax liabilities	8,379	828

Net deferred tax asset	$32,616	$2,658

The Company adopted the provisions of FASB Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes, which was effective January 1, 2007. FIN 48 provides a comprehensive model for how the Company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the Company has taken or expects to take on its tax return. There was no material effect on the Company’s financial position or results of operations as a result of implementing FIN 48.

(12)	Financial Instruments with Off-Balance-Sheet Risk

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk which have not been recognized in the consolidated balance sheets. The contract amount of these instruments reflects the extent of the Company’s involvement or “credit risk.” The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. Contractual amounts at December 31, 2008 and 2007 were:

(in thousands)	2008	2007
Financial instruments whose contract amounts represent credit risk:
Commitments to extend credit	$523,179	$115,473
Standby letters of credit	29,030	17,425

	$552,209	$132,898

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the counter party. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, income-producing commercial properties, and real estate.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of the contractual obligation by a customer to a third party. The majority of these guarantees extend until satisfactory completion of the customer’s contractual obligation. Management does not anticipate any material losses will arise from additional funding of the aforementioned commitments or letters of credit.

(13)	Profit Sharing Plans

The Company has defined contribution 401(k) plans at each of its subsidiary banks. Under the Bank of Hampton Roads 401(k) plan, all employees who are 21 years of age and have completed one year of service are eligible to participate. Participants may contribute up to 20% of their compensation, subject to statutory limitations and the Company matches 100% of the employees’ contributions up to 4% of salary. Under the Shore Bank 401(k) plan, all employees who are 18 years of age and have completed 3 months of service are eligible to participate. Participants may contribute up to 15% of their compensation and the Company matches 100% up to 3% of the employees’ contributions and 50% of the next 3%. The Company may also make an additional discretionary contribution to both plans. Participants are fully vested in their contributions and the Company’s match immediately and become fully vested in the Company’s discretionary contributions after 3 years of service. The Company made discretionary contributions of $209,000, $119,000, and $119,000 for the years ended December 31, 2008, 2007, and 2006, respectively. The Company also made matching contributions of $257,297, $202,307, and $185,031 for the years ended December 31, 2008, 2007, and 2006, respectively. The Company offers its stock as an investment option under the Bank of Hampton Roads 401(k) plan.

(14)	Supplemental Retirement Agreements and Executive Savings Plan

The Company has entered into supplemental retirement agreements with several key officers. Under these agreements, all but four of the officers are each eligible to receive an annual benefit payable in fifteen installments each equal to $50,000 following the attainment of their Plan Retirement Date. Two of the other four officers are eligible to receive an annual benefit payable in fifteen installments each equal to 50% of his Benefit Computation Base following the attainment of his Plan Retirement Date. The remaining two officers are eligible to receive an annual benefit payable in fifteen installments each equal to 70% of their Benefit Computation Base following the attainment of their Plan Retirement Date. The Benefit Computation Base is calculated as the average compensation from the Company over the three consecutive completed calendar years just prior to the year of retirement or termination. The Company recognizes expense each year related to these agreements based on the present value of the benefits expected to be provided to the employees and any beneficiaries. The change in benefit obligation and funded status for the years ended December 31, 2008, 2007, and 2006 were as follows:

(in thousands)	2008	2007	2006
Benefit obligation at beginning of year	$2,153	$1,650	$1,125
Acquired in Gateway merger	1,098	—	—
Service cost	516	388	423
Interest cost	148	115	102

Benefit obligation at end of year	3,915	2,153	1,650
Fair value of plan assets	—	—	—

Funded status	$(3,915)	$(2,153)	$(1,650)

The amounts recognized in the consolidated balance sheets as of December 31, 2008 and 2007 consisted of:

(in thousands)	2008	2007
Accrued benefit cost included in other liabilities	$(3,915)	$(2,153)

The components of net periodic benefit cost for the years ended December 31, 2008, 2007, and 2006 consisted of:

(in thousands)	2008	2007	2006
Service cost	$516	$388	$423
Interest cost	148	115	102

Net periodic benefit cost	$664	$503	$525

The weighted-average assumptions used to determine benefit obligations and net periodic benefit cost at December 31, 2008, 2007, and 2006, were as follows:

	2008	2007	2006
Discount rate	7.00%	7.00%	7.00%
Rate of compensation increase	3.00% - 5.00%	3.00%	3.00%

The rate of compensation increase only applies to the officer agreements with a Benefit Computation Base.

The Company does not expect to make contributions to fund the supplemental retirement agreements in 2009. As of December 31, 2008, the following benefit payments are expected to be paid over the next ten years (in thousands):

2009	$—
2010	358
2011	358
2012	358
2013	358
2014 - 2018	1,789

$3,221

In November 2006, the Company entered into retirement agreements with the members of the Board of Directors at that time. Participants are eligible for compensation under the plan upon the sixth anniversary of the participant’s first board meeting. Benefits are to be paid in monthly installments commencing at retirement and ending upon the death, disability, or mutual consent of both parties to the agreement. Under the plan, the participants continue to serve the Company after retirement by performing certain duties as outlined in the plan document. During 2008 and 2007, the Company expensed $68,478 and $63,228, respectively, related to this plan.

The Company has implemented an Executive Savings Plan with certain officers whereby an initial contribution made by the officers will be matched each year by the Company as long as the officers’ employment continues. Contributions into the plan may be used to purchase employer stock or may be placed in savings accounts for the benefit of each individual participant and earn interest at the highest rate currently being paid on a Company certificate of deposit. Company contributions to the Executive Savings Plan during 2008, 2007, and 2006 were $241,759, $268,300, and $217,000, respectively.

(15)	Dividend Reinvestment and Optional Cash Purchase Plan

The Company has a Dividend Reinvestment and Optional Cash Purchase Plan. The plan enables shareholders to receive cash payment or reinvest their dividends. The stock purchased through the plan directly from the Company, is valued at the weighted average sales price of the Company’s common stock in transactions occurring during the 60 calendar days immediately prior to the purchase date. The purchase price of shares purchased on the open market is the current market price of the shares purchased on the applicable purchase dates.

(16)	Director and Employee Stock Compensation Plans

During 2008, 2007, and 2006 the Company authorized the grant of options to employees and directors for 18,000, 34,968, and 210,131 shares, respectively, of the Company’s common stock under stock compensation plans that have been approved by the Company’s shareholders. All outstanding options granted previous to December 31, 2006 have 10-year terms and are fully vested and exercisable at the date of grant. The options granted on December 31, 2006 have 10-year terms and vest ratably over periods that range from 1 year to 5 years. Of the stock options granted during 2007, 14,968 have terms that range from 1 to 8 years and are fully vested and exercisable at the date of grant and 20,000 have 10-year terms and vest after 6 to 10 years of service. The options granted during 2008 have 10-year terms and vest ratably over 5 years. During 2008, the Company acquired 216,183 stock options as part of the Shore Merger and 1,185,018 stock options as part of the Gateway Merger. A summary of the Company’s stock option activity and related information is as follows:

	Options Outstanding	Weighted Average Exercise Price
Balance at December 31, 2005	1,024,559	$7.70
Granted	210,131	11.93
Exercised	(277,041)	5.80
Expired	(27,679)	8.94

Balance at December 31, 2006	929,970	9.19
Granted	34,968	12.91
Exercised	(93,599)	7.55
Forfeited	(10,992)	12.00
Expired	(2,191)	10.85

Balance at December 31, 2007	858,156	9.48
Acquired through Shore Merger	216,183	6.27
Acquired through Gateway Merger	1,185,018	14.12
Granted	18,000	11.41
Exercised	(112,964)	5.13
Forfeited	(2,750)	12.00
Expired	(65,637)	11.33

Balance at December 31, 2008	2,096,006	$11.96

Stock-based compensation expense recognized in the consolidated statements of income for the years ended December 31, 2008, 2007, and 2006 was $149,608, $337,250, and $179,811, respectively, with a related tax benefit of $29,014, $115,276, and $61,136, respectively. During 2008, 2007, and 2006, stock-based compensation expense was comprised of $86,156, $160,229, and $13,372, respectively, related to stock options which vested during the period. During 2008, 2007, and 2006, the remaining stock-based compensation expense of $63,452, $177,021, and $166,439, respectively, related to share awards.

In 2008, 2007, and 2006, 112,964, 93,599, and 277,041 options were exercised, respectively; however, only 112,282, 76,700, and 198,158 new shares, respectively, were issued since 682, 16,899, and 78,883 shares, respectively, of previously acquired stock were used to exercise some of the options.

Information pertaining to fully vested options outstanding and exercisable as of December 31, 2008 is as follows:

Range of Exercise Prices			Aggregate Intrinsic Value	Number of Options	Remaining Contractual Life (in years)	Weighted Average Exercise Price
$ 3.09	-	$ 5.90	$853,166	247,964	1.69	$5.29
6.53	-	8.84	386,538	482,169	3.22	7.92
9.11	-	11.80	—	583,969	3.76	10.06
12.00	-	15.37	—	103,299	7.38	12.36
19.43	-	22.07	—	350,221	5.93	19.75
23.60	-	24.67	—	74,069	6.62	24.23

$ 3.09	-	$ 24.67	$1,239,704	1,841,691	4.07	$11.40

The total intrinsic value of stock options exercised during 2008, 2007, and 2006 was $642,619, $487,004, and $1,441,223, respectively. Cash received from stock option exercises during 2008, 2007, and 2006 was $571,222, $476,076, and $756,648, respectively. The Company has 839,383 shares available under shareholder approved stock incentive plans. As of December 31, 2008, there was $732,983 of unrecognized compensation cost related to non-vested stock options. That cost is expected to be recognized over a weighted average period of 4.64 years.

The weighted-average grant-date fair value of stock options granted and acquired through mergers during 2008, 2007, and 2006 was $1.86, $2.34, and $1.96, respectively. The following assumptions were used to arrive at the fair value of stock options:

	2008	2007	2006
Risk-free interest rate	2.25% - 3.34%	4.36% - 4.68%	4.68%
Volatility	34.30% - 40.56%	18.40% - 27.27%	18.40%
Dividend yield	3.93% - 5.04%	3.33% - 3.43%	3.33%
Expected term (in years)	0.10 - 8.30	1.90 - 9.50	8.72

Option valuation models require the input of highly subjective assumptions. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a representative single measure of the fair value at which transactions may occur. Expected volatility is based on historical volatility of the Company’s traded shares. The expected term is calculated by the lattice option pricing model using assumptions regarding the contractual term of the stock options, vesting periods, the exercise price to market stock price multiple experienced by the Company, and the historical employee exit rate. The weighted-average expected term for stock options granted and acquired through mergers during 2008 was 3.64 years.

The Company has granted non-vested shares to certain directors and employees as part of incentive programs. These non-vested shares have vesting schedules that range from one to nine years and are expensed over the same schedules. A summary of the Company’s non-vested share activity and related information was as follows:

	Number of Shares	Weighted Average Grant Date Fair Value
Balance at December 31, 2005	30,045	$10.71
Granted	20,131	10.81
Vested	(3,000)	10.65

Balance at December 31, 2006	47,176	10.76
Granted	20,364	12.12
Vested	(4,500)	10.76
Forfeited	(8,500)	10.98

Balance at December 31, 2007	54,540	11.23
Granted	32,908	8.50
Vested	(37,623)	11.16

Balance at December 31, 2008	49,825	$9.49

As of December 31, 2008, there was $447,596 of total unrecognized compensation cost related to non-vested share awards. That cost is expected to be recognized over a weighted average period of 2.06 years. The total fair value of shares vested during the years ended December 31, 2008, 2007, and 2006 was $418,355, $57,045, and $36,000, respectively.

(17)	Employment Agreements

The Company and its subsidiaries have entered into employment agreements with 22 officers to ensure a stable and competent management base. Two of the agreements expire in 2009, one expires in 2010, twelve expire in 2011, two expire in 2012, and five expire in 2013. All but one of the agreements will automatically renew at the end of their terms unless the officer is notified in writing prior to expiration. Among other things, the agreements provide for severance benefits payable to the officers upon termination of employment following a change of control in the Company.

(18)	Other Noninterest Expense

A summary of other noninterest expense for the years ended December 31, 2008, 2007, and 2006 is as follows:

(in thousands)	2008	2007	2006
Advertising and marketing	$412	$326	$481
Telephone and postage	481	305	294
Professional	383	279	367
Bank franchise tax	621	464	280
Equipment	663	343	304
ATM and VISA Check Card	551	500	423
Director and regional board fees	443	307	284
FDIC assessment	262	42	39
Other	2,203	1,194	1,092

	$6,019	$3,760	$3,564

(19)	Restrictions on Loans and Dividends from Subsidiaries

Regulatory agencies place certain restrictions on dividends paid and loans or advances made by the Banks to the Company. The amount of dividends the Banks may pay to the Company, without prior approval, is limited to current year earnings plus retained net profits for the two preceding years. At December 31, 2008, the amount available was approximately $5.2 million. Loans and advances are limited to 10% of the Banks’ common stock and capital surplus. As of December 31, 2008, funds available for loans or advances by the Banks to the Company were approximately $3.0 million.

(20)	Regulatory Capital Requirements

Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. The Company’s and the Banks’ capital amounts and classification are subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies. Management believes that, as of December 31, 2008, the Company and the Banks met all capital adequacy requirements to which they are subject and to be considered well-capitalized under these capital adequacy guidelines. To be categorized as well-capitalized, minimum amounts and ratios, as set forth in the table that follows, must be maintained.

A summary of the Company’s and the Banks’ required and actual capital components follows:

(in thousands)	Actual		For Capital Adequacy Purposes		To Be Well-Capitalized Under Prompt Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2008
Tier 1 Capital:
Consolidated Company	$265,468	9.89%	$107,386	4.00%	N/A	N/A
Bank of Hampton Roads	70,499	12.43	22,690	4.00	$34,035	6.00%
Shore Bank	24,483	11.42	8,578	4.00	12,867	6.00
Gateway Bank & Trust Co.	169,321	8.79	77,076	4.00	115,614	6.00
Total Risk-Based Capital:
Consolidated Company	299,235	11.15	214,772	8.00	N/A	N/A
Bank of Hampton Roads	76,931	13.56	45,380	8.00	56,725	10.00
Shore Bank	27,164	12.67	17,156	8.00	21,445	10.00
Gateway Bank & Trust Co.	193,629	10.05	154,152	8.00	192,690	10.00
Leverage Ratio:
Consolidated Company	265,468	32.06	33,120	4.00	N/A	N/A
Bank of Hampton Roads	70,499	11.77	23,953	4.00	29,942	5.00
Shore Bank	24,483	8.44	11,607	4.00	14,508	5.00
Gateway Bank & Trust Co.	169,321	8.04	84,281	4.00	105,351	5.00

As of December 31, 2007
Tier 1 Capital:
Consolidated Company	$73,610	14.58%	$20,195	4.00%	N/A	N/A
Bank of Hampton Roads	71,349	14.17	20,147	4.00	$30,220	6.00%
Total Risk-Based Capital:
Consolidated Company	78,653	15.58	40,389	8.00	N/A	N/A
Bank of Hampton Roads	76,392	15.17	40,293	8.00	50,367	10.00
Leverage Ratio:
Consolidated Company	73,610	13.44	21,908	4.00	N/A	N/A
Bank of Hampton Roads	71,349	13.05	21,863	4.00	27,329	5.00

(21)	Fair Value of Assets and Liabilities

SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practical to estimate that value. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying fair value of the Company.

The following methods and assumptions were used by the Company in estimating fair value for its financial instruments, as defined by SFAS No. 107:

(a) Cash and Cash Equivalents

Cash and cash equivalents include cash and due from banks, overnight funds sold, and interest-bearing deposits in other banks. The carrying amount approximates fair value.

(b) Investment Securities Available-for-Sale

Fair values are based on published market prices where available. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flow. Investment securities available-for-sale are carried at their aggregate fair value.

(c) Restricted Equity Securities

The carrying amount approximates fair value.

(d) Loans

For credit card and other loan receivables with short-term and/or variable characteristics, the carrying value approximates fair value. The fair value of other loans is estimated by discounting the future cash flows using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying value of loans held for sale is a reasonable estimate of fair value since the loans are expected to be sold within a short period.

(e) Interest Receivable and Interest Payable

The carrying amount approximates fair value.

(f) Bank Owned Life Insurance

The carrying amount approximates fair value.

(g) Deposits

The fair value of noninterest bearing deposits and deposits with no defined maturity, by SFAS No. 107 definition, is the amount payable on demand at the reporting date. The fair value of time deposits is estimated by discounting the future cash flows using the current rates at which similar deposits would be made.

(h) Borrowings

The fair value of borrowings is estimated using discounted cash flow analysis based on the rates currently offered for borrowings of similar remaining maturities and collateral requirements. These include other borrowings, overnight funds purchased, and FHLB borrowings.

(i) Commitments to Extend Credit and Standby Letters of Credit

The only amounts recorded for commitments to extend credit and standby letters of credit are the deferred fees arising from these unrecognized financial instruments. These deferred fees are not deemed significant at December 31, 2008 and 2007, and as such, the related fair values have not been estimated.

The estimated fair value of the Company’s financial instruments required to be disclosed under SFAS No. 107 at December 31, 2008 and 2007 were:

	2008		2007
(in thousands)	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Assets:
Cash and due from banks	$42,827	$42,827	$19,758	$19,758
Overnight funds sold	510	510	183	183
Interest-bearing deposits in other banks	4,975	4,975	5,623	5,623
Investment securities available-for-sale	149,637	149,637	42,377	42,377
Restricted equity securities	27,795	27,795	4,704	4,704
Loans, net	2,553,372	2,555,082	472,106	469,465
Interest receivable	12,272	12,272	2,431	2,431
Bank owned life insurance	46,603	46,603	773	773

Liabilities:
Deposits	2,296,146	2,299,179	431,457	431,327
FHLB borrowings	279,065	282,005	53,000	53,975
Other borrowings	77,223	77,223	—	—
Overnight funds purchased	73,300	73,300	—	—
Interest payable	5,814	5,814	1,636	1,636

The Company adopted SFAS No. 157, Fair value Measurements (“SFAS 157”), on January 1, 2008, and there was no material impact to the consolidated financial statements. This statement applies to all assets and liabilities that are being measured and reported on a fair value basis. SFAS 157 requires new disclosures that establish a framework for measuring fair value, expands disclosure about fair value measurements, and establishes a hierarchy for ranking the quality and reliability of the information used to determine fair values. The statement requires that assets and liabilities carried at fair value be classified and disclosed in one of the following three categories:

Level 1 – Quoted market prices in active markets for identical assets or liabilities.

Level 2 – Observable market based inputs or unobservable inputs that are corroborated by market data.

Level 3 – Unobservable inputs that are not corroborated by market data.

In February 2008, the FASB issued Staff Position No. 157-2 (“FSP 157-2”) which delayed the effective date of SFAS 157 for certain nonfinancial assets and nonfinancial liabilities except for those items that are recognized or disclosed at fair value in the financial statements on a recurring basis. FSP 157-2 defers the effective date of SFAS 157 for such nonfinancial assets and nonfinancial liabilities to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. Thus, the Company has only partially applied SFAS 157. Those items affected by FSP 157-2 include other real estate owned, goodwill, and core deposit intangibles.

In October 2008, the FASB issued Staff Position No. 157-3 (“FSP 157-3”) to clarify the application of SFAS 157 in a market that is not active and to provide key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. FSP 157-3 was effective upon issuance, including prior periods for which financial statements were not issued.

Investment securities available-for-sale Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities would include highly liquid government bonds, mortgage products, and exchange traded equities. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flow. Level 2 securities would include U.S. agency securities, mortgage-backed agency securities, obligations of states and political subdivisions, and certain corporate, asset backed and other securities. In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy.

Impaired loans Loans are designated as impaired when, in the judgment of management based on current events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. The measurement of loss associated with impaired loans can be based on either the observable market price of the loan or the fair value of the collateral. Fair value is measured based on the value of the collateral securing the loans. Collateral may be in the form of real estate or business assets including equipment, inventory, and accounts receivable. The vast majority of the collateral is real estate. The value of real estate collateral is determined utilizing an income or market valuation approach based on an appraisal conducted by an independent, licensed appraiser outside of the Company using observable market data (Level 2). However, if the collateral is a house or building in the process of construction or if an appraisal of the real property is over two years old, then the fair value is considered level 3. The value of business equipment is based upon an outside appraisal if deemed significant, or the net book value on the applicable business’ financial statements if not considered significant using observable market data. Likewise, values for inventory and accounts receivables collateral are based on financial statement balances or aging reports (Level 3). Impaired loans are measured at fair value on a nonrecurring basis. Any fair value adjustments are recorded in the period incurred as provision for loan losses on the Consolidated Statements of Income. At December 31, 2008, the Company had impaired loans totaling $2.16 million for which an allowance was provided in the amount of $545 thousand and included in the allowance for loan losses.

Other Real Estate Owned Certain assets such as other real estate owned are measured at fair value less cost to sell. The Company believes that the fair value component in its valuation follows the provisions of SFAS No. 157.

Loans Held for Sale Loans held for sale are carried at the lower of cost or market value based on what secondary markets are currently offering for portfolios with similar characteristics. As such, the Company classifies loans subject to recurring fair value adjustment as Level 2.

Derivative Loan Commitments The Company enters into commitments to originate or purchase mortgage loans whereby the interest rate is fixed prior to funding. These commitments, in which the Company intends to sell in the secondary market, are considered freestanding derivatives. These are carried at fair value and are included in other assets at December 31, 2008.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The following table reflects the fair value of assets and liabilities measured and recognized at fair value on a recurring basis in the consolidated balance sheet.

(in thousands)	December 31, 2008
	Assets/Liabilities Measured at Fair Value	Fair Value Measurements Using
		Level 1	Level 2	Level 3
Investment securities available-for-sale	$149,637	$6,080	$142,387	$1,170
Derivative loan commitments	173	—	—	173

(in thousands)	Fair Value Measurements Using Significant Unobservable Inputs
	Investment Securities Available-for-Sale	Derivative Loan Commitments
Balance at December 31, 2007	$—	$—
Purchases through acquisition	1,170	173

Balance at December 31, 2008	$1,170	173

Assets Measured at Fair Value on a Nonrecurring Basis

Certain assets are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment.) The following table presents the assets carried on the balance sheet by caption and by level within the SFAS 157 valuation hierarchy, for which a nonrecurring change in fair value has been recorded during the year ended December 31, 2008.

(in thousands)	December 31, 2008
	Assets Measured at Fair Value	Fair Value Measurements Using			Total Losses
		Level 1	Level 2	Level 3
Investment securities available-for-sale	$52	$52	$—	$—	$561

(22)	Subsequent Event

On January 27, 2009, the Company declared a cash dividend of $0.11 per share payable March 15, 2009, to shareholders of record on February 27, 2009.

(23)	Condensed Parent Company Only Financial Statements

The condensed financial position as of December 31, 2008 and 2007, and the condensed results of operations and cash flows for each of the years in the three-year period ended December 31, 2008, of Hampton Roads Bankshares, Inc., parent company only, are presented below.

Condensed Balance Sheets

(in thousands)	2008	2007
Assets:
Cash on deposit with subsidiaries	$55,605	$1,048
Equity securities available-for-sale	5,104	213
Investment in subsidiaries	372,703	71,676
Other assets	4,206	728

Total assets	$437,618	$73,665

Liabilities:
Borrowings	$78,646	$—
Other liabilities	14,163	5

Total liabilities	92,809	5

Shareholders’ equity:
Preferred stock	133,542	—
Common stock	13,611	6,447
Capital surplus	171,284	42,677
Retained earnings	26,482	24,486
Accumulated other comprehensive income (loss)	(110)	50

Total shareholders’ equity	344,809	73,660

Total liabilities and shareholders’ equity	$437,618	$73,665

Condensed Statements of Income

(in thousands)	2008	2007	2006
Income:
Dividends from subsidiaries	$7,429	$4,420	$3,564
Interest income	668	—	17
Other income	58	—	142

Total income	8,155	4,420	3,723

Expenses:
Interest expense	891	—	—
Other expense	637	280	86

Total expense	1,528	280	86

Income before income taxes and equity in undistributed earnings of subsidiaries	6,627	4,140	3,637
Provision for income tax benefit (expense)	275	96	(24)
Equity in undistributed earnings of subsidiaries	273	2,575	2,423

Net income	$7,175	$6,811	$6,036

Condensed Statements of Cash Flows

(in thousands)	2008	2007	2006
Operating Activities:
Net income	$7,175	$6,811	$6,036
Adjustments:
Equity in undistributed earnings of subsidiaries	(273)	(2,575)	(2,423)
Stock-based compensation expense	149	337	180
Regional board fees	110	24	25
Other than temporary impairment	427	—	—
Change in other assets	33	648	217
Change in other liabilities	3,240	(1)	(12)

Net cash provided by operating activities	10,861	5,244	4,023

Investing Activities:
Purchase of equity securities available-for-sale	(1,006)	—	(472)
Net (increase) decrease in loans	(429)	—	800
Investment in subsidiaries	(36,000)	(788)	(22,366)
Investment in affiliates	—	210	(64)

Net cash used in investing activities	(37,435)	(578)	(22,102)

Financing Activities:
Net increase in borrowings	20,529	—	—
Issuance of shares in rights and public offering	—	—	20,156
Stock issuance costs	—	—	(1,110)
Common stock repurchased	(1,446)	(2,877)	(3,424)
Dividends paid, net	(2,936)	(2,166)	(2,059)
Cash acquired in mergers	(27,407)	—	—
Cash paid in mergers	11,331	—	—
Issuance of Series C preferred stock and warrant	80,347	—	—
Excess tax benefit realized from stock options exercised	20	118	147
Proceeds from exercise of stock options	572	476	757
Issuance of shares to 401(k) plan	—	137	122
Issuance of shares to executive savings plan	121	146	—

Net cash provided by (used in) financing activities	81,131	(4,166)	14,589

Increase (decrease) in cash and cash equivalents	54,557	500	(3,490)

Cash and cash equivalents at beginning of year	1,048	548	4,038

Cash and cash equivalents at end of year	$55,605	$1,048	$548

(24)	Intangible Assets

A summary of intangible assets as of December 31, 2008 is as follows:

(in thousands)	2008
Intangible assets subject to future amortization:
Core deposit intangible, gross	$8,105
Less accumulated amortization	(347)

Core deposit intangible, net	$7,758

Employment contract intangible, gross	$1,957
Less accumulated amortization	(19)

Employment contract intangible, net	$1,938

Insurance book of business intangible, gross	$6,000
Less accumulated amortization	—

Insurance book of business intangible, net	$6,000

Total intangibles subject to future amortization, net	$15,696

Intangible assets not subject to future amortization:
Goodwill	$82,671

There were no intangible assets as of December 31, 2007.

The following table presents the estimated amortization expense (in thousands) for intangible assets for each of the five years ending December 31, 2013 and the estimated amount amortizable thereafter. These estimates are subject to change in future periods to the extent management determines it is necessary to make adjustments to the carrying value or estimated useful life of amortizing intangible assets.

2009	$2,353
2010	2,353
2011	2,353
2012	1,754
2013	1,377
Thereafter	5,506

$15,696

(25)	Related Party Transactions

The Company has a 19% interest in Tidewater Home Funding, LLC (“THF”). The Company accounts for this investment under the equity method. The Bank of Hampton Roads has established a warehouse credit facility for THF for up to $10,000,000. As of December 31, 2008 and 2007, THF had drawn $3,599,442 and $1,338,165 on this warehouse line of credit, at a variable rate of 7.25% and 8.25%, respectively.

The Company has a 9% ownership in Davenport Financial Fund, LLC. This investment is accounted for under the equity method.

Loans are made to the Company’s executive officers and directors and their associates during the ordinary course of business. In management’s opinion, these loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other persons and do not involve more than normal risk of collectibility or present other unfavorable features. At December 31, 2008 and 2007, loans to executive officers, directors, and their associates amounted to $88,345,146 and $26,671,391, respectively. During 2008, additional loans and repayments of loans by executive officers, directors, and their associates were $68,143,003 and $6,469,248, respectively.

Deposits are taken from the Company’s executive officers and directors and their associates during the ordinary course of business. In management’s opinion, these deposits are taken on substantially the same terms, including interest rates, as those prevailing at the time for comparable deposits from other persons. At December 31, 2008 and 2007, deposits from executive officers, directors, and their associates amounted to $16,026,028 and $6,298,583, respectively.

Gateway Bank & Trust Co. leases its Nags Head and one of its Kitty Hawk branches from a director and his wife for monthly payments of $6,000 and $16,679, respectively. The term of the Nags Head lease is for five years, with one five-year renewal. Kitty Hawk is a land lease that commenced in April 2006 for a term of twenty years, with three five-year renewals.

One of the directors is the managing member of two limited liability companies that serve as the managers for the legal entities which own and manage the Dominion Tower at 999 Waterside Drive, Norfolk, Virginia 23510. The Company has leased the second floor of the Dominion Tower for its executive offices and a first floor branch since August 2005. The lease expires in September 2016, with one renewal option for a period of seven years. Rent payments made in 2008, 2007, and 2006 totaled $624,951, $582,579, and $536,241.

(26)	Quarterly Financial Data (Unaudited)

Summarized unaudited quarterly financial data for the years ended December 31, 2008 and 2007 is as follows:

(in thousands)	2008
	Fourth	Third	Second	First
Interest income	$13,610	$12,370	$9,793	$9,404
Interest expense	5,039	4,848	4,012	4,018

Net interest income	8,571	7,522	5,781	5,386

Provision for loan losses	594	280	274	270
Noninterest income	1,264	1,801	1,694	1,221
Noninterest expense	5,671	6,541	4,659	4,116

Income before provision for income taxes	3,570	2,502	2,542	2,221

Provision for income taxes	1,225	806	869	760

Net income	$2,345	$1,696	$1,673	$1,461

Basic earnings per share	$0.18	$0.13	$0.15	$0.14

Diluted earnings per share	$0.18	$0.13	$0.15	$0.14

(in thousands)	2007
	Fourth	Third	Second	First
Interest income	$9,999	$9,941	$9,519	$8,744
Interest expense	3,891	3,635	3,399	3,090

Net interest income	6,108	6,306	6,120	5,654

Provision for loan losses	494	270	246	222
Noninterest income	863	824	830	924
Noninterest expense	3,825	4,053	4,083	4,034

Income before provision for income taxes	2,652	2,807	2,621	2,322

Provision for income taxes	939	971	892	790

Net income	$1,713	$1,836	$1,729	$1,532

Basic earnings per share	$0.17	$0.18	$0.17	$0.15

Diluted earnings per share	$0.16	$0.17	$0.17	$0.15

ANNEX C

EXCERPTS FROM HAMPTON ROADS BANKSHARES, INC. FORM 10-Q

for the quarterly period ended March 31, 2009

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)	(Unaudited) March 31, 2009	(Audited) December 31, 2008
Assets:
Cash and due from banks	$51,408	$42,827
Interest-bearing deposits in other banks	7,736	4,975
Overnight funds sold	174	510
Investment securities available-for-sale, at fair value	140,108	149,637
Restricted equity securities, at cost	28,614	27,795

Loans	2,611,078	2,604,590
Allowance for loan losses	(52,198)	(51,218)

Net loans	2,558,880	2,553,372
Premises and equipment, net	101,553	101,335
Interest receivable	11,781	12,272
Other real estate owned	5,982	5,092
Deferred tax assets, net	31,283	32,616
Intangible assets	94,765	98,367
Bank owned life insurance	47,024	46,603
Other assets	11,416	10,310

Total assets	$3,090,724	$3,085,711

Liabilities and Shareholders’ Equity:
Deposits:
Noninterest bearing demand	$246,954	$240,813
Interest bearing:
Demand	660,871	684,009
Savings	127,233	118,001
Time deposits:
Less than $100	870,243	858,787
$100 or more	380,872	394,536

Total deposits	2,286,173	2,296,146
Federal Home Loan Bank borrowings	271,551	279,065
Other borrowings	76,871	77,223
Overnight funds purchased	87,650	73,300
Interest payable	4,755	5,814
Other liabilities	15,863	9,354

Total liabilities	2,742,863	2,740,902

Commitments and contingencies	—	—
Shareholders’ equity:
Preferred stock—1,000,000 shares authorized:
Series A non-convertible, non-cumulative perpetual preferred stock, $1,000 liquidation value, 23,266 shares issued and outstanding on March 31, 2009 and December 31, 2008	18,698	18,292
Series B non-convertible, non-cumulative perpetual preferred stock, $1,000 liquidation value, 37,550 shares issued and outstanding on March 31, 2009 and December 31, 2008	40,648	40,953
Series C fixed rate, cumulative preferred stock, $1,000 liquidation value, 80,347 shares issued and outstanding on March 31, 2009 and December 31, 2008	74,543	74,297
Common stock, $0.625 par value, 40,000,000 shares authorized; 21,790,804 shares issued and outstanding on March 31, 2009 and 21,777,937 on December 31, 2008	13,619	13,611
Capital surplus	171,471	171,284
Retained earnings	28,993	26,482
Accumulated other comprehensive loss, net of tax	(111)	(110)

Total shareholders’ equity	347,861	344,809

Total liabilities and shareholders’ equity	$3,090,724	$3,085,711

See accompanying notes to the consolidated financial statements.

3

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)	Three Months Ended
(unaudited)	March 31, 2009	March 31, 2008
Interest Income:
Loans, including fees	$37,735	$8,785
Investment securities	1,780	489
Overnight funds sold	—	6
Interest-bearing deposits in other banks	16	124

Total interest income	39,531	9,404

Interest Expense:
Deposits:
Demand	1,665	139
Savings	427	613
Time deposits:
Less than $100	4,932	1,401
$100 or more	3,300	1,279

Interest on deposits	10,324	3,432
Federal Home Loan Bank borrowings	1,709	585
Other borrowings	1,219	—
Overnight funds purchased	205	—

Total interest expense	13,457	4,017

Net interest income	26,074	5,387
Provision for loan losses	1,189	270

Net interest income after provision for loan losses	24,885	5,117

Noninterest Income:
Service charges on deposit accounts	2,059	450
Mortgage operations	1,642	—
Gain on sale of investment securities available-for-sale	—	349
Gain on sale of loans	15	—
Gain (loss) on sale of premises and equipment	5	(2)
Loss on sale of other real estate owned	(2)	—
Other than temporary impairment of securities	(18)	—
Insurance operations	1,312	—
Brokerage operations	46	—
Income from bank owned life insurance	400	—
Other service charges and fees	981	424

Total noninterest income	6,440	1,221

Noninterest Expense:
Salaries and employee benefits	11,234	2,568
Occupancy	1,919	442
Data processing	1,198	169
Other	5,497	938

Total noninterest expense	19,848	4,117

Income before provision for income taxes	11,477	2,221
Provision for income taxes	4,110	760

Net income	7,367	1,461
Preferred stock dividend and accretion of discount	2,964	—

Net income available to common shareholders	$4,403	$1,461

Per Share:
Cash dividends declared	$0.11	$0.11

Basic earnings	$0.20	$0.14

Diluted earnings	$0.20	$0.14

Basic weighted average shares outstanding	21,741,879	10,300,317
Effect of dilutive stock options and non-vested stock	20,903	62,169

Diluted weighted average shares outstanding	21,762,782	10,362,486

See accompanying notes to the consolidated financial statements.

4

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(in thousands, except share data) (unaudited)	Preferred Stock		Common Stock		Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance at December 31, 2008	141,163	$133,542	21,777,937	$13,611	$171,284	$26,482	$(110)	$344,809

Comprehensive income:
Net income	—	—	—	—	—	7,367	—	7,367
Change in unrealized loss on securities available- for- sale, net of taxes of $(76)	—	—	—	—	—	—	(1)	(1)

Total comprehensive income								7,366
Shares issued related to:
Exercise of stock options	—	—	13,841	9	73	—	—	82
Dividend reinvestment	—	—	68,748	43	488	—	—	531
Stock-based compensation expense	—	—	—	—	124	—	—	124
Common stock repurchased	—	—	(69,722)	(44)	(498)	—	—	(542)
Amortization of fair market value adjustment	—	101	—	—	—	—	—	101
Preferred stock dividend declared and accretion of preferred stock discount	—	246	—	—	—	(2,462)	—	(2,216)
Common stock dividends declared	—	—	—	—	—	(2,394)	—	(2,394)

Balance at March 31, 2009	141,163	$133,889	21,790,804	$13,619	$171,471	$28,993	$(111)	$347,861

See accompanying notes to the consolidated financial statements.

5

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

CONSOLIDATED STATEMENTS OF CASH FLOW

(Dollars in thousands)	Three Months Ended
(unaudited)	March 31, 2009	March 31, 2008
Operating Activities:
Net income	$7,367	$1,461
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,427	236
Amortization of intangible assets	(1,650)	—
Provision for loan losses	1,189	270
Proceeds from mortgage loans held for sale	71,790	—
Mortgage loan originations held for sale	(79,737)	—
Regional board fees	—	5
Stock-based compensation expense	124	37
Net amortization of premiums and accretion of discounts on investment securities	195	(27)
(Gain) loss on sale of premises and equipment	(5)	2
Gain on sale of investment securities available-for-sale	—	(349)
Loss on sale of other real estate owned	2	—
Gain on sale of loans	(15)	—
Earnings on bank owned life insurance	(400)	—
Other than temporary impairment of securities	18	—
Changes in:
Deferred taxes	(478)	155
Interest receivable	(558)	275
Other assets	(1,127)	(864)
Interest payable	(1,059)	258
Other liabilities	6,509	1,516

Net cash provided by operating activities	3,592	2,975

Investing Activities:
Proceeds from maturities and calls of debt securities available-for-sale	9,056	4,004
Proceeds from sale of debt securities available-for-sale	—	12,349
Purchase of equity securities available-for-sale	—	(813)
Purchase of restricted equity securities	(1,672)	(159)
Proceeds from sales of restricted equity securities	853	315
Proceeds from the sale of loans	697	—
Net increase in loans	(1,643)	(7,524)
Purchase of premises and equipment	(1,694)	(548)
Proceeds from sale of premises and equipment	57	—
Proceeds from sale of other real estate owned	894	—

Net cash provided by investing activities	6,548	7,624

Financing Activities:
Net increase (decrease) in deposits	(2,182)	21,695
Proceeds from Federal Home Loan Bank borrowings	5,000	—
Repayments of Federal Home Loan Bank borrowings	(11,517)	(5,000)
Net increase in overnight borrowings	14,350	—
Common stock repurchased	(542)	(695)
Issuance of shares to executive savings plan	—	122
Proceeds from exercise of stock options	82	311
Preferred stock dividends paid	(2,462)	—
Common stock dividends paid, net	(1,863)	(573)

Net cash provided by financing activities	866	15,860

Change in cash and cash equivalents	11,006	26,459
Cash and cash equivalents at beginning of period	48,312	25,564

Cash and cash equivalents at end of period	$59,318	$52,023

Supplemental cash flow information:
Cash paid for interest	$14,516	$3,759
Cash paid for income taxes	—	—

Supplemental non-cash information:
Dividends reinvested	$531	$563
Change in unrealized gain (loss) on securities	(85)	457
Transfer between loans and other real estate owned	1,786	—

See accompanying notes to the consolidated financial statements.

6

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A – BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements of Hampton Roads Bancshares, Inc. (the “Company”, “we”, “us”, or “our”) have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial reporting and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s annual report on Form 10-K for the year ended December 31, 2008 (the “2008 Form 10-K”). The results of operations for the three months ended March 31, 2009 are not necessarily indicative of the results to be expected for the full year.

Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements, but rather, provides enhanced guidance to other pronouncements that require or permit assets or liabilities to be measured at fair value. The Company adopted SFAS 157 on January 1, 2008. The FASB approved a one-year deferral for the implementation of the statement for nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. The Company adopted the provisions of SFAS 157 for nonfinancial assets and liabilities as of January 1, 2009 without a material impact on the consolidated financial statements.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141(R), Business Combinations (“SFAS 141(R)”). The Standard significantly changed the financial accounting and reporting of business combination transactions. SFAS 141(R) establishes principles for how an acquirer recognizes and measures the identifiable assets acquired, liabilities assumed, and any noncontrolling interest in the acquiree; recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141(R) is effective for acquisition dates on or after the beginning of an entity’s first year that begins after December 15, 2008. The Company does not expect the implementation of SFAS 141(R) to have a material impact on its consolidated financial statements at this time.

In April 2009, the FASB issued FSP FAS 141(R)-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies. FSP FAS 141(R)-1 amends and clarifies SFAS 141(R) to address application issues on initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination. The FSP is effective for assets and liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company does not expect the adoption of FSP FAS 141(R)-1 to have a material impact on its consolidated financial statements.

In April 2009, the FASB issued FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly. FSP FAS 157-4 provides additional guidance for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability have significantly decreased. The FSP also includes guidance on identifying circumstances that indicate a transaction is not orderly. FSP FAS 157-4 is effective for interim and annual periods ending after June 15, 2009 and shall be applied prospectively. Earlier adoption is permitted for periods ending after March 15, 2009. The Company does not expect the adoption of FSP FAS 157-4 to have a material impact on its consolidated financial statements.

In April 2009, the FASB issued FSP FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments. FSP FAS 107-1 and APB 28-1 amends SFAS No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. In addition, the FSP amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. The FSP is effective for interim periods ending after June 15, 2009 with earlier adoption permitted for periods ending after March 15, 2009. The Company does not expect the adoption of FSP FAS 107-1 and APB 28-1 to have a material impact on its consolidated financial statements.

7

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In April 2009, the FASB issued FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments. FSP FAS 115-2 and FAS 124-2 amend other-than-temporary impairment guidance for debt securities to make guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities. The FSP does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. FSP FAS 115-2 and FAS 124-2 are effective for interim and annual periods ending after June 15, 2009 with earlier adoption permitted for periods ending after March 15, 2009. The Company does not expect the adoption of FSP FAS 115-2 and FAS 124-2 to have a material impact on its consolidated financial statements.

In April 2009, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 111 (“SAB 111”). SAB 111 amends and replaces SAB Topic 5.M. in the SAB Series entitled Other Than Temporary Impairment of Certain Investments in Debt and Equity Securities. SAB 111 maintains the SEC Staff’s previous views related to equity securities and amends Topic 5.M. to exclude debt securities from its scope. The Company does not expect the implementation of SAB 111 to have a material impact on its consolidated financial statements.

NOTE B – STOCK-BASED COMPENSATION

The Company adopted Statement of Financial Accounting Standards No. 123R (“SFAS 123R”), Share Based Payment, on January 1, 2006 and, accordingly, uses the fair-value method to account for stock-based compensation. SFAS 123R requires recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements over the period the employee is required to perform the services in exchange for the award. SFAS 123R also requires measurement of the cost of employee services received in exchange for an award based on the grant-date fair value of the award. Fair value of stock options is estimated at the date of grant using a lattice option pricing model.

Stock-based compensation expense recognized in the consolidated statements of income for the three months ended March 31, 2009 and March 31, 2008 was $124,120 and $37,041, respectively, with a related tax benefit of $33,783 and $12,668, respectively. During the first three months of 2009 and 2008, stock-based compensation expense was comprised of $38,327 and $21,178, respectively, related to stock options which vested during the period and $85,793 and $15,863, respectively, related to share awards.

The Company has granted stock options to its directors and employees under stock compensation plans that have been approved by the Company’s shareholders. All outstanding options have terms that range from five to ten years and are either fully vested and exercisable at the date of grant or vest ratably over periods that range from one to ten years. A summary of the Company’s stock option activity and related information for the three months ended March 31, 2009 is as follows:

	Stock Options Outstanding	Weighted Average Exercise Price	Remaining Contractual Life (in years)	Aggregate Intrinsic Value
Balance at December 31, 2008	2,096,006	$11.96	N/A	N/A
Exercised	13,841	5.89	N/A	N/A
Expired	143,022	11.04	N/A	N/A

Balance at March 31, 2009	1,939,143	$12.08	4.65	$699,273

8

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

There were no stock options granted during the three months ended March 31, 2009 or 2008. The total intrinsic value of stock options exercised during the three month periods ended March 31, 2009 and 2008 was $31,048 and $164,218, respectively. Cash received from stock option exercises for the three month periods ended March 31, 2009 and 2008 was $81,540 and $310,911, respectively. The Company may issue new shares to satisfy stock option grants. As of March 31, 2009, there were 839,383 shares available under the existing stock incentive plan. However, shares may be repurchased in open market or privately negotiated transactions under certain circumstances. As of March 31, 2009, there was $694,656 of unrecognized compensation cost related to non-vested stock options. That cost is expected to be recognized over a weighted-average period of 4.39 years.

The Company has granted non-vested shares of common stock to certain directors and employees as part of incentive programs and to those directors who elected to use deferred directors’ fees to purchase non-vested shares of common stock. Non-vested shares of common stock awarded to employees and directors as part of incentive programs have vesting schedules that range from one to nine years and are expensed over the same schedules. Non-vested shares of common stock issued to directors as a method of deferring their directors’ fees are expensed at the time the fees are earned by the director. A summary of the Company’s non-vested share activity and related information for the three months ended March 31, 2009 is as follows:

	Number of Shares	Weighted-Average Grant-Date Fair Value
Balance at December 31, 2008	49,825	$9.49
Granted	—	—
Vested	8,227	8.50

Balance at March 31, 2009	41,598	$9.68

As of March 31, 2009, there was $361,803 of total unrecognized compensation cost related to non-vested shares of common stock. That cost is expected to be recognized over a weighted-average period of 1.99 years.

NOTE C – INVESTMENT SECURITIES

The amortized cost and estimated fair values of investment securities available for sale were (in thousands):

	March 31, 2009
Description of Securities	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Estimated Fair Value
U.S. Agency securities	$20,049	$302	$—	$20,351
Mortgage-backed securities	90,254	1,129	—	91,383
State and municipal securities	18,157	108	125	18,140
Corporate securities	4,935	122	185	4,872
Equity securities	6,892	250	1,780	5,362

Total securities available for sale	$140,287	$1,911	$2,090	$140,108

9

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	December 31, 2008
Description of Securities	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Estimated Fair Value
U.S. Agency securities	$24,584	$415	$—	$24,999
Mortgage-backed securities	95,202	46	—	95,248
State and municipal securities	18,186	39	8	18,217
Corporate bonds	5,093	—	—	5,093
Equity securities	6,747	19	686	6,080

Total securities available-for-sale	$149,812	$519	$694	$149,637

Information pertaining to securities with gross unrealized losses at March 31, 2009, aggregated by investment category and length of time that the individual securities have been in a continuous loss position is as follows (in thousands):

	March 31, 2009
	Less than 12 Months		12 Months or More		Total
	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss
State and municipal securities	$3,333	$43	$3,604	$82	$6,937	$125
Mortgage backed securities	—	—	5	—	5	—
Equity securities	3,496	1,490	292	475	3,788	1,965

	6,829	1,533	3,901	557	10,730	2,090

During the first three months of 2009, equity securities with an amortized cost of $49,354 were determined to be other-than-temporarily impaired. An impairment loss of $18,321 was recognized through noninterest income. In evaluating the possible impairment of securities, consideration is given to the length of time and the extent to which the fair value has been less than book value, the financial conditions and near-term prospects of the issuer, and the ability and intent of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Management has evaluated the unrealized losses associated with the remaining equity securities as of March 31, 2009 and, in management’s belief, the unrealized losses are temporary and will recover in a reasonable amount of time.

The unrealized loss positions on debt securities at March 31, 2009 were directly related to interest rate movements as there is minimal credit risk exposure in these investments. Management does not believe that any of these debt securities were other-than-temporarily impaired at March 31, 2009.

NOTE D – ACCOUNTING FOR CERTAIN LOANS ACQUIRED IN A TRANSFER

In January 2005, American Institute of Certified Public Accountants Statement of Position (“SOP”) 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer, was adopted for loan acquisitions. SOP 03-3 requires acquired loans to be recorded at fair value and prohibits carrying over valuation allowances in the initial accounting for acquired impaired loans. Loans carried at fair value, mortgage loans held for sale, and loans to borrowers in good standing under revolving credit agreements are excluded from the scope of SOP 03-3. SOP 03-3 limits the yield that may be accreted to the excess of the undiscounted expected cash flows over the investor’s initial investment in the loan. The excess of the contractual cash flows over expected cash flows may not be recognized as an adjustment of yield. Subsequent increases in cash flows expected to be collected are recognized prospectively through an adjustment of the loan’s yield over its remaining life. Decreases in expected cash flows are recognized as impairments.

The Company acquired loans pursuant to the acquisition of GFH in December 2008. In accordance with SOP 03-3, at acquisition the Company reviewed each loan to determine whether there was evidence of deterioration of credit quality since origination and if it was probable that it will be unable to collect all amounts due according to the loan’s contractual terms. When both conditions existed, the Company accounted for each loan individually, considered expected prepayments, and estimated the amount and timing of discounted expected principal, interest, and other cash flows (expected at acquisition) for each loan. The Company determined the excess of the loan’s scheduled contractual principal and contractual interest payments over all cash flows expected at acquisition as an amount that should not be accreted into interest income (nonaccretable difference). The remaining amount, representing the excess of the loan’s cash flows expected to be collected over the amount paid, is accreted into interest income over the remaining life of the loan (accretable yield).

Over the life of the loan, the Company continues to estimate cash flows expected to be collected. The Company evaluates at the balance sheet date whether the present value of its loans determined using the effective interest rates has decreased and if so, establishes a valuation allowance for the loan. Valuation allowances for acquired loan subject to SOP 03-3 reflect only those losses incurred after acquisition; that is, the present value of cash flows expected at acquisition that are not expected to be collected. Valuation allowances are established only subsequent to acquisition of the loans. For loans that are not accounted for as debt securities, the present value of any subsequent increase in the loan’s or pool’s actual cash flows or cash flows expected to be collected is used first to reverse any existing valuation allowance for that loan. For any remaining increases in cash flows expected to be collected, the Company adjusts the amount of accretable yield recognized on a prospective basis over the loan’s remaining life. The Company does not have any such loans that were accounted for as debt securities.

10

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Loans that were acquired in the GFH acquisition, for which there was evidence of deterioration of credit quality since origination and for which it was probable that all contractually required payments would not be made had an outstanding balance of $129,187,838 and a carrying amount of $111,479,633 at March 31, 2009.

The carrying amount of these loans is included in the balance sheet amount of loans receivable at March 31, 2009. These loans are not included in the impaired loan amounts disclosed in Note F.

(in thousands)	Accretable Yield
Balance, December 31, 2008	4,167
Accretion	722
Disposals	—

Balance, March 31, 2009	$3,395

NOTE E – LOANS

Major classifications of loans are summarized as follows (in thousands):

	March 31, 2009	December 31, 2008
Commercial	$443,103	$451,426
Construction	883,972	897,288
Real estate-commercial mortgage	689,844	673,351
Real estate-residential mortgage	533,046	528,760
Installment loans (to individuals)	49,275	50,085
Loans held for sale	13,011	5,064
Deferred loan fees and related costs	(1,173)	(1,384)

Total loans	$2,611,078	$2,604,590

NOTE F – ALLOWANCE FOR LOAN LOSSES AND NON-PERFORMING ASSETS

The purpose of the allowance for loan losses is to provide for potential losses inherent in the loan portfolio. Management considers several factors, including historical loan loss experience, the size and composition of the portfolio, and the value of collateral agreements, in determining the allowance for loan loss.

Transactions affecting the allowance for loan losses during the three months ended March 31, 2009 and 2008 were as follows (in thousands):

	2009	2008
Balance at beginning of period	$51,218	$5,043
Provision for loan losses	1,189	270
Loans charged off	(398)	—
Recoveries	189	7

Balance at end of period	$52,198	$5,320

Non-performing assets were as follows (in thousands):

	March 31, 2009	December 31, 2008
Loans 90 days past due and still accruing interest	$6,110	$3,219
Nonaccrual loans	86,502	32,885
Other real estate owned	5,982	5,092

Total non-performing assets	$98,594	$41,196

Information on impaired loans was as follows:

	March 31, 2009	December 31, 2008
Impaired loans for which an allowance has been provided	$4,012	2,161
Impaired loans for which no allowance has been provided	5,589	2,130

Total impaired loans	$9,601	$4,291

Allowance provided for impaired loans, included in the allowance for loan losses	$959	$545

Average balance in impaired loans	$9,018	$3,883

Interest income recognized from impaired loans	$144	$131

11

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE G – PREMISES AND EQUIPMENT

Premises and equipment consisted of the following (in thousands):

	March 31, 2009	December 31, 2008
Land	$26,357	$26,357
Buildings and improvements	59,987	59,731
Leasehold improvements	3,275	3,224
Equipment, furniture, and fixtures	15,300	15,101
Construction in process	3,748	2,768

	108,667	107,181
Less accumulated depreciation and amortization	(7,114)	(5,846)

Premises and equipment, net	$101,553	$101,335

NOTE H – SUPPLEMENTAL RETIREMENT AGREEMENTS

The Company has entered into supplemental retirement agreements with several key officers and recognizes expense each year related to these agreements based on the present value of the benefits expected to be provided to the employees and any beneficiaries. The expense recognized during the first three months of 2009 and 2008 was $195,000 and $165,000, respectively.

NOTE I – BUSINESS SEGMENT REPORTING

In addition to its banking operations, the Company has three other reportable segments: Mortgage, Investment, and Insurance. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies in the Company’s 2008 Form 10-K. Segment profit and loss is measured by net income after tax. Intersegment transactions are recorded at cost and eliminated as part of the consolidation process. Because of the interrelationships between the segments, the information is not indicative of how the segments would perform if they operated as independent entities.

The following table shows certain financial information for each segment and in total (in thousands).

	Total	Elimination	Banking	Mortgage	Investment	Insurance
Total Assets at March 31, 2009	$3,090,724	$(30,355)	$3,094,327	$14,045	$1,002	$11,705

Three Months Ended March 31, 2009

Net interest income	$26,074	$(77)	$26,078	$70	$—	$3
Noninterest income	6,440	—	3,435	1,642	46	1,317

Total income	$32,514	$(77)	$29,513	$1,712	$46	$1,320

Net income (loss)	$7,367	$(77)	$6,558	$717	$19	$150

The Company had no reportable business segments at March 31, 2008.

12

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE J – FAIR VALUE MEASUREMENTS

SFAS No. 157, Fair Value Measurements, establishes a framework for measuring fair value. It defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities, permits the measurement of transactions between market participants at the measurement date. SFAS No. 159 generally permits the measurement of selected eligible financial instruments at fair value at specified election dates.

In accordance with SFAS No. 157, the Company groups our financial assets and liabilities measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. The most significant instruments that the Company fair values include investment securities, derivative instruments, and certain junior subordinated debentures. The majority of instruments fall into the Level 1 or 2 fair value hierarchy. Valuation methodologies for the fair value hierarchy are as follows:

Level 1	Quoted prices in active markets for identical assets or liabilities. Level 1 assets and liabilities include debt and equity securities and derivative contracts that are traded in an active exchange market, as well as certain U.S. Treasury securities that are highly liquid and are actively traded in over-the-counter markets.

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Level 2 assets and liabilities include debt securities with quoted prices that are traded less frequently than exchange-traded instruments and derivative contracts whose value is determined using a pricing model with inputs that are observable in the market or can be derived principally from or corroborated by observable market data. This category generally includes U.S. Government and agency mortgage-backed debt securities, corporate debt securities, derivative contracts, and residential mortgage loans held-for-sale.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques as well as instruments for which the determination of fair value requires significant management judgment or estimation. This category generally includes certain private equity investments, retained residual interests in securitizations, residential mortgage servicing rights, asset-backed securities, and highly structured or long-term derivative contracts.

Recurring Basis

The Company measures or monitors certain of its assets and liabilities on a fair value basis. Fair value is used on a recurring basis for those assets and liabilities that were elected under SFAS No. 159 as well as for certain assets and liabilities in which fair value is the primary basis of accounting.

Investment securities available-for-sale are classified as within Level 1 of the valuation hierarchy when quoted prices are available in an active market. Level 1 securities would include highly liquid government bonds, and exchange traded equities. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flow. Level 2 securities would include U.S. Agency securities, mortgage-back securities, obligations of states and political subdivisions, and certain corporate, asset backed and other securities. In certain cases where there is a limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy.

Derivative loan commitments are when the Company enters into commitments to originate or purchase mortgage loans whereby the interest rate is fixed prior to funding. These commitments, in which the Company intends to sell in the secondary market, are considered freestanding derivatives. These are carried at fair value and are included in other assets at March 31, 2009.

13

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Below is a description of the valuation methodologies for these assets and liabilities.

(in thousands)		Fair Value Measurements at March 31, 2009 Using
Description	Assets / Liabilities Measured at Fair Value 3/31/09	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Available-for-sale securities	$140,108	$4,082	$134,746	$1,280
Derivative loan commitments	350	—	—	350

(in thousands)	Fair Value Measurements Using Significant Unobservable Inputs Three Months Ended March 31 (Level 3 measurements only)
Description	Investment Securities Available-for-Sale	Derivative Loan Commitments
Balance, January 1, 2009	$1,170	$173
Purchases, issuances, and settlements, net	—	177
Transfers in and/or out of Level 3, net	110	—

Balance, March 31, 2009	$1,280	$350

Nonrecurring Basis

Certain assets are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). The following table presents the assets carried on the balance sheet by caption and by level within the SFAS 157 valuation hierarchy, for which a nonrecurring change in fair value has been recorded during the three months ended March 31, 2009.

(in thousands)	Assets / Liabilities Measured at Fair Value	Fair Value Measurements at March 31, 2009 Using			Total Losses
Description		(Level 1)	(Level 2)	(Level 3)
Investment securities available-for-sale	$31	$31	$—	$—	$18
Other real estate owned	5,982	—	5,982	—	—

NOTE K – ACQUISITIONS

Gateway Financial Holdings, Inc.

On December 31, 2008, the Company acquired Gateway Financial Holdings, Inc. (“GFH”). GFH was the parent company of Gateway Bank and Trust Co., which operated 36 full-service banking facilities serving the Hampton Roads and Richmond areas of Virginia and Outer Banks and Raleigh regions of North Carolina. The aggregate purchase price was approximately $160.4 million, including common stock valued at $94.2 million, preferred stock valued at $59.3 million, GFH stock held by the Company as an investment of $0.2 million, stock options exchanged valued at $1.4 million, and direct costs of the merger of $5.3 million.

14

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Net assets acquired, based on preliminary fair value adjustments, are shown in the table below (in thousands).

Securities available for sale	$117,706
Loans, net	1,752,793
Goodwill	54,844
Core deposit intangible	3,282
Other intangibles	7,485
Other assets	207,179

Total assets acquired	2,143,289
Deposits	1,688,473
Borrowings	289,497
Other liabilities	4,950

Total liabilities assumed	1,982,920

Net assets acquired	$160,369

The Company acquired all of the outstanding shares of GFH. The shareholders of GFH received, for each share of GFH common stock that they owned immediately prior to the effective date of the merger, 0.67 shares of Company common stock. Each of GFH’s preferred shares outstanding immediately prior to the effective date of the merger converted into new preferred shares of the Company that have substantially identical rights. In addition, at the effective date of the merger, each outstanding option to purchase shares of GFH’s common stock under any stock plans were converted into an option to acquire the number of shares of the Company’s common stock equal to the number of shares of GFH common stock underlying the option. The exercise price of each option was adjusted accordingly.

The Company’s consolidated financial statements include the results of operations of Gateway Bank and Trust Co. only from the date of acquisition. Pro forma condensed consolidated income statements for the first quarter ended March 31, 2009 and 2008 are shown as if the merger occurred at the beginning of each period and as if the merger with GFH was the only merger completed during the period.

	March 31,
	2009	2008
Interest income	$36,087	$38,934
Interest expense	12,603	18,479

Net interest income	23,484	20,455
Provision for loan losses	1,091	1,870
Noninterest income	5,735	8,099
Noninterest expense	17,651	17,918

Income before provision for income taxes	10,477	8,766
Provision for income taxes	3,805	2,844

Net income	$6,672	$5,922
Dividend on preferred stock	2,463	506

Net income available to common shareholders	$4,209	$5,416

Basis earnings per share	$0.22	$0.29
Diluted earnings per share	$0.22	$0.29

15

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The merger was accounted for under the purchase method of accounting and is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code. The merger resulted in the recording of $54.8 million of estimated goodwill and $3.3 million of core deposit intangible assets. The estimated goodwill is subject to possible adjustments during the one year period from the date of the merger. During the first quarter of 2009, the fair value of deposits was increased by $5.6 million based on a new independent valuation analysis. There were no other material changes to estimated goodwill. The core deposit intangible asset was based on an independent valuation and will be amortized over the estimated life of the core deposits of 4.5 years based on undiscounted cash flows.

The Company is in the process of analyzing the effect of canceling certain contracts between Gateway Bank & Trust and their vendors in order to produce efficiencies from the merger. Costs of canceling the contracts could be material and would change the goodwill associated with the merger.

Shore Financial Corporation

On June 1, 2008, the Company acquired Shore Financial Corporation (“SFC”). SFC was the parent company of Shore Bank, which operated 8 full-service banking facilities serving the Eastern Shore of Maryland and Virginia. The aggregate purchase price was approximately $55.2 million, including common stock valued at $31.2 million, SFC stock held by the Company as an investment of $0.8 million, stock options exchanged valued at $1.2 million, cash of $21.0 million, and direct costs of the merger of $1.0 million.

Net assets acquired, based on preliminary fair value adjustments, are shown in the table below (in thousands).

Securities available for sale	$16,250
Loans, net	220,450
Goodwill	25,081
Core deposit intangible	4,755
Employment agreement intangible	160
Other assets	33,587

Total assets acquired	300,283
Deposits	208,402
Borrowings	34,228
Other liabilities	2,409

Total liabilities assumed	245,039

Net assets acquired	$55,244

The Company acquired all of the outstanding shares of SFC. The shareholders of SFC received, for each share of SFC common stock that they owned immediately prior to the effective date of the Merger, either $22 per share in cash or 1.8 shares of Company common stock. In addition, at the effective date of the Merger, each outstanding option to purchase shares of SFC’s common stock under any stock plans vested pursuant to its terms and were converted into an option to acquire the number of shares of the Company’s common stock equal to the number of shares of SFC common stock underlying the option multiplied by 1.8. The exercise price of each option was adjusted accordingly.

16

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company’s consolidated financial statements include the results of operations of Shore Bank only from the date of acquisition. Pro forma condensed consolidated income statements for the first quarter ended March 31, 2009 and 2008 are shown as if the merger occurred at the beginning of each period and as if the merger with SFC was the only merger completed during the period.

	March 31,
	2009	2008
Interest income	$12,392	$13,353
Interest expense	4,275	5,797

Net interest income	8,117	7,556
Provision for loan losses	439	275
Noninterest income	1,692	2,068
Noninterest expense	6,679	6,676

Income before provision for income taxes	2,691	2,673
Provision for income taxes	961	949

Net income	$1,730	$1,724

Basis earnings per share	$0.13	$0.13
Diluted earnings per share	$0.13	$0.13

The merger was accounted for under the purchase method of accounting and was intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code. The merger resulted in the recording of $25.1 million of estimated goodwill and $4.8 million of core deposit intangible assets. The estimated goodwill is subject to possible adjustments during the one year period from the date of the merger. The core deposit intangible asset was based on an independent valuation and will be amortized over the estimated life of the core deposits of eight years based on undiscounted cash flows. There was no material adjustment to the goodwill or intangible assets associated with this merger during the three months ended March 31, 2009. In order to finance the merger, the Company borrowed $23 million. The loan has a variable interest rate of prime minus one percent with a four percent floor. The loan required that the Company meet certain financial covenants, some of which were not met as of March 31, 2009. However, the Company has the cash available and management’s intention is to repay the loan on May 14, 2009.

The Company is in the process of analyzing the effect of canceling certain contracts between Shore Bank and their vendors in order to produce efficiencies from the merger. Costs of canceling the contracts could be material and would change the amount of goodwill associated with the merger.

NOTE L – GOODWILL AND OTHER INTANGIBLES

Goodwill and other intangible assets with an indefinite life are subject to impairment testing at least annually or more often if events or circumstances suggest potential impairment. Other acquired intangible assets determined to have a finite life are amortized over their estimated useful life in a manner that best reflects the economic benefits of the intangible asset. Intangible assets with a finite life are periodically reviewed for other-than-temporary impairment. Management was not aware of any events that would indicate impairment at March 31, 2009.

17

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The gross carrying amount and accumulated depreciation for the Company’s intangible assets follows (in thousands).

	Gross Amount	Accumulated Amortization
Intangible assets subject to the future amortization:

Core deposit intangible	$8,104	$685
Employment contract intangible	1,195	113
Insurance book of business intangible, gross	6,450	108

Total intangible assets subject to future amortization	$15,749	$906

Intangible assets not subject to future amortization:

Goodwill	79,922	—

Total intangible assets	$95,671	$906

There were no intangible assets as of March 31, 2008.

NOTE M – TROUBLED ASSET RELIEF PROGRAM (“TARP”)

On December 31, 2008, the Company entered in a Letter Agreement and Securities Purchase Agreement (collectively, the “Purchase Agreement”) with the U.S. Treasury, pursuant to which the Company sold 80,347 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series C, no par value per share, having a liquidation preference of $1,000 per share (the “Series C Preferred Stock”) and a warrant (the “Warrant”) to purchase 1,325,858 shares of the Company’s common stock, $0.625 par value per share (the “Common Stock”), at an initial exercise price of $9.09 per share, subject to certain anti-dilution and other adjustments, for an aggregate purchase price of $80.347 million in cash. This preferred stock is redeemable at par plus accrued and unpaid dividends subject to the approval of the Company’s primary banking regulators.

The Warrant is immediately exercisable. The Warrant provides for the adjustment of the exercise price and the number of shares of Common Stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of Common Stock, and upon certain issues of Common Stock at or below a specified price relative to the then-current market price of Common Stock. The Warrant expires ten years from the issuance date. Pursuant to the Purchase Agreement, the Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

The American Recovery and Reinvestment Act of 2009 (“ARRA”), enacted on February 17, 2009, imposes certain new executive compensation and corporate governance obligations on all current and future TARP recipients until the institution has redeemed the preferred stock. This Act restricts golden parachute payments to senior executive officers and the next five most highly compensated employees during the period of time any obligations arising from financial assistance provided under the TARP remains outstanding, prohibits paying and accruing bonuses for certain senior executive officers and employees, requires that TARP participants provide the recovery of any bonus or incentive compensation paid to senior executive officers and the next 20 most highly compensated employees based on statements of earnings, revenues, gains, or other criteria later found to be materially inaccurate, and requires a review by the Secretary of all bonuses and other compensation paid by TARP participants to senior executive employees and the next 20 most highly compensated employees before the date of enactment of the ARRA to determine whether such payments were inconsistent with the purposes of the Act.

NOTE N – SUBSEQUENT EVENTS

On April 29, 2009, the Company announced it will pay an $0.11 per share cash dividend on June 15, 2009 to shareholders of record on May 15, 2009.

18

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Hampton Roads Bankshares, Inc. was incorporated under the laws of the Commonwealth of Virginia and serves as a holding company for the Bank of Hampton Roads, Shore Bank, and Gateway Bank. Through a recent acquisition, we obtained four trust preferred securities. In addition to our retail and commercial banking services, we offer insurance, title, mortgage, and investment services.

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) is intended to assist readers in understanding and evaluating our consolidated results of operations and financial condition. The following should be read in conjunction with our 2008 audited Consolidated Financial Statements and our 2008 Annual Report on Form 10-K.

Forward-Looking Statements

Where appropriate, statements in this report may contain the insights of management into known events and trends that have or may be expected to have a material effect on our operations and financial condition. The information presented may also contain certain forward-looking statements regarding future financial performance, which are not historical facts and involve various risks and uncertainties.

When or if used in this quarterly report or any Securities and Exchange Commission filings, other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “anticipate”, “would be”, “will allow”, “intends to”, “will likely result”, “are expected to”, “will continue”, “is anticipated”, “is estimated”, “is projected”, or similar expressions are intended to identify “forward-looking statements”.

For a discussion of the risks, uncertainties, and assumptions that could affect these statements and our future events, developments, or results, you should carefully review the risk factors summarized below and the more detailed discussions in the “Risk Factors” and “Business” sections in the 2008 Form 10-K. Our risks include, without limitation, the following:

•	Difficult market conditions in our industry;

•	Unprecedented levels of market volatility;

•	Effects of the soundness of other financial institutions;

•	Uncertain outcome of recently enacted legislation to stabilize the U.S. financial industry;

•	Losses that may be incurred if we are unable to manage interest rate risk;

•	Our dependence on key personnel;

•	High level of competition within the banking industry;

•	Adequacy of our estimate for known and inherent losses in our loan portfolio;

•	Our ability to manage our growth;

•	Potential declines in asset quality;

•	Possibility that our recent results may not be indicative of our future results;

•	Our dependence on construction and land development loans that could be negatively affected by a downturn in the real estate market;

•	An economic downturn in our limited market area could adversely affect our business;

•

If the value of real estate in the Company’s core market areas were to decline materially, a significant portion of its loan portfolio could become under-collateralized, which could have a material adverse effect on it;

•	A significant part of Gateway’s loan portfolio is unseasoned;

•	Our operations and customers might be affected by the occurrences of natural disaster or other catastrophic event in its market area;

•	The decline in the fair market value of various investment securities available-for-sale could result in future impairment losses;

•	Changes in interest rate;

•	Governmental and regulatory changes that may adversely affect our expenses and cost structure;

19

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	The threat from technology based frauds and scams;

•	Banking regulators have broad enforcement power, but regulations are meant to protect depositors and not investors;

•	Trading in our common stock has been sporadic and volume has been light so shareholders may not be able to quickly and easily sell their common stock;

•

Virginia law and the provisions of our articles of incorporation and bylaws could deter or prevent takeover attempts by a potential purchaser of our common stock that would be willing to pay you a premium for your shares of our common stock;

•	Our directors and officers have significant voting power; and

•	We may fail to realize all of the anticipated benefits of the mergers with SFC and GFH.

Our forward-looking statements could be wrong in light of these and other risks, uncertainties, and assumptions. The future events, developments, or results described in this report could turn out to be materially different. We have no obligation to publicly update or revise our forward-looking statements after the date of this quarterly report and you should not expect us to do so.

Overview

Our primary source of revenue is from net interest income earned by our Banks. Net interest income represents interest and fees earned from lending and investment activities less the interest paid to fund these activities. Net income may be impacted by variations in the volume and mix of interest earning assets and interest bearing liabilities, changes in the yields earned and the rates paid, and the level of noninterest bearing liabilities available to support earning assets. In addition to net interest income, noninterest income is another important source of our revenue. Noninterest income is derived primarily from service charges on deposits and fees earned from bank services. Other factors that impact net income are the provision for loan losses and noninterest expense.

The following is a summary of our financial performance in the quarter ended March 31, 2009. Significant growth over comparative 2008 amounts are primarily due to the acquisitions of GFH and SFC.

•	Assets increased by $2.51 billion or 430% in the first quarter 2009 over comparative 2008.

•	Diluted earnings per common share grew by 42.9% in the first quarter over comparative 2008.

•	Loans and deposits grew 439% and 405%, respectively, over comparative 2008.

•	Net income was $7.37 million for the quarter ended March 31, 2009 as compared to $1.46 million for the quarter ended March 31, 2008.

•	Net interest income increased $20.7 million or 384% in the first quarter as compared the same period 2008.

•

Noninterest income for the first quarter 2009 was $6.4 million, a 428% increase over comparative 2008. This was largely due to the addition of several non banking subsidiaries through our acquisition of GFH.

•	Our effective tax rate increased to 35.8% in the first quarter 2009 compared to 34.2% for comparative 2008. For the fourth quarter 2008, our effective tax rate was 34.3%.

Critical Accounting Policies

GAAP is complex and requires management to apply significant judgment to various accounting, reporting, and disclosure matters. Management must use assumptions, judgments, and estimates when applying these principles where precise measurements are not possible or practical. Changes in such judgments, assumptions, and estimates may have a significant impact on the consolidated financial statements and the accompanying footnotes. Actual results, in fact, could differ from those estimates. We consider our policies on allowance for loan losses and goodwill and other intangible assets to be critical accounting policies. Refer to our 2008 Form 10-K for further discussion of these policies.

20

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

ANALYSIS OF FINANCIAL CONDITION

Overview. Total average assets, a benchmark used by banks when comparing size, are the strongest indicator of our continuous growth. Average assets increased $2.54 billion, or 443%, to a new high of $3.12 billion for the three months ended March 31, 2009 compared to the three months ended March 31, 2008. Total assets at March 31, 2009 were $3.09 billion, an increase of $5.01 million or 0.2% over December 31, 2008 total assets. Our loan portfolio was $2.61 billion at March 31, 2009 and made up 84.5% of our total assets.

Average total deposits were $2.23 billion for first quarter 2009, a growth of $1.79 billion or 404% compared to first quarter 2008. This growth is attributable to the deposits acquired from Gateway Bank in the amount of $1.69 billion.

Interest Bearing Deposits in Other Banks. Interest bearing deposits in other banks and federal funds sold are used for daily cash management purposes and liquidity. Interest bearing deposits at March 31, 2009 were $7.74 million and consisted mainly of deposits with the Federal Home Loan Bank of Atlanta and the Federal Reserve Bank. These deposits increased $2.76 million or 55% at March 31, 2009 compared to $4.98 million at December 31, 2008.

Securities. Our investment portfolio consists primarily of U.S. Agency securities, mortgage-backed securities, state and municipal securities, and equity securities. Our available-for-sale securities are reported at fair value. They are used primarily for earnings, liquidity, and asset/liability management purposes. Our securities are reviewed quarterly for possible impairment.

At March 31, 2009, the estimated market value of our investment securities was $140.1 million, down $9.5 million or 6.4% from $149.6 million at December 31, 2008. The decrease was the result of maturities of investment securities netted against the purchase of investment securities, the change in unrealized gains or losses on available-for-sale investment securities, and amortization/accretion of premiums/discounts on the remaining investment securities.

Loan Portfolio. As a community bank, we have a primary objective of meeting the business and consumer credit needs within our market where standards of profitability, client relationships, and credit quality can be met. Our loan portfolio grew $6.49 million or 0.25% to $2.61 billion as of March 31, 2009 compared to December 31, 2008. Real estate commercial mortgages increased 2.45% to $689.8 million at March 31, 2009 compared to $673.4 million at December 31, 2008. Real estate residential mortgages increased 2.29% to $546.1 million at March 31, 2009 compared with $533.8 million at December 31, 2008. Commercial loans decreased 1.84% to $443.1 million at March 31, 2009 compared with $451.4 million at December 31, 2008. Installment loans to individuals decreased 1.62% to $49.3 million at March 31, 2009 compared with $50.1 million at December 31, 2008. Construction loans also decreased slightly to $884.0 million at March 31, 2009 compared with $897.3 million at December 31, 2008, thus lowering the concentration of construction loans to 33.9% of the total loan portfolio at March 31, 2009 compared with 34.5% at December 31, 2008.

Allowance for Loan Losses. Management continuously reviews our loan portfolio and maintains an allowance for loan losses sufficient to absorb losses inherent in the portfolio. In addition to the review of credit quality through ongoing credit review processes, we conduct an independent and comprehensive allowance analysis of our loan portfolio at least quarterly. Since risks to the loan portfolio include general economic trends as well as conditions affecting individual borrowers, the allowance is an estimate. The allowance for loan losses was $52.2 million or 2.00% of outstanding loans as of March 31, 2009 compared with $51.2 million or 1.97% of outstanding loans as of December 31, 2008. Management considers the allowance for loan losses to be adequate.

Nonperforming assets consist of loans 90 days past due and still accruing interest, nonaccrual loans, and foreclosed real estate. Total non-performing assets were $98.6 million or 3.19% of total assets at March 31, 2009 compared with $41.2 million or 1.34% of total assets at December 31, 2008.

21

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Deposits. Deposits are the primary source of our funds for use in lending and general business purposes. Our balance sheet growth is largely determined by the availability of deposits in our market, the cost of attracting the deposits, and the prospects of profitably utilizing the available deposits by increasing the loan or investment portfolios. Total deposits at March 31, 2009 decreased $10.0 million or 0.43% to $2.3 billion compared to December 31, 2008. Changes in the deposit categories include an increase of $6.1 million or 2.55% in noninterest bearing demand deposits, a decrease of $23.1 million or 3.38% in interest bearing demand deposits and an increase of $9.2 million or 7.82% in savings accounts from December 31, 2008 to March 31, 2009. Total time deposits decreased $2.2 million or 0.17%, from December 31, 2008 to March 31, 2009. The decrease in time deposits was a result of competitive rates offered on time deposits within the local market and a decrease in national certificates of deposits.

Borrowings. Sources of funds that we use are short-term and long-term borrowings from various sources including the Federal Reserve Bank discount window, Federal Home Loan Bank of Atlanta (“FHLB”), purchased funds from correspondent banks, reserve repurchase accounts, and subordinated debentures. Our FHLB borrowings on March 31, 2009 were $271.6 million compared to $279.1 million in 2008. We also maintain additional sources of liquidity through a variety of borrowing arrangements including federal funds lines with large regional and national banking institutions. These available lines total approximately $420.7 million of which $87.7 million and $73.3 million were outstanding at March 31, 2009 and December 31, 2008, respectively.

Common Stock and Dividends. On March 13, 2009, we paid a quarterly cash dividend of $0.11 per share on our common stock to shareholders of record as of February 27, 2009. All dividends paid are limited by the requirement to meet capital guidelines issued by regulatory authorities, and future declarations are subject to financial performance and regulatory requirements.

On February 15, 2009, we paid a dividend of $6.25 per share on our series C fixed rate, cumulative preferred stock. On March 27, 2009, we paid dividends of $21.58 and $29.59 per share on our series A non-convertible, non-cumulative perpetual preferred stock and our series B non-convertible, non-cumulative perpetual preferred stock, respectively.

Liquidity and Capital Structure. Liquidity represents an institution’s ability to meet present and future financial obligations through either the sale or maturity of existing assets or the acquisition of additional funds through liability management. At March 31, 2009, cash and due from banks, overnight funds sold, interest-bearing deposits in other banks, and investment securities were $199.4 million or 6.45% of total assets. As a result of the management of our liquid assets and the ability to generate liquidity through liability funding, management believes we maintain overall liquidity sufficient to satisfy our depositors’ requirements and meet our customers’ credit needs.

22

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Total shareholders’ equity increased $3.1 million or 0.89% to $347.9 million at March 31, 2009 compared to $344.8 million at December 31, 2008. As of March 31, 2009, management believes that the Company and the banks were “well-capitalized”, the highest category of capitalization defined by the Federal Reserve Bank. We continually monitor our current and projected capital adequacy positions. Maintaining adequate capital levels is integral to providing stability, resources to achieve our growth objectives, and returns to our shareholders in the form of dividends.

Management expects that we will remain “well capitalized” for regulatory purposes, although there can be no assurance that additional capital will not be required in the near future due to greater-than-expected growth or otherwise.

ANALYSIS OF RESULTS OF OPERATIONS

Overview. During the first three months of 2009, we had net income available to common shareholders of $4.40 million, an increase of 201% over net income available to common shareholders of $1.46 million in the first three months of 2008. This increase resulted primarily from the effects of the increase in interest earning assets associated with the SFC and GFH mergers completed during 2008. Diluted earnings per share increased to $0.20 per share for the first three months of 2009 compared with $0.14 per share for the three months ended March 31, 2008. Return on average total assets for the first three months of 2009 decreased to 0.96% from 1.02% for the first three months of 2008. Return on average common shareholders’ equity increased in the first three months of 2009 to 8.58% from 7.93% for the first three months of 2008.

Net Interest Income. Net interest income for the first three months of 2009 was $26.1 million, an increase of $20.7 million or 384% compared with the first three months of 2008. The net interest margin, which is calculated by expressing net interest income as a percentage of average interest earning assets, is an indicator of effectiveness in generating income from earning assets. Our net interest margin decreased from 3.98% during the first three months of 2008 to 3.77% for the same period in 2009. Since March 18, 2008, the Federal Open Market Committee reduced the target federal funds rate between 200 and 225 basis points, making it nearly zero.

Our interest earning assets consist primarily of loans, investment securities, interest-bearing deposits in other banks, and overnight funds sold. Interest income on loans, including fees, increased $29.0 million to $37.7 million for the three months ended March 31, 2009 compared to the same time period during 2008. This increase resulted from the $2.14 billion increase in average loans and was partially offset by a 152 basis point decrease experienced in the average interest yield. Interest income on investment securities increased $1.29 million to $1.78 million for the three months ended March 31, 2009 compared to the same time period during 2008. The $127.2 million increase in the average investment securities balance netted against a 14 basis point decrease in the average interest yield produced this increase. Interest income on interest-bearing deposits in other banks decreased $108 thousand for the three months ended March 31, 2009 compared to the same time period during 2008. This decrease was the result of the $7.8 million decrease in average interest-bearing deposits along with a 222 basis point decrease in the average interest yield. Interest income on overnight funds sold decreased $6 thousand for the three months ended March 31, 2009 compared to the same time period during 2008. This decrease was due to the $713 thousand decrease in average overnight funds sold along with the 223 basis point decrease experienced in the average interest yield.

Our interest bearing liabilities consist of deposit accounts and other borrowings. Interest expense from deposits increased $6.89 million to $10.3 million for the three months ended March 31, 2009 compared to the same time period during 2008. This increase resulted from the $1.6 billion increase in average interest bearing deposits. The average interest rate on interest bearing deposits decreased 184 basis points to 2.10% from 3.94% at March 31, 2008.

Interest expense from borrowings, which consists of FHLB borrowings, overnight funds purchased, and other borrowings, increased $2.5 million to $3.1 million for the three months ended March 31, 2009 compared to the same time period during 2008. The $462.0 million increase in average borrowings netted against the 228 basis point decrease in the average interest rate on borrowings produced this result.

23

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The table below presents the average interest earning assets and average interest bearing liabilities, the average yields earned on such assets and rates paid on such liabilities, and the net interest margin for the three months ended March 31, 2009 and 2008.

	March 2009			March 2008
(in thousands)	Average Balance	Interest Income/ Expense(a)	Average Yield/ Rate	Average Balance	Interest Income/ Expense(a)	Average Yield/ Rate
Assets
Interest earning assets
Loans	$2,625,115	$153,034	5.83%	$480,646	$35,331	7.35%
Investment securities	172,736	7,221	4.18%	45,571	1,968	4.32%
Interest bearing deposits with banks	9,280	64	0.69%	17,111	498	2.91%
Overnight funds sold	198	1	0.51%	911	25	2.74%

Total interest earning assets	2,807,329	160,320	5.71%	544,239	37,822	6.95%

Noninterest earning assets	308,704			29,372

Total assets	$3,116,033			$573,611

Liabilities and Shareholders’ Equity
Interest bearing liabilities
Interest bearing demand deposits	$631,472	$6,751	1.07%	$40,433	$559	1.38%
Savings deposits	121,482	1,733	1.43%	83,159	2,466	2.97%
Time deposits	1,241,662	33,385	2.69%	226,978	10,781	4.75%

Total interest bearing deposits	1,994,616	41,869	2.10%	350,570	13,806	3.94%

Borrowings	511,495	12,706	2.48%	49,483	2,353	4.76%

Total interest bearing liabilities	2,506,111	54,575	2.18%	400,053	16,159	4.04%

Noninterest bearing liabilities	267,863			99,450

Total liabilities	2,773,974			499,503

Shareholders’ equity	342,059			74,108

Total liabilities and shareholders’ equity	$3,116,033			$573,611

Net interest income		$105,745			$21,663

Net interest spread			3.53%			2.91%

Net interest margin			3.77%			3.98%

Note:	Annualized interest income from loans included annualized fees of $2,777 in 2009 and $1,241 in 2008. Nonaccrual loans are not material and are included in loans above.

(a)	annualized

24

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

	2009 Compared to 2008			2008 Compared to 2007
	Interest Income/ Expense Variance	Variance Attributable to		Interest Income/ Expense Variance	Variance Attributable to
(In thousands)		Rate	Volume		Rate	Volume
Interest Earning Assets
Loans	$117,703	$(5,726)	$123,429	$2,592	$(2,971)	$5,563
Investment securities	5,253	(61)	5,314	(525)	40	(565)
Interest-bearing deposits with other banks	(434)	(272)	(162)	362	(31)	393
Overnight funds sold	(24)	(13)	(11)	(67)	(33)	(34)

Total interest earning assets	122,498	(6,072)	128,570	2,362	(2,995)	5,357

Interest Bearing Liabilities
Deposits	28,063	(3,103)	31,166	3,086	1	3,085
Other borrowings	10,353	(558)	10,911	541	175	366

Total interest bearing liabilities	38,416	(3,661)	42,077	3,627	176	3,451

Net interest income	$84,082	$(2,411)	$86,493	$(1,265)	$(3,171)	$1,906

Note: The change in interest due to both rate and volume has been allocated to variance attributable to rate and variance attributable to volume in proportion to the relationship for the absolute dollar amounts of the change in each.

Noninterest Income. We reported an increase in total noninterest income of $5.2 million or 427% for the first three months of 2009 compared to the same period in 2008. Service charges on deposit accounts, our largest source of noninterest income, increased $1.6 million or 358% to $2.1 million for the first three months of 2009 compared to the same period in 2008. As part of the Gateway merger, we acquired mortgage, insurance, and brokerage subsidiaries. Revenue from these operations was $1.6 million, $1.3 million, and $46 thousand, respectively, during the first quarter of 2009. Noninterest income comprised 19.8% of total revenue in the first three months of 2009 compared to 18.5% in the first three months of 2008.

Noninterest Expense. Noninterest expense represents our overhead expenses. Total noninterest expense increased $15.7 million or 382% for the first three months of 2009 compared to the first three months of 2008. This increase was attributable primarily to salaries and employee benefits, which increased 337% to $11.2 million in the first three months of 2009 over comparative 2008. The increase is a direct result of the mergers with SFC and GFH. Our number of full-time employees increased from 138 on March 31, 2008 to 697 on March 31, 2009. The Company saw a 334% increase in occupancy expense related to the increased number of properties obtained as a result of the acquisitions. Data processing expense, another category of noninterest expense, posted an increase of 609% for the first three months of 2009 compared to the first three months of 2008, resulting from the cost of Gateway Bank and Shore Bank’s outsourced data processing functions. Other noninterest expenses posted an increase of 486% to $5.5 million for the first three months of 2009 compared to the same time period during 2008. The ratio of annualized noninterest expense to average total assets was 2.6% for the first three months of 2009 compared to 2.9% for the first three months of 2008.

Income Tax Provision. Income tax expense for the first three months of 2009 and 2008 was $4.1 million and $760 thousand, respectively. Our effective tax rate was 35.8% and 34.2% in the first quarters of 2009 and 2008, respectively.

Off-Balance Sheet Arrangements. We are a party to financial instruments with off-balance sheet risk in the normal course of business to meet our customers’ financing needs. For more information on our off-balance sheet arrangements, see Note 12, Financial Instruments with Off Balance Sheet Risk, of the Notes to Consolidated Financial Statements contained in the 2008 Form 10-K.

Contractual Obligations. The Company’s contractual obligations consist of time deposits, borrowings, and operating lease obligations. There have not been any significant changes in the Company’s contractual obligations from those disclosed in the 2008 Form 10-K.

25

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 3. Quantitative and Qualitative Disclosures About Market Risk

The Company’s primary market risk is exposure to interest rate volatility. Fluctuations in interest rates will impact both the level of interest income and interest expense and the market value of the Company’s interest earning assets and interest bearing liabilities. An increase in interest rates would tend to decrease the Company’s net interest income, while a decrease would tend to increase the Company’s net interest income. Thus, the Company’s interest rate sensitivity position is liability-sensitive.

The Company’s management, guided by the Asset/Liability Committee (“ALCO”), determines the overall magnitude of interest sensitivity risk and then formulates policies governing asset generation and pricing, funding sources and pricing, and off-balance sheet commitments. These decisions are based on management’s expectations regarding future interest rate movements, the state of the national and regional economy, and other financial and business risk factors.

The primary goal of the Company’s asset/liability management strategy is to optimize net interest income while limiting exposure to fluctuations caused by changes in the interest rate environment. The Company’s ability to manage its interest rate risk depends generally on the Company’s ability to match the maturities and re-pricing characteristics of its assets and liabilities while taking into account the separate goals of maintaining asset quality and liquidity and achieving the desired level of net interest income.

The primary method that the Company uses to quantify and manage interest rate risk is simulation analysis, which is used to model net interest income from assets and liabilities over a specified time period under various interest rate scenarios and balance sheet structures. This analysis measures the sensitivity of net interest income over a relatively short time horizon. Key assumptions in the simulation analysis relate to the behavior of interest rates and spreads, the changes in product balances, and the behavior of loan and deposit customers in different rate environments.

The expected effect on net interest income for the twelve months following March 31, 2009 and December 31, 2008 due to a shock in interest rates is shown below. These estimates are dependent on material assumptions, such as those previously discussed.

(in thousands)	March 31, 2009 Change in Net Interest Income		December 31, 2008 Change in Net Interest Income
	Amount	%	Amount	%
Change in Interest Rates:
+ 200 basis points	$(9,811)	(7.95)%	$(4,338)	(4.08)%
+ 100 basis points	(12,708)	(10.30)	(2,382)	(2.14)
- 100 basis points	N/A	N/A	N/A	N/A
- 200 basis points	N/A	N/A	N/A	N/A

If interest rates should begin to increase and absent any mitigating factors, the Company could experience a substantial reduction in net interest income. It should be noted, however, that the simulation analysis is based upon equivalent changes in interest rates for all categories of assets and liabilities. In normal operating conditions interest rate changes rarely occur in such a uniform manner. Many factors affect the timing and magnitude of interest rate changes on financial instruments. Consequently, variations should be expected from the projections resulting from the controlled conditions of the simulation analysis.

26

ANNEX D

EXCERPTS FROM HAMPTON ROADS BANKSHARES, INC. FORM 10-Q

for the quarterly period ended June 30, 2009

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 1.	Financial Statements

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)	(Unaudited) June 30, 2009	December 31, 2008
Assets:
Cash and due from banks	$67,495	$42,827
Interest-bearing deposits in other banks	17,023	4,975
Overnight funds sold	350	510
Investment securities available-for-sale, at fair value	123,137	149,637
Restricted equity securities, at cost	30,064	27,795

Loans	2,598,639	2,604,590
Allowance for loan losses	(84,491)	(51,218)

Net loans	2,514,148	2,553,372

Premises and equipment, net	100,582	101,335
Interest receivable	10,616	12,272
Other real estate owned	7,780	5,092
Deferred tax assets, net	44,218	32,616
Intangible assets	67,937	98,367
Bank owned life insurance	47,501	46,603
Other assets	20,047	10,310

Total assets	$3,050,898	$3,085,711

Liabilities and Shareholders’ Equity:
Deposits:
Noninterest bearing demand	$268,715	$240,813
Interest bearing:
Demand	642,249	684,009
Savings	112,630	118,001
Time deposits:
Less than $100	879,590	858,787
$100 or more	373,697	394,536

Total deposits	2,276,881	2,296,146

Federal Home Loan Bank borrowings	260,037	279,065
Other borrowings	48,954	77,223
Overnight funds borrowed	138,700	73,300
Interest payable	4,922	5,814
Other liabilities	22,173	9,354

Total liabilities	2,751,667	2,740,902

Commitments and contingencies	—	—

Shareholders’ equity:
Preferred stock—1,000,000 shares authorized:
Series A non-convertible, non-cumulative perpetual preferred stock, $1,000 liquidation value, 23,266 shares issued and outstanding on June 30, 2009 and December 31, 2008	19,105	18,292
Series B non-convertible, non-cumulative perpetual preferred stock, $1,000 liquidation value, 37,550 shares issued and outstanding on June 30, 2009 and December 31, 2008	40,342	40,953
Series C fixed rate, cumulative preferred stock, $1,000 liquidation value, 80,347 shares issued and outstanding on June 30, 2009 and December 31, 2008	74,797	74,297
Common stock, $0.625 par value, 40,000,000 shares authorized; 21,796,554 shares issued and outstanding on June 30, 2009 and 21,777,937 on December 31, 2008	13,623	13,611
Capital surplus	171,611	171,284
Retained earnings (deficit)	(20,131)	26,482
Accumulated other comprehensive loss, net of tax	(116)	(110)

Total shareholders’ equity	299,231	344,809

Total liabilities and shareholders’ equity	$3,050,898	$3,085,711

See accompanying notes to the consolidated financial statements.

3

HAMPTON ROADS BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data) (unaudited)	Three Months Ended		Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Interest Income:
Loans, including fees	$36,150	$9,236	$73,885	$17,916
Investment securities	1,561	418	3,341	907
Overnight funds sold	12	40	22	47
Interest-bearing deposits in other banks	5	99	11	223

Total interest income	37,728	9,793	77,259	19,093

Interest Expense:
Deposits:
Demand	1,557	175	3,222	314
Savings	295	421	722	1,034
Time deposits:
Less than $100	3,785	1,511	8,717	2,970
$100 or more	3,420	1,171	6,720	2,392

Interest on deposits	9,057	3,278	19,381	6,710
Federal Home Loan Bank borrowings	1,672	640	3,381	1,225
Other borrowings	966	84	2,185	85
Overnight funds purchased	134	10	339	10

Total interest expense	11,829	4,012	25,286	8,030

Net interest income	25,899	5,781	51,973	11,063
Provision for loan losses	33,706	274	34,895	544

Net interest income (expense) after provision for loan losses	(7,807)	5,507	17,078	10,519

Noninterest Income:
Service charges on deposit accounts	2,073	691	4,132	1,141
Mortgage operations	1,397	—	3,039	—
Gain on sale of investment securities available-for-sale	—	108	—	457
Gain on sale of loans	—	—	15	—
Gain (Loss) on sale of premises and equipment	(11)	—	(6)	511
Loss on sale of repossessed assets	(29)	—	(31)	—
Other than temporary impairment of real estate owned	(308)	—	(308)	—
Other than temporary impairment of securities	(114)	—	(132)	—
Insurance operations	1,339	—	2,651	—
Brokerage operations	85	—	131	—
Income from bank owned life insurance	405	—	805	—
Other service charges and fees	818	895	1,799	735

Total noninterest income	5,655	1,694	12,095	2,844

Noninterest Expense:
Salaries and employee benefits	10,546	2,661	21,780	5,055
Occupancy	2,165	591	4,084	1,033
Data processing	1,295	244	2,493	413
Impairment of goodwill	27,976	—	27,976	—
FDIC insurance	2,661	68	3,301	83
Equipment	1,462	130	2,491	217
Other	4,225	965	8,053	1,800

Total noninterest expense	50,330	4,659	70,178	8,601

Income (loss) before provision for income taxes	(52,482)	2,542	(41,005)	4,762
Provision for income taxes (benefit)	(9,253)	869	(5,143)	1,628

Net income (loss)	(43,229)	1,673	(35,862)	3,134
Preferred stock dividend and accretion of discount	2,995	—	5,959	—

Net income (loss) available to common shareholders	$(46,224)	$1,673	$(41,821)	$3,134

Per Share:
Cash dividends declared	$0.11	$0.11	$0.22	$0.22

Basic earnings (loss)	$(2.13)	$0.15	$(1.92)	$0.29

Diluted earnings (loss)	$(2.13)	$0.15	$(1.92)	$0.29

Basic weighted average shares outstanding	21,741,879	11,193,694	21,746,505	10,747,005
Effect of dilutive stock options and non-vested stock	—	133,462	—	97,816

Diluted weighted average shares outstanding	21,741,879	11,327,156	21,746,505	10,844,821

See accompanying notes to the consolidated financial statements.

4

HAMPTON ROADS BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(in thousands, except share data) (unaudited)	Preferred Stock		Common Stock		Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Loss	Total Stockholders' Equity
	Shares	Amount	Shares	Amount

Balance at December 31, 2008	141,163	$133,542	21,777,937	$13,611	$171,284	$26,482	$(110)	$344,809

Comprehensive income:
Net loss	—	—	—	—	—	(35,862)	—	(35,862)
Change in unrealized loss on securities available-for-sale, net of taxes of $9	—	—	—	—	—	—	(6)	(6)

Total comprehensive income								(35,868)
Shares issued related to:
Exercise of stock options	—	—	13,841	9	73	—	—	82
Dividend reinvestment	—	—	68,748	43	488	—	—	531
Stock-based compensation expense	—	—	5,765	4	267	—	—	271
Common stock repurchased	—	—	(69,737)	(44)	(501)	—	—	(545)
Amortization of fair market value adjustment	—	202	—	—	—	—	—	202
Preferred stock dividend declared and amortization of preferred stock discount	—	500	—	—		(5,959)	—	(5,459)
Common stock dividends declared ($0.22 per share)	—	—	—	—	—	(4,792)	—	(4,792)

Balance at June 30, 2009	141,163	$134,244	21,796,554	$13,623	$171,611	$(20,131)	$(116)	$299,231

See accompanying notes to the consolidated financial statements.

5

HAMPTON ROADS BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)	Six Months Ended
(unaudited)	June 30, 2009	June 30, 2008

Operating Activities:
Net income (loss)	$(35,862)	$3,134
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,822	526
Amortization of intangible assets	(4,005)	60
Provision for loan losses	34,895	544
Regional board fees	—	110
Stock-based compensation expense	271	74
Net amortization of premiums and accretion of discounts on investment securities	268	(44)
(Gain) loss on sale of premises and equipment	6	(511)
Loss on sale of repossesed assets	31	—
Gain on sale of investment securities available-for-sale	—	(457)
Other than temporary impairment of repossesed assets	308	—
Gain on sale of loans	(15)	—
Earnings on bank owned life insurance	(805)	—
Other than temporary impairment of securities	132	—
Impairment of goodwill	27,976	—
Changes in:
Deferred taxes	(1,159)	—
Interest receivable	607	316
Other assets	(10,396)	(895)
Interest payable	(892)	(364)
Other liabilities	(4,605)	(506)

Net cash provided by operating activities	12,572	1,987

Investing Activities:
Proceeds from maturities and calls of debt securities available-for-sale	26,351	4,042
Proceeds from sale of debt securities available-for-sale	—	18,457
Purchase of equity securities available-for-sale	(6)	(813)
Purchase of restricted equity securities	(11,783)	(1,257)
Proceeds from sales of restricted equity securities	9,535	2,030
Proceeds from the sale of loans	697	—
Net increase (decrease) in loans	5,279	(22,700)
Proceeds from mortgage loans held for sale	190,651	—
Mortgage loan originations held for sale	(196,696)	—
Purchase of premises and equipment	(2,252)	(1,535)
Proceeds from sale of premises and equipment	139	751
Proceeds from sale of repossesed assets	537	—

Net cash provided by (used in) investing activities	22,452	(1,025)

Financing Activities:
Net decrease in deposits	(8,681)	(4,129)
Proceeds from Federal Home Loan Bank borrowings	11,500	7,000
Repayments of Federal Home Loan Bank borrowings	(28,534)	(22,900)
Net increase in overnight funds borrowed	65,400	—
Net increase (decrease) in other borrowings	(28,000)	23,000
Cash exchanged in merger	—	(5,860)
Common stock repurchased	(545)	(796)
Issuance of shares to executive savings plan	—	122
Proceeds from exercise of stock options	82	319
Excess tax benefit realized from stock options exercised	—	21
Preferred stock dividends paid	(2,964)	—
Common stock dividends paid, net of reinvestment	(3,731)	(1,157)

Net cash provided by (used in) financing activities	1,532	(4,380)

Change in cash and cash equivalents	36,556	(3,418)

6

HAMPTON ROADS BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30, 2009	June 30, 2008
Cash and cash equivalents at beginning of period	48,312	25,564

Cash and cash equivalents at end of period	$84,868	$22,146

Supplemental cash flow information:
Cash paid for interest	$26,178	$8,320
Cash paid for income taxes	9,214	2,000

Supplemental non-cash information:
Dividends reinvested	$531	$1,119
Value of shares exchanged in exercise of stock options	—	8
Change in unrealized gain on securities	15	633
Transfer between loans and other real estate owned	3,564	355

Transactions related to acquisition of subsidiary:
Increase in assets and liabilities
Loans	—	$222,374
Securities	—	17,659
Other assets	—	18,097
Non interest bearing deposits	—	33,331
Interest bearing deposits	—	174,535
Borrowings	—	33,883
Other liabilities	—	3,221
Issuance of common stock and stock options	—	32,369

See accompanying notes to the consolidated financial statements.

7

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A – BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial reporting and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, the financial statements reflect all adjustments (consisting of a normal recurring nature) considered necessary for a fair presentation. The results of operations for the six months ended June 30, 2009 are not necessarily indicative of the results to be expected for the full year. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s annual report on Form 10-K for the year ended December 31, 2008 (the “2008 Form 10-K”).

Accounting Pronouncements

In April 2009, the Financial Accounting Standards Board (“FASB”) issued FSP FAS 141(R)-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies. FSP FAS 141(R)-1 amends and clarifies SFAS 141(R) to address application issues on initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual report. The FSP is effective for assets and liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of FSP FAS 141(R)-1 did not have a material impact on the Company’s consolidated financial statements.

In April 2009, the FASB adopted FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly. FSP FAS 157-4 provides additional guidance for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability have significantly decreased. The FSP also includes guidance on identifying circumstances that indicate a transaction is not orderly. FSP FAS 157-4 is effective for interim and annual periods ending after June 15, 2009, and shall be applied prospectively. The adoption of FSP FAS 157-4 did not have a material impact on the Company’s consolidated financial statements.

In April 2009, the FASB issued FSP FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments. FSP FAS 107-1 and APB 28-1 amends SFAS No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. In addition, the FSP amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. The FSP is effective for interim periods ending after June 15, 2009. The adoption of FSP FAS 107-1 and APB 28-1 did not have a material impact on the Company’s consolidated financial statements.

In April 2009, the FASB issued FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments. FSP FAS 115-2 and FAS 124-2 amend other-than-temporary impairment guidance for debt securities to make guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities. The FSP does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. FSP FAS 115-2 and FAS 124-2 is effective for interim and annual periods ending after June 15, 2009. The adoption of FSP FAS 115-2 and FAS 124-2 did not have a material impact on the Company’s consolidated financial statements.

In April 2009, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 111 (“SAB 111”). SAB 111 amends and replaces SAB Topic 5.M. in the SAB Series entitled Other Than Temporary Impairment of Certain Investments in Debt and Equity Securities. SAB 111 maintains the SEC Staff’s previous views related to equity securities and amends Topic 5.M. to exclude debt securities from its scope. The implementation of SAB 111 did not have a material impact on the Company’s consolidated financial statements.

In May 2009, the FASB issued Statement of Financial Accounting Standards No. 165, Subsequent Events, (“SFAS 165”). SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance

8

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

sheet date but before financial statements are issued or are available to be issued. SFAS 165 is effective for interim and annual periods ending after June 15, 2009. The adoption of SFAS 165 did not have a material impact on the Company’s consolidated financial statements.

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 166, Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140, (“SFAS 166”). SFAS 166 provides guidance to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. SFAS 166 must be applied as of the beginning of the first annual reporting period that begins after November 15, 2009, and for interim periods within that first annual reporting period. Earlier application is prohibited. The Company does not expect the adoption of SFAS 166 to have a material impact on its consolidated financial statements.

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 167, Amendments to FASB Interpretation No. 46(R), (“SFAS 167”). SFAS 167 improves financial reporting by enterprises involved with variable interest entities. SFAS 167 will be effective as of the beginning of the first annual reporting period that begins after November 15, 2009 and for interim periods within the first annual reporting period. Earlier application is prohibited. The Company does not expect the adoption of SFAS 167 to have a material impact on its consolidated financial statements.

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162”, (“SFAS 168”). SFAS 168 establishes the FASB Accounting Standards Codification, which will become the source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by the FASB to be applied by non-governmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. SFAS 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Company does not expect the adoption of SFAS 168 to have a material impact on its consolidated financial statements.

In June 2009, the SEC issued Staff Accounting Bulletin No. 112 (“SAB 112”). SAB 112 revises or rescinds portions of the interpretative guidance included in the codification of SABs in order to make the interpretive guidance consistent with current U.S. GAAP. The Company does not expect the adoption of SAB 112 to have a material impact on its consolidated financial statements.

NOTE B – STOCK-BASED COMPENSATION

The Company adopted Statement of Financial Accounting Standards No. 123R (“SFAS 123R”), Share Based Payment, on January 1, 2006 and, accordingly, uses the fair-value method to account for stock-based compensation. SFAS 123R requires recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements over the period the employee is required to perform the services in exchange for the award. SFAS 123R also requires measurement of the cost of employee services received in exchange for an award based on the grant-date fair value of the award. Fair value of stock options is estimated at the date of grant using a lattice option pricing model.

Stock-based compensation expense recognized in the consolidated statements of income for the six months ended June 30, 2009 and 2008 was $270,539 and $74,081, respectively, with a related tax benefit of $49,872 and $13,887, respectively. During the first six months of 2009 and 2008, stock-based compensation expense was comprised of $130,803 and $42,355, respectively, related to stock options which vested during the period and $139,736 and $31,726, respectively, related to share awards.

9

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company has granted stock options to its directors and employees under stock compensation plans that have been approved by the Company’s shareholders. All outstanding options have terms that range from five to ten years and are either fully vested and exercisable at the date of grant or vest ratably over periods that range from one to ten years. A summary of the Company’s stock option activity and related information for the six months ended June 30, 2009 is as follows:

	Stock Options Outstanding	Per Share Weighted Average Exercise Price	Remaining Contractual Life (in years)	Aggregate Intrinsic Value

Balance at December 31, 2008	2,096,006	$11.96	N/A	N/A
Exercised	13,841	5.89	N/A	N/A
Expired	243,113	13.46	N/A	N/A
Forfeited	2,834	12.00	N/A	N/A

Balance at June 30, 2009	1,836,218	$11.81	4.31	$918,585

Of the 1,836,218 stock options outstanding at June 30, 2009, 184,223 were not exercised. There were no stock options granted during the six months ended June 30, 2009 or 2008. The total intrinsic value of stock options exercised during the six month periods ended June 30, 2009 and 2008 was $31,048 and $170,109, respectively. Cash received from stock option exercises for the six month periods ended June 30, 2009 and 2008 was $81,540 and $319,438, respectively. The Company may issue new shares to satisfy stock option grants. As of June 30, 2009, there were 836,535 shares available under the existing stock incentive plan. However, shares may be repurchased in the open market or, under certain circumstances, through privately negotiated transactions. As of June 30, 2009, there was $640,450 of unrecognized compensation cost related to non-vested stock options. That cost is expected to be recognized over a weighted-average period of 4.14 years.

The Company has granted non-vested shares of common stock to certain directors and employees as part of incentive programs and to those directors who elected to use deferred directors’ fees to purchase non-vested shares of common stock. Non-vested shares of common stock awarded to employees and directors as part of incentive programs have vesting schedules that range from one to nine years and are expensed over the same schedules. Non-vested shares of common stock issued to directors as a method of deferring their directors’ fees are expensed at the time the fees are earned by the director. A summary of the Company’s non-vested share activity and related information for the six months ended June 30, 2009 is as follows:

	Number of Shares	Per Share Weighted-Average Grant-Date Fair Value

Balance at December 31, 2008	49,825	$9.49
Granted	10,000	8.54
Vested	14,984	8.50
Forfeited	4,235	9.01

Balance at June 30, 2009	40,606	$9.67

As of June 30, 2009, there was $316,792 of total unrecognized compensation cost related to non-vested shares of common stock. That cost is expected to be recognized over a weighted-average period of 2.74 years.

10

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE C – INVESTMENT SECURITIES

The amortized cost and estimated fair values of investment securities available for sale as of June 30, 2009 were as follows (in thousands):

Description of Securities	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Estimated Fair Value

U.S. Agency securities	$12,070	$199	$2	$12,267
Mortgage-backed securities	82,057	533	32	82,558
State and municipal securities	17,004	161	81	17,084
Corporate securities	4,978	359	—	5,337
Equity securities	7,229	257	1,595	5,891

Total securities available for sale	$123,338	$1,509	$1,710	$123,137

Information pertaining to securities with gross unrealized losses at June 30, 2009, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position is as follows (in thousands):

	Less than 12 Months		12 Months or More		Total
Description of Securities	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss
U.S. Agency securities	$1,006	$2	$—	$—	$1,006	$2
State and municipal securities	3,991	70	532	11	4,523	81
Mortgage backed securities	6,409	32	5	—	6,414	32
Equity securities	1,705	773	1,162	822	2,867	1,595

Total temporarily impaired securities	$13,111	$877	$1,699	$833	$14,810	$1,710

During the first six months of 2009, equity securities with an amortized cost of $267 thousand were determined to be other-than-temporarily impaired. An impairment loss of $132 thousand was recognized through noninterest income. An additional $34 thousand is included in accumulated other comprehensive loss in the equity section of the balance sheet. In evaluating the possible impairment of securities, consideration is given to the length of time and to the extent to which the fair value has been less than book value and the financial condition and near-term prospects of the issuer. Management evaluates securities for other-than-temporary impairments at least on a quarterly basis and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the intent of the Company to sell the security, (2) whether it is more likely than not that the Company will be required to sell the security before recovery of its amortized cost basis, and (3) whether the Company expects to recover the securities entire amortized cost basis regardless of the Company’s intent to sell the security. Management has evaluated the unrealized losses associated with the remaining equity securities as of June 30, 2009 and, in management’s belief, the unrealized losses, individually or in the aggregate, are temporary.

The unrealized loss positions on debt securities at June 30, 2009 were determined to be related to interest rate movements as there is minimal credit risk exposure in these investments. Management does not believe that any of these debt securities were other-than-temporarily impaired at June 30, 2009.

The Company’s investment in Federal Home Loan Bank (“FHLB”) stock totaled $19.7 million at June 30, 2009. FHLB stock is generally viewed as a long term investment and as a restricted investment security is carried at cost as there is no market for the stock other than the FHLB or member institutions. Therefore, when evaluating FHLB stock for impairment, its value is based on ultimate recoverability of the par value rather than by recognizing temporary declines in value. Despite the FHLB’s temporary suspension of cash dividend payments and repurchases of excess capital stock in 2009, the Company does not consider this investment to be other-than-temporarily impaired at June 30, 2009 and no impairment has been recognized.

11

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE D – ACCOUNTING FOR CERTAIN LOANS ACQUIRED IN A TRANSFER

In January 2005, American Institute of Certified Public Accountants Statement of Position (“SOP”) 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer, was adopted for loan acquisitions. SOP 03-3 requires acquired loans to be recorded at fair value and prohibits carrying over valuation allowances in the initial accounting for acquired impaired loans. Loans carried at fair value, mortgage loans held for sale, and loans to borrowers in good standing under revolving credit agreements are excluded from the scope of SOP 03-3. SOP 03-3 limits the yield that may be accreted to the excess of the undiscounted expected cash flows over the investor’s initial investment in the loan. The excess of the contractual cash flows over expected cash flows may not be recognized as an adjustment of yield. Subsequent increases in cash flows expected to be collected are recognized prospectively through an adjustment of the loan’s yield over its remaining life. Decreases in expected cash flows are recognized as impairments.

The Company acquired loans pursuant to the acquisition of Gateway Bank & Trust, Co. (“Gateway”) in December 2008. In accordance with SOP 03-3, the Company reviewed the loan portfolio at acquisition to determine whether there was evidence of deterioration of credit quality since origination and if it was probable that it will be unable to collect all amounts due according to the loan’s contractual terms. When both conditions existed, the Company accounted for each loan individually, considered expected prepayments, and estimated the amount and timing of discounted expected principal, interest, and other cash flows (expected at acquisition) for each loan. The Company determined the excess of the loan’s scheduled contractual principal and contractual interest payments over all cash flows expected at acquisition as an amount that should not be accreted into interest income (non-accretable difference). The remaining amount, representing the excess of the loan’s cash flows expected to be collected over the amount paid, is accreted into interest income over the remaining life of the loan (accretable yield).

Over the life of the loan, the Company continues to estimate cash flows expected to be collected. The Company evaluates at the balance sheet date whether the present value of its loans determined using the effective interest rates has decreased, and if so, the Company establishes a valuation allowance for the loan. Valuation allowances for acquired loans subject to SOP 03-3 reflect only those losses incurred after acquisition; that is, the present value of cash flows expected at acquisition that are not expected to be collected. Valuation allowances are established only subsequent to acquisition of the loans. For loans that are not accounted for as debt securities, the present value of any subsequent increase in the loan’s or pool’s actual cash flows or cash flows expected to be collected is used first to reverse any existing valuation allowance for that loan. For any remaining increases in cash flows expected to be collected, the Company adjusts the amount of accretable yield recognized on a prospective basis over the loan’s remaining life. The Company does not have any such loans that were accounted for as debt securities.

Loans that were acquired in the Gateway acquisition for which there was evidence of deterioration of credit quality since origination and for which it was probable that all contractually required payments would not be made had an outstanding balance of $131.9 million and a carrying amount of $114.4 million at June 30, 2009. The carrying amount of these loans is included in the balance sheet amount of loans receivable at June 30, 2009. Of these loans, $90.8 million have experienced further deterioration since the acquisition date and are included in the impaired loan amounts disclosed in Note F.

(in thousands)	Accretable Yield
Balance, December 31, 2008	$4,167
Accretion	(1,410)
Disposals	(772)
Additions	1,038

Balance, June 30, 2009	$3,023

12

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE E – LOANS

The major classifications of loans are summarized as follows (in thousands):

Loans by class consolidation	June 30, 2009	December 31, 2008

Commercial	$444,203	$451,426
Construction	884,219	897,288
Real estate-commercial mortgage	701,434	673,351
Real estate-residential mortgage	507,392	528,760
Installment loans (to individuals)	40,697	50,085
Loans held for sale	21,717	5,064
Deferred loan fees and related costs	(1,023)	(1,384)

Total loans	$2,598,639	$2,604,590

NOTE F – ALLOWANCE FOR LOAN LOSSES AND NON-PERFORMING ASSETS

The purpose of the allowance for loan losses is to provide for potential losses inherent in the loan portfolio. Management considers several factors, including historical loan loss experience, the size and composition of the portfolio, and the value of collateral agreements, in determining the allowance for loan loss.

Transactions affecting the allowance for loan losses during the six months ended June 30, 2009 were as follows (in thousands):

Balance at beginning of period	$51,218
Provision for loan losses	34,895
Loans charged off	(1,897)
Recoveries	275

Balance at end of period	$84,491

Non-performing assets consist of loans 90 days past due and still accruing interest, non-accrual loans, and foreclosed real estate. Total non-performing assets were $150.9 million or 4.95% of total assets at June 30, 2009 compared with $41.2 million or 1.34% of total assets at December 31, 2008. Non-performing assets were as follows (in thousands):

	June 30, 2009	December 31, 2008

Loans 90 days past due and still accruing interest	$271	$3,219
Nonaccrual loans	142,840	32,885
Real estate acquired in settlement of loans	7,780	5,092

Total non-performing assets	$150,891	$41,196

13

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Information on impaired loans was as follows:

	June 30, 2009	December 31, 2008
Impaired loans for which an allowance has been provided	$205,627	2,161
Impaired loans for which no allowance has been provided	28,496	2,130

Total impaired loans	$234,123	$4,291

Allowance provided for impaired loans, included in the allowance for loan losses	$51,871	$545

Average balance in impaired loans	$361,572	$3,883

Interest income recognized from impaired loans	$3,672	$131

NOTE G – PREMISES AND EQUIPMENT

Premises and equipment consisted of the following (in thousands):

	June 30, 2009	December 31, 2008

Land	$31,527	$26,357
Buildings and improvements	55,444	59,731
Leasehold improvements	3,334	3,224
Equipment, furniture, and fixtures	15,163	15,101
Construction in process	3,547	2,768

	109,015	107,181
Less accumulated depreciation and amortization	(8,433)	(5,846)

Premises and equipment, net	$100,582	$101,335

NOTE H – SUPPLEMENTAL RETIREMENT AGREEMENTS

The Company has entered into supplemental retirement agreements with several key officers and recognizes expense each year related to these agreements based on the present value of the benefits expected to be provided to the employees and any beneficiaries. The expense recognized during the first six months of 2009 and 2008 was $603,000 and $330,000, respectively.

NOTE I – GOODWILL AND OTHER INTANGIBLES

Goodwill and other intangible assets with an indefinite life are subject to impairment testing at least annually or more often if events or circumstances suggest potential impairment. Other acquired intangible assets determined to have a finite life are amortized over their estimated useful life in a manner that best reflects the economic benefits of the intangible asset. Intangible assets with a finite life are periodically reviewed for other-than-temporary impairment. SFAS No. 142, Goodwill and Other Intangible Assets, identifies a two-step impairment test that should be used to test for impairment and measure the amount of the impairment loss to be recognized. The first step involves comparing the fair value of the reporting unit with the carrying value of the reporting unit. If the carrying value of the reporting unit exceeds fair value of the reporting unit, a potential impairment may exist. The second step compares the implied fair value of the reporting unit’s goodwill to the carrying amount of that goodwill. The excess of the carrying amount over the fair value is an impairment of goodwill.

14

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During the second quarter of 2009, the Company, in accordance to SFAS 142, conducted an impairment test on Shore Bank’s goodwill. As a result of deterioration in our business climate, management’s review of goodwill indicates an impairment of $28.0 million. The non-cash loss on impairment of goodwill was recorded as a noninterest expense in the statement of income for the quarter ended June 30, 2009.

The gross carrying amount and accumulated amortization for the Company’s intangible assets follows (in thousands).

	June 30, 2009		December 31, 2008
	Carrying Amount	Accumulated Amortization	Carrying Amount	Accumulated Amortization
Intangible assets subject to the future amortization:

Core deposit intangible	$8,104	$1,025	$8,105	$347
Employment contract intangible	1,195	207	1,957	19
Insurance book of business intangible, gross	6,450	215	6,000	—

Total intangible assets subject to future amortization	$15,749	$1,447	$16,062	$366

Intangible assets not subject to future amortization:

Goodwill	53,635	—	82,671	—

Total intangible assets	$69,384	$1,447	$98,733	$366

Changes in the carrying amount of goodwill for the six months ended June 30, 2009 are as follows (in thousands):

Balance, December 31, 2008	$82,671
Impairment losses	(27,976)
Adjustments	(1,060)

Balance, June 30, 2009	$53,635

NOTE J – BUSINESS SEGMENT REPORTING

In addition to its banking operations, the Company has three other reportable segments: Mortgage, Investment, and Insurance. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies in the Company’s 2008 Form 10-K. Segment profit and loss is measured by net income after tax. Intersegment transactions are recorded at cost and eliminated as part of the consolidation process. Because of the interrelationships between the segments, the information is not indicative of how the segments would perform if they operated as independent entities.

15

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table shows certain financial information at June 30, 2009 for each segment and in total (in thousands).

	Total	Elimination	Banking	Mortgage	Investment	Insurance

Total assets at June 30, 2009	$3,050,898	$(37,086)	$3,055,177	$22,591	$1,112	$9,104

Three Months Ended June 30, 2009	Total	Elimination	Banking	Mortgage	Investment	Insurance

Net interest income	$25,899	$—	$25,776	$118	$—	$5
Noninterest income	5,655	—	2,839	1,397	85	1,334

Total income	$31,554	$—	$28,615	$1,515	$85	$1,339

Net income (loss)	$(43,229)	$—	$(43,753)	$423	$(39)	$140

Six Months Ended June 30, 2009	Total	Elimination	Banking	Mortgage	Investment	Insurance

Net interest income	$51,973	$—	$51,777	$188	$—	$8
Noninterest income	12,095	—	6,274	3,039	131	2,651

Total income	$64,068	$—	$58,051	$3,227	$131	$2,659

Net income (loss)	$(35,862)	$—	$(37,313)	$1,143	$18	$290

The Company had no reportable business segments at June 30, 2008.

NOTE K – FAIR VALUE MEASUREMENTS

Statement of Financial Accounting Standards No. 157, Fair Value Measurements, (“SFAS No. 157”) establishes a framework for measuring fair value. It defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Liabilities, (“SFAS No. 159”) permits the measurement of transactions between market participants at the measurement date. SFAS No. 159 generally permits the measurement of selected eligible financial instruments at fair value at specified election dates.

In accordance with SFAS No. 157, the Company groups our financial assets and liabilities measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. The most significant instruments that the Company fair values include investment securities, and derivative instruments. The majority of instruments fall into the Level 1 or 2 fair value hierarchy. Valuation methodologies for the fair value hierarchy are as follows:

Level 1	Quoted prices in active markets for identical assets or liabilities. Level 1 assets and liabilities include debt and equity securities and derivative contracts that are traded in an active exchange market, as well as certain U.S. Treasury securities that are highly liquid and are actively traded in over-the-counter markets.

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Level 2 assets and liabilities include debt securities with quoted prices that are traded less frequently than exchange-traded instruments and derivative contracts whose value is determined using a pricing model with inputs that are observable in the market or can be derived principally from or corroborated by observable market data. This category generally includes U.S. Government and agency mortgage-backed debt securities, corporate debt securities, derivative contracts, and residential mortgage loans held-for-sale.

16

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques as well as instruments for which the determination of fair value requires significant management judgment or estimation. This category generally includes certain private equity investments, retained residual interests in securitizations, residential mortgage servicing rights, asset-backed securities, and highly structured or long-term derivative contracts.

Recurring Basis

The Company measures or monitors certain of its assets and liabilities on a fair value basis. Fair value is used on a recurring basis for those assets and liabilities that were elected under SFAS No. 159 as well as for certain assets and liabilities in which fair value is the primary basis of accounting. Below is a description of the valuation methodologies for these assets and liabilities at June 30, 2009 (in thousands).

		Fair Value Measurements at June 30, 2009 Using
Description	Assets / Liabilities Measured at Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Available-for-sale securities	$123,137	$4,683	$117,246	$1,208
Derivative loan commitments	271	—	—	271

	Fair Value Measurements Using Significant Unobservable Inputs Six Months Ended June 30 (Level 3 measurements only)
Description	Investment Securities Available-for-Sale	Derivative Loan Commitments

Balance, December 31, 2008	$1,170	$173
Unrealized losses included in earnings	(72)	—
Purchases, issuances, and settlements, net	—	98
Transfers in and/or out of Level 3, net	110	—

Balance, June 30, 2009	$1,208	$271

17

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Fair Value Measurements Using Significant Unobservable Inputs Three Months Ended June 30 (Level 3 measurements only)
Description	Investment Securities Available-for-Sale	Derivative Loan Commitments
Balance, March 31, 2009	$1,280	$350
Unrealized losses included in earnings	(72)	—
Purchases, issuances, and settlements, net	—	(79)

Balance, June 30, 2009	$1,208	$271

Non-recurring Basis

Certain assets are measured at fair value on a non-recurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). The following table presents the assets carried on the balance sheet by caption and by level within the SFAS 157 valuation hierarchy, for which a non-recurring change in fair value has been recorded during the three and six months ended June 30, 2009 (in thousands).

Description					Total Losses for the
	Assets / Liabilities Measured at Fair Value	Fair Value Measurements at June 30, 2009 Using			Three Months Ended	Six Months Ended
		(Level 1)	(Level 2)	(Level 3)	June 30, 2009	June 30, 2009

Investment securities available-for-sale	$101	$66	$—	$35	$114	$132
Other real estate owned	7,780	—	7,780	—	308	308
Impaired loans	153,756	—	153,756	—	—	—

SFAS 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practical to estimate that value. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying fair value of the Company. The following methods and assumptions were used by the Company in estimating fair value for its financial instruments, as defined by SFAS 107.

(a)	Cash and Cash Equivalents

Cash and cash equivalents include cash and due from banks, overnight funds sold, and interest-bearing deposits in other banks. The carrying amount approximates fair value.

(b)	Investment Securities Available-for-Sale

Fair values are based on published market prices where available. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flow. Investment securities available-for-sale are carried at their aggregate fair value.

(c)	Restricted Equity Securities

The carrying amount approximates fair value.

(d)	Loans

For credit card and other loan receivables with short-term and/or variable characteristics, the carrying value approximates fair value. The fair value of other loans is estimated by discounting the future cash flows using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying value of loans held for sale is a reasonable estimate of fair value since the loans are expected to be sold within a short period.

18

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(e)	Interest Receivable and Interest Payable

The carrying amount approximates fair value.

(f)	Bank Owned Life Insurance

The carrying amount approximates fair value.

(g)	Deposits

The fair value of noninterest bearing deposits and deposits with no defined maturity, by SFAS 107 definition, is the amount payable on demand at the reporting date. The fair value of time deposits is estimated by discounting the future cash flows using the current interest rates at which similar deposits would be made.

(h)	Borrowings

The fair value of borrowings estimated using discounted cash flow analysis based on the interest rates currently offered for borrowings of similar remaining maturities and collateral requirements. These include other borrowings, overnight funds purchased, and FHLB borrowings.

(i)	Commitments to Extend Credit and Standby Letters of Credit

The only amounts recorded for commitments to extend credit and standby letters of credit are the deferred fees arising from these unrecognized financial instruments. These deferred fees are not deemed significant at June 30, 2009, and as such, the related fair values have not been estimated.

The estimated fair value of the Company’s financial instruments required to be disclosed under SFAS 107 at June 30, 2009 were as follows (in thousands):

	Carrying Value	Fair Value
Assets:
Cash and due from banks	$67,495	$67,495
Overnight funds sold	350	350
Interest-bearing deposits in other banks	17,023	17,023
Investment securities available-for-sale	123,137	123,137
Restricted equity securities	30,064	30,064
Loans, net	2,514,148	2,538,179
Interest receivable	10,616	10,616
Bank owned life insurance	47,501	47,501

Liabilities:
Deposits	2,276,881	1,834,530
FHLB borrowings	260,037	261,454
Other borrowings	48,954	49,511
Overnight funds purchased	138,700	138,700
Interest payable	4,922	4,922

NOTE L – ACQUISITIONS

Gateway Financial Holdings, Inc.

On December 31, 2008, the Company acquired Gateway Financial Holdings, Inc. (“GFH”). GFH was the parent company of Gateway, which operated 36 full-service banking facilities serving the Hampton Roads and Richmond areas of Virginia and Outer Banks and Raleigh regions of North Carolina. The aggregate purchase price was approximately $161.4 million, including common stock valued at $94.2 million, preferred stock valued at $59.3 million, GFH stock held by the Company as an investment of $0.2 million, stock options exchanged valued at $1.4 million, and direct costs of the merger of $6.3 million.

19

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Net assets acquired, based on preliminary fair value adjustments, are shown in the table below (in thousands).

Securities available for sale	$117,706
Loans, net	1,752,793
Goodwill	53,638
Core deposit intangible	3,282
Other intangibles	7,485
Other assets	209,366

Total assets acquired	2,144,270

Deposits	1,688,473
Borrowings	289,497
Other liabilities	4,950

Total liabilities assumed	1,982,920

Net assets acquired	$161,350

The Company acquired all of the outstanding shares of GFH. The shareholders of GFH received, for each share of GFH common stock that they owned immediately prior to the effective date of the merger, 0.67 shares of Company common stock. Each of GFH’s preferred shares outstanding immediately prior to the effective date of the merger converted into new preferred shares of the Company that have substantially identical rights. In addition, at the effective date of the merger, each outstanding option to purchase shares of GFH’s common stock under any stock plans were converted into an option to acquire the number of shares of the Company’s common stock equal to the number of shares of GFH common stock underlying the option. The exercise price of each option was adjusted accordingly.

The merger was accounted for under the purchase method of accounting and is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code. The merger resulted in the recording of $53.6 million of estimated goodwill and $3.3 million of core deposit intangible assets. The estimated goodwill is subject to possible adjustments during the one year period from the date of the merger. During the second quarter of 2009, deferred taxes related to deductible payments were increased by $2.1 million. There were no other material changes to estimated goodwill. The core deposit intangible asset was based on an independent valuation and will be amortized over the estimated life of the core deposits of 4.5 years based on undiscounted cash flows.

Shore Financial Corporation

On June 1, 2008, the Company acquired Shore Financial Corporation (“SFC”). SFC was the parent company of Shore Bank, which operated 8 full-service banking facilities serving the Eastern Shore of Maryland and Virginia. The aggregate purchase price was approximately $58.1 million, including common stock valued at $31.2 million, SFC stock held by the Company as an investment of $0.8 million, stock options exchanged valued at $1.2 million, cash of $21.0 million, and direct costs of the merger of $3.9 million.

20

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Net assets acquired, based on fair value adjustments, are shown in the table below (in thousands).

Securities available for sale	$16,250
Loans, net	220,450
Goodwill	27,976
Core deposit intangible	4,755
Employment agreement intangible	160
Other assets	33,587

Total assets acquired	303,178

Deposits	208,402
Borrowings	34,228
Other liabilities	2,409

Total liabilities assumed	245,039

Net assets acquired	$58,139

The Company acquired all of the outstanding shares of SFC. The shareholders of SFC received, for each share of SFC common stock that they owned immediately prior to the effective date of the merger, either $22 per share in cash or 1.8 shares of Company common stock. In addition, at the effective date of the merger, each outstanding option to purchase shares of SFC’s common stock under any stock plans vested pursuant to its terms were converted into an option to acquire the number of shares of the Company’s common stock equal to the number of shares of SFC common stock underlying the option multiplied by 1.8. The exercise price of each option was adjusted accordingly.

The merger was accounted for under the purchase method of accounting and was intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code. The merger resulted in the recording of $28.0 million of estimated goodwill and $4.8 million of core deposit intangible assets. The estimated goodwill is subject to possible adjustments during the one year period from the date of the merger. During the second quarter of 2009, goodwill related to the SFC acquisition was determined to be impaired and an impairment expense of $28.0 million was recorded. For further discussion of goodwill impairment, refer to Note I. The core deposit intangible asset was based on an independent valuation and will be amortized over the estimated life of the core deposits of eight years based on undiscounted cash flows. In order to finance the merger, the Company borrowed $23 million, which was completely paid off during the second quarter of 2009.

Pro Forma Financial Information

The Company’s consolidated financial statements include the results of operations of Gateway Bank & Trust and Shore Bank only from the date of the acquisitions. Pro forma condensed consolidated income statements for the three and six months ended June 30, 2009 and 2008 are shown as if the mergers occurred at the beginning of each period.

21

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Interest income	$37,728	$41,027	$77,259	$83,912
Interest expense	11,829	17,439	25,286	37,520

Net interest income	25,899	23,588	51,973	46,392
Provision for loan losses	33,706	2,482	34,895	4,357
Noninterest income	5,655	7,077	12,095	16,023
Noninterest expense	50,330	20,428	70,178	40,900

Income (loss) before provision for income taxes	(52,482)	7,755	(41,005)	17,158
Provision for income taxes (benefit)	(9,253)	2,920	(5,143)	5,480

Net income (loss)	(43,229)	4,835	(35,862)	11,678
Dividend on preferred stock	2,995	506	5,959	1,012

Net income (loss) available to common shareholders	$(46,224)	$4,329	$(41,821)	$10,666

Basis earnings (loss) per share	$(2.13)	$0.19	$(1.92)	$0.49
Diluted earnings (loss) per share	$(2.13)	$0.19	$(1.92)	$0.48

NOTE M – TROUBLED ASSET RELIEF PROGRAM (“TARP”)

On December 31, 2008, the Company entered in a Letter Agreement and Securities Purchase Agreement (collectively, the “Purchase Agreement”) with the U.S. Treasury, pursuant to which the Company sold 80,347 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series C, no par value per share, having a liquidation preference of $1,000 per share (the “Series C Preferred Stock”) and a warrant (the “Warrant”) to purchase 1,325,858 shares of the Company’s common stock, $0.625 par value per share (the “Common Stock”), at an initial exercise price of $9.09 per share, subject to certain anti-dilution and other adjustments, for an aggregate purchase price of $80.347 million in cash. This preferred stock is redeemable at par plus accrued and unpaid dividends subject to the approval of the Company’s primary banking regulators.

The Warrant is immediately exercisable. The Warrant provides for the adjustment of the exercise price and the number of shares of Common Stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of Common Stock, and upon certain issues of Common Stock at or below a specified price relative to the then-current market price of Common Stock. The Warrant expires ten years from the issuance date. Pursuant to the Purchase Agreement, the Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

The American Recovery and Reinvestment Act of 2009 (“ARRA”), enacted on February 17, 2009, imposes certain new executive compensation and corporate governance obligations on all current and future TARP recipients until the institution has redeemed the preferred stock. This Act restricts golden parachute payments to senior executive officers and the next five most highly compensated employees during the period of time any obligations arising from financial assistance provided under the TARP remains outstanding. It also prohibits paying and accruing bonuses for certain senior executive officers and employees, requires that TARP participants provide the recovery of any bonus or incentive compensation paid to senior executive officers and the next 20 most highly compensated employees based on statements of earnings, revenues, gains, or other criteria later found to be materially inaccurate, and requires a review by the Secretary of all bonuses and other compensation paid by TARP participants to senior executive employees and the next 20 most highly compensated employees before the date of enactment of the ARRA to determine whether such payments were inconsistent with the purposes of the Act.

22

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE N – SUBSEQUENT EVENTS

The Company has evaluated subsequent events for potential recognition and/or disclosure through August 10, 2009, the date the consolidated financial statements included in this Quarterly Report on Form 10-Q were issued.

On July 14, 2009, we announced that John A. B. “Andy” Davies, Jr. joined the Company as President and Chief Executive Officer.

On July 27, 2009, the Company amended the Company’s Articles of Incorporation to increase the amount of common stock authorized for issuance by 30,000,000 shares, from 40,000,000 to 70,000,000 shares.

On July 30, 2009, we announced that Douglas D. Wall joined the Company as Executive Vice President and Chief Credit Officer.

On July 30, 2009, the Board of Directors voted to suspend the quarterly dividend on the Company’s common stock indefinitely.

23

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Hampton Roads Bankshares, Inc. (“Company”, “we”, “us”, or “our”) was incorporated under the laws of the Commonwealth of Virginia and serves as a holding company for Bank of Hampton Roads and Shore Bank (“Shore”). In addition to our retail and commercial banking services, we offer insurance, title, mortgage, and investment services.

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) is intended to assist readers in understanding and evaluating our consolidated results of operations and financial condition. The following should be read in conjunction with our 2008 audited Consolidated Financial Statements and our 2008 Annual Report on Form 10-K.

Forward-Looking Statements

Where appropriate, statements in this report may contain the insights of management into known events and trends that have or may be expected to have a material effect on our operations and financial condition. The information presented may also contain certain forward-looking statements regarding future financial performance, which are not historical facts and involve various risks and uncertainties.

When or if used in this quarterly report or any Securities and Exchange Commission filings, other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “anticipate,” “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “is estimated,” “is projected,” or similar expressions are intended to identify “forward-looking statements.”

For a discussion of the risks, uncertainties, and assumptions that could affect these statements and our future events, developments, or results, you should carefully review the risk factors summarized below. Our risks include, without limitation, the following:

•	We may continue to incur significant losses in the future, and we can make no assurances as to when we will be profitable;

•	Our estimate for losses in our loan portfolio may be inadequate;

•	We have had and may continue to have difficulties managing our problem loans and our loan administration;

•	Our stress test differed from the Supervisory Capital Assessment Program and its results may be inaccurate;

•	We have recently had a significant turnover in our senior management team;

•	Governmental regulation and regulatory actions against us may impair our operations or restrict our growth;

•	If the value of real estate in our core market areas were to decline materially, a significant portion of our loan portfolio could become under-collateralized;

•	Our construction and land development, commercial real estate, and equity line lending may expose us to a greater risk of loss and hurt our earnings and profitability;

•	Our lending on vacant land may expose us to a greater risk of loss and may have an adverse effect on operations;

•	Difficult market conditions have adversely affected our industry;

•	A significant part of GFH loan portfolio is unseasoned;

•

Our ability to maintain adequate sources of funding may be negatively impacted by the current economic environment which may, among other things, impact our ability to pay dividends or satisfy our obligations;

•

Our ability to maintain adequate sources of liquidity may be negatively impacted by the current economic environment which may, among other things, impact our ability to pay dividends or satisfy our obligations;

•

Our ability to maintain required capital levels may be negatively impacted by the current economic environment which may, among other things, impact our ability to pay dividends or satisfy our obligations;

•	We may incur additional losses if we are unable to successfully manage interest rate risk;

24

HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Certain built-in losses could be limited if we experience an ownership change as defined in the Internal Revenue Code;

•	We may not be able to successfully maintain our capital;

•	We may fail to realize the potential benefits of the mergers with SFC and GFH;

•	The decline in the fair market value of various investment securities available-for-sale could result in future impairment losses;

•	A substantial decline in the value of our Federal Home Loan Bank of Atlanta (“FHLB”) common stock may result in an other-than-temporary impairment charge;

•	Our future success is dependent on our ability to compete effectively in the highly competitive banking industry;

•	Our operations and customers might be affected by the occurrence of a natural disaster or other catastrophic event in our market area;

•	We face a variety of threats from technology based frauds and scams;

•

Virginia law and the provisions of our articles of incorporation and bylaws could deter or prevent takeover attempts by a potential purchaser of our common stock that would be willing to pay you a premium for your shares of our common stock; and

•	Our directors and officers have significant voting power.

Our forward-looking statements could be incorrect in light of these and other risks, uncertainties, and assumptions. The future events, developments, or results described in this report could turn out to be materially different. We have no obligation to publicly update or revise our forward-looking statements after the date of this quarterly report and you should not expect us to do so.

Overview

Our primary source of revenue is from net interest income earned by our bank subsidiaries. Net interest income represents interest and fees earned from lending and investment activities less the interest paid on deposits and borrowings. Net interest income may be impacted by variations in the volume and mix of interest earning assets and interest bearing liabilities, changes in the yields earned and the rates paid, level of non-performing interest earning assets, and the level of noninterest bearing liabilities available to support earning assets. In addition to net interest income, noninterest income is another important source of our revenue. With the acquisition of Gateway Financial Holdings, Inc. in December 2008, the Company acquired sustainable and growth-oriented, non-banking sources of noninterest income in addition to the traditional noninterest income derived primarily from service charges on deposits and fees earned from bank services. With the acquisition, the Company has four non-banking subsidiaries – Gateway Insurance Services, Inc., which sells insurance products to businesses and individuals; Gateway Investment Services, Inc., which assists customers with their securities brokerage activities through an arrangement with an unaffiliated broker-dealer; Gateway Bank Mortgage, Inc., which provides mortgage banking services with products which are primarily sold on the secondary market; and Gateway Title Agency, Inc., which engages in title insurance and settlement services for real estate transactions. Other factors that impact net income are the provision for loan losses, which significantly increased in the current quarter, and noninterest expense, including the impairment of goodwill and the assessment related to FDIC insurance.

The following is a summary of our condition and financial performance as of June 30, 2009 and for the three and six month periods then ended:

•

Assets were $3.1 billion at June 30, 2009. They decreased by $34.8 million or 1.1% for the first six months of 2009 from December 31, 2008. The decrease in assets was primarily associated with a $33.3 million increase in our allowance for loan losses and $30.4 million decrease in goodwill and other intangible assets, offset by an increase in cash and interest-bearing deposits in other banks.

•

Loans and deposits decreased by $6.0 million or 0.2% and $19.3 million or 0.8%, respectively, for the first six months of 2009 from December 31, 2008. The decrease in loans was attributed to natural pay downs and maturities of loans that exceeded new loans originated during 2009. The decrease in deposits was attributed to a decrease in brokered money market and jumbo CDs.

25

HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

•

Net loss available to common shareholders for the quarter ended June 30, 2009 was $46.2 million or $2.13 per common diluted share as compared with net income available to common shareholders of $1.7 million for the quarter ended June 30, 2008 or $0.15 per common diluted share. Net loss available to common shareholders was $41.8 million or $1.92 per common diluted share for the six months ended June 30, 2009 as compared to net income available to common shareholders of $3.1 million or $0.29 per common diluted share for the six months ended June 30, 2008. There were three primary reasons for the loss in the second quarter of 2009 and for the six months ended June 30, 2009: (1) we added $33.7 million to our allowance for loan losses in the second quarter to ensure we have ample reserves to quickly resolve any problem credits as loan quality has deteriorated due to the slow economy and declining real estate values in some markets; (2) we incurred a goodwill impairment charge of $28 million in the second quarter related to the Shore acquisition; and (3) we were assessed a one time special FDIC insurance premium (as were all banks) that approximated $1.4 million in the second quarter of 2009.

•

Net interest income increased $20.1 million and $40.9 million for the three and six months, respectively, ended June 30, 2009 as compared the same period 2008. The increase was due primarily to the increase of net interest income from loans acquired in the acquisition of Gateway in December 2008 and Shore Bank in June 2008.

•

Noninterest income for the three and six months ended June 30, 2009 was $5.7 million and $12.1 million, a 234% and 325%, respectively, increase over comparative 2008. This was largely due to the addition of the non-banking subsidiaries through our acquisition of Gateway as well as the increase in service charges and fees that resulted from the acquisitions of Gateway and Shore.

•

Noninterest expense was $50.3 million and $70.2 million for the three and six months ended June 30, 2009, respectively, which was an increase of $45.7 million or 980% and $61.6 million or 716% increase, respectively, over the comparable periods for 2008. The increase was attributed to the noninterest expenses for Gateway and Shore for 2009, a goodwill impairment charge of $28.0 million incurred in the second quarter of 2009, and a special FDIC insurance assessment that all banks were assessed in the second quarter of 2009.

•

Our effective tax rate decreased to 17.6% in the second quarter of 2009 compared to 34.2% for comparative 2008. For the fourth quarter 2008, our effective tax rate was 34.3%. For the first six months of 2009, our effective tax rate decreased to 12.5% compared to 34.2% for the same period in 2008. The decrease in the effective tax rate for 2009 was primarily due to the fact that the $28.0 million impairment of goodwill charge is not deductible for income tax purposes.

Critical Accounting Policies

GAAP is complex and requires management to apply significant judgment to various accounting, reporting, and disclosure matters. Management must use assumptions, judgments, and estimates when applying these principles where precise measurements are not possible or practical. Changes in such judgments, assumptions, and estimates may have a significant impact on the consolidated financial statements and the accompanying footnotes. Actual results, in fact, could differ from those estimates. We consider our policies on allowance for loan losses and goodwill and other intangible assets to be critical accounting policies. Refer to our 2008 Form 10-K for further discussion of these policies.

Material Trends

The global and U.S. economies continue to experience a protracted slowdown in business activity as a result of disruptions in the financial system, including a lack of confidence in the worldwide credit markets. Currently, the U.S. economy remains in the midst of one of its longest economic recessions in recent history.

It is not clear at this time what impact U.S. Government programs such as the TARP CPP, as well as other liquidity and funding initiatives of the Federal Reserve System, will have on the financial markets, the U.S. banking and financial industries, the broader U.S. and global economies, and more importantly, the local economies in the markets that we serve.

26

HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

We incurred a net loss available to common shareholders of $46.2 million for the second quarter of 2009, primarily due to a $33.7 million expense for the provision for loan losses as well as a $28.0 million goodwill impairment. In light of the current economic environment, significant additional provisions for loan losses may be necessary to supplement the allowance for loan losses in the future. As a result, we may incur significant credit costs throughout 2009 and 2010, which would continue to adversely impact our financial condition and results of operations and the value of our common stock.

In addition, we are required to conduct an impairment analysis of the goodwill, which is approximately $53.6 million, associated with the acquisition of GFH in the fourth quarter of 2009. Although we do not believe the goodwill from our merger with GFH is impaired at the present time, it could become impaired by the fourth quarter of 2009. Additional loan losses or impairment changes could cause us to incur a net loss in the future and could adversely affect the price of, and market for, our common stock.

ANALYSIS OF FINANCIAL CONDITION

Overview. Total assets were $3.1 billion at June 30, 2009, a decrease of $34.8 million or 1.13% over December 31, 2008 total assets. This decrease in assets was primarily associated with a $33.3 million increase in our allowance for loan losses, and $30.4 million decrease in goodwill and other intangible assets (the majority of which was a $28.0 million goodwill impairment charge related to the Shore acquisition), offset by an increase in cash and interest-bearing deposits in other banks. Our loan portfolio was $2.6 billion at June 30, 2009 and comprised 85.2% of our total assets.

Average earning assets increased $2.2 billion or 349% from $624 million for the second quarter of 2008 to $2.8 billion for the second quarter of 2009. This growth was primarily attributed to the $2.0 billion of earnings assets acquired from Gateway. Compared to the first quarter of 2009, average earning assets decreased $4.8 million or 0.2%.

Average total deposits were $2.3 billion for first half of 2009, a growth of $1.8 billion or 375% compared to the first half of 2008. This growth is attributable to the $1.69 million of deposits acquired from Gateway. Compared with the first quarter of 2009, average deposits increased $57.4 million or 2.6%.

Interest Bearing Deposits in Other Banks. Interest bearing deposits in other banks and federal funds sold are used for daily cash management purposes, management of short-term interest rate opportunities, and liquidity. Interest bearing deposits at June 30, 2009 were $17.0 million and consisted mainly of deposits with the Federal Home Loan Bank of Atlanta and the Federal Reserve Bank. These deposits increased $12.0 million at June 30, 2009 compared to $5.0 million at December 31, 2008. This equated to 0.60% of average total earning assets at June 30, 2009 and 0.71% at December 31, 2008. This increase was due primarily to the increase in requirements due to the much larger size of the Bank.

Securities. Our investment portfolio consists primarily of U.S. Agency securities, mortgage-backed securities, state and municipal securities, and equity securities. Our available-for-sale securities are reported at fair value. They are used primarily for earnings, liquidity, and asset/liability management purposes and are reviewed quarterly for possible impairment.

At June 30, 2009, the fair value of our investment securities was $123.1 million, down $26.5 million or 17.7% from $149.6 million at December 31, 2008. The decrease was the result of maturities of investment securities and principal pay downs on mortgage-backed securities, the change in unrealized gains or losses on available-for-sale investment securities, and amortization and accretion of premiums and discounts on the remaining investment securities. The average balance for the second quarter of 2009 was $159.7 million compared with $41.7 million at December 31, 2008. The increase in average balances was the result of acquiring $117.7 million of investment securities as part of the Gateway acquisition. The decrease was the result of maturities of investment securities netted against the purchase of investment securities, the change in unrealized gains or losses on available-for-sale investment securities, and amortization/accretion of premiums/discounts on the remaining investment securities.

27

HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Loan Portfolio. Our loan portfolio decreased $6.0 million or 0.2% to $2.6 billion as of June 30, 2009 compared to December 31, 2008. Real estate commercial mortgages increased 4.17% to $701.4 million at June 30, 2009 compared to $673.4 million at December 31, 2008. Real estate residential mortgages decreased 4.04% to $507.4 million at June 30, 2009 as compared with $528.8 million at December 31, 2008. Commercial loans decreased 1.6% to $444.2 million at June 30, 2009 compared with $451.4 million at December 31, 2008. Installment loans to individuals decreased 18.7% to $40.7 million at June 30, 2009 compared with $50.1 million at December 31, 2008. Construction loans also decreased 1.46% to $884.2 million at June 30, 2009 as compared with $897.3 million at December 31, 2008, thus lowering the concentration of construction loans to 34.0% of the total loan portfolio at June 30, 2009 compared with 34.5% at December 31, 2008. In the future, management intends to reduce the construction and development portion of the portfolio and increase the commercial portion.

Allowance for Loan Losses. The purpose of the allowance for loan losses is to provide for potential losses inherent in the loan portfolio. Management reviews our loan portfolio and maintains an allowance for loan losses sufficient to absorb losses inherent in the portfolio. In addition to the review of credit quality through ongoing credit review processes, we periodically conduct an independent analysis of our loan portfolio. During the second quarter of 2009, we engaged an independent credit consulting firm to conduct an analysis of our loan portfolio. Since risks to the loan portfolio include general economic trends as well as conditions affecting individual borrowers, the allowance is an estimate. The allowance for loan losses was $84.5 million or 3.3% of outstanding loans as of June 30, 2009 compared with $51.2 million or 1.97% of outstanding loans as of December 31, 2008. We increased the allowance for loan losses $33.3 million (net of charge-offs and recoveries) during the second quarter of 2009 as a result of deterioration in our loan credit quality, the continuing softening in the economies and decrease in real estate values in several of our markets, increase in charge-offs and non-performing assets, and the results of the independent review of the portfolio. Non-performing assets as a percentage of total assets increased to 4.95% at June 30, 2009 from 3.19% at March 31, 2009 as non-accrual loans increased $56.3 million. Total non-accrual loans aggregated $142.8 million at June 30, 2009 as compared with $86.5 million at March 31, 2009 and $32.9 million at December 31, 2008. Net charge-offs were $1.6 million for the quarter ended June 30, 2009 as compared with $209,000 for the quarter ended March 31, 2009. Management considers the allowance for loan losses to be adequate.

Non-performing Assets. Non-performing assets as a percentage of total assets increased to 4.95% at June 30, 2009, from 1.34% at December 31, 2008 and 3.19% at March 31, 2009. This was due largely to a $110.0 million increase in non-accrual loans from December 31, 2008. The ratio of the allowance for loan losses to non-accrual loans was 59.2% at June 30, 2009.

Deposits. Deposits are the primary source of our funds for use in lending and general business purposes. Our balance sheet growth is largely determined by the availability of deposits in our market, the cost of attracting the deposits, and the prospects of profitably utilizing the available deposits by increasing the loan or investment portfolios. Total deposits at June 30, 2009 decreased $19.3 million or 0.8% to $2.3 billion as compared with December 31, 2008. Total brokered deposits were $461.1 million or 20.3% of deposits at June 30, 2009, which was an increase of $55.5 million from the total brokered deposits of $405.6 million at December 31, 2008. Therefore, although overall deposits decreased $19.3 million during 2009, deposits generated internally by the Bank increased $3.4 million. Changes in the deposit categories include an increase of $27.9 million or 11.6% in noninterest bearing demand deposits, a decrease of $41.8 million or 6.1% in interest bearing demand deposits, and a decrease of $5.4 million or 4.6% in savings accounts from December 31, 2008 to June 30, 2009. Interest bearing demand deposits included $148.1 million of brokered money market funds at June 30, 2009, which was $97.2 million lower than the balance of brokered money market funds of $245.3 million outstanding at December 31, 2008. Therefore, core bank interest bearing demand deposits increased by $55.4 million over the last six months. Of this increase $33.4 million was related to an increase in our business sweep account, which is somewhat seasonal in our coastal regions. Additionally, core money market accounts increased $17.4 million since December 31, 2008. Our money market accounts have remained very competitive in our markets throughout 2009. Total time deposits under $100,000 increased $20.8 million from $858.8 million at December 31, 2008 to $879.6 million at June 30, 2009. Brokered CDs represented $313.0 million or 35.4% of the June 30, 2009 balance, which was an increase of $73.1 million over the $238.5 million of brokered CDs outstanding at December 31, 2008. Therefore, core bank CDs decreased $52.3 million over the last six months. This decrease was

28

HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

primarily the result of our strategy to let higher cost CDs of non-relationship customers mature, and replace them with lower cost brokered CDs. Jumbo time deposits over $100 thousand decreased $20.8 million from $394.5 million at December 31, 2008 to $373.7 million at June 30, 2009. This decrease was also the result of not “paying up” to retain non-relationship CD customers, and replacing maturing CDs from these customers with lower cost brokered funding. Going forward, management intends to emphasize growth in demand and savings deposits.

Borrowings. Sources of funds that we use are short-term and long-term borrowings from various sources including the Federal Reserve Bank discount window, FHLB, funds purchased from correspondent banks, reserve repurchase accounts, and subordinated debentures. Our FHLB borrowings on June 30, 2009 were $260.0 million compared to $279.1 million at December 31, 2008. Borrowings from the Federal Reserve Bank discount window totaled $138.7 million at June 30, 2009. We also maintain additional sources of liquidity through a variety of borrowing arrangements including federal funds lines with large regional and national banking institutions. On June 30, 2009, the availability on these lines totaled approximately $94.0 million on which we had no borrowings.

Common Stock and Dividends. We paid two quarterly cash dividends of $0.11 per share on our common stock to shareholders of record as of February 27, 2009 and May 15, 2009. All dividends paid are limited by the requirement to meet capital guidelines issued by regulatory authorities, and future declarations are subject to financial performance and regulatory requirements. As noted in Note N, Subsequent Events, to the financial statements, on July 30, 2009 the Board of Directors voted to suspend the quarterly dividend on the Company’s common stock.

Liquidity and Capital Resources. Liquidity represents an institution’s ability to meet present and future financial obligations through either the sale or maturity of existing assets or the acquisition of additional funds through liability management. At June 30, 2009, cash and due from banks, overnight funds sold, interest-bearing deposits in other banks, and investment securities were $208.0 million or 6.8% of total assets. At December 31, 2008, cash and due from banks, overnight funds sold, interest-bearing deposits in other banks, and investment securities were $197.9 million or 6.4% of total assets. Additionally, the Bank had approximately $388.0 million of borrowing availability under its various credit arrangements with FHLB, Federal Reserve, and correspondent banks, as well as access to the brokered deposit market through several broker-dealers. As a result of the management of our liquid assets and the ability to generate liquidity through liability funding, management believes we maintain overall liquidity sufficient to satisfy our depositors’ requirements and to meet our customers’ credit needs.

Total shareholders’ equity decreased $45.6 million or 13.2% to $299.2 million at June 30, 2009 compared to $344.8 million at December 31, 2008. The decrease in shareholders’ equity was a result of the $35.9 million net loss for the six months ended June 30, 2009 and common and preferred dividends of approximately $10.8 million. As of June 30, 2009, our current capital ratios are Tangible Common Equity / Tangible Assets of 3.25%, Tier 1 Leverage Ratio of 7.88%, Tier 1 Risk-Based Capital Ratio of 9.02%, and Total Risk-Based Capital of 10.30%. As of June 30, 2009, management believes that the Company and the banks were “well-capitalized”, the highest category of capitalization defined by the Federal Reserve Bank. We continually monitor our current and projected capital adequacy positions. Maintaining adequate capital levels is integral to providing stability, to achieving our growth objectives, and to giving returns to our shareholders in the form of dividends. Management expects that we will remain “well capitalized” for regulatory purposes, although there can be no assurance that additional capital will not be required in the near future due to greater-than-expected growth or other reasons.

On July 30, 2009, the Company’s Board of Directors elected to indefinitely suspend the payment of cash dividends effective immediately. Our ability to distribute cash dividends in the future may be limited by regulatory restrictions and the need to maintain sufficient consolidated capital.

Off-Balance Sheet Arrangements. We are a party to financial instruments with off-balance sheet risk in the normal course of business to meet our customers’ financing needs. For more information on our off-balance sheet arrangements, see Note 12, Financial Instruments with Off Balance Sheet Risk, of the Notes to Consolidated Financial Statements contained in the 2008 Form 10- K.

29

HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Contractual Obligations. Our contractual obligations consist of time deposits, borrowings, and operating lease obligations. There have not been any significant changes in our contractual obligations from those disclosed in the 2008 Form 10-K.

ANALYSIS OF RESULTS OF OPERATIONS

Overview. During the first six months of 2009, we had a net loss available to common shareholders of $41.8 million, a decrease of $47.9 million from the net income available to common shareholders of $3.1 million for the first six months of 2008. Our net loss available to common shareholders for the three months ended June 30, 2009 was $46.2 million as compared with net income available to common shareholders of $1.7 million for the three months ended June 30, 2008. There were three primary reasons for the loss in the second quarter of 2009 and for the six months ended June 30, 2009 which are as follows: (1) we added $33.7 million to our allowance for loan losses in the second quarter to ensure we have ample reserves to quickly resolve any problem credits as loan quality has deteriorated due to the slow economy and declining real estate values in some markets, (2) we incurred a goodwill impairment charge of $28.0 million in the second quarter related to the Shore acquisition, and (3) we were accessed a one time special FDIC insurance premium (as were all banks) which approximated $1.4 million in the second quarter of 2009.

Diluted loss per common share was $2.13 and $1.92 for the three and six months, respectively, ended June 30, 2009, a decrease of $2.28 and $2.21 over the diluted earnings per common share of $0.15 and $0.29 for the three months and six months ended June 30, 2008, respectively.

Net Interest Income. Net interest income for the first six months of 2009 was $52.0 million, an increase of $40.9 million or 370% compared with the first six months of 2008. Net interest income for the three months ended June 30, 2009 was $25.9 million, an increase of $20.1 million over the three months ended June 30, 2008. The increase in net interest income was primarily the result of an increase in average loans of $2.1 billion from June 30, 2008 to June 30, 2009, the result of the $2.0 billion of earning assets acquired with the Gateway acquisition. The net interest margin, which is calculated by expressing annualized net interest income as a percentage of average interest earning assets, is an indicator of effectiveness in generating income from earning assets. Our net interest margin decreased from 3.81% during the first six months of 2008 to 3.75% for the same period in 2009. The net interest margin was 3.71% for the three months ended June 30, 2009 compared to 3.73% and 3.77% for the three months ended June 30, 2008 and March 31, 2009, respectively. The decrease in margin for the three and six month periods of 2009 as compared with 2008 was greatly impacted by the federal funds rate, which the Federal Open Market Committee (“FOMC”) reduced between 325 and 350 basis points since January 22, 2008, making it nearly zero. The drop in interest rates reduced interest rates on our variable loan portfolio, resulting in a drop in loan yield of 117 basis points for the six month period of 2009 as compared with the same period in 2008. The decrease in margin for the second quarter of 2009 compared to the first quarter of 2009 was primarily related to a decrease in loan yield of 27 basis points attributed to the increase in non-performing loans.

Our interest earning assets consist primarily of loans, investment securities, interest-bearing deposits in other banks, and overnight funds sold. Interest income on loans, including fees, increased $26.9 million and $56.0 million to $36.2 million and $73.9 million for the three and six months ended June 30, 2009, respectively, as compared to the same time periods during 2008. This increase resulted from the $2.1 billion increase in average loans from the six months ended June 30, 2008 to the six months ended June 30, 2009 and was partially offset by a 117 basis point decrease experienced in the average interest yield. Interest income on loans decreased $1.6 million for the three months ended June 30, 2009 compared to the three months ended March 31, 2009 as a result of a $15.3 million drop in average loan balances and the decrease in yield of 27 basis points that resulted from the increase in non-performing loans discussed above. Interest income on investment securities increased $1.1 million and $2.4 million for the three and six months ended June 30, 2009 compared to the same time periods during 2008. It decreased $219 thousand over March. The $126.3 million increase in the average investment securities balance, of which $117.7 million was acquired with the Gateway acquisition, netted against a 36 basis point decrease in the average interest yield contributed to this increase. Interest income from investment securities decreased $219 thousand on a linked quarter basis as a result of a decrease in average balances of $13.0 million. Interest income on interest-bearing deposits in other banks decreased $98

30

HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

thousand and $212 thousand for the three and six months, respectively, ended June 30, 2009 compared to the same time period during 2008. This decrease was the result of the $10.5 million decrease in average interest-bearing deposits along with a 240 basis point decrease in the average interest yield. Interest income on overnight funds sold decreased $25 thousand for the six months ended June 30, 2009 compared to the same time period during 2008. This decrease was due to the 206 basis point decrease experienced in the average interest yield of average overnight funds sold.

Our interest bearing liabilities consist of deposit accounts and borrowings. Interest expense from deposits increased $5.8 million and $12.7 million to $9.1 million and $19.4 million for the three and six months ended June 30, 2009, respectively, compared to the same time periods during 2008. This increase resulted from the $1.6 billion increase in average interest bearing deposits of which $1.5 billion was acquired with the Gateway acquisition. The average rate of interest-bearing deposits decreased 163 basis points to 1.94% for the six month period in 2009 as compared with the same period in 2008. As the FOMC reduced interest rates throughout 2008 and the early part of 2009, we were able to reduce rates on interest-bearing deposit accounts to the extent our markets would allow to remain competitive. The average interest rate on interest bearing deposits decreased 31 basis points from 2.10% for the three months ended March 31, 2009 to 1.79% for the three months ended June 30, 2009. This decrease in our average rates resulted from continuing to renew CDs at lower rates during the second quarter which reduced our average rate from 2.69% in the first quarter of 2009 to 2.28% for the second quarter of 2009. Additionally, our markets have allowed further reduction of rates on the majority of our savings and money market accounts.

Interest expense from borrowings, which consists of FHLB borrowings, overnight funds purchased, and other borrowings, was $2.8 million and $5.9 million for the three and six months ended June 30, 2009. This represented a $2.0 million and $4.6 million increase from the three and six months ended June 30, 2008, respectively. This increase was the result of an increase in the average balances of borrowings of $368.0 million and $418.8 million for the three and six month periods of 2009 as compared with the same periods in 2008. Of the increase, $290 million was attributed to the acquisition of Gateway. The average rate on borrowings decreased from 4.76% and 4.59% for the three and six month periods in 2008 to 2.56% and 2.50% for the three and six month periods in 2009. This decrease in rates coincided directly with the reduction in interest rates by the FOMC on our short-term variable rate borrowings. Interest expense from borrowings for the three months ended June 30, 2009 decreased $361 thousand on a linked quarter basis, as a result of a decrease of $77.3 million in average borrowings.

31

HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The table below presents the average interest earning assets and average interest bearing liabilities, the average yields earned on such assets and rates paid on such liabilities, and the net interest margin for the three months ended June 30, 2009 and March 31, 2009 and six months ended June 30, 2009 and 2008.

	Three Months Ended June 30, 2009			Three Months Ended March 31, 2009			June Compared to March
	Average Balance	Annualized Interest Income/ Expense	Average Yield/ Rate	Average Balance	Annualized Interest Income/ Expense	Average Yield/ Rate	Interest Income/ Expense Variance	Variance Attributable to
(in thousands)								Rate	Volume
Assets
Interest earning assets
Loans	$2,609,810	$144,999	5.56%	$2,625,115	$153,034	5.83%	$(8,035)	$(7,148)	$(887)
Investment securities	159,740	6,260	3.92%	172,736	7,221	4.18%	(961)	(436)	(525)
Interest bearing deposits with banks	11,229	20	0.18%	9,280	64	0.69%	(44)	(61)	17
Overnight funds sold	21,790	48	0.22%	198	1	0.51%	47	—	47

Total interest earning assets	2,802,569	151,327	5.40%	2,807,329	160,320	5.71%	$(8,993)	$(7,645)	$(1,348)

Noninterest earning assets	284,323			308,704

Total assets	$3,086,892			$3,116,033

Liabilities and Shareholders’ Equity
Interest bearing liabilities
Interest bearing demand deposits	$642,179	$6,245	0.97%	$631,472	$6,751	1.07%	$(506)	(622)	116
Savings deposits	118,979	1,181	0.99%	121,482	1,733	1.43%	(552)	(517)	(35)
Time deposits	1,268,661	28,900	2.28%	1,241,662	33,385	2.69%	(4,485)	(5,227)	742

Total interest bearing deposits	2,029,819	36,326	1.79%	1,994,616	41,869	2.10%	$(5,543)	$(6,366)	$823

Borrowings	434,208	11,120	2.56%	511,495	12,706	2.48%	(1,586)	437	(2,023)

Total interest bearing liabilities	2,464,027	47,446	1.93%	2,506,111	54,575	2.18%	$(7,129)	$(5,929)	$(1,200)

Noninterest bearing liabilities
Demand deposits	259,754			237,564
Other liabilities	32,804			30,299

Total noninterest bearing liabilities	292,558			267,863

Total liabilities	2,756,585			2,773,974

Shareholders’ equity	330,307			342,059

Total liabilities and shareholders’ equity	$3,086,892			$3,116,033

Net interest income		$103,881			$105,745

Net interest spread			3.47%			3.53%

Net interest margin			3.71%			3.77%

Note: Annualized interest income from loans included annualized fees of $1,456 for the three months ended June 30, 2009 and $2,777 for the three months ended March 31, 2009. Nonaccrual loans are included in loans above.

32

HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

	Six Months Ended June 30, 2009			Six Months Ended June 30, 2008			2009 Compared to 2008
	Average Balance	Annualized Interest Income/ Expense	Average Yield/ Rate	Average Balance	Annualized Interest Income/ Expense	Average Yield/ Rate	Interest Income/ Expense Variance	Variance Attributable to
(in thousands)								Rate	Volume
Assets
Interest earning assets
Loans	$2,601,379	$148,995	5.73%	$522,028	$36,029	6.90%	$112,966	$(5,034)	$118,000
Investment securities	168,041	6,738	4.01%	41,752	1,824	4.37%	4,914	(138)	5,052
Interest bearing deposits with banks	5,563	22	0.39%	16,049	448	2.79%	(426)	(242)	(184)
Overnight funds sold	20,849	45	0.22%	4,084	93	2.28%	(48)	14	(62)

Total interest earning assets	2,795,832	155,800	5.57%	583,913	38,394	6.58%	$117,406	$(5,400)	$122,806
Noninterest earning assets	321,309			36,507

Total assets	$3,117,141			$620,420

Liabilities and Shareholders’ Equity
Interest bearing liabilities
Interest bearing demand deposits	$639,103	$6,497	1.02%	$51,460	$631	1.23%	$5,866	(90)	5,956
Savings deposits	121,180	1,455	1.20%	87,594	2,079	2.37%	(624)	(2,801)	2,177
Time deposits	1,250,628	31,130	2.49%	239,035	10,783	4.51%	20,347	(2,409)	22,756

Total interest bearing deposits	2,010,911	39,082	1.94%	378,089	13,493	3.57%	$25,589	$(5,300)	$30,889

Borrowings	476,621	11,909	2.50%	57,831	2,655	4.59%	9,254	(622)	9,876

Total interest bearing liabilities	2,487,532	50,991	2.05%	435,920	16,148	3.70%	$34,843	$(5,922)	$40,765

Noninterest bearing liabilities
Demand deposits	245,588			97,405
Other liabilities	40,689			7,762

Total noninterest bearing liabilities	286,277			105,167

Total liabilities	2,773,809			541,087

Shareholders’ equity	343,332			79,333

Total liabilities and shareholders’ equity	$3,117,141			$620,420

Net interest income		$104,809			$22,246

Net interest spread			3.52%			2.87%

Net interest margin			3.75%			3.81%

Note: Annualized interest income from loans included annualized fees of $2,116 for the six months ended June 30, 2009 and $432 for the six months ended June 30, 2008. Nonaccrual loans are included in loans above.

Noninterest Income. We reported an increase in total noninterest income of $9.3 million or 325% for the first six months of 2009 compared to the same period in 2008. For the quarter ended June 30, 2009, we reported total noninterest income of $5.7 million, an increase of $4.0 million or 234% as compared to second quarter 2008 and a decrease of $785 thousand or 12.2% compared to first quarter 2009. Service charges on deposit accounts, our primary

33

HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

source of noninterest income, increased $3.0 million or 262% to $4.1 million for the first six months of 2009 compared to the same period in 2008. Service charges on deposit accounts increased $1.4 million or 200% to $2.1 million for the second quarter of 2009 compared to the same period in 2008. The increase was primarily attributed to service charges on the accounts acquired with the Gateway merger. Additionally, as part of the Gateway merger, we acquired mortgage, insurance, and brokerage subsidiaries. Revenue from these operations was $1.4 million, $1.3 million, and $85 thousand for the quarter ended June 30, 2009, respectively, and $3.0 million, $2.7 million, and $131 thousand, respectively, during the first six months of 2009. We had no such income in 2008. Noninterest income comprised 18.9% of total revenue in the first six months of 2009 compared to 20.5% in the first six months of 2008.

Noninterest Expense. Total noninterest expense increased $61.6 million or 716% for the first six months of 2009 compared to the first six months of 2008. Of this increase, $28.0 million was attributed to a non-cash goodwill impairment charge incurred during the second quarter of 2009. The impairment charge was associated with the goodwill created from the Shore acquisition, and the subsequent drop in market valuation of Shore. Excluding the goodwill impairment charge, the increase in noninterest expense was attributable primarily to salaries and employee benefits, which increased 331% to $21.8 million in the first six months of 2009 over comparative 2008. The increase was a direct result of the mergers with Shore and Gateway. Our number of full-time employees increased from 275 on June 30, 2008 to 719 on June 30, 2009. We saw a 295% increase in occupancy expense related to the increased number of properties obtained as a result of the acquisitions. Data processing expense, another category of noninterest expense, posted an increase of $2.1 million for the first six months of 2009 compared to the first six months of 2008, resulting from the cost of Shore and Gateway’s outsourced data processing functions. FDIC insurance was $3.3 million for the six months ended June 30, 2009 as compared with $83 thousand for the same period in 2008. This was directly a result of the increase in required insurance due to the larger amount of deposits that resulted from the acquisitions, FDIC insurance rates approximately doubling in 2009 as compared with 2008, and a special FDIC insurance assessment incurred during the second quarter that resulted in an approximate one-time cost of $1.4 million. For the six months ended June 30, 2009, equipment expenses were $2.5 million compared to $217 thousand for comparative 2008. This increase was related to the acquisitions of Gateway and Shore.

For the quarter ended June 30, 2009, noninterest expense was $50.3 million, an increase of $45.7 million over the second quarter of 2008 and an increase of $30.5 million over first quarter 2009. As discussed above, the second quarter of 2009 included a goodwill impairment charge of $28.0 million, accounting for the majority of the increase over the first quarter of 2009 and a significant portion of the increase over the second quarter of 2008. Additionally, salaries and employee benefits increased $7.9 million for the quarter ended June 30, 2009 over the comparative 2008 quarter; occupancy expense increased $1.6 million to $2.2 million for the three months ended June 30, 2009 as compared with the same period in 2008; equipment expenses were $1.5 million for the second quarter of 2009 compared to $130 thousand for the second quarter of 2008; and data processing expense increased $1.1 million for the second quarter of 2009 over the comparative 2008 quarter. All of these increases were directly associated with the acquisitions of Gateway and Shore as discussed above. FDIC insurance also increased $2.6 million for the three months ended June 30, 2009 compared to the same period in 2008. This increase was directly a result of the increase in required insurance due to the larger amount of deposits that resulted from the acquisitions, FDIC insurance rates approximately doubling in 2009 as compared with 2008, and a special FDIC insurance assessment incurred during the second quarter that resulted in an approximate one-time cost of $1.4 million. Excluding the $28.0 million goodwill impairment charge, noninterest expense increased $2.5 million on a linked quarter basis, the majority of which was related to the increase in FDIC insurance as discussed above.

Income Tax Provision. We reported a provision for income tax benefit of $9.3 million, representing an effective tax rate of 17.6% for the second quarter of 2009. Income tax benefit for the first six months of 2009 was $5.1 million. Our effective tax rate was 12.5% and 34.2% in the first six months of 2009 and 2008, respectively. The effective tax rate related to the 2009 income tax benefit was much lower than the effective rates related to income tax expense in 2008 because the goodwill impairment charge is not deductable for income tax purposes, thus lowering the overall tax benefit as a percentage of the pre-tax loss. The 2008 effective tax rates are more representative of future expected tax rates.

34

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 3.	Quantitative and Qualitative Disclosures About Market Risk

The Company’s primary market risk is exposure to interest rate volatility. Fluctuations in interest rates will impact both the level of interest income and interest expense and the market value of the Company’s interest earning assets and interest bearing liabilities. An increase in interest rates would tend to decrease the Company’s net interest income, while a decrease would tend to increase the Company’s net interest income. Thus, the Company’s interest rate sensitivity position is liability-sensitive.

The Company’s management, guided by the Asset/Liability Committee (“ALCO”), determines the overall magnitude of interest sensitivity risk and then formulates policies governing asset generation and pricing, funding sources and pricing, and off-balance sheet commitments. These decisions are based on management’s expectations regarding future interest rate movements, the state of the national and regional economy, and other financial and business risk factors.

The primary goal of the Company’s asset/liability management strategy is to optimize net interest income while limiting exposure to fluctuations caused by changes in the interest rate environment. The Company’s ability to manage its interest rate risk depends generally on the Company’s ability to manage the maturities and re-pricing characteristics of its assets and liabilities while taking into account the separate goals of maintaining asset quality and liquidity and achieving the desired level of net interest income.

The primary method that the Company uses to quantify and manage interest rate risk is simulation analysis, which is used to model net interest income from assets and liabilities over a specified time period under various interest rate scenarios and balance sheet structures. This analysis measures the sensitivity of net interest income over a relatively short time horizon. Key assumptions in the simulation analysis relate to the behavior of interest rates and spreads, the changes in product balances, and the behavior of loan and deposit customers in different rate environments.

The expected effect on net interest income for the twelve months following June 30, 2009 and December 31, 2008 due to a shock in interest rates is shown below. These estimates are dependent on material assumptions, such as those previously discussed.

	June 30, 2009 Change in Net Interest Income		December 31, 2008 Change in Net Interest Income
(in thousands)	Amount	%	Amount	%
Change in Interest Rates:
+200 basis points	$(5,068)	(4.68)%	$(4,338)	(4.08)%
+100 basis points	(1,900)	(0.02)	(2,382)	(2.14)
-100 basis points	N/A	N/A	N/A	N/A
-200 basis points	N/A	N/A	N/A	N/A

If interest rates should begin to increase and absent any mitigating factors, the Company could experience a substantial reduction in net interest income. It should be noted, however, that the simulation analysis is based upon equivalent changes in interest rates for all categories of assets and liabilities. In normal operating conditions interest rate changes rarely occur in such a uniform manner. Many factors affect the timing and magnitude of interest rate changes on financial instruments. Consequently, variations should be expected from the projections resulting from the controlled conditions of the simulation analysis.

35

ANNEX E

EXCERPTS FROM HAMPTON ROADS BANKSHARES, INC. FORM 10-Q

for the quarterly period ended September 30, 2009

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 1.	Financial Statements

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(in thousands, except share data)	September 30, 2009	December 31, 2008
Assets:
Cash and due from banks	$70,359	$42,827
Interest-bearing deposits in other banks	11,437	4,975
Overnight funds sold	238	510
Investment securities available-for-sale, at fair value	101,750	149,637
Restricted equity securities, at cost	29,774	27,795

Loans	2,514,789	2,604,590
Allowance for loan losses	(99,178)	(51,218)

Net loans	2,415,611	2,553,372

Premises and equipment, net	99,301	101,335
Interest receivable	10,023	12,272
Other real estate owned	8,934	5,092
Deferred tax assets, net	37,003	32,616
Intangible assets	66,033	98,367
Bank owned life insurance	47,914	46,603
Other assets	40,617	10,310

Total assets	$2,938,994	$3,085,711

Liabilities and Shareholders’ Equity:
Deposits:
Noninterest bearing demand	$274,688	$240,813
Interest bearing:
Demand	571,389	684,009
Savings	109,178	118,001
Time deposits:
Less than $100	966,397	858,787
$100 or more	392,641	394,536

Total deposits	2,314,293	2,296,146

Federal Home Loan Bank borrowings	254,073	279,065
Other borrowings	49,104	77,223
Overnight funds purchased	12,000	73,300
Interest payable	4,244	5,814
Other liabilities	18,971	9,354

Total liabilities	2,652,685	2,740,902

Commitments and contingencies	—	—
Shareholders’ equity:
Preferred stock - 1,000,000 shares authorized:
Series A non-convertible, non-cumulative perpetual preferred stock, $1,000 liquidation value, 23,266 shares issued and outstanding on September 30, 2009 and December 31, 2008	19,512	18,292
Series B non-convertible, non-cumulative perpetual preferred stock, $1,000 liquidation value, 37,550 shares issued and outstanding on September 30, 2009 and December 31, 2008	40,036	40,953
Series C fixed rate, cumulative preferred stock, $1,000 liquidation value, 80,347 shares issued and outstanding on September 30, 2009 and December 31, 2008	75,057	74,297
Common stock, $0.625 par value, 70,000,000 shares authorized; 21,868,956 shares issued and outstanding on September 30, 2009 and 21,777,937 on December 31, 2008	13,668	13,611
Capital surplus	172,345	171,284
Retained earnings (deficit)	(34,868)	26,482
Accumulated other comprehensive income (loss), net of tax	559	(110)

Total shareholders’ equity	286,309	344,809

Total liabilities and shareholders’ equity	$2,938,994	$3,085,711

See accompanying notes to the consolidated financial statements.

3

HAMPTON ROADS BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)	Three Months Ended		Nine Months Ended
(unaudited)	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008

Interest Income:
Loans, including fees	$35,908	$11,915	$109,793	$29,831
Investment securities	1,453	440	4,794	1,347
Overnight funds sold	17	4	39	50
Interest-bearing deposits in other banks	10	11	21	235

Total interest income	37,388	12,370	114,647	31,463

Interest Expense:
Deposits:
Demand	1,474	392	4,696	706
Savings	229	382	951	1,417
Time deposits:
Less than $100	3,197	1,692	11,914	4,663
$100 or more	3,560	1,222	10,280	3,613

Interest on deposits	8,460	3,688	27,841	10,399
Federal Home Loan Bank borrowings	1,622	916	5,003	2,141
Other borrowings	789	238	2,974	322
Overnight funds purchased	40	6	379	16

Total interest expense	10,911	4,848	36,197	12,878

Net interest income	26,477	7,522	78,450	18,585
Provision for loan losses	33,662	280	68,557	824

Net interest income (expense) after provision for loan losses	(7,185)	7,242	9,893	17,761

Noninterest Income:
Service charges on deposit accounts	2,054	1,016	6,186	2,157
Mortgage banking revenue	678	—	3,717	—
Gain on sale of investment securities available-for-sale	2,695	—	2,695	457
Other than temporary impairment of real estate owned	(572)	—	(880)	—
Other than temporary impairment of securities	(211)	—	(343)	—
Insurance revenue	1,243	—	3,894	—
Brokerage revenue	108	—	239	—
Income from bank owned life insurance	412	—	1,217	—
Other	825	784	2,602	2,031

Total noninterest income	7,232	1,800	19,327	4,645

Noninterest Expense:
Salaries and employee benefits	10,366	3,136	32,146	8,190
Occupancy	2,232	937	6,316	1,970
Data processing	1,472	427	3,965	841
Impairment of goodwill	—	—	27,976	—
FDIC insurance	1,328	79	4,629	163
Equipment	1,215	97	3,706	165
Other	5,093	1,864	13,146	3,812

Total noninterest expense	21,706	6,540	91,884	15,141

Income (loss) before provision for income taxes	(21,659)	2,502	(62,664)	7,265
Provision for income taxes (benefit)	(8,282)	806	(13,425)	2,435

Net income (loss)	(13,377)	1,696	(49,239)	4,830
Preferred stock dividend and accretion of discount	1,360	—	7,319	—

Net income (loss) available to common shareholders	$(14,737)	$1,696	$(56,558)	$4,830

Per Share:
Cash dividends declared	$—	$0.11	$0.22	$0.33

Basic earnings (loss)	$(0.68)	$0.13	$(2.60)	$0.42

Diluted earnings (loss)	$(0.68)	$0.13	$(2.60)	$0.41

Basic weighted average shares outstanding	21,830,851	13,143,464	21,774,620	11,545,825
Effect of dilutive stock options and non-vested stock	—	179,394	—	125,008

Diluted weighted average shares outstanding	21,830,851	13,322,858	21,774,620	11,670,833

See accompanying notes to the consolidated financial statements.

4

HAMPTON ROADS BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(in thousands, except share data)	Preferred Stock		Common Stock			Retained	Accumulated Other Comprehensive	Total Stockholders'
(unaudited)	Shares	Amount	Shares	Amount	Capital Surplus	Earnings	Loss	Equity

Balance at December 31, 2008	141,163	$133,542	21,777,937	$13,611	$171,284	$26,482	$(110)	$344,809

Comprehensive income:
Net loss	—	—	—	—	—	(49,239)	—	(49,239)
Change in unrealized loss on securities available-for-sale, net of taxes of $1,270	—	—	—	—	—	—	2,284	2,284
Reclassification adjustment for securities gains included in net income, net of taxes of ($869)	—	—	—	—	—	—	(1,615)	(1,615)

Total comprehensive income								(48,570)
Shares issued related to:
Exercise of stock options	—	—	86,243	54	559	—	—	613
Dividend reinvestment	—	—	68,748	43	488	—	—	531
Stock-based compensation expense	—	—	5,765	4	372	—	—	376
Common stock repurchased	—	—	(69,737)	(44)	(500)	—	—	(544)
Amortization of fair market value adjustment	—	303	—	—	—	—	—	303
Tax benefit of stock option exercises	—	—	—	—	142	—	—	142
Preferred stock dividend declared and amortization of preferred stock discount	—	760	—	—		(7,319)	—	(6,559)
Common stock dividends declared ($0.22 per share)	—	—	—	—	—	(4,792)	—	(4,792)

Balance at September 30, 2009	141,163	$134,605	21,868,956	$13,668	$172,345	$(34,868)	$559	$286,309

See accompanying notes to the consolidated financial statements.

5

HAMPTON ROADS BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)	Nine Months Ended
(unaudited)	September 30, 2009	September 30, 2008

Operating Activities:
Net income (loss)	$(49,239)	$4,830
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,237	952
Amortization of intangible assets	(4,402)	382
Provision for loan losses	68,557	824
Regional board fees	—	110
Stock-based compensation expense	376	111
Net amortization of premiums and accretion of discounts on investment securities	(237)	(59)
Gain on sale of premises and equipment	(7)	(519)
Loss on sale of repossesed assets	109	—
Gain on sale of investment securities available-for-sale	(2,695)	(457)
Other than temporary impairment of repossesed assets	880	—
Earnings on bank owned life insurance	(1,217)	—
Other than temporary impairment of securities	343	397
Impairment of goodwill	27,976	—
Deferred income tax benefit	—	(803)
Changes in:
Deferred taxes	6,534	—
Interest receivable	1,200	288
Other assets	(30,940)	(455)
Interest payable	(1,570)	(243)
Other liabilities	(3,842)	(2,047)

Net cash provided by operating activities	15,533	3,311

Investing Activities:
Proceeds from maturities and calls of debt securities available-for-sale	36,175	9,127
Proceeds from sale of debt securities available-for-sale	23,133	18,457
Purchase of debt securities available-for-sale	(7,515)	—
Purchase of equity securities available-for-sale	—	(2,000)
Purchase of (proceeds from) restricted equity securities	9,824	(813)
Proceeds from sales of restricted equity securities	(11,782)	(1,436)
Proceeds from the sale of loans	697	—
Net increase (decrease) in loans	64,439	(97,703)
Proceeds from mortgage loans held for sale Proceeds from mortgage loans held for sale	231,494	—
Mortgage loan originations held for sale	(237,393)	—
Purchase of premises and equipment	(2,837)	(3,309)
Proceeds from sale of premises and equipment	178	764
Proceeds from sale of repossesed assets	3,862	—

Net cash provided by (used in) investing activities	110,275	(76,913)

Financing Activities:
Net decrease in deposits	30,103	35,589
Proceeds from Federal Home Loan Bank borrowings	49,450	102,847
Repayments of Federal Home Loan Bank borrowings	(71,500)	(90,714)
Net decrease in overnight funds borrowed	(61,300)	—
Net increase (decrease) in other borrowings	(28,000)	28,000
Cash exchanged in merger	—	(5,880)
Common stock repurchased	(545)	(888)
Issuance of shares to executive savings plan	—	122
Proceeds from exercise of stock options	613	505
Excess tax benefit realized from stock options exercised	143	22
Preferred stock dividends paid	(7,319)	—
Common stock dividends paid, net of reinvestment	(4,261)	(2,040)

Net cash provided by (used in) financing activities	(92,086)	67,563

Change in cash and cash equivalents	33,722	(6,039)
Cash and cash equivalents at beginning of period	48,312	25,563

Cash and cash equivalents at end of period	$82,034	$19,524

6

HAMPTON ROADS BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)	Nine Months Ended
(unaudited)	September 30, 2009	September 30, 2008

Supplemental cash flow information:
Cash paid for interest	$37,767	$12,470
Cash paid for income taxes	13,714	3,400

Supplemental non-cash information:
Dividends reinvested	$531	$1,685
Value of shares exchanged in exercise of stock options	—	8
Change in unrealized gain on securities	(1,070)	(431)
Transfer between loans and other real estate owned	7,767	1,130

Transactions related to acquisition of subsidiary:
Increase in assets and liabilities
Loans	—	$220,450
Securities	—	18
Other assets	—	14
Non interest bearing deposits	—	33,331
Interest bearing deposits	—	175,071
Borrowings	—	34,228
Other liabilities	—	3,221

Issuance of common stock and stock options	—	32,369

See accompanying notes to the consolidated financial statements.

7

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A – BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements of Hampton Roads Bankshares, Inc. (the “Company,” “we,” “us,” or “our”) have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial reporting and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, the financial statements reflect all adjustments (consisting of a normal recurring nature) considered necessary for a fair presentation. The results of operations for the nine months ended September 30, 2009 are not necessarily indicative of the results to be expected for the full year. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s annual report on Form 10-K for the year ended December 31, 2008 (the “2008 Form 10-K”).

Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 141(R), Business Combinations (“SFAS 141(R)”) (ASC 805 Business Combinations). The Standard significantly changed the financial accounting and reporting of business combination transactions. SFAS 141(R) establishes principles for how an acquirer recognizes and measures the identifiable assets acquired, liabilities assumed, and any noncontrolling interest in the acquiree; recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141(R) is effective for acquisition dates on or after the beginning of an entity’s first year that begins after December 15, 2008. The implementation of SFAS 141(R) did not have a material impact on the Company’s consolidated financial statements.

In April 2009, the FASB issued FSP FAS 141(R)-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies (ASC 805 Business Combinations). FSP FAS 141(R)-1 amends and clarifies SFAS 141(R) to address application issues on initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination. The FSP is effective for assets and liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of FSP FAS 141(R)-1 did not have a material impact on the Company’s consolidated financial statements.

In April 2009, the FASB issued FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (ASC 820 Fair Value Measurements and Disclosures). FSP FAS 157-4 provides additional guidance for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability have significantly decreased. The FSP also includes guidance on identifying circumstances that indicate a transaction is not orderly. FSP FAS 157-4 is effective for interim and annual periods ending after June 15, 2009, and shall be applied prospectively. Earlier adoption is permitted for periods ending after March 15, 2009. The adoption of FSP FAS 157-4 did not have a material impact on the Company’s consolidated financial statements.

In April 2009, the FASB issued FSP FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments (ASC 825 Financial Instruments and ASC 270 Interim Reporting). FSP FAS 107-1 and APB 28-1 amends SFAS No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. In addition, the FSP amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. The FSP is effective for interim periods ending after June 15, 2009, with earlier adoption permitted for periods ending after March 15, 2009. The adoption of FSP FAS 107-1 and APB 28-1 did not have a material impact on the Company’s consolidated financial statements.

In April 2009, the FASB issued FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments (ASC 320 Investments – Debt and Equity Securities). FSP FAS 115-2 and FAS 124-2 amend other-than-temporary impairment guidance for debt securities to make guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities. The FSP does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. FSP FAS 115-2 and FAS 124-2 are effective for interim and annual periods ending after June 15, 2009, with earlier adoption permitted for periods ending after March 15, 2009. The adoption of FSP FAS 115-2 and FAS 124-2 did not have a material impact on the Company’s consolidated financial statements.

8

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In April 2009, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 111 (“SAB 111”). SAB 111 amends and replaces SAB Topic 5.M. in the SAB Series entitled Other Than Temporary Impairment of Certain Investments in Debt and Equity Securities. SAB 111 maintains the SEC Staff’s previous views related to equity securities and amends Topic 5.M. to exclude debt securities from its scope. The implementation of SAB 111 did not have a material impact on the Company’s consolidated financial statements.

In May 2009, the FASB issued Statement of Financial Accounting Standards No. 165, Subsequent Events (ASC 855 Subsequent Events). SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 is effective for interim and annual periods ending after June 15, 2009. The adoption of SFAS 165 did not have a material impact on the Company’s consolidated financial statements.

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 166, Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140 (ASC 860 Transfers and Servicing). SFAS 166 provides guidance to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. SFAS 166 is effective for interim and annual periods beginning after November 15, 2009. The Company does not expect the adoption of SFAS 166 to have a material impact on its consolidated financial statements.

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 167, Amendments to FASB Interpretation No. 46(R) (ASC 810 Consolidation). SFAS 167 improves financial reporting by enterprises involved with variable interest entities. SFAS 167 is effective for interim and annual periods beginning after November 15, 2009. Early adoption is prohibited. The Company does not expect the adoption of SFAS 167 to have a material impact on its consolidated financial statements.

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – replacement of FASB Statement No. 162 (ASC 105 Generally Accepted Accounting Principles). SFAS 168 establishes the FASB Accounting Standards Codification which will become the source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by the FASB to be applied by nongovernmental entities. SFAS 168 is effective immediately. The adoption of SFAS 168 did not have a material impact on the Company’s consolidated financial statements.

In June 2009, the FASB issued EITF Issue No. 09-1, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing (ASC 470 Debt). EITF Issue No. 09-1 clarifies how an entity should account for an own-share lending arrangement that is entered into in contemplation of a convertible debt offering. EITF Issue No. 09-1 is effective for arrangements entered into on or after June 15, 2009. Early adoption is prohibited. The Company does not expect the adoption of EITF Issue No. 09-1 to have a material impact on its consolidated financial statements.

In June 2009, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 112 (“SAB 112”). SAB 112 revises or rescinds portions of the interpretative guidance included in the codification of SABs in order to make the interpretive guidance consistent with current U.S. GAAP. The Company does not expect the adoption of SAB 112 to have a material impact on its consolidated financial statements.

9

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In August 2009, the FASB issued Accounting Standards Update No. 2009-05 (ASU 2009-05), Fair Value Measurements and Disclosures (Topic 820) – Measuring Liabilities at Fair Value. ASU 2009-05 amends Subtopic 820-10, Fair Value Measurements and Disclosures – Overall, and provides clarification for the fair value measurement of liabilities. ASU 2009-05 is effective for the first reporting period including interim period beginning after issuance. The adoption of ASU 2009-05 did not have a material impact on the Company’s consolidated financial statements.

In September 2009, the FASB issued Accounting Standards Update No. 2009-12 (ASU 2009-12), Fair Value Measurements and Disclosures: Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent) (Topic 820). ASU 2009-12 provides guidance on estimating the fair value of alternative investments. ASU 2009-12 is effective for interim and annual periods ending after December 15, 2009. The Company does not expect the adoption of ASU 2009-12 to have a material impact on its consolidated financial statements.

In October 2009, the FASB issued Accounting Standards Update No. 2009-15 (ASU 2009-15), Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. ASU 2009-15 amends Subtopic 470-20 to expand accounting and reporting guidance for own-share lending arrangements issued in contemplation of convertible debt issuance. ASU 2009-15 is effective for fiscal years beginning on or after December 15, 2009 and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years. The Company does not expect the adoption of ASU 2009-15 to have a material impact on its consolidated financial statements.

NOTE B – STOCK-BASED COMPENSATION

Codification Subtopic 718 (originally issued as Statement of Financial Accounting Standards No. 123R, Share Based Payment) requires the use of the fair-value method to account for stock-based compensation. It requires recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements over the period the employee is required to perform the services in exchange for the award. It also requires measurement of the cost of employee services received in exchange for an award based on the grant-date fair value of the award. Fair value of stock options is estimated at the date of grant using a lattice option pricing model.

Stock-based compensation expense recognized in the consolidated statements of income for the nine months ended September 30, 2009 and 2008 was $376.0 thousand and $111.1 thousand, respectively, with a related tax benefit of $73.1 thousand and $20.8 thousand, respectively. During the first nine months of 2009 and 2008, stock-based compensation expense was comprised of $135.9 thousand and $63.5 thousand, respectively, related to stock options which vested during the period and $240.1 thousand and $47.6 thousand, respectively, related to share awards.

The Company has granted stock options to its directors and employees under stock compensation plans that have been approved by the Company’s shareholders. All outstanding options have terms that range from five to ten years and are either fully vested and exercisable at the date of grant or vest ratably over periods that range from one to ten years.

10

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

A summary of the Company’s stock option activity and related information for the nine months ended September 30, 2009 is as follows:

	Stock Options Outstanding	Per Share Weighted Average Exercise Price

Balance at December 31, 2008	2,096,006	$11.96
Exercised	86,243	7.11
Expired	466,298	10.11
Forfeited	20,834	11.78

Balance at September 30, 2009	1,522,631	$12.82

The 1.5 million stock options outstanding at September 30, 2009 had an average remaining contractual life of 4.49 years and zero aggregate intrinsic value. Of these options, 169.7 thousand were not exercisable. There were no stock options granted during the nine months ended September 30, 2009 and 18.0 thousand granted for the nine months ended September 30, 2008. The total intrinsic value of stock options exercised during the nine month periods ended September 30, 2009 and 2008 was $31.5 thousand and $617.5 thousand, respectively. Cash received from stock option exercises for the nine month periods ended September 30, 2009 and 2008 was $613.2 thousand and $504.9 thousand, respectively. The Company may issue new shares to satisfy stock option grants. As of September 30, 2009, there were 836.6 shares available under the existing stock incentive plan. Shares may be repurchased in the open market or, under certain circumstances, through privately negotiated transactions. As of September 30, 2009, there was $597.1 thousand of unrecognized compensation cost related to non-vested stock options. That cost is expected to be recognized over a weighted-average period of 3.89 years.

The Company has granted non-vested shares of common stock to certain directors and employees as part of incentive programs and to those directors who elected to use deferred directors’ fees to purchase non-vested shares of common stock. Non-vested shares of common stock awarded to employees and directors as part of incentive programs have vesting schedules that range from one to nine years and are expensed over the same schedules. Non-vested shares of common stock issued to directors as a method of deferring their directors’ fees are expensed at the time the fees are earned by the director. A summary of the Company’s non-vested share activity and related information for the nine months ended September 30, 2009 is as follows:

	Number of Shares	Per Share Weighted-Average Grant-Date Fair Value

Balance at December 31, 2008	49,825	$9.49
Granted	10,000	8.54
Vested	22,329	8.50
Forfeited	4,235	9.01

Balance at September 30, 2009	33,261	$9.92

As of September 30, 2009, there was $254.7 thousand of total unrecognized compensation cost related to non-vested shares of common stock. That cost is expected to be recognized over a weighted-average period of 3.02 years.

11

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE C – INVESTMENT SECURITIES

The amortized cost and estimated fair values of investment securities available for sale as of September 30, 2009 and December 31, 2008 were as follows (in thousands):

September 30, 2009 Description of Securities	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Estimated Fair Value

U.S. Agency securities	$11,556	$153	$2	$11,707
Mortgage-backed securities	79,200	1,637	—	80,837
State and municipal securities	5,027	358	—	5,385
Equity securities	5,084	9	1,272	3,821

Total securities available for sale	$100,867	$2,157	$1,274	$101,750

December 31, 2008 Description of Securities	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Estimated Fair Value
U.S. Agency securities	$24,584	$415	$—	$24,999
Mortgage-backed securities	95,202	46	—	95,248
State and municipal securities	18,186	39	8	18,217
Corporate securities	5,093	—	—	5,093
Equity securities	6,747	19	686	6,080

Total securities available for sale	$149,812	$519	$694	$149,637

Information pertaining to securities with gross unrealized losses at September 30, 2009, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position is as follows (in thousands):

September 30, 2009	Less than 12 Months		12 Months or More		Total
Description of Securities	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss
U.S. Agency securities	$1,006	$2	$—	$—	$1,006	$2
Equity securities	1,772	579	975	693	2,747	1,272

Total temporarily impaired securities	$2,778	$581	$975	$693	$3,753	$1,274

December 31, 2008	Less than 12 Months		12 Months or More		Total
Description of Securities	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss
State and municipal securities	$2,713	$8	$—	$—	$2,713	$8
Mortgage backed securities	—	—	5	—	5	—
Equity securities	1,281	360	147	326	1,428	686

Total temporarily impaired securities	$3,994	$368	$152	$326	$4,146	$694

12

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

During the first nine months of 2009, equity securities with an amortized cost of $1.1 million were determined to be other-than-temporarily impaired. An impairment loss of $342.6 thousand was recognized through noninterest income. An additional $146.8 thousand is included in accumulated other comprehensive loss in the equity section of the balance sheet. In evaluating the possible impairment of securities, consideration is given to the length of time and to the extent to which the fair value has been less than book value and the financial condition and near-term prospects of the issuer. Management evaluates securities for other-than-temporary impairments at least on a quarterly basis and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the intent of the Company to sell the security, (2) whether it is more likely than not that the Company will be required to sell the security before recovery of its amortized cost basis, and (3) whether the Company expects to recover the securities entire amortized cost basis regardless of the Company’s intent to sell the security. Management has evaluated the unrealized losses associated with the remaining equity securities as of September 30, 2009 and, in management’s belief, the unrealized losses, individually or in the aggregate, are temporary.

The unrealized loss positions on debt securities at September 30, 2009 were determined to be related to interest rate movements as there is minimal credit risk exposure in these investments. Management does not believe that any of these debt securities were other-than-temporarily impaired at September 30, 2009.

The Company’s investment in Federal Home Loan Bank of Atlanta (“FHLB”) stock totaled $19.7 million at September 30, 2009. FHLB stock is generally viewed as a long term investment and as a restricted investment security is carried at cost as there is no market for the stock other than the FHLB or member institutions. Therefore, when evaluating FHLB stock for impairment, its value is based on ultimate recoverability of the par value rather than by recognizing temporary declines in value. Despite the FHLB’s repurchases of excess capital stock in 2009, the Company does not consider this investment to be other-than-temporarily impaired at September 30, 2009, and no impairment has been recognized.

NOTE D – ACCOUNTING FOR CERTAIN LOANS ACQUIRED IN A TRANSFER

In January 2005 Codification Subtopic 310-30 (originally issued as Statement of Position 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer), was adopted for loan acquisitions. It requires acquired loans to be recorded at fair value and prohibits carrying over valuation allowances in the initial accounting for acquired impaired loans. Loans carried at fair value, mortgage loans held for sale, and loans to borrowers in good standing under revolving credit agreements are excluded from the scope of this pronouncement. It limits the yield that may be accreted to the excess of the undiscounted expected cash flows over the investor’s initial investment in the loan. The excess of the contractual cash flows over expected cash flows may not be recognized as an adjustment of yield. Subsequent increases in cash flows expected to be collected are recognized prospectively through an adjustment of the loan’s yield over its remaining life. Decreases in expected cash flows are recognized as impairments.

The Company acquired loans pursuant to the acquisition of Gateway Bank & Trust, Co. (“Gateway”) in December 2008. The Company reviewed the loan portfolio at acquisition to determine whether there was evidence of deterioration of credit quality since origination and if it was probable that it will be unable to collect all amounts due according to the loan’s contractual terms. When both conditions existed, the Company accounted for each loan individually, considered expected prepayments, and estimated the amount and timing of discounted expected principal, interest, and other cash flows (expected at acquisition) for each loan. The Company determined the excess of the loan’s scheduled contractual principal and contractual interest payments over all cash flows expected at acquisition as an amount that should not be accreted into interest income (non-accretable difference). The remaining amount, representing the excess of the loan’s cash flows expected to be collected over the amount paid, is accreted into interest income over the remaining life of the loan (accretable yield).

Over the life of the loan, the Company continues to estimate cash flows expected to be collected. The Company evaluates at the balance sheet date whether the present value of its loans determined using the effective interest rates has decreased, and if so, the Company establishes a valuation allowance for the loan. Valuation allowances for acquired loans reflect only those losses incurred after acquisition; that is, the present value of cash flows expected at acquisition that are not expected to be collected. Valuation allowances are established only subsequent to acquisition of the loans. For loans that are not accounted for as debt securities, the present value of any subsequent increase in the

13

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

loan’s or pool’s actual cash flows or cash flows expected to be collected is used first to reverse any existing valuation allowance for that loan. For any remaining increases in cash flows expected to be collected, the Company adjusts the amount of accretable yield recognized on a prospective basis over the loan’s remaining life. The Company does not have any such loans that were accounted for as debt securities.

Loans that were acquired in the Gateway acquisition for which there was evidence of deterioration of credit quality since origination and for which it was probable that all contractually required payments would not be made had an outstanding balance of $116.5 million and a carrying amount of $100.7 million at September 30, 2009. The carrying amount of these loans is included in the balance sheet amount of loans receivable at September 30, 2009. Of these loans, $78.1 million have experienced further deterioration since the acquisition date and are included in the impaired loan amounts disclosed in Note F. The following table depicts the accretable yield at the beginning and end of the period (in thousands).

Accretable Yield
Balance, December 31, 2008	$4,167
Accretion	(1,891)
Disposals	(1,838)
Additions	5,585

Balance, September 30, 2009	$6,023

NOTE E – LOANS

The major classifications of loans are summarized as follows (in thousands):

	September 30, 2009	December 31, 2008

Commercial	$381,985	$451,426
Construction	806,292	897,288
Real estate-commercial mortgage	744,209	673,351
Real estate-residential mortgage	534,298	528,760
Installment loans (to individuals)	40,207	50,085
Loans held for sale	8,630	5,064
Deferred loan fees and related costs	(832)	(1,384)

Total loans	$2,514,789	$2,604,590

NOTE F – ALLOWANCE FOR LOAN LOSSES AND NON-PERFORMING ASSETS

The purpose of the allowance for loan losses is to provide for potential losses inherent in the loan portfolio. Management considers several factors, including historical loan loss experience, the size and composition of the portfolio, and the value of collateral agreements, in determining the allowance for loan loss.

14

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Transactions affecting the allowance for loan losses during the nine months ended September 30, 2009 and 2008 were as follows (in thousands):

	2009	2008
Balance at beginning of period	$51,218	$5,043
Provision for loan losses	68,557	824
Loans charged off	(20,977)	(165)
Recoveries	380	58
Allowance acquired in merger	—	2,932

Balance at end of period	$99,178	$8,692

Non-performing assets consist of loans 90 days past due and still accruing interest, non-accrual loans, and foreclosed real estate. Total non-performing assets were $184.5 million or 6.3% of total assets at September 30, 2009 compared with $41.2 million or 1.3% of total assets at December 31, 2008. Non-performing assets were as follows (in thousands):

	September 30, 2009	December 31, 2008
Loans 90 days past due and still accruing interest	$172	$3,219
Nonaccrual loans	175,443	32,885
Real estate acquired in settlement of loans	8,934	5,092

Total non-performing assets	$184,549	$41,196

Information on impaired loans was as follows:

	September 30, 2009	December 31, 2008

Impaired loans for which an allowance has been provided	$264,155	2,161
Impaired loans for which no allowance has been provided	95,579	2,130

Total impaired loans	$359,734	$4,291

Allowance provided for impaired loans, included in the allowance for loan losses	$71,795	$545

Average balance in impaired loans	$370,745	$3,883

Interest income recognized from impaired loans	$8,686	$131

NOTE G – PREMISES AND EQUIPMENT

Premises and equipment consisted of the following (in thousands):

	September 30, 2009	December 31, 2008

Land	$29,907	$26,357
Buildings and improvements	58,035	59,731
Leasehold improvements	3,416	3,224
Equipment, furniture, and fixtures	15,563	15,101
Construction in process	2,210	2,768

	109,131	107,181
Less accumulated depreciation and amortization	(9,830)	(5,846)

Premises and equipment, net	$99,301	$101,335

15

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE H – SUPPLEMENTAL RETIREMENT AGREEMENTS

The Company has entered into supplemental retirement agreements with several key officers and recognizes expense each year related to these agreements based on the present value of the benefits expected to be provided to the employees and any beneficiaries. The expense recognized during the first nine months of 2009 and 2008 was $850,000 and $495,000, respectively.

NOTE I – GOODWILL AND OTHER INTANGIBLES

Goodwill and other intangible assets with an indefinite life are subject to impairment testing at least annually or more often if events or circumstances suggest potential impairment. Other acquired intangible assets determined to have a finite life are amortized over their estimated useful life in a manner that best reflects the economic benefits of the intangible asset. Intangible assets with a finite life are periodically reviewed for other-than-temporary impairment. Codification Subtopic 350 (originally issued as SFAS No. 142, Goodwill and Other Intangible Assets) identifies a two-step impairment test that should be used to test for impairment and measure the amount of the impairment loss to be recognized. The first step involves comparing the fair value of the reporting unit with the carrying value of the reporting unit. If the carrying value of the reporting unit exceeds fair value of the reporting unit, a potential impairment may exist. The second step compares the implied fair value of the reporting unit’s goodwill to the carrying amount of that goodwill. The excess of the carrying amount over the fair value is an impairment of goodwill.

During the second quarter of 2009, the Company, in accordance to the Codification, conducted an impairment test on the goodwill from the Shore Financial Corporation (“SFC”) acquisition related to Shore Bank. As a result of deterioration in our business climate, management’s review of goodwill indicated an impairment of $28.0 million. The non-cash loss on impairment of goodwill was recorded as a noninterest expense in the statement of income for the quarter ended June 30, 2009. The remaining amount of goodwill is expected to be tested for impairment in the fourth quarter of 2009.

The gross carrying amount and accumulated amortization for the Company’s intangible assets follows (in thousands).

	September 30, 2009		December 31, 2008
	Carrying Amount	Accumulated Amortization	Carrying Amount	Accumulated Amortization

Intangible assets subject to the future amortization:

Core deposit intangible	$8,104	$1,363	$8,105	$347
Employment contract intangibles	1,195	729	1,957	19
Insurance book of business intangible, gross	6,450	322	6,000	—

Total intangible assets subject to future amortization	$15,749	$2,414	$16,062	$366

Intangible assets not subject to future amortization:

Goodwill	52,698	—	82,671	—

Total intangible assets	$68,447	$2,414	$98,733	$366

16

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Changes in the carrying amount of goodwill for the nine months ended September 30, 2009 are as follows (in thousands):

Balance, December 31, 2008	$82,671
Impairment losses	(27,976)
Adjustments	(1,997)

Balance, September 30, 2009	$52,698

NOTE J – BUSINESS SEGMENT REPORTING

In addition to its banking operations, the Company has three other reportable segments: Mortgage, Investment, and Insurance. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies in the Company’s 2008 Form 10-K. Segment profit and loss is measured by net income after tax. Intersegment transactions are recorded at cost and eliminated as part of the consolidation process. Because of the interrelationships between the segments, the information is not indicative of how the segments would perform if they operated as independent entities.

The following table shows certain financial information at September 30, 2009 for each segment and in total (in thousands).

	Total	Elimination	Banking	Mortgage	Investment	Insurance

Total assets at September 30, 2009	$2,938,994	$(418,727)	$3,336,158	$10,064	$1,141	$10,358

Nine Months Ended September 30, 2009	Total	Elimination	Banking	Mortgage	Investment	Insurance

Net interest income	$78,450	$—	$78,144	$294	$—	$12
Noninterest income	19,327	—	11,590	3,678	165	3,894

Total income	$97,777	$—	$89,734	$3,972	$165	$3,906

Net income (loss)	$(49,239)	$—	$(50,818)	$1,129	$52	$398

Three Months Ended September 30, 2009	Total	Elimination	Banking	Mortgage	Investment	Insurance

Net interest income	$26,477	$—	$26,367	$106	$—	$4
Noninterest income	7,232	—	5,239	678	72	1,243

Total income	$33,709	$—	$31,606	$784	$72	$1,247

Net income (loss)	$(13,377)	$—	$(13,505)	$(14)	$34	$108

The Company had no reportable business segments at September 30, 2008.

17

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE K – FAIR VALUE MEASUREMENTS

Codification Subtopic 820 (originally issued as Statement of Financial Accounting Standards No. 157, Fair Value Measurements, and Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Liabilities) establishes a framework for measuring fair value. It defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. It also permits the measurement of transactions between market participants at the measurement date and the measurement of selected eligible financial instruments at fair value at specified election dates.

The Company groups our financial assets and liabilities measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. The majority of instruments fall into the Level 1 or 2 fair value hierarchy. Valuation methodologies for the fair value hierarchy are as follows:

Level 1	Quoted prices in active markets for identical assets or liabilities. Level 1 assets and liabilities include debt and equity securities and derivative contracts that are traded in an active exchange market, as well as certain U.S. Treasury securities that are highly liquid and are actively traded in over-the-counter markets.

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Level 2 assets and liabilities include debt securities with quoted prices that are traded less frequently than exchange-traded instruments and derivative contracts whose value is determined using a pricing model with inputs that are observable in the market or can be derived principally from or corroborated by observable market data. This category generally includes U.S. Government and agency mortgage-backed debt securities, corporate debt securities, derivative contracts, and residential mortgage loans held-for-sale.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques as well as instruments for which the determination of fair value requires significant management judgment or estimation. This category generally includes certain private equity investments, retained residual interests in securitizations, residential mortgage servicing rights, asset-backed securities, and highly structured or long-term derivative contracts.

Recurring Basis

The Company measures or monitors certain of its assets and liabilities on a fair value basis. Fair value is used on a recurring basis for those assets and liabilities that were elected as well as for certain assets and liabilities in which fair value is the primary basis of accounting. Below is a description of the valuation methodologies for these assets and liabilities at September 30, 2009 and December 31, 2008 (in thousands).

		Fair Value Measurements at September 30, 2009 Using
Description	Assets / Liabilities Measured at Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Available-for-sale securities	$101,750	$3,035	$97,930	$785
Derivative loan commitments	209	—	—	209

18

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

		Fair Value Measurements at December 31, 2008 Using
Description	Assets / Liabilities Measured at Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Available-for-sale securities	$149,637	$6,080	$142,387	$1,170
Derivative loan commitments	173	—	—	173

	Fair Value Measurements Using Significant Unobservable Inputs Nine Months Ended September 30 (Level 3 measurements only)
Description	Investment Securities Available-for-Sale	Derivative Loan Commitments

Balance, December 31, 2008	$1,170	$173
Unrealized losses included in:
Earnings	(72)	—
Other comprehensive loss	(423)	—
Purchases, issuances, and settlements, net	—	36
Transfers in and/or out of Level 3, net	110	—

Balance, September 30, 2009	$785	$209

	Fair Value Measurements Using Significant Unobservable Inputs Three Months Ended September 30 (Level 3 measurements only)
Description	Investment Securities Available-for-Sale	Derivative Loan Commitments

Balance, June 30, 2009	$1,208	$271
Unrealized losses included in:
Other comprehensive loss	(423)	—
Purchases, issuances, and settlements, net	—	(62)

Balance, September 30, 2009	$785	$209

Non-recurring Basis

Certain assets are measured at fair value on a non-recurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). The following table presents the assets carried on the balance sheet by caption and by level for which a non-recurring change in fair value has been recorded during the three and nine months ended September 30, 2009 and December 31, 2008 (in thousands).

19

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Description	Assets / Liabilities Measured at Fair Value	Fair Value Measurements at September 30, 2009 Using			Total Losses for the
					Three Months Ended	Nine Months Ended

		Level 1	Level 2	Level 3	September 30, 2009

Investment securities available-for-sale	$614	$579	$—	$35	$211	$343
Other real estate owned	8,934	—	8,934	—	572	880
Impaired loans	192,360	—	192,360	—	—	—

	Assets / Liabilities Measured at Fair Value	Fair Value Measurements at December 31, 2008 Using			Total Losses

Description		Level 1	Level 2	Level 3

Investment securities available-for-sale	$52	$52	$—	$—	$561

The Codification requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practical to estimate that value. It excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying fair value of the Company. The following methods and assumptions were used by the Company in estimating fair value for its financial instruments.

(a) Cash and Cash Equivalents

Cash and cash equivalents include cash and due from banks, overnight funds sold, and interest-bearing deposits in other banks. The carrying amount approximates fair value.

(b) Investment Securities Available-for-Sale

Fair values are based on published market prices where available. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flow. Investment securities available-for-sale are carried at their aggregate fair value.

(c) Restricted Equity Securities

The carrying amount approximates fair value.

(d) Loans

For loan receivables with short-term and/or variable characteristics, the carrying value approximates fair value. The fair value of other loans is estimated by discounting the future cash flows using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying value of loans held for sale is a reasonable estimate of fair value since the loans are expected to be sold within a short period.

(e) Interest Receivable and Interest Payable

The carrying amount approximates fair value.

(f) Bank Owned Life Insurance

The carrying amount approximates fair value.

(g) Deposits

The fair value of noninterest bearing deposits and deposits with no defined maturity is the amount payable on demand at the reporting date. The fair value of time deposits is estimated by discounting the future cash flows using the current interest rates at which similar deposits would be made.

20

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(h) Borrowings

The fair value of borrowings is estimated using discounted cash flow analysis based on the interest rates currently offered for borrowings of similar remaining maturities and collateral requirements. These include other borrowings, overnight funds purchased, and FHLB borrowings.

(i) Commitments to Extend Credit and Standby Letters of Credit

The only amounts recorded for commitments to extend credit and standby letters of credit are the deferred fees arising from these unrecognized financial instruments. These deferred fees are not deemed significant at September 30, 2009, and as such, the related fair values have not been estimated.

The estimated fair value of the Company’s financial instruments required to be disclosed by the Codification Subtopic 825 at September 30, 2009 and December 31, 2008 were as follows (in thousands):

	September 30, 2009		December 31, 2008
	Carrying Value	Fair Value	Carrying Value	Fair Value
Assets:
Cash and due from banks	$70,359	$70,359	$42,827	$42,827
Interest-bearing deposits in other banks	11,437	11,437	4,975	4,975
Overnight funds sold	238	238	510	510
Investment securities available-for-sale	101,750	101,750	149,637	149,637
Restricted equity securities	29,774	29,774	27,795	27,795
Loans, net	2,415,611	2,438,680	2,553,372	2,555,082
Interest receivable	10,023	10,023	12,272	12,272
Bank owned life insurance	47,914	47,914	46,603	46,603

Liabilities:
Deposits	2,314,293	1,864,674	2,296,146	2,299,179
FHLB borrowings	254,073	255,445	279,065	282,005
Other borrowings	49,104	49,659	77,223	77,223
Overnight funds purchased	12,000	12,000	73,300	73,300
Interest payable	4,244	4,244	5,814	5,814
NOTE L – ACQUISITIONS

Gateway Financial Holdings, Inc.

On December 31, 2008, the Company acquired Gateway Financial Holdings, Inc. (“GFH”). GFH was the parent company of Gateway Bank and Trust, Co., which operated 36 full-service banking facilities serving the Hampton Roads and Richmond areas of Virginia and Outer Banks and Raleigh regions of North Carolina. The aggregate purchase price was approximately $161.2 million, including common stock valued at $94.2 million, preferred stock valued at $59.3 million, GFH stock held by the Company as an investment of $0.2 million, stock options exchanged valued at $1.4 million, and direct costs of the merger of $6.1 million.

21

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Net assets acquired, based on fair value adjustments, are shown in the table below (in thousands).

Securities available for sale	$117,706
Loans, net	1,752,793
Goodwill	52,702
Core deposit intangible	3,282
Other intangibles	7,485
Other assets	210,146

Total assets acquired	2,144,114

Deposits	1,688,473
Borrowings	289,497
Other liabilities	4,950

Total liabilities assumed	1,982,920

Net assets acquired	$161,194

The Company acquired all of the outstanding shares of GFH. The shareholders of GFH received, for each share of GFH common stock that they owned immediately prior to the effective date of the merger, 0.67 shares of Company common stock. Each of GFH’s preferred shares outstanding immediately prior to the effective date of the merger converted into new preferred shares of the Company that have substantially identical rights. In addition, at the effective date of the merger, each outstanding option to purchase shares of GFH’s common stock under any stock plans were converted into an option to acquire the number of shares of the Company’s common stock equal to the number of shares of GFH common stock underlying the option. The exercise price of each option was adjusted accordingly.

The merger was accounted for under the purchase method of accounting and is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code. The merger resulted in the recording of $52.7 million of estimated goodwill and $3.3 million of core deposit intangible assets. The estimated goodwill is subject to possible adjustments during the one year period from the date of the merger. During the third quarter of 2009, there were no other material changes to estimated goodwill. Goodwill related to the GFH acquisition is expected to be tested for impairment in the fourth quarter of 2009. The core deposit intangible asset was based on an independent valuation and will be amortized over the estimated life of the core deposits of 4.5 years based on undiscounted cash flows.

Shore Financial Corporation

On June 1, 2008, the Company acquired SFC. SFC was the parent company of Shore Bank, which operated 8 full-service banking facilities serving the Eastern Shore of Maryland and Virginia. The aggregate purchase price was approximately $58.1 million, including common stock valued at $31.2 million, SFC stock held by the Company as an investment of $0.8 million, stock options exchanged valued at $1.2 million, cash of $21.0 million, and direct costs of the merger of $3.9 million.

22

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Net assets acquired, based on preliminary fair value adjustments, are shown in the table below (in thousands).

Securities available for sale	$16,250
Loans, net	220,450
Goodwill	27,976
Core deposit intangible	4,755
Employment agreement intangible	160
Other assets	33,587

Total assets acquired	303,178

Deposits	208,402
Borrowings	34,228
Other liabilities	2,409

Total liabilities assumed	245,039

Net assets acquired	$58,139

The Company acquired all of the outstanding shares of SFC. The shareholders of SFC received, for each share of SFC common stock that they owned immediately prior to the effective date of the merger, either $22 per share in cash or 1.8 shares of Company common stock. In addition, at the effective date of the merger, each outstanding option to purchase shares of SFC’s common stock under any stock plans vested pursuant to its terms were converted into an option to acquire the number of shares of the Company’s common stock equal to the number of shares of SFC common stock underlying the option multiplied by 1.8. The exercise price of each option was adjusted accordingly.

The merger was accounted for under the purchase method of accounting and was intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code. The merger resulted in the recording of $28.0 million of goodwill and $4.8 million of core deposit intangible assets. During the second quarter of 2009, goodwill related to the SFC acquisition was determined to be impaired, and an impairment expense of $28.0 million was recorded. For further discussion of goodwill impairment, refer to Note I. The core deposit intangible asset was based on an independent valuation and will be amortized over the estimated life of the core deposits of eight years based on undiscounted cash flows. In order to finance the merger, the Company borrowed $23 million, which was completely paid off during the second quarter of 2009.

Pro Forma Financial Information

The Company’s consolidated financial statements include the results of operations of Gateway Bank & Trust and Shore Bank only from the date of the acquisitions. Pro forma condensed consolidated income statements for the three and nine months ended September 30, 2009 and 2008 are shown as if the mergers occurred at the beginning of each period.

23

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Interest income	$37,388	$42,875	$114,647	$127,002
Interest expense	10,911	17,407	36,197	55,584

Net interest income	26,477	25,468	78,450	71,418

Provision for loan losses	33,662	5,680	68,557	10,279
Noninterest income (loss)	7,232	(30,555)	19,327	(14,576)
Noninterest expense	21,706	23,014	91,884	64,289

Loss before provision for income taxes	(21,659)	(33,781)	(62,664)	(17,726)
Provision for income taxes (benefit)	(8,282)	612	(13,425)	6,408

Net loss	(13,377)	(34,393)	(49,239)	(24,134)
Dividend on preferred stock	1,360	512	7,319	1,524

Net loss available to common shareholders	$(14,737)	$(34,905)	$(56,558)	$(25,658)

Basis loss per share	$(0.68)	$(1.56)	$(2.60)	$(1.17)
Diluted loss per share	$(0.68)	$(1.56)	$(2.60)	$(1.17)

NOTE M – TROUBLED ASSET RELIEF PROGRAM (“TARP”)

On December 31, 2008, the Company entered in a Letter Agreement and Securities Purchase Agreement (collectively, the “Purchase Agreement”) with the U.S. Treasury, pursuant to which the Company sold 80,347 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series C, no par value per share, having a liquidation preference of $1,000 per share (the “Series C Preferred Stock”) and a warrant (the “Warrant”) to purchase 1,325,858 shares of the Company’s common stock, $0.625 par value per share (the “Common Stock”), at an initial exercise price of $9.09 per share, subject to certain anti-dilution and other adjustments, for an aggregate purchase price of $80.347 million in cash. This preferred stock is redeemable at par plus accrued and unpaid dividends subject to the approval of the Company’s primary banking regulators.

The Warrant is immediately exercisable. The Warrant provides for the adjustment of the exercise price and the number of shares of Common Stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of Common Stock, and upon certain issues of Common Stock at or below a specified price relative to the then-current market price of Common Stock. The Warrant expires ten years from the issuance date. Pursuant to the Purchase Agreement, the Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

The American Recovery and Reinvestment Act of 2009 (“ARRA”), enacted on February 17, 2009, imposes certain new executive compensation and corporate governance obligations on all current and future TARP recipients until the institution has redeemed the preferred stock. This Act restricts golden parachute payments to senior executive officers and the next five most highly compensated employees during the period of time any obligations arising from financial assistance provided under the TARP remains outstanding. It also prohibits paying and accruing bonuses for certain senior executive officers and employees, requires that TARP participants provide the recovery of any bonus or incentive compensation paid to senior executive officers and the next 20 most highly compensated employees based on statements of earnings, revenues, gains, or other criteria later found to be materially inaccurate, and requires a review by the Secretary of all bonuses and other compensation paid by TARP participants to senior executive employees and the next 20 most highly compensated employees before the date of enactment of the ARRA to determine whether such payments were inconsistent with the purposes of the Act.

24

HAMPTON ROADS BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE N – SUBSEQUENT EVENTS

The Company has evaluated subsequent events for potential recognition and/or disclosure through November 9, 2009, the date the consolidated financial statements included in this Quarterly Report on Form 10-Q were issued.

On Oct. 30, 2009, the Company announced plans to exchange series A and B preferred stock for common stock and to suspend its series A and B preferred dividend.

25

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Hampton Roads Bankshares, Inc. was incorporated under the laws of the Commonwealth of Virginia and serves as a holding company for Bank of Hampton Roads and Shore Bank. In addition to our retail and commercial banking services, we offer insurance, title, mortgage, and investment services.

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) is intended to assist readers in understanding and evaluating our consolidated results of operations and financial condition. The following should be read in conjunction with our 2008 audited Consolidated Financial Statements and our 2008 Annual Report on Form 10-K.

Forward-Looking Statements

Where appropriate, statements in this report may contain the insights of management into known events and trends that have or may be expected to have a material effect on our operations and financial condition. The information presented may also contain certain forward-looking statements regarding future financial performance, which are not historical facts and involve various risks and uncertainties.

When or if used in this quarterly report or any Securities and Exchange Commission filings, other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “anticipate,” “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “is estimated,” “is projected,” or similar expressions are intended to identify “forward-looking statements.”

For a discussion of the risks, uncertainties, and assumptions that could affect these statements and our future events, developments, or results, you should carefully review the risk factors summarized below. Our risks include, without limitation, the following:

•	We may continue to incur significant losses in the future, and we can make no assurances as to when we will be profitable;

•	Our estimate for losses in our loan portfolio may be inadequate;

•	We have had and may continue to have difficulties managing our problem loans and our loan administration;

•

We did not undergo a “stress test” under the Federal Reserve’s Supervisory Capital Assessment Program; our self-administered stress test differed from the Supervisory Capital Assessment Program and the results of our test may be inaccurate;

•	We have recently had a significant turnover in our senior management team;

•	Governmental regulation and regulatory actions against us may impair our operations or restrict our growth;

•	If the value of real estate in our core market areas were to decline materially, a significant portion of our loan portfolio could become under-collateralized;

•	Our construction and land development, commercial real estate, and equity line lending may expose us to a greater risk of loss and hurt our earnings and profitability;

•	Our lending on vacant land may expose us to a greater risk of loss and may have an adverse effect on operations;

•	Difficult market conditions have adversely affected our industry;

•	A significant part of GFH’s loan portfolio is unseasoned;

•

Our ability to maintain adequate sources of funding may be negatively impacted by the current economic environment which may, among other things, impact our ability to pay dividends or satisfy our obligations;

•

Our ability to maintain adequate sources of liquidity may be negatively impacted by the current economic environment which may, among other things, impact our ability to pay dividends or satisfy our obligations;

•

Our ability to maintain required capital levels may be negatively impacted by the current economic environment which may, among other things, impact our ability to pay dividends or satisfy our obligations;

•	We may incur additional losses if we are unable to successfully manage interest rate risk;

26

HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Certain built-in losses could be limited if we experience an ownership change as defined in the Internal Revenue Code;

•	We may not be able to successfully maintain our capital;

•	We may fail to realize the potential benefits of the mergers with SFC and GFH;

•	The decline in the fair market value of various investment securities available-for-sale could result in future impairment losses;

•	A substantial decline in the value of our common stock investments including our Federal Home Loan Bank common stock may result in an other-than-temporary impairment charge;

•	Our future success is dependent on our ability to compete effectively in the highly competitive banking industry;

•	Our operations and customers might be affected by the occurrence of a natural disaster or other catastrophic event in our market area;

•	We face a variety of threats from technology based frauds and scams;

•

Virginia law and the provisions of our articles of incorporation and bylaws could deter or prevent takeover attempts by a potential purchaser of our common stock that would be willing to pay you a premium for your shares of our common stock; and

•	Our directors and officers have significant voting power.

Our forward-looking statements could be incorrect in light of these and other risks, uncertainties, and assumptions. The future events, developments, or results described in this report could turn out to be materially different. We have no obligation to publicly update or revise our forward-looking statements after the date of this quarterly report and you should not expect us to do so.

Overview

Our primary source of revenue is from net interest income earned by our bank subsidiaries. Net interest income represents interest and fees earned from lending and investment activities less the interest paid on deposits and borrowings. Net interest income may be impacted by variations in the volume and mix of interest earning assets and interest bearing liabilities, changes in the yields earned and the rates paid, level of non-performing interest earning assets, and the level of noninterest bearing liabilities available to support earning assets. Our net interest income continues to be decreased by increasing levels of non-performing loans.

In addition to net interest income, noninterest income is another important source of our revenue. With the acquisition of GFH in December 2008, the Company acquired sustainable and growth-oriented, non-banking sources of noninterest income. As a result, the Company has four non-banking subsidiaries: Gateway Insurance Services, Inc., which sells insurance products to businesses and individuals; Gateway Investment Services, Inc., which assists customers with their securities brokerage activities through an arrangement with an unaffiliated broker-dealer; Gateway Bank Mortgage, Inc., which provides mortgage banking services with products which are primarily sold on the secondary market; and Gateway Title Agency, Inc., which engages in title insurance and settlement services for real estate transactions.

Other factors that impact net income are the provision for loan losses and noninterest expense, including the impairment of goodwill and the assessment related to FDIC insurance. The goodwill resulting from the SFC acquisition has become impaired and some or all of the goodwill resulting from the GFH acquisition may become impaired in the fourth quarter.

The following is a summary of our condition and financial performance as of September 30, 2009 and for the three and nine month periods then ended:

•

Assets were $2.9 billion at September 30, 2009. They decreased by $146.7 million or 4.75% for the first nine months of 2009 from December 31, 2008. The decrease in assets was primarily associated with an $89.8 million decrease in loans, a $48.0 million increase in our allowance for loan losses, and a $32.3 million decrease in goodwill and other intangible assets, offset by an increase of $34.0 million in cash and interest-bearing deposits in other banks.

27

HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

•

Investment securities available for sale decreased $47.9 million to $101.7 million for the first nine months of 2009. The decrease was the result of our intention to use investment maturities and prepayments to pay down wholesale funds and to increase regulatory capital by selling risk-weighted bonds and reinvesting the proceeds into securities that would favor our regulatory capital. During the third quarter, we concentrated on selling securities and intend on purchasing securities in the fourth quarter.

•

Loans decreased by $89.8 million or 3.45% and deposits increased by $18.1 million or 0.79% for the first nine months of 2009 from December 31, 2008. The decrease in loans was attributed to natural pay downs and maturities of loans that exceeded new loans originated during 2009. Additionally, new loan activity was low during this period due to economic conditions. The increase in deposits was attributed to an increase in noninterest bearing demand deposits and time deposits under $100 thousand.

•

Net loss available to common shareholders for the quarter ended September 30, 2009 was $14.7 million or $0.68 per common diluted share as compared with net income available to common shareholders of $1.7 million or $0.13 per common diluted share for the quarter ended September 30, 2008. Net loss available to common shareholders was $56.6 million or $2.60 per common diluted share for the nine months ended September 30, 2009 as compared to net income available to common shareholders of $4.8 million or $0.41 per common diluted share for the nine months ended September 30, 2008. There were two primary reasons for the loss in the third quarter of 2009 and for the nine months ended September 30, 2009: (1) we increased our allowance for loan loss reserves by $33.7 million for the three months and $68.6 million for the nine months ended September 30, 2009 because we determined that additional reserves were necessary for resolving problem credits as loan quality has deteriorated due to the slow economy and declining real estate values in some markets and (2) we incurred a goodwill impairment charge of $28.0 million in the second quarter of 2009 related to the SFC acquisition.

•

Net interest income increased $19.0 million and $60.0 million for the three and nine months, respectively, ended September 30, 2009 as compared to the same period 2008. The increase was due primarily to the increase of net interest income from loans acquired in the SFC and GFH acquisitions in 2008.

•

Noninterest income for the three and nine months ended September 30, 2009 was $7.2 million and $19.3 million, a 302% and 316%, respectively, increase over comparative 2008. This was largely due to the addition of the non-banking subsidiaries through our acquisition of GFH as well as the increase in service charges and fees that resulted from the SFC and GFH acquisitions.

•

Noninterest expense was $21.7 million and $91.9 million for the three and nine months, respectively, ended September 30, 2009, which was an increase of $15.2 million or 232% and $76.7 million or 507%, respectively, over the comparable periods for 2008. The increase in the three months figures was attributable primarily to the increase in salaries, occupancy, and data processing expenses incurred from the GFH acquisition. The increase in the nine months figures was attributed to the addition of noninterest expenses resulting from the SFC and GFH acquisitions, a goodwill impairment charge of $28.0 million that incurred in the second quarter of 2009, and an increase in FDIC insurance premiums including a one-time special FDIC insurance assessment that all banks were assessed in the second quarter of 2009.

•

Our effective tax rate increased to 38.2% in the third quarter of 2009 compared to 32.2% for comparative 2008. For the fourth quarter 2008, our effective tax rate was 34.3%. For the first nine months of 2009, our effective tax rate decreased to 21.4% compared to 33.5% for the same period in 2008. The decrease in the effective tax rate for the first nine months of 2009 was primarily due to the fact that the $28.0 million impairment of goodwill charge is not deductible for income tax purposes.

28

HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policies

GAAP is complex and requires management to apply significant judgment to various accounting, reporting, and disclosure matters. Management must use assumptions, judgments, and estimates when applying these principles where precise measurements are not possible or practical. Changes in such judgments, assumptions, and estimates may have a significant impact on the consolidated financial statements and the accompanying footnotes. Actual results, in fact, could differ from those estimates. We consider our policies on allowance for loan losses and goodwill and other intangible assets to be critical accounting policies. Refer to our 2008 Form 10-K for further discussion of these policies.

Material Trends

The global and U.S. economies continue to experience a protracted slowdown in business activity as a result of disruptions, including a lack of confidence in the worldwide credit markets and in the financial system. Currently, the U.S. economy remains in the midst of one of its longest economic recessions in recent history. It is not clear at this time what impact U.S. Government programs such as the TARP Capital Purchase Program and other liquidity and funding initiatives of the Federal Reserve System will have on the financial markets, the U.S. banking and financial industries, the broader U.S. and global economies, and, more importantly, the local economies in the markets that we serve.

Partially as a result of the economy, we incurred a net loss available to common shareholders of $14.7 million for the third quarter of 2009, primarily due to a $33.7 million expense for the provision for loan losses. In light of the current economic environment, significant additional provisions for loan losses may be necessary to supplement the allowance for loan losses in the future. As a result, we may incur significant credit costs throughout the remainder of 2009 and into 2010, which would continue to adversely impact our financial condition and results of operations and the value of our common stock.

In addition, we are required to conduct an impairment analysis of our goodwill, which was approximately $52.7 million at September 30, 2009, associated with the acquisition of GFH in the fourth quarter of 2009. The amount of goodwill from our merger with GFH could become impaired, in whole or in part, by the fourth quarter of 2009. Additional loan losses or impairment charges could cause us to continue to incur future net losses and adversely affect the price of, and market for, our common stock.

ANALYSIS OF FINANCIAL CONDITION

Investments and Loans Overview. Total assets were $2.9 billion at September 30, 2009, a decrease of $146.7 million or 4.7% over December 31, 2008 total assets. This decrease was primarily associated with an $89.8 million decrease in loans, a $48.0 million increase in our allowance for loan losses, and a $32.3 million decrease in goodwill and other intangible assets (the majority of which was a $28.0 million goodwill impairment charge related to the SFC acquisition). Our loan portfolio was $2.5 billion at September 30, 2009 and comprised 85.6% of our total assets.

Average earning assets increased $1.9 billion or 292% from $650.3 million for the first nine months of 2008 to $2.5 billion for the first nine months of 2009. This growth was primarily attributed to the $2.0 billion of earning assets acquired from Gateway. Compared to the second quarter of 2009, average earning assets decreased $276.5 thousand or 9.9%.

Average total deposits were $1.9 billion for first nine months of 2009, a growth of $1.4 billion or 340% compared to the first nine months of 2008. This growth is attributable to the $1.69 billion of deposits acquired from Gateway. Compared with the second quarter of 2009, average deposits increased $145.2 thousand or 7.2%.

Interest Bearing Deposits in Other Banks. Interest bearing deposits in other banks and federal funds sold are used for daily cash management purposes, management of short-term interest rate opportunities, and liquidity. Interest bearing deposits as of September 30, 2009 were $11.4 million and consisted mainly of deposits with the Federal Home Loan Bank of Atlanta (“FHLB”) and the Federal Reserve Bank (“FRB”). These deposits increased $6.4 million at

29

HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

September 30, 2009 compared from $5.0 million at December 31, 2008. This equated to 0.45% of average total earning assets at September 30, 2009 and 0.71% at December 31, 2008. This increase was due primarily to the increase in requirements due to the much larger size of the Company.

Securities. Our investment portfolio consists primarily of U.S. Agency securities, mortgage-backed securities, state and municipal securities, and equity securities. Our available-for-sale securities are reported at fair value. They are used primarily for liquidity, pledging, earnings, and asset/liability management purposes and are reviewed quarterly for possible impairment.

At September 30, 2009, the fair value of our investment securities was $101.8 million, down $47.9 million or 32.0% from $149.6 million at December 31, 2008. The decrease was primarily the result of using investment securities and prepayments to pay down wholesale funds and selling of securities. Our intention is to increase regulatory capital ratios by selling risk-weighted bonds and reinvesting the proceeds into securities that would favor our regulatory capital. During the third quarter of 2009, we concentrated on selling securities and intend on purchasing securities in the fourth quarter. The average balance for the third quarter of 2009 was $129.8 million compared with $41.7 million at December 31, 2008. The increase in average balances was the result of acquiring $117.7 million of investment securities as part of the GFH acquisition.

Loan Portfolio. Our loan portfolio is comprised of commercial, construction, real estate-commercial mortgage, real estate-residential mortgage, and installment loans to individuals. All lending decisions are based upon an evaluation of the financial strength and credit history of the borrower and the quality and value of the collateral securing each loan. With few exceptions, personal guarantees are required on loans. Our loan portfolio decreased $89.8 million or 3.45% to $2.5 billion as of September 30, 2009 compared to December 31, 2008. Real estate commercial mortgages increased 10.5% to $744.2 million at September 30, 2009 compared to $673.4 million at December 31, 2008. Real estate residential mortgages increased 1.0% to $534.3 million at September 30, 2009 as compared with $528.8 million at December 31, 2008. Commercial loans decreased 15.4% to $382.0 million at September 30, 2009 compared with $451.4 million at December 31, 2008. Installment loans to individuals decreased 19.7% to $40.2 million at September 30, 2009 compared with $50.1 million at December 31, 2008. Construction loans also decreased 10.1% to $806.3 million at September 30, 2009 as compared with $897.3 million at December 31, 2008, thus lowering the concentration of construction loans to 32.1% of the total loan portfolio at September 30, 2009 compared with 34.5% at December 31, 2008. Our construction loans included $109.8 million of interest reserve loans. The interest on these loans is paid out of an interest reserve, which is a special savings account funded out of the proceeds of the construction loan. In the future, management intends to reduce the construction and development portion of the portfolio and increase the commercial portion in order to reduce its exposure to construction and development lending and to capitalize on commercial lending opportunities available in our markets.

We have a high concentration of construction and real estate, both commercial and residential, loans. Construction loans are made to individuals and businesses for the purpose of construction of single family residential properties, multi-family properties, and commercial projects such as the development of residential neighborhoods and commercial office parks. Risk is reduced on these loans by limiting lending for speculative building of both residential and commercial properties based upon the borrower’s history with us, financial strength, and the loan-to-value ratio of such speculative property. We generally require new and renewed variable rate commercial loans to have interest rate floor rates. Residential loans represent smaller dollar loans to more customers, and therefore, have lower credit risk than other types of loans. The majority of our fixed rate mortgage loans, which represent increased interest rate risk, are sold in the secondary market, as well as some variable rate mortgage loans. The remainder of the variable rate mortgage loans and a small number of fixed rate mortgage loans are retained.

Allowance for Loan Losses. The purpose of the allowance for loan losses is to provide for potential losses inherent in our loan portfolio. Management regularly reviews our loan portfolio to determine whether adjustments are necessary to maintain an allowance for loan losses sufficient to absorb losses inherent in the portfolio. Our review takes into consideration changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and review of current economic conditions that may affect the borrower’s ability to repay. In addition to the review of credit quality through ongoing credit review processes, we periodically conduct an independent analysis of our loan portfolio. During the second quarter of 2009, we engaged an independent credit consulting firm to

30

HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

conduct an analysis of our loan portfolio. Based on recommendations from the consulting firm, we made several changes to risk grades and impairment calculations. These changes resulted in a significant increase to our allowance for loan losses.

Since risks to the loan portfolio include general economic trends as well as conditions affecting individual borrowers, the allowance is an estimate. The allowance for loan losses was $99.2 million or 3.94% of outstanding loans as of September 30, 2009 compared with $51.2 million or 1.97% of outstanding loans as of December 31, 2008. We increased the allowance for loan losses $48.0 million (net of charge-offs and recoveries) during the first nine months of 2009 as a result of deterioration in our loan credit quality, continued softening in the economy, decreases in real estate values in several of our markets, increases in charge-offs and non-performing assets, and the results of the independent review of the portfolio. Pooled loan allocations decreased $12.3 million to $27.3 million at September 30, 2009 from $39.6 million at December 31, 2008. Specific loan allocations increased $60.3 million to $71.9 million at September 30, 2009 from $11.6 million at December 31, 2008.

A loan is considered impaired when management believes the principal is uncollectible. Subsequent recoveries, if any, are credited to the allowance. Impairment is evaluated in the aggregate for smaller balance loans of similar nature and on an individual loan basis for other loans. If a loan is considered impaired, it is measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate or at the loan’s observable market price or the fair value of the collateral if the loan is collateral dependent. Total impaired loans were $359.7 million at September 30, 2009, an increase of $355.4 million or 82.8% over December 31, 2008. Of these loans, $175.4 million were on nonaccrual status at September 30, 2009.

Non-performing Assets. Non-performing assets as a percentage of total assets increased to 6.28% at September 30, 2009 from 4.95% at June 30, 2009 as non-accrual loans increased $32.7 million. Total non-accrual loans aggregated $175.5 million at September 30, 2009 as compared with $142.8 million at June 30, 2009 and $32.9 million at December 31, 2008. Net charge-offs were $19.0 million for the quarter ended September 30, 2009 as compared with $1.6 million for the quarter ended June 30, 2009.

The following chart indicates our non-accrual loans by loan type as of September 30, 2009 and December 31, 2008 (in thousands).

	September 30, 2009	December 31, 2008
Commercial	$19,076	$2,465
Construction	109,204	19,103
Real estate-commercial mortgage	31,416	6,298
Real estate-residential mortgage	15,698	5,008
Installment loans (to individuals)	49	11

Total non-accrual loans	$175,443	$32,885

Deposits. Deposits are the primary source of our funds for use in lending and general business purposes. Our balance sheet growth is largely determined by the availability of deposits in our market, the cost of attracting the deposits, and the prospects of profitably utilizing the available deposits by increasing the loan or investment portfolios. Total deposits at September 30, 2009 increased $18.1 million or 0.79% to $2.3 billion as compared with December 31, 2008. Total brokered deposits were $480.2 million or 20.7% of deposits at September 30, 2009, which was an increase of $74.6 million from the total brokered deposits of $405.6 million at December 31, 2008.

Changes in the deposit categories include an increase of $33.9 million or 14.07% in noninterest bearing demand deposits, a decrease of $112.6 million or 16.46% in interest bearing demand deposits, and a decrease of $8.8 million or 7.48% in savings accounts from December 31, 2008 to September 30, 2009. Interest bearing demand deposits included $97.7 million of brokered money market funds at September 30, 2009, which was $147.6 million lower than the balance of brokered money market funds of $245.3 million outstanding at December 31, 2008. Therefore, core bank interest bearing demand deposits increased by $35.0 million over the last nine months. Of this increase $19.1

31

HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

million was related to an increase in our business sweep account, which is somewhat seasonal in our coastal regions. Additionally, core money market accounts increased $17.1 million since December 31, 2008. Total time deposits under $100 thousand increased $107.6 million from $858.8 million at December 31, 2008 to $966.4 million at September 30, 2009. Brokered CDs represented $382.5 million or 16.5% of the September 30, 2009 total deposits, which was an increase of $144.0 million over the $238.5 million of brokered CDs outstanding at December 31, 2008. Therefore, core bank CDs decreased $36.4 million over the last nine months. Jumbo time deposits over $100 thousand decreased $1.9 million from $394.5 million at December 31, 2008 to $392.6 million at September 30, 2009. Going forward, management intends to emphasize growth in demand and savings deposits.

Borrowings. We use short-term and long-term borrowings from various sources including the FRB discount window, FHLB, funds purchased from correspondent banks, reserve repurchase accounts, and trust preferred securities. Our FHLB borrowings on September 30, 2009 were $254.1 million compared to $279.1 million at December 31, 2008. Borrowings from the FRB discount window totaled $12.0 million at September 30, 2009. We also maintain additional sources of liquidity through a variety of borrowing arrangements including federal funds lines with large regional and national banking institutions.

Liquidity. Liquidity represents an institution’s ability to meet present and future financial obligations through either the sale or maturity of existing assets or the acquisition of additional funds through liability management. At September 30, 2009, cash and due from banks, overnight funds sold, interest-bearing deposits in other banks, and investment securities were $183.8 million or 6.25% of total assets. At December 31, 2008, cash and due from banks, overnight funds sold, interest-bearing deposits in other banks, and investment securities were $197.9 million or 6.4% of total assets. Additionally, the Bank had $265.3 million of borrowing availability under its various credit arrangements with FHLB, FRB, and correspondent banks, as well as access to the brokered deposit market through several broker-dealers. As a result of the management of our liquid assets and the ability to generate liquidity through liability funding, management believes we maintain overall liquidity sufficient to satisfy our depositors’ requirements and to meet our customers’ credit needs.

Capital Resources. Total shareholders’ equity decreased $58.5 million or 16.97% to $286.3 million at September 30, 2009 compared to $344.8 million at December 31, 2008. The decrease in shareholders’ equity was a result of the $49.2 million net loss for the nine months ended September 30, 2009 and common and preferred dividends of approximately $7.3 million. As of September 30, 2009, the Company’s consolidated regulatory current capital ratios are Tier 1 Leverage Ratio of 8.08%, Tier 1 Risk-Based Capital Ratio of 9.37%, and Total Risk-Based Capital of 10.66%. As of September 30, 2009, management believes that the Company and the banks were “well-capitalized”, the highest category of capitalization defined by the FRB. We continually monitor our current and projected capital adequacy positions. Maintaining adequate capital levels is integral to providing stability and to achieving our growth objectives.

During 2009, we paid two quarterly cash dividends of $0.11 per share on our common stock to shareholders of record as of February 27, 2009 and May 15, 2009. Dividends paid are limited by the requirement to meet capital guidelines issued by regulatory authorities, and future declarations are subject to financial performance and regulatory requirements. Due to net losses incurred in 2009, on July 30, 2009 the Board of Directors voted to suspend the quarterly dividend on the Company’s common stock to preserve capital. Our ability to distribute cash dividends in the future may be limited by regulatory restrictions and the need to maintain sufficient consolidated capital.

On Oct. 30, 2009, the Company announced plans to exchange series A and B preferred stock for common stock and to suspend its series A and B preferred dividend in order to preserve capital.

Off-Balance Sheet Arrangements. We are a party to financial instruments with off-balance sheet risk in the normal course of business to meet our customers’ financing needs. For more information on our off-balance sheet arrangements, see Note 12, Financial Instruments with Off Balance Sheet Risk, of the Notes to Consolidated Financial Statements contained in the 2008 Form 10-K.

32

HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Contractual Obligations. Our contractual obligations consist of time deposits, borrowings, and operating lease obligations. There have not been any significant changes in our contractual obligations from those disclosed in the 2008 Form 10-K.

ANALYSIS OF RESULTS OF OPERATIONS

Overview. During the first nine months of 2009, we incurred a net loss available to common shareholders of $56.6 million, a decrease of $61.4 million from the net income available to common shareholders of $4.8 million for the first nine months of 2008. Our net loss available to common shareholders for the three months ended September 30, 2009 was $14.7 million as compared with net income available to common shareholders of $1.7 million for the three months ended September 30, 2008. There were two primary reasons for the loss for the nine months ended September 30, 2009: (1) we added $68.6 million to our allowance for loan losses during the nine months ended September 30, 2009 because we determined that additional reserves were necessary to help quickly resolve problem credits as loan quality has deteriorated due to the slow economy and declining real estate values and (2) we incurred a goodwill impairment charge of $28.0 million in the second quarter related to the SFC acquisition.

Diluted loss per common share was $0.68 and $2.60 for the three and nine months, respectively, ended September 30, 2009, a decrease of $0.81 and $3.01 over the diluted earnings per common share of $0.13 and $0.41 for the three months and nine months ended September 30, 2008, respectively.

Net Interest Income. Net interest income for the three months ended September 30, 2009 was $26.5 million, an increase of $19.0 million over the three months ended September 30, 2008 and $579.0 thousand over the three months ended June 30, 2009. The net interest margin, which is calculated by expressing annualized net interest income as a percentage of average interest earning assets, is an indicator of effectiveness in generating income from earning assets. The net interest margin was 3.80% for the three months ended September 30, 2009 compared to 3.82% and 3.71% for the three months ended September 30, 2008 and June 30, 2009, respectively.

Net interest income for the first nine months of 2009 was $78.5 million, an increase of $59.9 million or 322% compared with the first nine months of 2008. The increase in net interest income was primarily the result of an increase in average loans of $2.0 billion from September 30, 2008 to September 30, 2009, the result of the $2.0 billion of earning assets acquired with the GFH acquisition. Our net interest margin decreased from 3.82% during the first nine months of 2008 to 3.75% for the same period in 2009.

Our interest earning assets consist primarily of loans, investment securities, interest-bearing deposits in other banks, and overnight funds sold. Interest income on loans decreased $242.0 thousand for the three months ended September 30, 2009 compared to the three months ended June 30, 2009 as a result of a $52.8 million decrease in average loan balances. Interest income on loans, including fees, increased $24.0 million to $35.9 million for the three months ended September 30, 2009 as compared to the same time period during 2008. Interest income on investment securities increased $1.0 million for the three months ended September 30, 2009 compared to the same time period during 2008. It decreased $108.0 thousand for the three months ended June 30, 2009. Interest income on interest-bearing deposits in other banks decreased $1.0 thousand for the three month period ended September 30, 2009 compared to the same time period during 2008. Interest income on overnight funds sold increased $13.0 thousand for the three months ended September 30, 2009 compared to the same time period during 2008.

Interest income on loans, including fees, increased $80.0 million to $109.8 million for the nine months ended September 30, 2009 as compared to the same time period during 2008. This increase resulted from a $2.0 billion increase in average loans from the nine months ended September 30, 2008 to the nine months ended September 30, 2009 and was partially offset by a 103 basis point decrease experienced in the average interest yield. Interest income on investment securities increased $3.4 million for the nine months ended September 30, 2009 compared to the same time periods during 2008. The $119.3 million increase in the average investment securities balance, of which $117.7 million was acquired with the GFH acquisition, netted against a 30 basis point decrease in the average interest yield contributed to this increase. Interest income on interest-bearing deposits in other banks decreased $214.0 thousand for the nine months ended September 30, 2009 compared to the same time period during 2008. This decrease was the result of the $3.7 million decrease in average interest-bearing deposits along with a 238 basis point decrease in the average interest yield. Interest income on overnight funds sold decreased $11 thousand for the nine months ended September 30, 2009 compared to the same time period during 2008. This decrease was due to the 205 basis point decrease experienced in the average interest yield of average overnight funds sold.

33

HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Our interest bearing liabilities consist of deposit accounts and borrowings. Interest expense from deposits increased $4.8 million to $8.5 million for the three months ended September 30, 2009 compared to the same period in 2008 and decreased $597.0 thousand for the three months ended September 30, 2009 compared to June 30, 2009. As the Federal Open Market Committee reduced interest rates throughout 2008 and the early part of 2009, we were able to reduce rates on interest-bearing deposit accounts. The average interest rate on interest bearing deposits decreased 17 basis points from 1.79% for the three months ended June 30, 2009 to 1.62% for the three months ended September 30, 2009. This decrease in our average rates resulted from continuing to renew certificates of deposits (“CDs”) at lower rates during the third quarter which reduced our average rate from 2.28% in the second quarter of 2009 to 1.99% for the third quarter of 2009. Additionally, our markets have allowed further reduction of rates on the majority of our savings and money market accounts.

Interest expense from deposits increased $17.4 million to $27.8 million for the nine months ended September 30, 2009 compared to the same time period during 2008. This increase resulted from the $1.6 billion increase in average interest bearing deposits of which $1.5 billion was acquired with the GFH acquisition. The average rate of interest-bearing deposits decreased 147 basis points to 1.83% for the nine month period in 2009 as compared with the same period in 2008. This decrease in our average rates resulted from continuing to renew CDs at lower rates during the first nine months of 2009 which reduced our average rate from 4.24% in for the nine months ended September 30, 2008 to 2.31% for the nine months ended September 30, 2009.

Interest expense from borrowings, which consists of FHLB borrowings, overnight funds purchased, and other borrowings, was $2.5 million for the three months ended September 30, 2009. This represented a $1.3 million increase from the three months ended September 30, 2008. This increase was the result of an increase in the average rate on borrowings from 2.56% for the three month period ended June 30, 2009 to 2.86% for the three month period ended September 30, 2009. Average interest expense from borrowings for the three months ended September 30, 2009 decreased $1.4 million from June 30, 2009 as a result of a decrease of $93.8 million in average borrowings.

Interest expense from borrowings, which consists of FHLB borrowings, overnight funds purchased, and other borrowings, was $8.4 million for the nine months ended September 30, 2009. This represented a $5.9 million increase from the nine months ended September 30, 2008. This increase was the result of an increase in the average balances of borrowings of $354.5 million for the nine month period of 2009 as compared with the same period in 2008, which was primarily attributed to the acquisition of GFH. Due to declines in market rates of interest, the average rate on borrowings decreased from 4.35% for the nine month period in 2008 to 2.59% for the nine month period in 2009.

34

HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The table below presents the average interest earning assets and average interest bearing liabilities, the average yields earned on such assets and rates paid on such liabilities, and the net interest margin for the three months ended September 30, 2009 and June 30, 2009 and nine months ended September 30, 2009 and 2008.

							September Compared to June
	Three Months Ended September 30, 2009			Three Months Ended June 30, 2009			Interest Income/ Expense Variance
	Average Balance	Annualized Interest Income/Expense	Average Yield/ Rate	Average Balance	Annualized Interest Income/Expense	Average Yield/ Rate		Variance Attributable to
(in thousands)								Rate	Volume
Assets
Interest earning assets
Loans	$2,557,046	$142,461	5.57%	$2,609,810	$144,999	5.56%	$(2,538)	$285	$(2,823)
Investment securities	148,518	5,761	3.88%	159,740	6,260	3.92%	(499)	(64)	(435)
Interest bearing deposits with banks	12,050	40	0.33%	11,229	20	0.18%	20	18	2
Overnight funds sold	48,084	67	0.14%	21,790	48	0.22%	19	(10)	29

Total interest earning assets	2,765,698	148,329	5.36%	2,802,569	151,327	5.40%	$(2,998)	$229	$(3,227)

Noninterest earning assets	214,243			284,323

Total assets	$2,979,941			$3,086,892

Liabilities and Shareholders’ Equity
Interest bearing liabilities
Interest bearing demand deposits	$609,497	$5,848	0.96%	$642,179	$6,245	0.97%	(397)	(69)	(328)
Savings deposits	110,196	909	0.83%	118,979	1,181	0.99%	(272)	(189)	(83)
Time deposits	1,349,920	26,808	1.99%	1,268,661	28,900	2.28%	(2,092)	(4,155)	2,063

Total interest bearing deposits	2,069,613	33,564	1.62%	2,029,819	36,326	1.79%	$(2,761)	$(4,413)	$1,652

Borrowings	340,363	9,720	2.86%	434,208	11,120	2.56%	(1,400)	1,608	(3,008)

Total interest bearing liabilities	2,409,976	43,284	1.80%	2,464,027	47,446	1.93%	$(4,161)	$(2,805)	$(1,356)

Noninterest bearing liabilities
Demand deposits	245,193			259,754
Other liabilities	25,176			32,804

Total noninterest bearing liabilities	270,369			292,558

Total liabilities	2,680,345			2,756,585

Shareholders’ equity	299,596			330,307

Total liabilities and shareholders’ equity	$2,979,941			$3,086,892

Net interest income		$105,045			$103,881

Net interest spread			3.57%			3.47%

Net interest margin			3.80%			3.71%

Note: Annualized interest income from loans included annualized fees of $1,324 for the three months ended September 30, 2009 and $1,456 for the three months ended June 30, 2009. Nonaccrual loans are included in loans above.

35

HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

							2009 Compared to 2008
	Nine Months Ended September 30, 2009			Nine Months Ended September 30, 2008			Interest Income/ Expense Variance
	Average Balance	Annualized Interest Income/Expense	Average Yield/ Rate	Average Balance	Annualized Interest Income/Expense	Average Yield/ Rate		Variance Attributable to
(in thousands)								Rate	Volume
Assets
Interest earning assets
Loans	$2,586,189	$146,257	5.68%	$593,658	$39,848	6.71%	$106,409	$(5,124)	$111,533
Investment securities	161,462	6,385	3.97%	42,173	1,799	4.27%	4,586	(115)	4,701
Interest bearing deposits with banks	7,749	28	0.36%	11,413	313	2.74%	(285)	(208)	(77)
Overnight funds sold	38,351	52	0.14%	3,055	67	2.19%	(15)	1	(16)

Total interest earning assets	2,793,751	152,722	5.49%	650,299	42,027	6.46%	$110,695	$(5,446)	$116,141

Noninterest earning assets	280,324			50,960

Total assets	$3,074,075			$701,259

Liabilities and Shareholders’ Equity
Interest bearing liabilities
Interest bearing demand deposits	$629,092	$6,256	1.00%	$70,975	$943	1.33%	$5,313	(171)	5,484
Savings deposits	117,479	1,267	1.08%	89,795	1,893	2.11%	(626)	(1,695)	1,069
Time deposits	1,284,089	29,565	2.31%	260,656	11,055	4.24%	18,510	(2,424)	20,934

Total interest bearing deposits	2,030,660	37,087	1.83%	421,426	13,891	3.30%	$23,196	$(4,290)	$27,487

Borrowings	430,611	11,130	2.59%	76,154	3,311	4.35%	7,819	(742)	8,561

Total interest bearing liabilities	2,461,271	48,217	1.97%	497,580	17,202	3.46%	$31,015	$(5,032)	$36,048

Noninterest bearing liabilities
Demand deposits	249,069			106,514
Other liabilities	35,548			8,368

Total noninterest bearing liabilities	284,617			114,882

Total liabilities	2,745,888			612,462

Shareholders’ equity	328,187			88,797

Total liabilities and shareholders’ equity	$3,074,075			$701,259

Net interest income		$104,505			$24,825

Net interest spread			3.52%			3.01%

Net interest margin			3.75%			3.82%

Note: Annualized interest income from loans included annualized fees of $1,747 for the nine months ended September 30, 2009 and $622 for the nine months ended September 30, 2008. Nonaccrual loans are included in loans above.

Noninterest Income. For the quarter ended September 30, 2009, total noninterest income was $7.2 million, an increase of $5.4 million or 302% as compared to third quarter 2008 and an increase of $1.6 million or 27.9% compared to second quarter 2009. Service charges on deposit accounts increased $1.0 million or 102% to $2.1 million for the third quarter of 2009 compared to the same period in 2008. The increase was primarily attributed to service charges on the accounts acquired with the GFH merger. Additionally, as part of the GFH merger, we acquired mortgage, insurance, and brokerage subsidiaries. Revenue from these operations was $678 million, $1.2 million, and $108 thousand, respectively, during the first three months of 2009. We had no such income in 2008.

36

HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

We reported an increase in total noninterest income of $14.7 million or 316% for the first nine months of 2009 compared to the same period in 2008. Service charges on deposit accounts, our primary source of noninterest income, increased $4.0 million or 187% to $6.2 million for the first nine months of 2009 compared to the same period in 2008. The increase was primarily attributed to service charges on the accounts acquired with the GFH and SFC mergers. Additionally, as part of the GFH merger, we acquired mortgage, insurance, and brokerage subsidiaries. Revenue from these operations was $3.7 million, $3.9 million, and $239 thousand, respectively, during the first nine months of 2009. We had no such income in 2008. Noninterest income comprised 19.8% of total revenue in the first nine months of 2009 compared to 20.0% in the first nine months of 2008.

Our noninterest income primarily consists of service charges on deposit accounts and fee income produced by our reportable segments. The following tables provide an analysis of noninterest income (dollars in thousands).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Service charges on deposit accounts	$2,054	$1,016	$6,186	$2,157
Mortgage banking revenue	678	—	3,717	—
Other than temporary impairment of real estate owned	(572)	—	(880)	—
Other than temporary impairment of securities	(211)	—	(343)	—
Insurance revenue	1,243	—	3,894	—
Brokerage revenue	108	—	239	—
Income from bank owned life insurance	412	—	1,217	—
Visa check card income	472	176	1,333	541
ATM surcharge fee	111	121	311	441
Wire fees	42	23	130	81
Rental income	40	19	152	96
Other	160	445	676	872

Subtotal before gain on sale of investment securities	4,537	1,800	16,632	4,188
Gain on sale of investment securities	2,695	—	2,695	457

Total noninterest income	$7,232	$1,800	$19,327	$4,645

Noninterest Expense. For the quarter ended September 30, 2009, noninterest expense was $21.7 million, an increase of $15.2 million over the third quarter of 2008 and a decrease of $28.6 million over second quarter 2009. As discussed above, the second quarter of 2009 included a goodwill impairment charge of $28.0 million, accounting for the majority of the increase over the third quarter of 2008. Additionally, salaries and employee benefits increased $7.2 million for the quarter ended September 30, 2009 over the comparative 2008 quarter; occupancy expense increased $1.3 million to $2.2 million for the three months ended September 30, 2009 as compared with the same period in 2008; equipment expenses were $1.2 million for the third quarter of 2009 compared to $97.0 thousand for the third quarter of 2008; and data processing expense increased $1.0 million for the third quarter of 2009 over the comparative 2008 quarter. All of these increases were directly associated with the acquisitions of GFH and SFC as discussed above. FDIC insurance also increased $1.2 million for the three months ended September 30, 2009 compared to the same period in 2008. This increase was directly a result of the increase in required insurance due to the larger amount of deposits that resulted from the acquisitions and FDIC insurance rates approximately doubling in 2009 as compared with 2008.

Total noninterest expense increased $76.7 million or 507% for the first nine months of 2009 compared to the first nine months of 2008. Of this increase, $28.0 million was attributed to a non-cash goodwill impairment charge incurred during the second quarter of 2009. The impairment charge was associated with the goodwill created from the SFC acquisition, and the subsequent drop in market valuation of SFC. Excluding the goodwill impairment charge, the

37

HAMPTON ROADS BANKSHARES, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

increase in noninterest expense was attributable primarily to salaries and employee benefits, which increased 293% to $32.1 million in the first nine months of 2009 over comparative 2008. The increase was a direct result of the mergers with GFH and SFC. Our number of full-time employees increased from 265 on September 30, 2008 to 696 on September 30, 2009. We experienced a 221% increase in occupancy expense related to the increased number of properties obtained as a result of the acquisitions. Data processing expense, another category of noninterest expense, posted an increase of $3.1 million for the first nine months of 2009 compared to the first nine months of 2008, resulting from the cost of Shore Bank’s and Gateway’s outsourced data processing functions. FDIC insurance was $4.6 million for the nine months ended September 30, 2009 as compared with $163 thousand for the same period in 2008. This was directly a result of the increase in required insurance due to the larger amount of deposits that resulted from the acquisitions, FDIC insurance rates approximately doubling in 2009 as compared with 2008, and a special FDIC insurance assessment incurred during the second quarter that resulted in an approximate one-time cost of $1.4 million. For the nine months ended September 30, 2009, equipment expenses were $3.7 million compared to $165 thousand for comparative 2008. This increase was related to the acquisitions of GFH and SFC.

The following table provides an analysis of quarterly total noninterest expense by line item (dollars in thousands).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Salaries and employee benefits	$10,366	$3,136	$32,146	$8,190
Occupancy	2,232	937	6,316	1,970
Data processing	1,472	427	3,965	841
Impairment of goodwill	—	—	27,976	—
FDIC insurance	1,328	79	4,629	163
Equipment	1,215	97	3,706	165
Telephone and postage	332	133	1,168	326
Advertising and marketing	186	127	377	298
Directors’ and regional board fees	184	131	849	308
Bank franchise tax	177	173	532	448
Professional fees	167	88	505	168
VISA check card	38	85	114	183
Other	4,009	1,127	9,601	2,081

Total noninterest expense	$21,706	$6,540	$91,884	$15,141

Income Tax Provision. We recorded a provision for income tax benefit of $8.3 million, representing an effective tax rate of 36.7%, for the third quarter of 2009. Income tax benefit for the first nine months of 2009 was $13.4 million. Our effective tax rate was 21.4% and 33.5% in the first nine months of 2009 and 2008, respectively. The effective tax rate related to the 2009 income tax benefit was much lower than the effective rates related to income tax expense in 2008 because the goodwill impairment charge recorded in the second quarter of 2009 is not deductable for income tax purposes, thus lowering the overall tax benefit as a percentage of the pre-tax loss. The 2008 effective tax rates are more representative of future expected tax rates.

38

HAMPTON ROADS BANKSHARES, INC.

PART I. FINANCIAL INFORMATION

Item 3.	Quantitative and Qualitative Disclosures About Market Risk

The Company’s primary market risk is exposure to interest rate volatility. Fluctuations in interest rates will impact both the level of interest income and interest expense and the market value of the Company’s interest earning assets and interest bearing liabilities. An increase in interest rates would tend to decrease the Company’s net interest income, while a decrease would tend to increase the Company’s net interest income. Thus, the Company’s interest rate sensitivity position is liability-sensitive.

The Company’s management, guided by the Asset/Liability Committee (“ALCO”), determines the overall magnitude of interest sensitivity risk and then formulates policies governing asset generation and pricing, funding sources and pricing, and off-balance sheet commitments. These decisions are based on management’s expectations regarding future interest rate movements, the state of the national and regional economy, and other financial and business risk factors.

The primary goal of the Company’s asset/liability management strategy is to optimize net interest income while limiting exposure to fluctuations caused by changes in the interest rate environment. The Company’s ability to manage its interest rate risk depends generally on the Company’s ability to manage the maturities and re-pricing characteristics of its assets and liabilities while taking into account the separate goals of maintaining asset quality and liquidity and achieving the desired level of net interest income.

The primary method that the Company uses to quantify and manage interest rate risk is simulation analysis, which is used to model net interest income from assets and liabilities over a specified time period under various interest rate scenarios and balance sheet structures. This analysis measures the sensitivity of net interest income over a relatively short time horizon. Key assumptions in the simulation analysis relate to the behavior of interest rates and spreads, the changes in product balances, and the behavior of loan and deposit customers in different rate environments.

The expected effect on net interest income for the twelve months following September 30, 2009 and December 31, 2008 due to a shock in interest rates is shown below. These estimates are dependent on material assumptions, such as those previously discussed.

(in thousands)	September 30, 2009 Change in Net Interest Income		December 31, 2008 Change in Net Interest Income
	Amount	%	Amount	%
Change in Interest Rates:
+200 basis points	$(5,445)	(5.70)%	$(4,338)	(4.08)%
+100 basis points	(2,173)	(0.02)%	(2,382)	(2.14)
-100 basis points	N/A	N/A	N/A	N/A
-200 basis points	N/A	N/A	N/A	N/A

If interest rates should begin to increase and absent any mitigating factors, the Company could experience a substantial reduction in net interest income. It should be noted, however, that the simulation analysis is based upon equivalent changes in interest rates for all categories of assets and liabilities. In normal operating conditions interest rate changes rarely occur in such a uniform manner. Many factors affect the timing and magnitude of interest rate changes on financial instruments. Consequently, variations should be expected from the projections resulting from the controlled conditions of the simulation analysis.

39

Vote By Telephone:	Vote By Internet:	Vote By Mail:
Call toll free using a touch-tone telephone: 1-866-855-9702	Access the website and cast your vote: HTTPS://WWW.PROXYVOTENOW.COM/HMPR	Return your proxy in the postage-paid envelope provided

Vote By Telephone:	Vote By Internet:	Vote By Mail:
Have your proxy card available when you call toll free 1-866-855-9702 using a touch-tone phone and follow the simple instructions to record your vote.	Have your proxy card available when you access HTTPS://WWW.PROXYVOTENOW.COM/HMPR and follow the simple instructions to record your vote.	Please mark, sign and date your proxy card and return it in the postage-paid envelope provided as soon as possible.

Vote 24 hours a day, 7 days a week until 5:00 p.m. Eastern Time on December 9, 2009.

If you vote by telephone or over the Internet, please do not mail your proxy card

If you mail your Proxy Card, it must be signed and dated.

Hampton Roads Bankshares, Inc.

999 Waterside Dr., Suite 200

Norfolk, Virginia 23510

APPOINTMENT OF PROXY SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF HAMPTON ROADS BANKSHARES, INC.

FOR THE SPECIAL MEETING TO BE HELD DECEMBER 10, 2009

APPOINTMENT OF PROXY: The undersigned shareholder of Hampton Roads Bankshares, Inc., a Virginia Corporation (the “Company”), hereby appoints John A.B. Davies, Jr., President and Chief Executive Officer, and Emil A. Viola, Chairman of the Board of Directors, or either of them (the “Proxies”), as proxies with full power of substitution to act and vote for and on behalf of the undersigned at the Special Meeting of Shareholders of the Company to be held on December 10, 2009, at 10:00 a.m., at the offices of Williams Mullen, P.C., Dominion Tower, 999 Waterside Drive, Suite 1700, Norfolk, VA 23510, or at any adjournments thereof, as fully as the undersigned would be entitled to act and vote if personally present, in the election of directors, upon the proposals set forth below and described in the Proxy Statement and in their discretion with respect to such other matters that may properly be brought before the meeting or any adjournment thereof. If only one such Proxy be present and acting as such at the meeting or any adjournment, that one shall have all the powers hereby conferred.

— Please complete and sign on the other side —

— Continued from the reverse side —

Your vote is important. Unless you are voting via the Internet or by telephone, please complete, date and sign this appointment of proxy and return it promptly in the enclosed envelope, even if you plan to attend the meeting, so that your shares may be represented at the special meeting.

HAMPTON ROADS BANKSHARES, INC.

REVOCABLE PROXY

Board recommendation. The Board of Directors recommends a vote FOR Proposals 1 and 2.

1.	Proposal to approve the issuance of additional shares of our common stock, in accordance with NASDAQ Market Rule 5635, in exchange for certain shares of our outstanding 8.75% Series A non-convertible, non-cumulative and perpetual preferred stock and our 12.00% Series B non-convertible, non-cumulative and perpetual preferred stock.

☐ For	☐ Against	☐ Abstain

2.	Proposal to amend the Company’s Amended and Restated Articles of Incorporation, as amended, to authorize the issuance of up to 100,000,000 shares of Common Stock.

☐ For	☐ Against	☐ Abstain

Signature of shareholder

Signature of shareholder

Date: , 2009

Please sign above exactly as your name appears on the stock certificate and fill in the date. If there are joint owners, each must sign personally. Trustees and others signing in a representative capacity should indicate below the capacity in which they sign. If a corporation submits this appointment of proxy, it should be executed in the full corporate name by a duly authorized officer. If a partnership submits this appointment of proxy, please have it signed in the partnership name by an authorized person.